As filed with the Securities and Exchange Commission on April 28, 2010

Registration No. 333-165458

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Oneida Financial Corp. and
Oneida Savings Bank 401(k) Savings Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	Being applied for
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
182 Main Street
Oneida, New York 13421
(315) 363-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
Mr. Michael R. Kallet
President and Chief Executive Officer
182 Main Street
Oneida, New York 13421
(315) 363-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)
Copies to:
Eric Luse, Esq.
Robert I. Lipsher, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered	share	price	registration fee
Common Stock, $0.01 par value per share	9,435,892 shares	$8.00	$75,487,136 (1)	$5,383 (3)
Participation Interests	1,883,832 interests			(2)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The securities of Oneida Financial Corp. to be purchased by the Oneida Savings Bank 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

ONEIDA SAVINGS BANK
401(k) SAVINGS PLAN

Offering of Participation Interests in up to 1,883,832 Shares of

Common Stock

In connection with the conversion of Oneida Financial, MHC from the mutual to the stock form of organization, Oneida Financial Corp., a newly formed Maryland corporation (“Oneida Financial-New”), is offering shares of common stock for sale. Accordingly, in connection with the conversion, Oneida Financial-New is allowing participants in the Oneida Savings Bank 401(k) Savings Plan (the “Plan”) to invest all or a portion of their accounts in the common stock of Oneida Financial-New through the purchase of stock units in the Plan. Based upon the value of the Plan assets at December 31, 2009, the trustee of the Plan could purchase up to 1,883,832 shares of the common stock, at the purchase price of $8.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in the Oneida Financial-New Stock Fund at the time of the stock offering.

The prospectus of Oneida Financial-New dated           , 2010, accompanies this prospectus supplement. It contains detailed information regarding the conversion and stock offering of Oneida Financial-New and the financial condition, results of operations and business of Oneida Financial-New and Oneida Savings Bank. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page    of the prospectus.

The interests in the Plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by Oneida Financial-New, in the stock offering, of participation interests in the common stock acquired by the Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of common stock acquired through the Plan.
     You should rely only on the information contained in this prospectus supplement and the attached prospectus. Oneida Financial-New, Oneida Savings Bank and the Plan have not authorized anyone to provide you with information that is different.
     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or participation interests representing an ownership interest in common stock shall under any circumstances imply that there has been no change in the affairs of Oneida Financial-New, Oneida Savings Bank, or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.
     The date of this prospectus supplement is                     , 2010.

THE OFFERING

Securities Offered	Oneida Financial-New is offering participants of the Oneida Savings Bank 401(k) Savings Plan (the “Plan”) the opportunity to purchase common stock of Oneida Financial-New in the Plan through the purchase of stock units. The stock units represent indirect ownership of Oneida Financial-New common stock. At the stock offering purchase price of $8.00 per share, the Plan may acquire up to 1,883,832 shares of Oneida Financial-New common stock in the stock offering, based on the fair market value of the Plan’s assets as of December 31, 2009.

Only employees of Oneida Savings Bank may become participants in the Plan and only participants may purchase stock units through the Plan. Your investment in stock units in connection with the stock offering through the Plan is subject to the purchase priorities listed below.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Oneida Financial Corp. and Oneida Savings Bank is contained in the accompanying prospectus. The address of the principal executive office of Oneida Financial Corp. and Oneida Savings Bank is 182 Main Street, Oneida, New York 13421. Oneida Savings Bank’s telephone number at this address is (315) 363-2000.

All questions about this Prospectus Supplement should be addressed to Holly Kann, Vice President — Administration, at Oneida Savings Bank; telephone number: (315)-366-3814; email: hkann@oneidabank.com

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at 1-877- .

Oneida Financial-New Stock Offering Option	In connection with the stock offering, you may elect to transfer all or a part of your account balances in the Plan to the Oneida Financial-New Stock Offering Option (the “Stock Offering Option”), which will purchase Oneida Financial-New common stock in the stock offering. The Plan presently permits the purchase of an interest in Oneida Financial Corp., the mid-tier stock holding company of Oneida Savings Bank, through investment in stock units in the Employer Stock Fund in the Plan. In connection with the reorganization of Oneida Financial, MHC to a fully converted Maryland-charted corporation as Oneida Financial-New, the shares

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of Oneida Financial Corp. held in the Employer Stock Fund will be exchanged for shares of Oneida Financial-New pursuant to the exchange ratio (discussed in greater detail in the accompanying prospectus). In addition, following the stock offering and except with respect to shares purchased in the offering by officers of Oneida Savings Bank who are prohibited for one year from selling such shares, shares of Oneida Financial-New that were acquired by participants who elected to purchase shares in the offering through the Stock Offering Option will also be transferred to the Employer Stock Fund. For the treatment of shares of Oneida Financial-New acquired by officers of Oneida Savings Bank who are subject to this one-year restriction, see below under “Future Direction to Purchase or Sell Common Stock.”

Purchase Priorities	All Plan participants are eligible to purchase Oneida Financial-New in the Stock Offering Option. However, such purchase directions are subject to the purchase priorities in the Plan of Conversion and Reorganization of Oneida Financial, MHC, which provides for a subscription offering and a community offering. In the offering, shares of Oneida Financial-New are being offered at $8.00 per share. The purchase priorities are as follows and apply in case more shares are ordered than are available for sale:

Subscription Offering:

(1) Depositors of Oneida Savings Bank with $50 or more on deposit as of December 31, 2008.

(2) Oneida Savings Bank’s tax-qualified plans, including the employee stock ownership plan.

(3) Depositors of Oneida Savings Bank with $50 or more on deposit as of March 31, 2010.

(4) Depositors of Oneida Savings Bank as of .

Community Offering:

(5) Natural persons residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego.

(6) Public stockholders of Oneida Financial Corp. as of .

(7) Other members of the general public.

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If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase Oneida Financial-New common stock in the subscription offering and you may use funds in the Plan to purchase the shares. You may also be able to purchase Oneida Financial-New common stock in the subscription offering through the Plan even though you are ineligible to purchase through subscription offering categories (1), (3) or (4), if Oneida Financial-New determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans. If the Plan is not included in category (2), then any order for Oneida Financial-New placed by those ineligible to subscribe in categories (1), (3), and (4) will be considered an order placed in the community offering. Subscription offering orders, however, will have preference over orders placed in a community offering.

Purchases in the Offering and Oversubscriptions	The trustee of the Plan will purchase common stock in the stock offering in accordance with your directions. No later than the end of the subscription and community offering period, the amount that you elect to transfer from your existing account balances for the purchase of Oneida Financial-New in the stock offering will be removed from your existing accounts, transferred to the Stock Offering Option, and invested in a money market fund, pending the closing of the stock offering. Following the subscription offering period, we will determine whether all or any portion of your order will be filled. If the offering is oversubscribed, you may not receive any or all of your order, depending on your purchase priority, as described above, and whether the Plan will purchase through category (2).

In the event the offering is oversubscribed, i.e., there are more orders for common stock of Oneida Financial-New than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase Oneida Financial-New in the offering, the amount that cannot be invested in such common stock, and any interest earned on such amount, will be transferred from the Stock Offering Option and reinvested in the existing investment funds of the Plan, in accordance with your then existing investment election for future contributions to the Plan. The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any stock units in connection with the stock offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

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Composition of the Employer Stock Fund — Stock Units	Following the stock offering, you may invest in the common stock of Oneida Financial-New through your investment in the Employer Stock Fund. The Employer Stock Fund will purchase additional shares of Oneida Financial-New with amounts you contribute to the fund and will also maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Employer Stock Fund. Purchases in the Stock Offering Option in the stock offering will not require a cash component. A stock unit in the Stock Offering Option will initially be valued at $8.00 and will consist of one share of Oneida Financial-New. After the stock offering, when the Oneida Financial-New stock is transferred from the Stock Offering Option to the Employer Stock Fund, stock units will consist of a percentage interest in both Oneida Financial-New common stock and cash held in the Employer Stock Fund. Unit values (similar to the stock’s share price) and the number of units (similar to number of shares) are used to communicate the dollar value of a participant’s investment in the Employer Stock Fund. Following the stock offering, each day the stock unit value of the Employer Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of units held in the fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the fund, less any investment management fees, and any new cash that is added to the fund for liquidity purposes. The market value and unit holdings of your account in the Employer Stock Fund will be reported to you on your quarterly statements.

Value of Plan Assets	As of December 31, 2009, the market value of the assets of the Plan was approximately $15,070,663, which is eligible to be used to purchase common stock in the offering. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of December 31, 2009.

Election to Purchase Stock Units in the Offering	In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of your account balance in the Plan to the Stock Offering Option to purchase stock units in the stock offering. You do not have to elect to transfer amounts that you currently have invested in the Employer Stock Fund into the Stock Offering Option to purchase Oneida Financial-New common stock because the shares of common stock of Oneida Financial Corp. currently in the Employer Stock Fund will be exchanged for Oneida Financial-New common stock pursuant to an exchange ratio. In order to purchase Oneida Financial-New common stock in the stock offering through the Plan, you must subscribe for at least 25

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shares of common stock at the $8.00 purchase price (e.g., a $200 initial investment). The prospectus also describes maximum purchase limits for investors in the stock offering.

How to Order Stock in the Offering	You can elect to transfer all or a portion of your account balance in the Plan to the Stock Offering Option, which will be used by the Plan trustee to purchase shares of Oneida Financial-New common stock that will be transferred to the Employer Stock Fund following the stock offering. This is done by following the procedures described below. Please note the following stipulations concerning this election:

• You can direct all or a portion of your current account to the Stock Offering Option in increments of $8.00.

• Your election is subject to a minimum purchase of 25 stock units, which equals $200.

• Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of 37,500 shares, which equals $300,000.

• The election period opens , 2010 and closes p.m., Eastern Time, on , 2010.

•   Your election to purchase stock units in the offering through the Plan will be accepted by Benefit Plans Administrative Services, Inc. (“BPAS”), the recordkeeper of the Plan. After your election is accepted by BPAS, the portion of your account balance transferred to the Stock Offering Option will be rounded down to the closest dollar amount divided by $8.00, and will be used by the trustee to purchase shares of common stock in the offering. The difference will remain in the Stock Offering Option until the formal closing of the offering has been completed. At that time, the common stock of Oneida Financial-New purchased by the trustee based on your election will be transferred to the Employer Stock Fund and any remaining funds will be transferred out of the Stock Offering Option for investment in other funds under the Plan, based on your investment elections currently on file for future contributions.

• You will continue to have the ability to transfer amounts not transferred to the Stock Offering Option among all the other investment funds on a daily basis during the offering period.

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•   The amount transferred to the Stock Offering Option needs to be segregated and held until the offering closes. Therefore, this money is not available for distributions, loans, or withdrawals until the completion of the stock offering.

Follow these steps to make your election to use all or a part of your account balance in the Plan to purchase stock units in the stock offering.

• Go to www.bpas.com and log into your Plan account.

• Click on the “Request Changes” tab.

• Under the “Request Changes” page, click on the “Transfers (Exchanges)” link.

• On the “Transfers” screen, you will need to click on the “Interfund Transfer” link.

• Select an Investment to transfer out of and click Continue.

• Specify a dollar amount or percentage to be transferred from the fund selected.

• Select the Stock Offering Option and click Continue.

• On the “Verification” screen, you can verify the fund(s) to be transferred from and the amount being transferred to the Stock Offering Option.

• Once you have reviewed the information and verified that it is correct, please click Submit. Note: your election is not complete until you receive an electronic confirmation number.

•   Once you have an electronic confirmation number, your election cannot be changed. However, if you decide to purchase additional shares in the offering, you can make this election by following the steps above, provided that it is completed within the election period provided above.

After you have completed your online election, you will also need to complete the Stock Information Form and return it in the self-addressed envelope to be received by Holly Kann, Vice President — Administration, at Oneida Savings Bank, 182 Main Street,

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Oneida, New York 13421. It is critical that this Stock Information Form be completed and returned.

Order Deadline	You must make your election online at www.bpas.com and return your Stock Information Form to Holly Kann, Vice President — Administration, at Oneida Savings Bank, 182 Main Street, Oneida, New York, 13421, to be received by no later than ___p.m. Eastern Standard Time ___ ___on , 2010. You may return your Stock Information Form by U.S. mail, interoffice mail or by faxing it to (315)-366-3809, so long as it is returned by the time specified.

Irrevocability of Transfer Direction	Once you make an election to transfer amounts in your Plan account to the Stock Offering Option to be used by the trustee to purchase Oneida Financial-New common stock in the stock offering, you may not change your election. Your election is irrevocable until after the stock offering has concluded. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock units among all of the other investment funds on a daily basis. You may also continue to transfer funds into and out of the Employer Stock Fund which will purchase shares of Oneida Financial Corp. common stock in the open market (but not in the offering) or sell the shares in your account until the closing of the offering.

Future Direction to Purchase and Sell Common Stock	You will be able to purchase stock units representing an ownership interest in Oneida Financial-New common stock after the offering through your investment in the Employer Stock Fund. As noted above, generally, shares purchased in the stock offering through investment in the Stock Offering Option will be transferred to the Employer Stock Fund following the offering and you will be able to purchase additional shares or sell the shares you purchased through your purchase and sell of stock units in the Employer Stock Fund. However, if you are an officer of Oneida Savings Bank that is restricted by regulations of the Office of Thrift Supervision from selling shares acquired in the stock offering for one year, the shares that you purchased in the stock offering will remain in the Stock Offering Option for one year and will not be transferred to the Employer Stock Fund until the one-year trading restriction has lapsed. Any stock units that you held in the Employer Stock Fund prior to the stock offering that you continue to hold after the stock offering are freely tradable and not subject to this one-year trading restriction.

You may also direct that your future contributions or your account balance in the Plan be transferred to the Employer Stock Fund.

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After the offering, to the extent that shares are available, the trustee of the Plan will acquire common stock at your election in open market transactions at the prevailing price, which may be less than or more than $8.00 per share. You may change your investment allocation on a daily basis. Special restrictions may apply to transfers directed to and from the Employer Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Oneida Financial-New.

Voting Rights of Common Stock	The Plan provides that you may direct the trustee as to how to vote any shares of Oneida Financial-New common stock held by the Employer Stock Fund, and the interest in such shares that is credited to your account. If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN
Introduction
     Oneida Savings Bank originally adopted the Oneida Savings Bank 401(k) Savings Plan effective as of January 1, 1973, as subsequently amended and restated effective January 1, 2008, and further restated effective January 1, 2010 (the “Plan”). The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).
     Oneida Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Oneida Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.
     Employee Retirement Income Security Act (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.
     Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all participants by filing a request with the Plan administrator at Oneida Savings Bank, 182 Main Street, Oneida, New York 13421. You are urged to read carefully the full text of the Plan.
Eligibility and Participation
     To participate in the Plan and receive an employer contribution, you must complete one year of service with Oneida Savings Bank in which you have 1,000 hours of service. If you complete three months of service, you will be eligible to make “salary deferrals” to the Plan (as discussed in more detail below). Once you have met the eligibility requirements, you will begin participation on the first day of the month next following the date on which you meet the eligibility requirements. Non-resident aliens, leased employees, and employees who are covered by a collective bargaining agreement are not eligible to participate in the Plan. The Plan year is January 1 to December 31 (the “Plan Year”).
     As of December 31, 2009, there were approximately 355 employees and former employees eligible to participate in the Plan and 250 employees participating by making elective deferral contributions.

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Contributions Under the Plan
     Salary Deferrals. You are permitted to defer on a pre-tax basis up to 100% of your compensation (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, “compensation” means your total compensation received from Oneida Savings Bank, including your salary contributions to any of Oneida Savings Bank’s plans that are not taxable. In 2010, the annual compensation of each participant taken into account under the Plan is limited to $245,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan administrator at any time prior to the first day of the next month in which you want the modification to take effect.
     Employer Matching Contributions. Oneida Savings Bank will make matching contributions to the Plan in an amount equal to 100% of your salary deferrals that are not in excess of 4% of your compensation, plus 50% of your salary deferrals that exceed 4% of your compensation but which do not exceed 6% of your compensation.
     Employer Profit Sharing Contributions. Oneida Savings Bank may make discretionary profit sharing contributions to the Plan.
     Rollover Contributions. You may make rollover contributions to the Plan.
Limitations on Contributions
     Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2010, the amount of your before-tax contributions may not exceed $16,500 per calendar year. In addition, if you are 50 years old in 2010, you will be able to make a “catch-up” contribution of up to $5,500 in addition to the $16,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.
     Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the Plan. This limit applies to all contributions to the Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2010, this total cannot exceed the lesser of $49,000 or 100% of your annual base compensation.

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Benefits Under the Plan
     Vesting. At all times, you have a fully vested, nonforfeitable interest in the salary deferrals you have made, the employer matching contributions, and their investment earnings. Employer discretionary contributions are subject to a 5-year graded vesting schedule in which such amounts vest in 20% increments after completion of one year of service until a participant is 100% vested upon completion of 5 years of service. Prior services with predecessor organizations, as identified in the Plan, will be recognized for purposes of vesting.
Withdrawals and Distributions from the Plan
     Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with the employer.
     Withdrawal upon Retirement. You may withdraw from your account upon attainment of your Normal Retirement Date (the later of age 65 or the date 5 years after you first become eligible to participate in the Plan) or Early Retirement Date (age 55 and completion of 5 years of service). However, if you continue working past your Normal Retirement Date or Early Retirement Date, the distribution of your benefits will be postponed until you actually retire, unless you elect to receive an in-service distribution (as described below). You may also leave your account in the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2, except that distributions to a participant (other than a 5% owner) with respect to benefits accrued after the later of the adoption of the Plan or the effective date of the amendment of the Plan must commence no later than the April 1 of the calendar year following the later of the calendar year in which the participant attains age 70 1/2 or the calendar year in which the participant retires.
     Withdrawal upon Termination. You may request a distribution from your account if your termination of employment occurs before your Normal Retirement Date or Early Retirement Date.
     Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.
     Withdrawal upon Death. If you die while you are a participant in the Plan, the value of your entire account will be payable to your beneficiary. You may elect to have your beneficiary receive the distribution in either a lump sum or in installment payments over any period that does not exceed the life expectancy of your beneficiary.
     In-Service Distribution. While employed, you are eligible to receive an in-service distribution from your account upon the earlier of your attainment of age 59 1/2 or the Normal

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Retirement Date. However, you will be eligible to request a distribution of your rollover contributions at any time.
     Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your Plan account attributable to your salary deferrals and rollover contributions.
     Loan. You may request a loan from your Plan account pursuant to the procedures established in the Plan.
     Form of Distribution. You will have the right to elect to be paid your benefit under the Plan in either a lump sum or various forms of installments or annuities offered under the Plan.
Investment of Contributions and Account Balances
     All amounts credited to your account under the Plan are held in the Plan trust which is administered by the trustee appointed by the Oneida Savings Bank Board of Directors.
     Prior to the effective date of the offering, you are provided the opportunity to direct the investment of your account into any of the following funds:
1.	Lazard Emerging Markets Equity Open

2.	Harbor International Instl

3.	American Funds EuroPacific Gr R5

4.	Janus Overseas J

5.	ING Global Real Estate A Load Waived

6.	TCW Total Return Bond I

7.	American Funds Fundamental Invs R5

8.	American Funds Growth Fund of Amer R

9.	Pioneer Cullen Value A

10.	Sentinel Mid Cap Value Instl

11.	BlackRock US Opportunities Inv A

12.	Perkins Mid Cap Value A

13.	Manning & Napier Pro-Blend Mod Term S

14.	Manning & Napier Target Income K

15.	Vanguard Short-Term Treasury

16.	Royce Value Svc

17.	Vanguard Small Cap Growth Index Instl

18.	Van Kampen Small Cap Value A LW

19.	Manning & Napier Target 2010 K

20.	Manning & Napier Target 2020 K

21.	Manning & Napier Target 2030 K

22.	Manning & Napier Target 2040 K

23.	Templeton Global Bond A

24.	American Funds Capital World G/I R5

25.	SEI Stable Asset Fund (A)

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26.	Oneida Financial Corp. Stock Fund (Employer Stock Fund)

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Performance History and Description of Funds
     The following provides performance data with respect to the investment funds available under the Plan:

	Performance as of December 31, 2009
			Total Return	Total Return	Total Return
	Total Return	Total Return	Annualized	Annualized	Annualized
Fund	YTD	1 Yr	3 Yrs	5 Yrs	10 Yrs
Lazard Emerging Markets Equity Open	69.14%	69.14%	5.23%	16.43%	11.22%
Harbor International Instl	38.57%	38.57%	-1.08%	9.19%	7.26%
American Funds EuroPacific Gr R5	39.55%	39.55%	-0.27%	8.03%	3.92%
Janus Overseas J	78.12%	78.12%	2.45%	15.95%	4.94%
ING Global Real Estate A Load Waived	33.37%	33.37%	10.11%	3.08%	n/a
TCW Total Return Bond I	19.88%	19.88%	8.91%	7.05%	7.72%
American Funds Fundamental Invs R5	33.75%	33.75%	-2.73%	4.25%	3.81%
American Funds Growth Fund of Amer R	34.91%	34.91%	-2.84%	3.17%	2.56%
Pioneer Cullen Value A	19.01%	19.01%	-4.68%	2.75%	n/a
Sentinel Mid Cap Value Instl	35.85%	35.85%	-4.74%	2.80%	n/a
BlackRock US Opportunities Inv A	35.61%	35.61%	2.01%	7.46%	1.77%
Perkins Mid Cap Value A	30.37%	30.37%	0.52%	5.21%	10.91%
Manning & Napier Pro-Blend Mod Term S	18.91%	18.91%	1.04%	4.59%	6.00%
Manning & Napier Target Income K	10.48%	10.48%	n/a	n/a	n/a
Vanguard Short-Term Treasury	1.44%	1.44%	5.30%	4.28%	4.92%
Royce Value Svc	44.71%	44.71%	-0.40%	6.22%	n/a
Vanguard Small Cap Growth Index Instl	42.13%	42.13%	-2.13%	2.72%	5.00%
Van Kampen Small Cap Value A LW	29.68%	29.68%	-1.80%	5.03%	9.64%
Manning & Napier Target 2010 K	18.80%	18.80%	n/a	n/a	n/a
Manning & Napier Target 2020 K	24.21%	24.21%	n/a	n/a	n/a
Manning & Napier Target 2030 K	29.92%	29.92%	n/a	n/a	n/a
Manning & Napier Target 2040 K	35.10%	35.10%	n/a	n/a	n/a
Templeton Global Bond A	18.86%	18.86%	11.88%	9.03%	10.66%
American Funds Capital World G/I R5	32.65%	32.65%	-1.17%	6.36%	7.36%
SEI Stable Asset Fund (A)	1.36%	1.36%	3.07%	3.56%	4.39%
Employer Stock Fund	23.96%	23.96%	-4.37%	-5.32%	14.43%

The following is a description of each of the Plan’s investment funds:
Lazard Emerging Markets Equity Open. The fund seeks long-term capital appreciation. The fund normally invests primarily in equity securities of companies whose principal business activities are located in emerging market countries but focuses on companies in Latin America, the Pacific Basin and Eastern Europe.
Harbor International Instl. The fund seeks long-term total return, principally from growth of capital. The fund invests primarily in common and preferred stocks of foreign companies that have market capitalizations in excess of $1 billion, including those located in emerging market. The fund invests in a minimum of ten countries throughout the world.
American Funds EuroPacific Gr R5. The fund seeks long-term growth of capital. The fund normally invests primarily in growth-oriented, equity-type securities of issuers located in Europe and the Pacific Basin. The fund may also hold cash, money market instruments and fixed-income securities.

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Janus Overseas J. The fund seeks long-term growth of capital. The fund normally invests primarily in securities of issuers from countries outside of the United States. The fund normally invests in securities of issuers from several different countries. The fund may invest in foreign equity and debt securities and may have significant exposure to emerging markets.
ING Global Real Estated A Load Waived. The fund seeks to provide investors with high total return. The fund normally invests primarily in a portfolio of equity securities of companies in a number of different countries, including the U.S., that are principally engaged in the real estate industry. The fund may invest in common stocks of large, mid- and small-sized companies, including REITs.
TCW Total Return Bond I. The fund seeks to maximize current income and achieve above average total return consistent with prudent investment management over a full market cycle. The fund invests primarily in fixed income securities.
American Funds Fundamental Invs R5. The fund seeks long-term growth of capital and income. The fund invests primarily in common stocks or securities convertible into common stocks. The fund may also invest significantly in non-U.S. securities.
American Funds Growth Fund of Amer R. The fund seeks growth of capital. The fund invests primarily in attractively valued common stocks of companies that appear to offer superior opportunities for growth of capital.
Pioneer Cullen Value A. The fund seeks capital appreciation; current income is a secondary objective. The fund invests primarily in equity securities believed to be undervalued. The fund may invest a significant portion of its assets in equity securities of medium- and large-capitalization companies. The fund may invest in securities of issuers that are not U.S. or Canadian issuers.
Sentinel Mid Cap Value Instl. The fund seeks long-term capital appreciation. The fund normally invests primarily in stocks of mid-capitalization U.S. companies that are believed to have a solid risk/return profile and can be purchased at attractive prices, with the potential to generate superior relative long-term investment returns.
BlackRock US Opportunities Inv A. The fund seeks long-term capital appreciation. The fund normally invests primarily in equity securities issued by U.S. emerging capitalization companies with relatively attractive earnings growth potential and valuation.
Perkins Mid Cap Value A. The fund seeks capital appreciation. The fund primarily invests in the common stocks of mid-sized companies whose stock prices are believed to be undervalued. The fund normally invests primarily in equity securities of companies whose market capitalization falls within the capitalization range of the Russell Midcap Value Index.
Manning & Napier Pro-Blend Mod Term S. The fund seeks long-term growth of capital and preservation of capital. The fund primarily invests in a combination of stocks and intermediate

15

to long-term, fixed-income securities with maturities of 5 to 10 years. The fund may also invest in American Depository Receipts.
Manning & Napier Target Income K. The funds seeks current income and, secondarily, capital appreciation consistent with its asset allocation strategy. The fund invests in an underlying fund, which invests primarily in fixed income securities of the U.S. government, although it may also invest in mortgage-backed securities, corporate bonds and in common stocks of U.S. issuers.
Vanguard Short-Term Treasury. The fund seeks to provide current income while maintaining limited price volatility. The fund primarily invests in U.S. Treasury securities, including bills, bonds and notes issued by the U.S. Treasury. The fund is expected to maintain a dollar-weighted average maturity of one to four years.
Royce Value Svc. The fund seeks long-term growth of capital. The fund invests primarily in a diversified portfolio of equity securities issued by small- and mid-cap companies believed to trading significantly below their estimated current worth.
Vanguard Small Cap Growth Index Instl. The fund seeks to track the performance of the MSCI US Small Cap Growth Index, a broadly diversified index of growth stocks of smaller U.S. companies. The fund invests all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.
Van Kampen Small Cap Value A LW. The fund’s investment objective is to seek capital appreciation. The fund normally invests primarily in a portfolio of equity securities of small cap companies believed to be undervalued.
Manning & Napier Retirement Target 2010 Collective Investment Trust Fund. The Manning & Napier Retirement Target 2010 Collective Investment Trust Fund is invested in the Manning & Napier Pro-Mix® Moderate Term Collective Investment Trust Fund, a moderately conservative mix of individual stock, bond, and cash securities that seeks a more stable rate of growth than that of a broad investment in the stock market. The fund manager diversifies the underlying fund primarily among intermediate to long-term fixed income securities and various stocks. Stocks will typically be a minority in the fund unless the fund manager sees the stock market as particularly attractive.
Manning & Napier Retirement Target 2020 Collective Investment Trust Fund. The Manning & Napier Retirement Target 2020 Collective Investment Trust Fund is invested in the Manning & Napier Pro-Mix® Extended Term Collective Investment Trust Fund, a growth-oriented mix of individual stock, bond, and cash securities that seeks to earn a good portion of the long-term growth of the stock market without full market risk. The fund manager diversifies the underlying fund primarily among various stock investments as long as stock market valuations are favorable versus long-term bond yields. A substantial portion of the fund may be invested in long-term, fixed income securities.

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Manning & Napier Retirement Target 2030 Collective Investment Trust Fund. The Manning & Napier Retirement Target 2030 Collective Investment Trust Fund is invested 50% in the Manning & Napier Pro-Mix® Maximum Collective Investment Trust Fund and 50% in the Manning & Napier Pro-Mix® Extended Term Collective Investment Trust Fund to create a moderately aggressive, growth-oriented mix of individual stock, bond, and cash securities that seeks to earn the long-term growth typically associated with the stock market over time with slightly less risk. The resulting portfolio is diversified primarily among various stock investments in both domestic and foreign markets, typically with a portion of the portfolio invested in fixed income securities.
Manning & Napier Retirement Target 2040 Collective Investment Trust Fund. The Manning & Napier Retirement Target 2040 Collective Investment Trust Fund is invested in the Manning & Napier Pro-Mix® Maximum Term Collective Investment Trust Fund, an aggressive, growth-oriented mix of individual stock, bond, and cash securities that seeks to earn the high returns typically associated with the stock market over time. The fund manager diversifies the underlying fund primarily among various stock investments in both domestic and foreign markets, typically investing only a minor portion of the fund in fixed income securities.
Templeton Global Bond A. The fund seeks current income with capital appreciation and growth of income. The fund invests predominantly in bonds issued by companies, governments and government agencies located around the world. Although the fund focuses on bonds rated investment-grade, it may invest a portion of its assets in bonds that are rated below investment-grade.
American Funds Capital World G/I R5. The fund seeks long-term growth of capital while providing current income. The fund invests, on a global basis, in common stocks that are denominated in U.S. dollars or other currencies. The fund may also hold cash or money market instruments.
SEI Stable Asset Fund (A). The SEI Stable Asset Fund seeks to provide high current income with the preservation of capital. The fund will diversify investments among guaranteed investment contracts (GICs) issued by major life insurance companies and money center banks, as well as synthetic GICs. Synthetic GICs are used to improve the credit quality of a GIC portfolio and reduce the insurance company exposure. The fund’s average maturity will normally be maintained between two and four years. The fund’s cash will be invested in short-term government issues.
Investments in the Common Stock of Oneida Financial-New
The Employer Stock Fund currently consists primarily of investments in common stock of Oneida Financial Corp. Oneida Financial Corp. is a federally chartered majority-owned subsidiary of Oneida Financial, MHC, a mutual holding company. Investments currently in the Employer Stock Fund involves special risks common to investments in the shares of common stock of Oneida Financial Corp.

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Following the offering, Oneida Financial Corp., a federal corporation, will cease to exist, but will be succeeded by a new Maryland corporation with the name Oneida Financial Corp. (“Oneida Financial-New”), which will be 100% owned by its public shareholders. Shares of Oneida Financial Corp. which were held in the Employer Stock Fund prior to the conversion and offering will be converted into new shares of common stock of Oneida Financial-New, in accordance with the exchange ratio. Following the closing of the stock offering, the Employer Stock Fund will consist of shares of Oneida Financial Corp. that were exchanged for shares of Oneida Financial-New and shares of Oneida Financial-New common stock that were purchased in the stock offering..
In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your Plan account in the Employer Stock Fund. Subsequent to the stock offering, you may elect to invest all or a portion of your contributions in the Employer Stock Fund; you may also elect to transfer into the Employer Stock Fund all or a portion of your accounts currently invested in other funds under the Plan. After the offering, the trustee will, to the extent practicable, use amounts held by it in the Employer Stock Fund, including cash dividends paid on common stock held in the Employer Stock Fund, to purchase shares of common stock of Oneida Financial-New, taking into consideration cash amounts needed to maintain liquidity in the account. It is expected that all purchases will be made at prevailing market prices. Performance of the Employer Stock Fund depends on a number of factors, including the financial condition and profitability of Oneida Financial-New and Oneida Savings Bank and market conditions for shares of Oneida Financial-New common stock generally. Investments in the Employer Stock Fund involves special risks common to investments in the shares of common stock of Oneida Financial-New.
An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.
Administration of the Plan
     The Trustee and Custodian. The trustee of the Plan is Hand Benefit & Trust Company. Hand Benefit & Trust Company serves as trustee for all the investments funds under the Plan, including during the offering period for Oneida Financial-New common stock. Following the offering period, Hand Benefit & Trust Company will also serve as the trustee of the Employer Stock Fund.
     Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator, Oneida Savings Bank. The address of the Plan administrator is 182 Main St., Oneida, New York 13421, telephone number (315) 363-3701. The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and

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the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.
     Reports to Plan Participants. The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).
Amendment and Termination
     It is the intention of Oneida Savings Bank to continue the Plan indefinitely. Nevertheless, Oneida Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. Oneida Savings Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Oneida Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.
Merger, Consolidation or Transfer
     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.
Federal Income Tax Consequences
     The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.
     As a “tax-qualified retirement plan,” the Plan is afforded special tax treatment under the Code, including:
     (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;
     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

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     (3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.
     Oneida Savings Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.
     Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by Oneida Savings Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Oneida Savings Bank, which is included in the distribution.
     Oneida Financial-New Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Oneida Financial-New common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Oneida Financial-New common stock; that is, the excess of the value of Oneida Financial-New common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Oneida Financial-New common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Oneida Financial-New common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Oneida Financial-New common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Oneida Financial-New common stock. Any gain on a subsequent sale or other taxable disposition of Oneida Financial-New common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.
     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.
Additional Employee Retirement Income Security Act (“ERISA”) Considerations
     As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such

20

as Oneida Savings Bank, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.
     Because you will be entitled to invest all or a portion of your account balance in the Plan in Oneida Financial-New common stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.
Securities and Exchange Commission Reporting and Short-Swing Profit Liability
     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Oneida Financial-New. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Oneida Financial-New, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Oneida Financial-New’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Oneida Financial-New generally must be reported to the Securities and Exchange Commission by such individuals.
     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Oneida Financial-New of profits realized by an officer, director or any person beneficially owning more than 10% of Oneida Financial-New’s common stock resulting from non-exempt purchases and sales of Oneida Financial-New common stock within any six-month period.
     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.
     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution.

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Financial Information Regarding Plan Assets
     Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2009, is available upon written request to the Plan administrator at the address shown above.

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LEGAL OPINION
     The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Oneida Financial-New in connection with Oneida Financial-New’s stock offering.

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PROSPECTUS
(Proposed Holding Company for The Oneida Savings Bank)
Up to 4,528,125 Shares of Common Stock

Oneida Financial Corp., a Maryland corporation (“Oneida Financial-New”), is offering shares of common stock for sale in connection with the “second step” conversion of Oneida Financial, MHC from the mutual to the stock form of organization. The shares of common stock we are offering represent the 55.2% ownership interest in Oneida Financial Corp., a federally chartered company, now owned by Oneida Financial, MHC. The existing shares of Oneida Financial Corp. common stock held by the public will be exchanged for shares of common stock of Oneida Financial-New. All shares of common stock are being offered for sale at a price of $8.00 per share. Oneida Financial Corp.’s common stock is currently quoted on the Nasdaq Capital Market under the symbol “ONFC.” We expect that shares of Oneida Financial-New common stock will trade on the Nasdaq Global Market under the symbol “ONFCD” for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to “ONFC.”

If you are or were a depositor of Oneida Savings Bank:

•	You may have priority rights to purchase shares of common stock.

If you are currently a stockholder of Oneida Financial Corp.:

•	Each of your shares of common stock will be exchanged at the conclusion of the offering for between 0.7766 and 1.0507 shares (subject to adjustment to up to 1.2083 shares) of common stock of Oneida Financial-New.

•	Your percentage ownership will remain the same as your current percentage ownership interest in Oneida Financial Corp., exclusive of additional shares that you may purchase in the offering and your receipt of cash in lieu of fractional exchange shares.

•	You may have the opportunity to purchase additional shares of common stock in the offering after priority orders are filled.

If you fit neither of the categories above, but are interested in purchasing shares of our common stock:

•	You may have the opportunity to purchase shares of common stock after priority orders are filled.

We are offering up to 4,528,125 shares of common stock for sale on a best efforts basis. We may sell up to 5,207,344 shares of common stock because of demand for the shares or changes in market conditions, without resoliciting subscribers. In addition to the shares we are selling, we also will simultaneously issue up to 3,676,998 shares of common stock to current stockholders of Oneida Financial Corp. in exchange for their existing shares. The number of shares to be issued in exchange may be increased to up to 4,228,548 shares, depending on the number of shares sold in the offering. We must sell a minimum of 3,346,875 shares in the offering, and we must issue at least 2,717,781 shares in the exchange in order to complete the offering and the exchange of existing shares.

The minimum number of shares you may order is 25. The offering is expected to expire at   :        .m., Eastern Time, on [expiration date]. We may extend this expiration date without notice to you until [extension date], unless the Office of Thrift Supervision approves a later date, which may not be beyond [final expiration date]. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 5,207,344 shares or decreased to less than 3,346,875 shares. If the offering is extended beyond [extension date], or if the number of shares of common stock to be sold is increased to more than 5,207,344 shares or decreased to less than 3,346,875 shares, we will resolicit subscribers, and you will have the opportunity to maintain, change or cancel your order. If you do not provide us with a written indication of your intent, your funds will be returned promptly to you, with interest. Funds received prior to the completion of the subscription and community offering will be held in a segregated account at The Oneida Savings Bank or, at our discretion, at another federally insured depository institution. All subscriptions received will bear interest at The Oneida Savings Bank’s passbook savings rate, which is currently 0.40% per annum. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego, and then to Oneida Financial Corp. public stockholders as of [stockholder record date]. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. Stifel, Nicolaus & Company, Incorporated will assist us in selling our shares of common stock on a best efforts basis in the subscription offering and community offering. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a syndicated community offering managed by Stifel, Nicolaus & Company, Incorporated. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of the common stock that are being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

OFFERING SUMMARY
Price: $8.00 per Share

				Adjusted
	Minimum	Midpoint	Maximum	Maximum

Number of shares:	3,346,875	3,937,500	4,528,125	5,207,344
Gross offering proceeds:	$26,775,000	$31,500,000	$36,225,000	$41,658,752
Estimated offering expenses, excluding selling agent commissions and expenses:	$1,195,500	$1,195,500	$1,195,500	$1,195,500
Estimated selling agent commissions and expenses (1):	$1,151,855	$1,324,790	$1,497,725	$1,696,600
Estimated net proceeds:	$24,427,645	$28,979,710	$33,531,775	$38,766,652
Estimated net proceeds per share:	$7.30	$7.36	$7.41	$7.44

(1)	For information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated and the other broker-dealers that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering to determine the estimated offering expenses, see “Pro Forma Data” on page and “The Conversion and Offering — Marketing Arrangements” on page .

This investment involves a degree of risk, including the possible loss of principal.
Please read “Risk Factors” beginning on page      .

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Stifel Nicolaus

For assistance, please contact the Stock Information Center at (877)  .
The date of this prospectus is  .

Oneida Financial Corp.

Oneida Savings Bank
Bailey & Haskell Associates
Benefit Consulting Group
Workplace Health Solutions
Oneida
Camden
Rome
Oneida
Westmoreland
Utica
Vernon
Canastota
Chittenango
Bridgeport
Syracuse
Onondaga
Cazenovia
Madison
Hamilton

Corporate Headquarters
182 Main Street
Oneida, New York

Oneida Savings Bank operates 12 full service banking offices in New York State.

Bailey & Haskell Associates and Benefit Consulting Group serve clients in New York State and beyond, including:

Bailey & Haskell Associates	Benefit Consulting Group
New Jersey	Pennsylvania
North Carolina	Massachusetts
South Carolina	Connecticut
Florida	New Jersey
	Washington, D.C.
	Virginia

i

SUMMARY
     The following summary explains the significant aspects of the conversion, the offering and the exchange of existing public shares of Oneida Financial Corp. common stock for shares of Oneida Financial-New common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled “Risk Factors.”
The Companies
     Oneida Financial, MHC
     Oneida Financial, MHC is the federally chartered mutual holding company of Oneida Financial Corp., a federal corporation. Oneida Financial, MHC’s principal business activity is the ownership of 4,309,750 shares of common stock of Oneida Financial Corp., or 55.2% of the issued and outstanding shares as of February 28, 2010. Upon completion of the conversion and offering, Oneida Financial, MHC will no longer exist.
     Oneida Financial, MHC’s executive offices are located at 182 Main Street, Oneida, New York 13421. Its telephone number at this address is (315) 363-2000.
     Oneida Financial Corp.
     Oneida Financial Corp. is a federally chartered corporation that owns all of the outstanding common stock of The Oneida Savings Bank, a New York chartered savings bank. At December 31, 2009, Oneida Financial Corp. had consolidated assets of $590.5 million, deposits of $489.4 million and stockholders’ equity of $59.1 million. After the completion of the conversion and offering, Oneida Financial Corp. will cease to exist, but will be succeeded by a new Maryland corporation with the name Oneida Financial Corp. As of February 28, 2010, Oneida Financial Corp., the federally chartered corporation, had 7,809,420 shares of common stock issued and outstanding. As of that date, Oneida Financial, MHC owned 4,309,750 shares of common stock of Oneida Financial Corp., representing 55.2% of the issued and outstanding shares of common stock. The remaining shares were owned by the public.
     Oneida Financial Corp.’s executive offices are located at 182 Main Street, Oneida, New York 13421. Its telephone number at this address is (315) 363-2000 and its website address is www.oneidafinancial.com. Information on this website is not and should not be considered to be a part of this prospectus.
     Oneida Financial-New
     Oneida Financial-New is a newly formed Maryland corporation that will own all of the outstanding common stock of Oneida Savings Bank upon completion of the conversion and the offering. Oneida Financial-New will be the successor to Oneida Financial Corp.
     Oneida Financial-New’s executive offices are located at 182 Main Street, Oneida, New York 13421. Its telephone number at this address is (315) 363-2000.

     Oneida Savings Bank
     Oneida Savings Bank is a New York chartered savings bank headquartered in Oneida, New York. Oneida Savings Bank was originally founded in 1866 as a mutual (meaning no stockholders) savings bank. In 1998, Oneida Savings Bank converted to a New York chartered stock savings bank and reorganized from the mutual to the two-tiered mutual holding company form of organization. Since 1998 the Bank has grown its traditional community banking franchise organically and through acquisitions of banks and nonbank companies that offer insurance sales, financial services, employee benefit consulting and other risk management products and services. The expansion into insurance and other financial services businesses has enabled Oneida Savings Bank to evolve from a traditional savings bank to a full-service financial services organization.
     Oneida Savings Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. Oneida Savings Bank is a community bank engaged primarily in the business of accepting deposits from customers through its main office and 11 full-service branch offices and using those deposits, together with funds generated from operations and borrowings, to make one-to-four family residential and commercial real estate loans, consumer loans and commercial business loans and to invest in mortgage-backed and other securities. Municipal deposit banking services are provided through a limited purpose commercial bank subsidiary, The State Bank of Chittenango. Oneida Savings Bank also sells insurance and other commercial services and products through Bailey & Haskell Associates, Inc., its wholly owned insurance agency subsidiary, and provides employee benefits consulting services through Benefit Consulting Group, Inc., its wholly owned consulting services subsidiary. In addition, Oneida Savings Bank provides risk management services to help mitigate and prevent work related injuries through its wholly owned subsidiary Workplace Health Solutions, Inc. Oneida Savings Bank is subject to comprehensive regulation and examination by the Federal Deposit Insurance Corporation and the New York State Banking Department.
     Oneida Savings Bank’s executive offices are located at 182 Main Street, Oneida, New York 13421. Its telephone number at this address is (315) 363-2000 and its website address is www.oneidabank.com. Information on this website is not and should not be considered to be a part of this prospectus.
     The State Bank of Chittenango
     The State Bank of Chittenango is a New York chartered limited purpose commercial bank headquartered in Chittenango, New York. Oneida Savings Bank acquired State Bank of Chittenango in 2002 and retained the municipal banking operations of the bank in a limited purpose wholly owned subsidiary. New York State law prohibits a savings bank from soliciting and servicing public funds (deposits of counties, cities, towns, school districts, etc.). Holding The State Bank of Chittenango as a limited purpose commercial bank subsidiary has enabled us to offer municipal deposit banking services throughout our market area. At December 31, 2009, State Bank of Chittenango held $110.6 million in assets, consisting primarily of U.S. Government obligations and mortgage-backed securities. The investment securities maintained at State Bank of Chittenango are used to collateralize $86.0 million in municipal deposits. All disclosures in this prospectus relating to Oneida Financial Corp.’s investments and deposits include the investments and deposits that are held by State Bank of Chittenango.
     Bailey & Haskell Associates
     Bailey & Haskell Associates, Inc. is the wholly owned insurance agency subsidiary of Oneida Savings Bank and is headquartered in Oneida, New York. It has six other offices in New York State and one office in South Carolina. Oneida Savings Bank completed the acquisition of Bailey & Haskell

Associates in 2000. Bailey & Haskell Associates is a full-service insurance and financial services firm with over 90 employees providing services to over 19,000 customers. Bailey & Haskell Associates offers personal and commercial property insurance and other risk management products and services. Bailey & Haskell Associates represents many leading insurance companies, including Travelers, CNA, Hartford, Progressive, Cincinnati and Utica National. We have acquired five insurance agencies in the six years following the acquisition of Bailey & Haskell Associates, including Parsons, Cote & Company which was added during 2006. All of the acquired insurance agencies were merged into Bailey & Haskell Associates. The combination of acquired agencies and organic growth has resulted in total revenue for the year ended December 31, 2009 of $9.7 million. All disclosures in this prospectus relating to Oneida Financial Corp. are consolidated to include the activities of Bailey & Haskell Associates.
     Benefit Consulting Group
     Benefit Consulting Group, Inc., originally acquired in 2006, is the wholly owned employee benefits consulting and retirement plan administration subsidiary of Oneida Savings Bank. Benefit Consulting Group is headquartered in Oneida, New York and operates from offices in North Syracuse, New York and satellite offices in several branch offices of Oneida Savings Bank. Benefit Consulting Group currently serves more than 700 corporate and personal clients and offers employee benefit related services that are complementary to those provided by Oneida Savings Bank and Bailey & Haskell Associates. Benefit Consulting Group provides investment management, financial planning and estate planning services to individuals, and provides defined contribution and benefit plans, actuarial services and human resources management services to businesses. Benefit Consulting Group had total revenue of $5.7 million for the year ended December 31, 2009. All disclosures in this prospectus relating to Oneida Financial Corp. are consolidated to include the activities of Benefit Consulting Group.
     Workplace Health Solutions
     Workplace Health Solutions, Inc. is the wholly owned risk management subsidiary of Oneida Savings Bank. It is headquartered in Oneida, New York and operates from offices in North Syracuse, New York. Workplace Health Solutions was established in January 2008 as a risk management company with services to help mitigate and prevent work related injuries. Specifically, Workplace Health Solutions works with employers to develop informed hiring programs, coordinates employee training programs and consults with and advises employers relative to workers’ compensation coverage and incidents. In addition, this subsidiary develops a network of medical professionals to evaluate injured workers and arrange for the proper treatment of and recovery from workplace injuries from a risk management perspective. Workplace Health Solutions was developed to complement and refer the products and services offered by our other subsidiaries with an overall philosophy of providing innovative risk management services. Workplace Health Solutions had total revenue of $491,000 for the year ended December 31, 2009. All disclosures in this prospectus relating to Oneida Financial Corp. are consolidated to include the activities of Workplace Health Solutions.
     Oneida Preferred Funding Corp.
     Oneida Savings Bank established Oneida Preferred Funding Corp. in 1999 as a wholly owned real estate investment trust subsidiary. At December 31, 2009, Oneida Preferred Funding Corp. held $51.1 million in mortgage and mortgage related assets. All disclosures in this prospectus relating to Oneida Financial Corp.’s loans and investments include loans and investments that are held by Oneida Preferred Funding Corp.

Our Current Organizational Structure
     In 1998 Oneida Savings Bank completed its conversion from a mutual savings bank into the two-tier mutual holding company structure and became a wholly owned subsidiary of Oneida Financial Corp., a Delaware corporation. Oneida Financial Corp. sold a minority of its common stock to the public. The remaining majority of its shares were retained by Oneida Financial, MHC, a New York chartered mutual holding company. In 2001, Oneida Financial Corp. and Oneida Financial, MHC converted to federal charters and became subject to the exclusive regulation of the Office of Thrift Supervision.
     Pursuant to the terms of Oneida Financial, MHC’s plan of conversion and reorganization, Oneida Financial, MHC will convert from the mutual holding company to the stock holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering and possibly in a community offering and syndicated community offering the majority ownership interest in Oneida Financial Corp. that is currently held by Oneida Financial, MHC. Upon completion of the conversion and offering, Oneida Financial, MHC will cease to exist, and we will complete the transition from partial to full public stock ownership. Upon completion of the conversion, public stockholders of Oneida Financial Corp. will receive shares of common stock of Oneida Financial-New in exchange for their shares of Oneida Financial Corp.
     The following diagram shows our current organizational structure, which is commonly referred to as the “two-tier” mutual holding company structure:

Our Organizational Structure Following the Conversion
     After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:
Market Area
     We conduct business from our headquarters and 10 full service branch offices throughout Madison and Oneida Counties and 1 full service branch office in Onondaga County in New York. The City of Oneida is located approximately 30 miles east of Syracuse and 20 miles west of Utica. Our market area is characterized as rural and serves as a bedroom community to the cities of Syracuse and Utica, New York. The economy in our market area is relatively diverse with health care, college/university, financial/insurance and tourism/recreation being the most prominent sectors as well as light manufacturing and technology related industries. Since 2000, our primary market area has had population declines, with the exception of Madison County which has generally grown in line with the New York state average. In view of the current economic downturn and despite the population trends, our primary market area has remained a stable banking market with lower unemployment rates than the State of New York and national averages. Median household income growth rates of persons residing in Oneida, Madison and Onondaga Counties were below that of New York State and the United States from 2000 to 2009. However, median household income growth rates in Madison, Oneida and Onondaga Counties are expected to grow at rates above the State of New York and national averages between 2009 to 2014 according to estimates by SNL Financial.
Business Strategy
     Our business strategy is to grow and improve profitability, consistent with safety and soundness considerations, by:
•	continuing our community-oriented focus;

•	expanding our geographic reach;

•	continuing to improve earnings and diversify our sources of income;

•	growing our loan portfolios;

•	continuing our conservative underwriting standards while maintaining our strong asset quality; and

•	growing our core deposit base.
     Our strategy is designed to expand our banking relationships with customers and to diversify our revenue stream. A full description of our products and services begins on page ___ of this prospectus under the heading “Business of Oneida Financial Corp. and Oneida Savings Bank.”
     These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a more complete discussion of our business strategy.
Reasons for the Conversion
     We are converting to the fully public stock form of ownership and conducting the offering at this time in order to increase our capital position to enhance our capacity to pursue retail growth and expansion opportunities, including possible acquisitions of financial institutions or other financial services companies. We believe that our conversion to a fully public company and the capital that we raise from the sale of our common stock in the offering will facilitate our continued growth and the implementation of our business strategy by:
•	supporting internal growth through increased lending in the communities we serve;

•	improving our capital position during a period of significant economic, regulatory and political uncertainty, especially for the financial services industry;

•	increasing capital to support acquisitions of financial institutions and other financial services corporations, including insurance agencies, as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity;

•	enabling us to enhance existing products and services to meet the needs of our marketplace;

•	assisting us in managing interest rate risk; and

•	improving the liquidity of our shares of common stock and enhancing stockholder returns through more flexible capital management strategies.
     We also are undertaking the conversion at this time to reduce the uncertainty to Oneida Financial Corp. and its stockholders associated with potential changes in applicable statutes, regulations and policies affecting mutual holding companies. In this regard, recent legislative proposals would eliminate our primary federal regulator, the Office of Thrift Supervision, and make the Board of Governors of the

Federal Reserve System the exclusive regulator of all holding companies, including mutual holding companies. If Oneida Financial, MHC were to convert to a stock holding company under current Federal Reserve Board policy regarding second-step conversions by mutual holding companies, the dollar amount of dividends waived by Oneida Financial, MHC over the years would be considered in determining the number of shares of Oneida Financial-New common stock that existing stockholders of Oneida Financial Corp. would receive in exchange for their shares of Oneida Financial Corp. As a result, existing stockholders would receive fewer shares of Oneida Financial-New common stock in the second-step conversion.
Terms of the Conversion and Offering
     Pursuant to Oneida Financial, MHC’s plan of conversion and reorganization, our organization will convert from a partially public to a fully public holding company structure. In the conversion, we are selling shares that represent Oneida Financial, MHC’s ownership interest in Oneida Financial Corp.
     We are offering between 3,346,875 and 4,528,125 shares of common stock to eligible depositors of Oneida Savings Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, to residents of the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego, to our existing public stockholders and to the general public. The number of shares of common stock to be sold may be increased to up to 5,207,344 shares as a result of regulatory considerations, demand for the shares of common stock in the offering, or changes in the market for financial institution stocks in particular. Unless the number of shares of common stock to be offered is increased to more than 5,207,344 shares or decreased to fewer than 3,346,875 shares, or the offering is extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the number of shares of common stock to be sold is increased to more than 5,207,344 shares or decreased to fewer than 3,346,875 shares, or if the offering is extended beyond [extension date], we will resolicit subscribers, and they will have the opportunity to maintain, change or cancel their orders. If a subscriber does not provide us with a written indication of intent, we will return the subscriber’s funds, with interest.
     The purchase price of each share of common stock to be offered for sale in the offering is $8.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Stifel, Nicolaus & Company, Incorporated, our conversion advisor and marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the offering.
How We Determined the Offering Range and the $8.00 Per Share Offering Price
     The amount of common stock we are offering is based on an independent appraisal of the estimated market value of Oneida Financial-New, assuming the conversion and offering are completed. RP Financial, LC., our independent appraiser, has estimated that, as of February 19, 2010, this market value was $57.1 million. Based on Office of Thrift Supervision regulations, the market value forms the midpoint of a valuation range with a minimum of $48.5 million and a maximum of $65.6 million. Based on this valuation and the valuation range, the ownership interest of Oneida Financial, MHC being sold in the offering and the $8.00 per share price, the number of shares of common stock being offered for sale by Oneida Financial-New will range from 3,346,875 shares to 4,528,125 shares. The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our stock prior to adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. If market conditions so warrant, the appraised value can be increased to $75.5 million, the adjusted maximum of the appraisal, and the number of shares sold in the offering can be increased to 5,207,344.
     The independent appraisal is based in part on Oneida Financial Corp.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings bank and thrift holding companies that RP Financial considers comparable to Oneida Financial Corp. The appraisal peer group consists of the following companies. Total assets are as of December 31, 2009, unless otherwise indicated.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Beacon Federal Bancorp (BFED)	NASDAQ	East Syracuse, NY	$1,070	(1)
Elmira Savings Bank, FSB (ESBK)	NASDAQ	Elmira, NY	$506	(1)
ESSA Bancorp, Inc. (ESSA)	NASDAQ	Stroudsburg, PA	$1,034
Fidelity Bancorp, Inc.. (FSBI)	NASDAQ	Pittsburgh, PA	$736
Harleysville Savings Financial Corp. (HARL)	NASDAQ	Harleysville, PA	$840
Newport Bancorp, Inc. (NFSB)	NASDAQ	Newport, RI	$459
Rome Bancorp, Inc. (ROME)	NASDAQ	Rome, NY	$330
TF Financial Corp. (THRD)	NASDAQ	Newtown, PA	$714
Westfield Financial, Inc. (WFD)	NASDAQ	Westfield, MA	$1,191
WVS Financial Corp. (WVFC)	NASDAQ	Pittsburgh, PA	$392

(1)	As of September 30, 2009.
     The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal considered three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. Based on RP Financial’s conclusion that asset size is not a strong determinant of market value, RP Financial did not place significant weight on the pro forma price-to assets approach in reaching its conclusions. RP Financial placed the greatest emphasis on the price-to earnings and price-to-book approaches in estimating pro forma market value. The market value ratios applied in these methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial to account for differences between Oneida Financial Corp. and the peer group. The following table presents a summary of selected pricing ratios for the peer group companies and Oneida Financial-New (on a pro forma basis) based on earnings and other information as of and for the twelve months ended December 31, 2009, and stock price information for the peer group companies as of February 19, 2010, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 13.4% on a price-to-earnings basis, a discount of 8.0% on a price-to-book basis and a premium of 20.5% on a price-to-tangible book basis. The pricing ratios result from our generally higher level of earnings than the companies in the peer group, and comparable equity. The premium price-to-tangible book value reflects the goodwill related to our subsidiaries, which is supported by their contribution to our earnings. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering, and did not consider one valuation approach to be more important than the other. Instead, in approving the appraisal, the board concluded that these ranges represented the appropriate balance of the three approaches to establishing our valuation, and the number of shares to be sold, in comparison to the peer group institutions. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering as well as the trading price of Oneida Financial Corp. common stock. The closing price of the common stock was $9.32 per share on February 8, 2010, the last trading day immediately preceding the announcement of the conversion, and $9.50 per share on February 19, 2010, the effective date of the appraisal.

	Price-to-earnings	Price-to-book	Price-to-tangible
	multiple (1)	value ratio	book value ratio
Oneida Financial-New (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	18.42x	81.88%	112.04%
Maximum	16.09x	75.12%	104.85%
Midpoint	14.05x	68.61%	97.80%
Minimum	11.99x	61.40%	89.49%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.58x	81.64%	87.14%
Medians	16.22x	88.82%	92.01%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” earnings. Core earnings were determined by adjusting reported earnings for the twelve months ended December 31, 2009 to omit trading portfolio gains, OTTI charges and gains on the sale of securities. These ratios are different than those presented in “Pro Forma Data.”
     The independent appraisal does not indicate market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $8.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.
     The independent appraisal will be updated prior to the completion of the conversion. If the appraised value changes to either below $48.5 million or above $75.5 million, we will resolicit persons who submitted stock orders. See “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”
After-Market Performance of Second-Step Conversion Offerings
     The following table provides information regarding the after-market performance of the second-step conversion offerings completed between January 1, 2009 through April 9, 2010. Second-step conversion offerings are public offerings by companies that are converting from the mutual holding company form of organization to the stock holding company form.

			Price Performance from Initial Trading Date
						% Change
	Exchange and	Closing	% Change	% Change	% Change	through April
Institution	Symbol	Date	1 day	1 week	1 month	9, 2010
Eagle Bancorp Montana, Inc.	NASDAQ: EBMT	4/5/10	5.5%	6.5%	N/A	5.0%
Ocean Shore Holding Co.	NASDAQ: OSHC	12/21/09	7.5%	12.3%	13.1%	37.4%
Northwest Bancshares, Inc.	NASDAQ: NWBI	12/18/09	13.5%	13.0%	14.0%	18.5%
     This table is not intended to be indicative of how our common stock may perform. Data in this table reflects a small number of transactions and is not necessarily indicative of general stock market performance trends or of price performance trends of all companies that have undertaken second-step conversions. The transactions listed above do not necessarily reflect current market conditions for new offerings. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their second-step conversions and may not be indicative of the longer-term stock price performance of these companies. Stock price is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to Oneida Financial Corp., the pricing ratios for their offerings were in some cases different from the pricing ratios for Oneida Financial-New’s common stock, and the market conditions in which these offerings were completed were different from current market conditions. Any or all of these differences may cause our common stock to perform differently from these other offerings. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the “Risk Factors” section beginning on page ___.
     You should be aware that stock prices of a number of second-step conversion offerings completed prior to 2009 decreased below their initial offering price. We can give you no assurance that our common stock will not trade below the $8.00 purchase price or that our common stock will perform similarly to other recent second-step conversions.
The Exchange of Existing Shares of Oneida Financial Corp. Common Stock
     If you are currently a stockholder of Oneida Financial Corp., your shares will be canceled at the conclusion of the offering and will become the right to receive shares of common stock of Oneida Financial-New. The number of shares of common stock you receive will be based on an exchange ratio determined as of the closing of the conversion, which will depend upon our final appraised value and the results of the offering. The following table shows how the exchange ratio will adjust, based on the valuation of Oneida Financial-New and the number of shares of common stock issued in the offering. The table also shows the number of shares of Oneida Financial-New common stock a hypothetical owner of Oneida Financial Corp. common stock would receive in exchange for 100 shares of Oneida Financial Corp. common stock owned at the consummation of the conversion, depending on the number of shares of common stock issued in the offering.

							Equivalent	Equivalent
			Shares of Oneida		Total Shares of		Value of	Pro Forma
			Financial-New to be		Common Stock		Shares	Book	Shares to be
	Shares to be Sold in This		Issued for Shares of		to be Issued in		Based Upon	Value Per	Received for
	Offering		Oneida Financial Corp.		Conversion and	Exchange	Offering	Exchanged	100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares
Minimum	3,346,875	55.19%	2,717,781	44.81%	6,064,656	0.7766	$6.21	$10.12	77
Midpoint	3,937,500	55.19	3,197,390	44.81	7,134,890	0.9136	7.31	10.65	91
Maximum	4,528,125	55.19	3,676,998	44.81	8,205,123	1.0507	8.40	11.19	105
15% above Maximum	5,207,344	55.19	4,228,548	44.81	9,435,892	1.2083	9.67	11.81	120

(1)	Represents the value of shares of Oneida Financial-New common stock received in the conversion by a holder of one share of Oneida Financial Corp., at the exchange ratio, based upon the $8.00 per share offering price.

(2)	Represents the pro forma book value per share at the minimum, midpoint, maximum and maximum as adjusted of the valuation range multiplied by the respective exchange ratios.

     If you own shares of Oneida Financial Corp. common stock in a brokerage account in “street name,” you do not need to take any action to exchange your shares of common stock. If you own shares in the form of Oneida Financial Corp. stock certificates, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates after consummation of the conversion. New certificates of Oneida Financial-New common stock will be mailed to you within five business days after the exchange agent receives your properly executed transmittal form and your Oneida Financial Corp. stock certificates.
     You should not submit a stock certificate until you receive a transmittal form.
     No fractional shares of Oneida Financial-New common stock will be issued to any public stockholder of Oneida Financial Corp. For each fractional share that otherwise would be issued, Oneida Financial-New will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $8.00 per share subscription price.
     All currently outstanding options to purchase shares of Oneida Financial Corp. common stock will expire on April 25, 2010, prior to the consummation of the conversion, unless previously exercised. At December 31, 2009, there were 122,175 outstanding options to purchase shares of Oneida Financial Corp. common stock, all of which have vested. If any such options are exercised prior to their expiration on April 25, 2010, they will be funded with newly issued shares rather than through open market purchases.
How We Intend to Use the Proceeds From the Offering
     We estimate net proceeds from the offering will be between $24.4 million and $33.5 million, or $38.8 million if the offering range is increased by 15%. Oneida Financial-New intends to retain between $11.1 million and $15.3 million of the net proceeds, or $17.7 million if the offering range is increased by 15%. Approximately $12.2 million to $16.8 million of the net proceeds (or $19.4 million if the offering range is increased by 15%) will be invested in Oneida Savings Bank.
     A portion of the net proceeds retained by Oneida Financial-New will be loaned to the employee stock ownership plan to fund its purchase of shares of common stock in the offering (between 133,875 shares and 181,125 shares, or 208,294 shares if the offering is increased by 15%). The employee stock ownership plan was established in connection with our 1998 stock offering. As of December 31, 2009, there were no shares remaining unallocated in the plan. The remainder of the net proceeds will be used for general corporate purposes, including paying cash dividends and repurchasing shares of our common stock. Funds invested in Oneida Savings Bank will be used to support increased lending and new products and services. The net proceeds retained by Oneida Financial-New and Oneida Savings Bank also may be used to expand our retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies, including insurance agencies, as opportunities arise, although we do not currently have any agreements or understandings regarding any acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise. Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.
     Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.
Our Dividend Policy
     Oneida Financial Corp. has paid a semiannual cash dividend since August 1999. During the six months ended December 31, 2009, Oneida Financial Corp. paid a semiannual cash dividend of $0.24 per share, which equals $0.48 per share on an annualized basis. After the conversion, we intend to continue to pay an annual cash dividend of $0.48 per share, payable quarterly. This dividend represents a 6% annual yield based on the offering price of $8.00 per share. However, after the conversion, the dividend rate and the continued payment of dividends will primarily depend on our earnings, alternative uses for capital, capital requirements, acquisition opportunities, and our financial condition and results of operations, and, to a lesser extent, statutory and regulatory limitations, tax considerations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Additionally, we cannot guarantee that the amount of dividends that we pay after the conversion and offering will be equal to the per share dividend amount that Oneida Financial Corp. shareholders currently receive.
     See “Selected Consolidated Financial and Other Data of Oneida Financial Corp.” and “Market for the Common Stock” for information regarding our historical dividend payments.
Purchases by Officers and Directors
     We expect our directors and executive officers, together with their associates, to subscribe for 167,000 shares (or approximately $1.3 million) of common stock in the offering. The purchase price paid by them will be the same $8.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to own 860,119 shares of common stock, or 12.06% of our total outstanding shares of common stock at the midpoint of the offering range.
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion
     Employee Stock Ownership Plan. Our tax-qualified employee stock ownership plan expects to purchase up to 4.0% of the shares of common stock we sell in the offering, or 208,294 shares of common stock, assuming we sell the maximum, as adjusted, number of shares proposed to be sold which, when combined with the existing employee stock ownership plan, will be less than 8% of the shares outstanding following the conversion. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 4% of the shares of common stock sold in the offering. We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all or a portion of the employee stock ownership plan. Assuming the employee stock ownership plan purchases 157,500 shares in the offering, at the midpoint of the offering range, we will recognize additional compensation expense of approximately $126,000 annually (or approximately $77,000 after tax) over a 10-year period, assuming the loan to the employee stock ownership plan has a 10-year term and an interest rate equal to the prime rate as published in The Wall Street Journal, and the shares of common stock have a fair market value of $8.00 per share for the full 10-year period. If, in the future, the shares of common stock have a fair market value greater or less than $8.00, the compensation expense will increase or decrease accordingly. We also reserve the right to have the employee stock ownership plan purchase more than 4% of the shares of common stock sold in the offering if necessary to complete the offering at the minimum of the offering range. We anticipate that the additional compensation expense for the purchases by our employee stock ownership program will be offset in part by the reduction in discretionary contributions that we have made in recent years to our employee stock ownership plan. For example, in the year ended December 31, 2009, we contributed approximately $300,000 to the employee stock ownership plan to fund the purchase of shares of our common stock in the open market. It is expected that these planned reductions in discretionary contributions will offset the contributions made to pay off the new loan.
     Stock-Based Incentive Plan. We also intend to implement a new stock-based incentive plan no earlier than six months after completion of the conversion. Stockholder approval of this plan will be required. If implemented within 12 months following the completion of the conversion, the stock-based incentive plan will reserve a number of shares up to 4% of the shares of common stock sold in the offering, or up to 208,294 shares of common stock at the maximum as adjusted of the offering range, for awards of restricted stock to key employees and directors, at no cost to the recipients, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect restricted stock awards previously made by Oneida Financial Corp. or Oneida Savings Bank. If the shares of common stock awarded under the stock-based incentive plan come from authorized but unissued shares of common stock, stockholders would experience dilution of up to approximately 2.16% in their ownership interest in Oneida Financial-New. If implemented within 12 months following the completion of the conversion, the stock-based incentive plan will also reserve a number of shares up to 10% of the shares of common stock sold in the offering, or up to 520,734 shares of common stock at the maximum, as adjusted, of the offering range, for issuance pursuant to grants of stock options to key employees and directors, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options previously granted by Oneida Financial Corp. or Oneida Savings Bank. If the shares of common stock issued upon the exercise of options come from authorized but unissued shares of common stock, stockholders would experience dilution of up to 5.23% in their ownership interest in Oneida Financial-New. Restricted stock awards and stock option grants made pursuant to a plan implemented within twelve months following the completion of the conversion and the offering would be subject to Office of Thrift Supervision regulations, including a requirement that stock awards and stock options vest over a period of not less than five years. If the stock-based incentive plan is adopted more than one year after the completion of the conversion, awards of restricted stock or grants of stock options under the plan may exceed the percentage limitations set forth above. For a description of our current stock-based incentive plans, see “Management—Benefit Plans.”
     The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are expected under the new stock-based incentive plan as a result of the conversion. The table also shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees.

				Dilution
	Number of Shares to be Granted or Purchased (1)			Resulting	Value of Grants, in
			As a	From	Thousands (2)
		At	Percentage	Issuance of		At
	At	Maximum	of Common	Shares for	At	Maximum,
	Minimum of	as adjusted	Stock to be	Stock-Based	Minimum	as adjusted,
	Offering	of Offering	Sold in the	Incentive	of Offering	of Offering
	Range	Range	Offering	Plans (3)	Range	Range
					(Dollars in thousands)
Employee stock ownership plan	133,875	208,294	4.00%	—%	$1,071	$1,666
Restricted stock awards	133,875	208,294	4.00	2.16%	1,071	1,666
Stock options	334,688	520,734	10.00	5.23%	1,038	1,614

Total	602,438	937,322	18.00%	7.17%	$3,180	$4,946

(1)	The table assumes that the stock-based incentive plan awards a number of options and restricted stock equal to 10% and 4% of the shares of common stock sold in the offering as if the plan is implemented within 12 months after the completion of the conversion and offering. If the stock-based incentive plan is implemented more than 12 months after the completion of the conversion and offering, grants of options and restricted stock may exceed these percentage limitations.

(2)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $8.00 per share. The fair value of stock options has been estimated at $3.10 per option using the Black-Scholes option pricing model, adjusted for the exchange ratio, with the following assumptions: a grant-date share price and option exercise price of $8.00; an expected option life of 10 years; a dividend yield of 5%; an interest rate of 2.96%; and a volatility rate of 62.09%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.
     We may fund our stock-based incentive plan through open market purchases, as opposed to new issuances of stock; however, Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under our stock-based incentive plan or under extraordinary circumstances.
     The following table presents information as of December 31, 2009 regarding our existing employee stock ownership plan, our 2000 Stock Option Plan, our 2000 Recognition and Retention Plan, our 2006 Recognition and Retention Plan, our proposed employee stock ownership plan purchases, and our proposed stock-based incentive plan. The table below assumes that 8,205,123 shares are outstanding after the offering, which includes the sale of 4,528,125 shares in the offering at the maximum of the offering range and the issuance of 3,676,998 shares in exchange for shares of Oneida Financial Corp. using an exchange ratio of 1.0507. It also assumes that the value of the stock is $8.00 per share.

						Percentage of
						Shares Outstanding
		Shares at Maximum		Estimated Value of		After the
Existing and New Stock Benefit Plans	Participants	of Offering Range		Shares		Conversion
Employee Stock Ownership Plan:	Employees
Shares purchased in 1998 offering (1) (2)		314,848	(3)	$2,518,784		3.84%
Shares to be purchased in this offering		181,125		1,449,000		2.21

Total employee stock ownership plan shares		495,973		$3,967,784		6.05%

Restricted Stock Awards:	Directors, Officers and Employees
2000 Recognition and Retention Plan (1) (2)		196,780	(4)	$1,574,240	(6)	2.40%
2006 Recognition and Retention Plan (1)		84,056	(5)	672,448	(6)	1.02
New shares of restricted stock		181,125		1,449,000	(6)	2.21

Total shares of restricted stock		461,961		$3,695,688		5.63	%(9)

Stock Options:	Directors, Officers and Employees
2000 Stock Option Plan (1) (2)		393,559	(7)	$1,220,033		4.80%
New stock options		452,813		1,403,720	(8)	5.52

Total stock options		846,372		$2,623,753		10.32%

Total of stock benefit plans		1,804,306		$10,287,225		22.00	%(9)

(1)	The number of shares indicated has been adjusted for the 1.0507 exchange ratio at the maximum of the offering range.

(2)	The number of shares has been adjusted to reflect 3 for 2 stock splits in 2002 and 2004.

(3)	As of December 31, 2009, all of these shares, or 299,655 shares prior to adjustment for the exchange, have been allocated.

(4)	As of December 31, 2009, 185,342 of these shares, or 176,399 shares prior to adjustment for the exchange, have been awarded and have vested.

(5)	As of December 31, 2009, 83,636 of these shares, or 79,600 shares prior to adjustment for the exchange, have been awarded, and 66,404 of these shares, or 63,200 shares prior to adjustment for the exchange, have vested. All unvested shares will vest on December 31, 2010.

(6)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based incentive plan is assumed to be the same as the offering price of $8.00 per share.

(7)	As of December 31, 2009, options to purchase 383,846 of these shares, or 365,325 shares prior to adjustment for the exchange, have been awarded and have vested, and 9,711 options, or 9,243 options prior to the adjustment for the exchange, remain available for future grants.

(8)	The weighted-average fair value of stock options has been estimated at $3.10 per option, adjusted for the exchange ratio, using the Black-Scholes option pricing model. The fair value of stock options uses the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 5%; expected life, 10 years; expected volatility, 62.09%; and risk-free interest rate, 2.96%.

(9)	The number of shares of restricted stock and stock options set forth in the table would exceed regulatory limits if a stock-based incentive plan was adopted within one year of the completion of the conversion and offering. Accordingly, the number of new shares of restricted stock and stock options set forth in the table would have to be reduced so that the aggregate amount of outstanding stock awards would be 4.0% or less (3.0% or less if pro forma tangible capital after the conversion is less than 10%) and outstanding stock options would be 10.0% or less, unless we obtain a waiver from the OTS, or we implement the incentive plan more than twelve months following the completion of the conversion and offering. Our current intention is to implement a new stock-based incentive plan no earlier than twelve months after completion of the conversion and offering.
     The value of the shares awarded under the stock-based incentive plan will be based in part on the price of Oneida Financial-New’s common stock at the time the shares are awarded. The stock-based incentive plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares that would be available for award and issuance under the stock-based incentive plan, assuming the shares are awarded when the market price of our common stock ranges from $6.00 per share to $12.00 per share.

	133,875 Shares	157,500 Shares	181,125 Shares	208,294 Shares
	Awarded at Minimum	Awarded at Midpoint of	Awarded at Maximum	Awarded at Maximum
Share Price	of Range	Range	of Range	of Range, As Adjusted
$6.00	$803,250	$945,000	$1,086,750	$1,249,764
8.00	1,071,000	1,260,000	1,449,000	1,666,352
10.00	1,338,750	1,575,000	1,811,250	2,082,940
12.00	1,606,500	1,890,000	2,173,500	2,499,528
     The grant-date fair value of the options granted under the stock-based incentive plan will be based in part on the price of shares of common stock of Oneida Financial-New at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based incentive plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $6.00 per share to $12.00 per share.

					520,734
		334,688	393,750	452,813	Options at
	Grant-Date Fair	Options at	Options at	Options at	Maximum of
Exercise Price	Value Per Option	Minimum of Range	Midpoint of Range	Maximum of Range	Range, As Adjusted
$6.00	$2.33	$779,823	$917,438	$1,055,054	$1,213,310
8.00	3.10	1,037,533	1,220,625	1,403,720	1,614,275
10.00	3.88	1,298,589	1,527,750	1,756,914	2,020,448
12.00	4.65	1,556,299	1,830,938	2,105,580	2,421,413
     The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $8.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page ___.
Persons Who May Order Shares of Common Stock in the Offering
     We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:
(i)	First, to depositors with accounts at Oneida Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2008.

(ii)	Second, to our tax-qualified employee benefit plans, including Oneida Savings Bank’s employee stock ownership plan.

(iii)	Third, to depositors with accounts at Oneida Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2010.

(iv)	Fourth, to depositors of Oneida Savings Bank at the close of business on [VRD].
     Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons (including trusts of natural persons) residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego, and then to Oneida Financial Corp. public stockholders as of

[stockholder record date]. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.
     If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of share allocation procedures can be found in the section of this prospectus entitled “The Conversion and Offering.”
Limits on How Much Common Stock You May Purchase
     The minimum number of shares of common stock that may be purchased is 25.
     If you are not currently an Oneida Financial Corp. stockholder –
     No individual may purchase more than 37,500 shares ($300,000) of common stock. If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 75,000 shares ($600,000) of common stock:
•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.
     Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 75,000 shares ($600,000).
     See the detailed description of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”
     If you are currently an Oneida Financial Corp. stockholder –
     In addition to the above purchase limitations, there is an ownership limitation for stockholders other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Oneida Financial Corp. common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion. However, any Oneida Financial Corp. stockholder who currently owns more than 5% of the total shares issued and outstanding will not be required to divest any shares of common stock they currently own as a result of this limit.
     Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

     In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10.0% of the total shares sold in the offering.
     See the detailed description of purchase limitations and definitions of “acting in concert” and “associate” in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”
How You May Purchase Shares of Common Stock
     In the subscription offering and community offering, you may pay for your shares only by:
(i)	personal check, bank check or money order made payable directly to Oneida Financial Corp.; or

(ii)	authorizing us to withdraw funds from the types of Oneida Savings Bank deposit accounts designated on the stock order form.
     Oneida Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use an Oneida Savings Bank line of credit check or third party check to pay for shares of common stock. Please do not submit cash or wire transfers.
     You can subscribe for shares of common stock in the offering by delivering a signed and properly completed original stock order form, together with full payment payable to Oneida Financial Corp. or authorization to withdraw funds from one or more of your Oneida Savings Bank deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern Time, on [expiration date], which is the end of the offering period. Checks and money orders received prior to the completion of the subscription and community offering will be deposited with Oneida Savings Bank or another insured depository institution upon receipt. We will pay interest at Oneida Savings Bank’s passbook savings rate from the date funds are processed until completion or termination of the conversion, at which time subscribers will receive interest checks. You may not designate a withdrawal from Oneida Savings Bank accounts with check-writing privileges. Please provide a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not designate a withdrawal from an Oneida Savings Bank individual retirement account or other retirement account. If you wish to use funds in such an account, please see “—Using IRA Funds”.
     Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty. If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal.
     All funds authorized for withdrawal from deposit accounts at Oneida Savings Bank must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the offering and will earn interest within the account at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you.

     Funds withdrawn from deposit accounts at Oneida Savings Bank may reduce or eliminate the depositor’s liquidation rights. Please see the section of this prospectus entitled “The Conversion and Offering—Liquidation Rights” for further information.
     We are not required to accept copies or facsimiles of stock order forms. By signing the stock order form, you are acknowledging both receipt of this prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Oneida Savings Bank, Oneida Financial-New or the federal government. After we receive an order for shares of our common stock, the order cannot be cancelled or changed.
Using IRA Funds
     Persons interested in purchasing common stock using funds currently in an individual retirement account (“IRA”) or any other retirement account, whether held through Oneida Savings Bank or elsewhere, should contact our Stock Information Center for guidance. Please contact the Stock Information Center as soon as possible, preferably at least two weeks prior to the                     , 2010 offering deadline, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institution where the funds are currently held. Additionally, if such funds are not currently held in a self-directed retirement account, then before placing your stock order, you will need to establish one with an independent trustee or custodian, such as a brokerage firm. The new trustee or custodian will hold the shares of common stock in a self-directed account in the same manner as we now hold retirement account funds. An annual administrative fee may be payable to the new trustee or custodian. Assistance on how to transfer such retirement accounts can be obtained from the Stock Information Center.
     If you wish to use some or all of your funds that are currently held in an Oneida Savings Bank or Oneida Savings Bank Trust Department IRA or other retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account(s) for the purchase of common stock. Before you place your stock order, the funds you wish to use must be transferred from those accounts to a self-directed retirement account at an independent trustee or custodian, as described above.
Delivery of Stock Certificates
     Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed by first class mail to the persons entitled thereto at the certificate registration address noted by them on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell shares of common stock before you receive stock certificates will depend upon the arrangements you may make with your brokerage firm. If you are currently a stockholder of Oneida Financial Corp., see “The Conversion and Offering—Exchange of Existing Stockholders’ Stock Certificates.”
You May Not Sell or Transfer Your Subscription Rights
     Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to acknowledge in writing that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.
Deadline for Orders of Common Stock
     If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) by the Stock Information Center no later than _: ___.m., Eastern Time, on [expiration date], unless we extend this deadline. You may submit your stock order form by mail using the stock order return envelope provided, by overnight courier to the indicated address on the stock order form, or by hand delivery to Oneida Savings Bank’s main office located at 182 Main Street, Oneida, New York. Stock order forms may not be delivered to other Oneida Savings Bank offices. Please do not mail stock order forms to Oneida Savings Bank. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond [extension date] or the number of shares of common stock to be sold is increased to more than 5,207,344 shares or decreased to fewer than 3,346,875 shares. In either of these cases, purchasers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a subscriber regarding any resolicitation, the order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled. No extension may last longer than 90 days. All extensions, in the aggregate, may not last beyond                     .
     Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at _: ___.m., Eastern Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.
     TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [EXPIRATION DATE] IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO [EXPIRATION DATE] OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO [EXPIRATION DATE].
Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares
     If we do not receive orders for at least 3,346,875 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:
(i)	increase the purchase and ownership limitations;

(ii)	seek regulatory approval to extend the offering beyond the [extension date] expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering; and/or

(iii)	Increase the purchase of shares by the employee stock ownership plan.

Market for Common Stock
     Existing publicly held shares of Oneida Financial Corp.’s common stock are listed on the Nasdaq Capital Market under the symbol “ONFC.” Upon completion of the conversion, the shares of common stock of Oneida Financial-New will replace the existing shares. We expect the new shares will trade on the Nasdaq Global Market under the symbol “ONFCD” for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to “ONFC.” In order to list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Oneida Financial Corp. currently has more than three market makers, including Stifel, Nicolaus & Company, Incorporated, and Stifel, Nicolaus & Company, Incorporated has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.
Tax Consequences
     As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Oneida Financial, MHC, Oneida Financial Corp., Oneida Savings Bank, Oneida Financial-New, persons eligible to subscribe in the subscription offering, or existing stockholders of Oneida Financial Corp. Existing stockholders of Oneida Financial Corp. who receive cash in lieu of fractional share interests in shares of Oneida Financial-New will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
Conditions to Completion of the Conversion
     We cannot complete the conversion and offering unless:
•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by depositors of Oneida Savings Bank as of ;

•	The plan of conversion and reorganization is approved by at least two-thirds of the outstanding shares of common stock of Oneida Financial Corp. as of , including shares held by Oneida Financial, MHC. (Because Oneida Financial, MHC owns 55.2% of the outstanding shares of Oneida Financial Corp. common stock, we expect that Oneida Financial, MHC, together with our directors, executive officers and employees, will control the outcome of this vote);

•	The plan of conversion and reorganization is approved by at least a majority of the outstanding shares of common stock of Oneida Financial Corp. as of , excluding those shares held by Oneida Financial, MHC;

•	We sell at least the minimum number of shares of common stock offered; and

•	We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.
     Oneida Financial, MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization. At February 28, 2010, Oneida Financial, MHC owned 55.2% of the outstanding shares of common stock of Oneida Financial Corp. The directors and executive officers of Oneida Financial Corp. and their affiliates owned 758,674 shares of Oneida Financial Corp., or 9.71% of the outstanding shares of common stock and 21.68% of the outstanding shares of common stock, excluding shares owned by Oneida Financial, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

How You Can Obtain Additional Information—Stock Information Center
     Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center, toll-free, at 1-877-                    . The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays.

RISK FACTORS
     You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.
Risks Related to Our Business
Concentration of loans in our primary market area may increase risk.
     Our success depends primarily on the general economic conditions in upstate New York, as nearly all of our loans are to customers in this market. Accordingly, the local economic conditions in upstate New York have a significant impact on the ability of borrowers to repay loans. As such, a decline in real estate valuations in this market would lower the value of the collateral securing those loans. In addition, a significant weakening in general economic conditions such as inflation, recession, unemployment, or other factors beyond our control could negatively affect our financial results.
Changes in interest rates could adversely affect our results of operations and financial condition.
     Our results of operations and financial condition are significantly affected by changes in interest rates. Our financial results depend substantially on net interest income, which is the difference between the interest income that we earn on interest-earning assets, such as loans and securities, and the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in our net interest income. We have taken steps to mitigate this risk such as holding fewer longer-term residential mortgages as well as investing excess funds in shorter-term investments.
     Changes in interest rates also affect the value of our interest-earning assets and in particular our investment securities available for sale. Generally, the value of our investment securities fluctuates inversely with changes in interest rates. At December 31, 2009, our investment securities available for sale totaled $114.5 million. Unrealized losses on our securities available for sale totaled $3.3 million and are reported in other comprehensive income as a separate component of our stockholders’ equity. Decreases in the fair value of our securities available for sale, therefore, could have an adverse effect on our stockholders’ equity or our earnings if the decrease in fair value is deemed to be other than temporary.
     Changes in interest rates may also affect the average life of our loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on our existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans.
     A majority of our real estate loans held for investment are adjustable-rate loans. Any rise in market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans, increasing the possibility of default. In addition, although adjustable-rate mortgage loans help make our loan portfolio more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. At December 31, 2009, approximately 60.1% of our total loans had adjustable rates of interest.

We could record future losses on our securities portfolio.
     During the year ended December 31, 2009, we recognized $2.9 million of impairment losses on securities, of which $600,000 was recognized as other comprehensive loss in the equity section of our balance sheet, and $2.3 million was recognized in our income statement. At December 31, 2009, we held trust preferred securities, corporate debt securities and non-government agency collateralized mortgage obligations with unrealized losses of $3.5 million, $780,000 and $979,000, respectively.
     A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss that exists with respect to these securities constitutes an impairment that is other than temporary, which could result in material losses to us. These factors include, but are not limited to, continued failure by the issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value. In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the issuers continues to deteriorate and there remains limited liquidity for these securities.
     We also hold investment securities for which the fair value option has been elected, which are considered trading securities. Changes in the fair value of these securities are recorded in earnings and may result in higher volatility in our earnings.
If our non-performing assets increase, our earnings will suffer.
     At December 31, 2009, our non-performing assets (which consist of non-accrual loans, loans 90 days or more delinquent, foreclosed real estate assets and non-accruing investment securities) totaled $2.4 million, which is an increase of $1.9 million over non-performing assets at December 31, 2008. Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or investments or on real estate owned. We must reserve for probable losses, which are established through a current period charge to income in the provision for loan losses, and from time to time, write down the value of properties in our other real estate owned portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our other real estate owned. Further, the resolution of non-performing assets requires the active involvement of management, which can distract us from the overall supervision of operations and other income-producing activities of Oneida Savings Bank. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance accordingly.
Increases to the allowance for loan losses would cause our earnings to decrease.
     Our customers may not repay their loans according to the original terms, and the collateral securing the payment of these loans may be insufficient to repay the remaining principal balance of the loan. Hence, we may experience significant loan losses, which could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the amount of the allowance for loan losses, we rely on loan quality reviews, past loss experience, and an evaluation of economic conditions, among other factors. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require us to make additions to the allowance. Material additions to the allowance would materially decrease our net income.

     Our emphasis on the origination of commercial real estate and business loans is one of the more significant factors in determining the amount of our allowance for loan losses. As we continue to emphasize the origination of these loans, additional provisions for loan losses may be necessary which would decrease our earnings.
     Bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities would have an adverse effect on our results of operations and/or financial condition.
Commercial real estate and business loans increase our exposure to credit risks.
     At December 31, 2009, our portfolio of commercial real estate and multi-family loans totaled $68.1 million, or 22.8% of total loans, and our commercial business loans totaled $38.8 million, or 13.0% of total loans. We plan to continue to emphasize the origination of these types of loans. Commercial real estate and commercial business loans generally expose us to a greater risk of nonpayment and loss than one-to-four family residential real estate lending because repayment of such loans often depends on the successful business operations and income stream of the borrowers. Additionally, such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential real estate loans. Many of our borrowers have more than one commercial loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship may expose us to a significantly greater risk of loss compared to an adverse development with respect to a one-to-four family residential real estate loan. Finally, if we foreclose on a commercial real estate or commercial business loan, our holding period for the collateral, if any, typically is longer than for one-to-four family residential mortgage loans because there are fewer potential purchasers of the collateral.
     We target our business lending and marketing strategy towards small to medium-sized businesses. These small to medium-sized businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. If general economic conditions negatively impact these businesses, our results of operations and financial condition may be adversely affected.
Our loan portfolio has greater risk due to the substantial number of home equity loans and consumer loans.
     At December 31, 2009, our home equity loans totaled $43.0 million, or 14.4% of our total loan portfolio. Our home equity loans are primarily secured by second mortgages, and the combined loan-to-value ratio (first and second mortgage liens) for home equity loans may have been as high as 90% at the time of origination and may be higher at present. At December 31, 2009, our consumer loans totaled $43.0 million, or 14.4% of our total loan portfolio, of which $39.1 million consisted of automobile loans. Our automobile loans include a substantial number of automobile loans that are referred to us by participating automobile dealerships located in our market area, although our lending staff underwrites and approves such loans. Our consumer loan portfolio also includes automobile loans originated directly by us, as well as unsecured loans and loans secured by other personal property. Home equity loans and consumer loans generally have greater risk than one-to-four family residential mortgage loans, particularly in the case of loans that are secured by second mortgages or by rapidly depreciable assets, such as automobiles, or that are unsecured. In these cases, we face the risk that collateral, when we have it, for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Particularly with respect to our home equity loans, any decrease in real estate values that adversely affect the value of the property serving as collateral for our loans would have a greater effect on the value of collateral securing a second mortgage. Thus, the recovery of such property could be insufficient to compensate us for the value of these loans.

     As a result of our large portfolio of home equity loans and consumer loans, it may become necessary to increase our provision for loan losses, which could reduce our profits.
Municipal deposits are price sensitive and could result in an increase in interest expense or funding fluctuations.
     In recent years we have had significant growth in our municipal deposits from sources within our market area. These deposits are a price sensitive source of funds from both an interest and service charge perspective. We may experience a sudden increase in interest expense if market interest rates rise suddenly or risk the possibility of deposit outflow if we are unwilling to price these deposits as aggressively as our competition. This liquidity risk may require us to sell the investment securities collateralizing the municipal deposits at a loss or to access higher cost borrowings which would result in an increase in our interest expense.
Our operations may be adversely affected if we are unable to hire and retain qualified employees.
     Our performance is largely dependent on the talents and efforts of our employees. Our continued ability to compete effectively in our businesses and to expand into new businesses and geographic regions depends on our ability to attract, retain and motivate our employees. Competition for qualified employees is often intense. Moreover, future laws or regulations limiting the amount of compensation financial institutions may pay to senior management may adversely affect our ability to hire and retain qualified employees.
     We have continued to increase total revenue and net income from non-banking sources such as insurance commissions and employee benefit consulting and services. Key employees provide expertise in the management of these business lines and develop and maintain customer relationships. The loss of those key employees would adversely affect the growth of our non-banking businesses and their continued profitability.
Conditions in insurance markets could adversely affect our earnings.
     As we have diversified our sources of income, we have become increasingly reliant on non-interest income, particularly insurance fees and commissions. Revenue from these sources could be negatively affected by fluctuating premiums in the insurance markets or other factors beyond our control. Other factors that affect our insurance revenue are the profitability and growth of our clients, continued development of new products and services, as well as our access to new markets. Our insurance revenues and profitability may also be adversely affected by regulatory developments impacting the healthcare and insurance markets, possibly including recent legislative proposals relating to national health insurance.
We hold certain intangible assets that in the future could be classified as either partially or fully impaired, which would reduce our earnings and the book values of these assets.
     We test our intangible assets for impairment at least annually. Our impairment testing incorporates the current market price of our common stock, the estimated fair value of our assets and liabilities, and certain information of similar companies. It is possible that future impairment testing could result in a decline in value of our intangible assets which would adversely affect our financial condition. If we determine an impairment exists at a given point in time, our earnings and the book value of the related intangibles would be reduced by the amount of the impairment. If an impairment loss is recorded, it will have little or no impact on the tangible book value of our shares of common stock or our regulatory capital levels. If we acquire additional financial institutions or financial services companies, it is likely that the amount of goodwill included in our intangible assets will increase.

Strong competition may limit our growth and profitability.
     Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Our profitability depends upon our ability to successfully compete in our market area.
Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
     Recent bank failures coupled with the severe economic recession and continued weakness in the national economy have significantly reduced the deposit insurance fund’s reserve ratio. On February 27, 2009, the Federal Deposit Insurance Corporation issued a final rule that alters the way the Federal Deposit Insurance Corporation calculates federal deposit insurance assessment rates. Under the rule, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate. This initial base assessment rate ranges from 12 to 45 basis points, depending on the risk category of the institution. The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate. The adjustments to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits. The total base assessment rate ranges from 7 to 77.5 basis points of the institution’s deposits. In addition, on May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. We recorded an expense of $258,000 during the quarter ended June 30, 2009, to reflect the special assessment. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period.
     The Federal Deposit Insurance Corporation also has adopted a rule pursuant to which all insured depository institutions were required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. This pre-payment was due on December 30, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 was based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 was equal to the modified third quarter assessment rate plus an additional three basis points. In addition, each institution’s base assessment rate for each period was calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. We are required to record the pre-payment as a prepaid expense, which will be amortized to expense over three years. Our prepayment amount was $2.4 million.
     Our Federal Deposit Insurance Corporation insurance expense totaled $1.0 million, $58,000 and $40,000, respectively, in 2009, 2008 and 2007. The increased assessment rates discussed above, together with any additional increases in assessment rates or special assessments, will negatively impact our future earnings.
The United States economy remains weak and unemployment levels are high. The prolonged economic downturn will adversely affect our business and financial results.
     The United States experienced a severe economic recession in 2008 and 2009. While economic growth has resumed recently, the rate of growth has been slow and unemployment remains at very high levels and is not expected to improve in the near future. Loan portfolio quality has deteriorated at many financial institutions reflecting, in part, the weak U.S. economy and high unemployment. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and in increased delinquencies in construction, residential and commercial mortgage loans. Bank and bank holding company stock prices have declined substantially, and it is significantly more difficult for banks and bank holding companies to raise capital or borrow in the debt markets.
     Continued negative developments in the financial services industry and in the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability. Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies specifically, may adversely affect our stock performance.
Legislative proposals have been introduced that would eliminate the Office of Thrift Supervision, Oneida Financial Corp.’s primary federal regulator and the primary federal regulator that Oneida Financial-New intends to elect, and would require Oneida Financial-New to become regulated by a different bank regulatory agency.
     Legislation has been introduced in the United States Senate and House of Representatives that would implement sweeping changes to the current bank regulatory structure. A bill passed by the House of Representatives would eliminate our current primary federal regulator, the Office of Thrift Supervision, by merging the Office of Thrift Supervision into the Comptroller of the Currency (the primary federal regulator for national banks). The House legislation would grant the Board of Governors of the Federal Reserve System exclusive authority to regulate all bank and thrift holding companies. If the House bill is enacted, Oneida Financial-New would become a holding company subject to supervision by the Federal Reserve Board as opposed to the Office of Thrift Supervision, and would become subject to the Federal Reserve’s regulations, including holding company capital requirements, that Oneida Financial-New would not be subject to as a savings and loan holding company regulated by the Office of Thrift Supervision.
     Under the Senate bill the Office of Thrift Supervision would also be eliminated by merging it into the Office of the Comptroller of the Currency. However, the Senate bill would remove bank holding company regulatory authority from the Federal Reserve Board with respect to bank holding companies with assets of less than $50 billion. Holding companies of national banks and federal savings associations with assets of less than $50 billion would be regulated by the Office of the Comptroller of the Currency, and holding companies of state banks and state savings banks with assets of less than $50 billion would be regulated by the Federal Deposit Insurance Corporation.
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
     In response to the financial crisis of 2008 and early 2009, Congress has taken actions that are intended to strengthen confidence and encourage liquidity in financial institutions, and the Federal Deposit Insurance Corporation has taken actions to increase insurance coverage on deposit accounts. In addition, there have been proposals made by members of Congress and others that would reduce the amount delinquent borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral.
     The potential exists for additional federal or state laws and regulations, or changes in policy, affecting lending and funding practices and liquidity standards. Moreover, bank regulatory agencies have been active in responding to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the New York State Banking Department, the Federal Deposit Insurance Corporation

and the Office of Thrift Supervision, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations may increase our costs of regulatory compliance and of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. Further, legislative proposals limiting our rights as a creditor could result in credit losses or increased expense in pursuing our remedies as a creditor.
We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
     We are subject to extensive regulation, supervision and examination by the Federal Deposit Insurance Corporation, the New York State Banking Department and the Office of Thrift Supervision. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.
If our investment in the Federal Home Loan Bank of New York becomes impaired, our earnings and stockholders’ equity could decrease.
     We are required to own common stock of the Federal Home Loan Bank of New York to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program. The aggregate carrying value of our Federal Home Loan Bank common stock as of December 31, 2009 was $2.7 million. Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.
     Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of New York, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in Federal Home Loan Bank of New York common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.
System failure or breaches of our information systems could subject us to increased operating costs as well as litigation and other liabilities.
     We rely heavily on communications and information systems to conduct business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our general ledger, deposit, loan and other systems, including risk to data integrity. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.
Risks Related to the Offering
The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.
     If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $8.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Oneida Financial-New and the outlook for the financial services industry in general. Price fluctuations in our stock may be unrelated to the operating performance of Oneida Financial-New.
Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
     Oneida Financial-New intends to invest between $12.2 million and $16.8 million of the net proceeds of the offering (or $19.4 million at the adjusted maximum of the offering range) in Oneida Savings Bank. Oneida Financial-New may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes. Oneida Financial-New also expects to use a portion of the net proceeds it retains to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. Oneida Savings Bank may use the net proceeds it receives to fund new loans, purchase investment securities, acquire financial institutions or financial services companies, build new branches or acquire branches, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.
Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.
     Net income divided by average stockholders’ equity, known as “return on average equity” is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on average equity ratio for the year ended December 31, 2009 was 7.41%. Although we expect that our net income will increase following the offering, we expect that our return on average equity will decrease as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the year ended December 31, 2009 is 5.05%, assuming the sale of shares at the midpoint of the offering range. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is comparable to our historical performance. This goal may take a number of years to achieve, and we cannot assure you that we will be able to achieve it. Consequently, you should not expect a return on equity similar to our current return on equity in the near future. Failure to achieve a competitive return on equity may make an investment in our common stock unattractive to some investors and may cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of the offering.
The implementation of the stock-based benefit plan may dilute your ownership interest.
     We intend to adopt a new stock-based benefit plan following the offering, subject to receipt of stockholder approval. This stock-based benefit plan may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of Oneida Financial-New. While our intention is to fund this plan through open market purchases, stockholders would experience a 7.17% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock under the plan in an amount equal to up to 10.0% and 4.0%, respectively, of the shares sold in the offering. In the event we adopt the plan within one year following the conversion, shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under the stock-based benefit plan would be limited to 4.0% and 10.0%, respectively, of the total shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options or restricted stock previously granted by Oneida Financial Corp. or Oneida Savings Bank. In the event we adopt the plan more than one year following the conversion, the plan will not be subject to these limitations.
Implementing the stock-based benefit plan would increase our compensation and benefit expenses and adversely affect our profitability.
     We intend to adopt a new stock-based benefit plan after the offering, subject to stockholder approval, which would increase our annual employee compensation and benefit expenses related to the stock options and shares granted to participants under the new stock-based benefit plan. The actual amount of compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period and other factors which we cannot predict at this time. If the new stock-based benefit plan is implemented within one year of the completion of the offering, the number of shares of common stock reserved for issuance for awards of restricted stock or grants of options under such stock-based benefit plan may not exceed 4.0% and 10.0%, respectively, of the shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options or restricted stock previously granted by Oneida Financial Corp. or Oneida Savings Bank. If we award restricted shares of common stock or grant options in excess of these amounts under a stock-based benefit plan adopted more than one year after the completion of the offering, our costs would increase further.
     In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense for the new stock-based benefit plan and employee stock ownership plan in the first year following the offering has been estimated to be approximately $823,000 ($598,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $8.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. We anticipate that the additional compensation expense for the new stock-based benefit plan and the employee stock ownership plan will be offset in part by the reduction in discretionary contributions that we have made in recent years to our employee stock ownership plan. For example, in the year ended December 31, 2009, we contributed approximately $300,000 to the employee stock ownership plan to fund the purchase of shares of our common stock in the open market. It is expected that these planned reductions in discretionary contributions will offset the contributions that would be made to pay off the new loan and the expense of the new stock-based benefit plan. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”
Various factors may make takeover attempts more difficult to achieve.
     Our board of directors has no current intention to sell control of Oneida Financial-New. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of Oneida Financial-New without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include the following:
•	Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a savings and loan holding company regulated by the Office of Thrift Supervision without the prior approval of the Office of Thrift Supervision.

•	New York Banking Law. In addition to federal law, the New York State Banking Law generally requires prior approval of the New York State Banking Board before any action is taken that causes any entity or person to acquire direct or indirect control of a banking institution which is organized in New York State. Control is presumed to exist if any company or person directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company or person that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution.

•	Articles of incorporation of Oneida Financial-New and statutory provisions. Provisions of the articles of incorporation and bylaws of Oneida Financial-New and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. Specifically, under Maryland law and Oneida Financial-New’s bylaws, any person who acquires more than 10% of the common stock of Oneida Financial-New without the prior approval of its board of directors may be prohibited by the board of directors from engaging in any type of business combination with Oneida Financial-New for a five-year period. Any business combination after the five year prohibition would be subject to super-majority stockholder approval or minimum price requirements. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

•	Restated organization certificate of Oneida Savings Bank. The restated organization certificate of Oneida Savings Bank provides that for a period of three years from the closing of the conversion and offering, no person other than Oneida Financial-New may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Oneida Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of Oneida Savings Bank or Oneida Financial-New or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Oneida Financial-New or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Oneida Savings Bank. In addition, during this three-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

•	Issuance of stock options and restricted stock. We also intend to issue stock options and shares of restricted stock to key employees and directors that will require payments to these persons in the event of a change in control of Oneida Financial-New. These payments may have the effect of increasing the costs of acquiring Oneida Financial-New, thereby discouraging future takeover attempts.

•	Employment agreements. Oneida Financial Corp. has employment agreements with certain of its executive officers that will remain in effect following the stock offering. These agreements may have the effect of increasing the costs of acquiring Oneida Financial-New, thereby discouraging future takeover attempts.
The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.
     The shares of common stock that our directors and officers intend to purchase in the offering, when combined with the shares that they will receive in the exchange for shares of Oneida Financial Corp. common stock they hold as of                     , 2010, may result in management and the board controlling as much as approximately 12.42% of our outstanding shares of common stock at the minimum of the offering range. Our employee stock ownership plan is also expected to purchase 4% of the shares of common stock sold in the stock offering at the minimum of the offering range, which will be in addition to the 4.03% of our outstanding shares of common stock already held by the employee stock ownership plan as of                     , 2010. Additional stock options and shares of common stock would also be granted to our directors and employees if a new stock-based incentive plan is adopted in the future. This would result in management and employees controlling a significant percentage of our shares of common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage or prevent a potential sale of Oneida Financial-New that our stockholders may desire.
There may be a decrease in stockholders’ rights for existing stockholders of Oneida Financial Corp.
     As a result of the conversion, existing stockholders of Oneida Financial Corp. will become stockholders of Oneida Financial-New. In addition to the provisions discussed above that may discourage takeover attempts that are favored by stockholders, some rights of stockholders of Oneida Financial-New will be reduced compared to the rights stockholders currently have in Oneida Financial Corp. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Oneida Financial-New are not mandated by Maryland law but have been chosen by management as being in the best interests of Oneida Financial-New and its stockholders. The articles of incorporation and bylaws of Oneida Financial-New include the following provisions: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Oneida Financial Corp.” for a discussion of these differences.
You may not revoke your decision to purchase Oneida Financial-New common stock in the subscription offering after you send us your subscription.
     Funds submitted or automatic withdrawals authorized in the connection with a purchase of shares of common stock in the subscription offering will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription offering are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 5,207,344 shares or decreased to fewer than 3,346,875 shares.
There may be a limited market for our common stock, which may lower our stock price and make it more difficult for investors to sell their shares of our common stock.
     We currently trade on the Nasdaq Capital Market and plan to trade on the Nasdaq Global Market following the conversion. However, we cannot guarantee that the shares of common stock will be regularly traded. Even if a liquid market develops for our common stock, there is no assurance that it can be maintained. An active, orderly trading market depends on the presence and participation of willing buyers and sellers which neither Oneida Financial-New nor the market makers in the common stock can control. This may affect your ability to sell your shares on short notice, and the sale of a large number of shares at one time could temporarily depress the market price of our common stock. For these reasons, our common stock should not be viewed as a short-term investment.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF ONEIDA FINANCIAL CORP.
     The summary financial information presented below is derived in part from the consolidated financial statements of Oneida Financial Corp. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2009 and 2008 and for the fiscal years ended December 31, 2009, 2008 and 2007 is derived in part from the audited consolidated financial statements of Oneida Financial Corp. that appear in this prospectus. The information at December 31, 2007, 2006 and 2005 and for the fiscal years ended December 31, 2006 and 2005 is derived in part from audited consolidated financial statements that do not appear in this prospectus.

	At December 31,
	2009	2008	2007	2006	2005
	(In thousands)
Selected Financial Condition Data:
Total assets	$590,506	$540,130	$522,315	$442,937	$436,761
Cash and cash equivalents	39,537	13,294	16,461	18,710	12,877
Loans receivable, net	295,839	302,492	284,418	247,441	236,077
Mortgage-backed securities	65,737	74,316	46,569	29,064	29,074
Investment securities	96,487	60,446	95,825	85,736	106,455
Trading securities	7,627	5,941	—	—	—
Goodwill and other intangibles	24,813	25,063	25,434	19,870	14,364
Interest bearing deposits	426,368	364,911	334,444	260,173	250,142
Non-interest bearing deposits	62,997	60,787	65,685	53,097	51,044
Borrowed funds	31,000	52,825	56,400	65,400	77,270
Total stockholders’ equity	59,116	54,829	59,400	58,460	53,648

	Years Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands, except per share amounts)
Selected Operating Data:
Total interest income	$25,001	$26,734	$25,673	$22,261	$21,012
Total interest expense	7,574	11,081	12,028	9,446	7,687

Net interest income	17,427	15,653	13,645	12,815	13,325
Provision for loan losses	760	525	—	280	360

Net interest income after provision for loan losses	16,667	15,128	13,645	12,535	12,965
Net investment (losses) gains	(1,507)	(959)	353	308	275
Change in fair value of trading securities	1,725	(7,675)	—	—	—
Non-interest income	20,884	18,318	17,838	16,671	11,617
Non-interest expense	31,975	28,171	26,416	23,407	19,496
Intangible amortization	470	541	548	383	113

Income (loss) before income taxes	5,324	(3,900)	4,872	5,724	5,248
Income tax provision (benefit)	1,211	(2,223)	1,368	1,526	1,390

Net income (loss)	$4,113	$(1,677)	$3,504	$4,198	$3,858

Earnings (loss) per share — basic	$0.53	$(0.22)	$0.45	$0.55	$0.51
Earnings (loss) per share — diluted	$0.52	$(0.22)	$0.45	$0.54	$0.50
Cash dividends paid	$0.48	$0.48	$0.48	$0.45	$0.41

	At or For the Years Ended December 31,
	2009	2008	2007	2006	2005
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets (ratio of net income (loss) to average total assets)	0.73%	(0.31)%	0.71%	0.96%	0.89%
Return on average equity (ratio of net income (loss) to average equity)	7.41%	(2.99)%	5.99%	7.67%	7.30%
Interest rate spread (1)	3.55%	3.18%	3.02%	3.05%	3.15%
Net interest margin (2)	3.69%	3.42%	3.34%	3.45%	3.50%
Efficiency ratio (3)	82.99%	111.18%	82.98%	78.56%	77.32%
Non-interest income to average total assets	3.76%	1.78%	3.68%	3.90%	2.75%
Non-interest expense to average total assets	5.78%	5.27%	5.46%	5.46%	4.53%
Average interest-earning assets as a ratio of average interest-bearing liabilities	108.73%	109.73%	110.99%	115.73%	117.37%
Average equity to average total assets	9.89%	10.42%	11.83%	12.58%	12.21%
Equity to total assets (end of period)	10.01%	10.15%	11.37%	13.20%	12.28%
Tangible equity to tangible assets (end of period) (4)	6.06%	5.78%	6.84%	9.12%	9.30%
Dividend payout ratio (5)	40.69%	(99.10)%	45.07%	36.05%	34.82%

Asset Quality Ratios:
Nonperforming assets to total assets (6)	0.41%	0.09%	0.07%	0.01%	0.05%
Nonperforming loans to total loans	0.18%	0.17%	0.13%	0.02%	0.09%
Net charge-offs to average loans	0.16%	0.14%	0.04%	0.06%	0.17%
Allowance for loan losses to loans receivable, net	0.98%	0.87%	0.88%	0.84%	0.83%
Allowance for loan losses to nonperforming loans	526.50%	511.50%	669.60%	4,080.39%	870.67%

Bank Regulatory Capital Ratios:
Total capital (to risk-weighted assets)	10.73%	10.21%	10.18%	13.36%	13.64%
Tier I capital (to risk-weighted assets)	10.00%	9.49%	9.45%	12.63%	12.96%
Tier I capital (to average assets)	7.19%	6.64%	6.60%	8.89%	8.80%

Other Data:
Number of full service offices	12	12	12	8	8
Number of employees (full time equivalent)	318	314	317	277	237

(1)	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted- average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income, excluding net impairment losses, net investment gains (losses) and changes in fair value of trading securities.

(4)	Tangible equity represents total equity less goodwill and other intangible assets, and tangible assets represents total assets less goodwill and other intangibles.

(5)	The dividend payout ratio represents total dividends paid divided by net income and reflects the waiver of dividends by Oneida Financial, MHC. The following table sets forth the aggregate cash dividends declared and paid or waived per period, which is calculated by multiplying the dividends declared per share by the number of shares outstanding as of the applicable record date:

	At or For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(in thousands)
Dividends paid to public stockholders	$1,674	$1,662	$1,649	$1,513	$1,343
Dividends payable to Oneida Financial MHC	2,069	2,069	2,069	1,939	1,767
Dividends waived by Oneida Financial MHC	(2,069)	(2,069)	(2,069)	(1,939)	(1,767)

Total dividends paid	$1,674	$1,662	$1,649	$1,513	$1,343

(6)	Non-performing assets include non-performing loans and non-accrual trust preferred securities.

FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:
•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.
     These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board;

•	our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and consumer loans;

•	possible impairments of securities held by us;

•	the level of future deposit premium assessments;

•	the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;

•	the impact of the current governmental effort to restructure the U.S. financial and regulatory system;

•	changes in the financial performance and/or condition of our borrowers; and

•	changes in our organization, compensation and benefit plans.
     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page ___.
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING
     Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $24.4 million and $33.5 million, or $38.8 million if the offering range is increased by 15%.
     A summary of the anticipated net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range and of the distribution of the net proceeds is as follows:

	Based Upon the Sale at $8.00 Per Share of
	3,346,875 Shares		3,937,500 Shares		4,528,125 Shares		5,207,344 Shares (1)
		Percent of Net		Percent of Net		Percent of Net		Percent of Net
	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds
	(Dollars in thousands)
Offering proceeds	$26,775		$31,500		$36,225		$41,659
Less offering expenses	2,347		2,520		2,693		2,892

Net offering proceeds	$24,428	100.0%	$28,980	100.0%	$33,532	100.0%	$38,767	100.0%

Distribution of net proceeds:
To Oneida Savings Bank	$12,214	50.0%	$14,490	50.0%	$16,766	50.0%	$19,383	50.0%
To fund loan to employee stock ownership plan	$1,071	4.4%	$1,260	4.3%	$1,449	4.3%	$1,666	4.3%
Retained by Oneida Financial-New(2)	$11,143	45.6%	$13,230	45.7%	$15,317	45.7%	$17,718	45.7%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering, or regulatory considerations.

(2)	In the event the stock-based incentive plan providing for stock awards and stock options is approved by stockholders, and assuming shares are purchased for the stock awards at $8.00 per share, an additional $1.1 million, $1.3 million, $1.4 million and $1.7 million of net proceeds will be used by the holding company at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. In this case, the net proceeds retained by Oneida Financial-New would be $10.1 million, $12.0 million, $13.9 million and $16.1 million, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range.
     Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Oneida Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Oneida Financial-New May Use the Proceeds it Retains From the Offering:
•	to invest in securities;

•	to finance the acquisition of financial institutions or other financial services companies, including insurance agencies, as opportunities arise, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering (between $1.1 million and $1.4 million, or $1.7 million if the offering is increased by 15%);

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock; and

•	for other general corporate purposes.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.
     Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval.
Oneida Savings Bank May Use the Net Proceeds it Receives From the Offering:
•	to fund new loans, including one-to-four family residential mortgage loans, commercial real estate and commercial business loans, home equity loans and automobile and other consumer loans;

•	to expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies, including insurance agencies, as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in securities; and

•	for other general corporate purposes.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.
     Our return on equity may be relatively low until we are able to effectively reinvest the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.”

OUR DIVIDEND POLICY
     Oneida Financial Corp. has paid a semiannual cash dividend since August 1999. During the six months ended December 31, 2009, Oneida Financial Corp. paid a semiannual cash dividend of $0.24 per share, which equals $0.48 per share on an annualized basis. After the conversion, we intend to continue to pay an annual cash dividend of $0.48, payable quarterly. This dividend would represent a 6% annual yield based on the initial offering price of $8.00 per share. However, after the conversion, the dividend rate and the continued payment of dividends will primarily depend on our earnings, alternative uses for capital, our capital requirements, acquisition opportunities, our financial condition and results of operations and, to a lesser extent, statutory and regulatory limitations, tax considerations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Additionally, we cannot guarantee that the amount of dividends that we pay after the conversion and offering will be equal to the per share dividend amount that Oneida Financial Corp. shareholders currently receive.
     Under the plan of conversion and reorganization, Oneida Financial-New will not be permitted to pay dividends on its capital stock if its stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. See “The Conversion and Offering—Liquidation Rights.” Oneida Financial-New will also be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent. In addition, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.
     Funds from which Oneida Financial-New may pay dividends will include the net proceeds retained by it and earnings thereon, as well as dividends from Oneida Savings Bank. Oneida Savings Bank will not be permitted to make a capital distribution to Oneida Financial-New if after making such distribution it would be undercapitalized. Under New York Banking Law, Oneida Savings Bank may generally only pay dividends out of net profits. The approval of the Superintendent is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause Oneida Savings Bank’s capital to be reduced below the amount required by the Superintendent or the Federal Deposit Insurance Corporation.
     For information concerning additional federal and state law and regulations regarding the ability of Oneida Savings Bank to make capital distributions, including the payment of dividends to Oneida Financial Corp., see “Taxation—Federal Taxation” and “Supervision and Regulation—Federal Banking Regulation.”
     See “Selected Consolidated Financial and Other Data of Oneida Financial Corp.” and “Market for the Common Stock” for information regarding our historical dividend payments.
MARKET FOR THE COMMON STOCK
     Oneida Financial Corp.’s common stock is currently listed on the Nasdaq Capital Market under the symbol “ONFC.” Upon completion of the conversion, we expect the common stock of Oneida Financial-New will trade on the Nasdaq Global Market under the symbol “ONFCD” for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to “ONFC.” To list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Oneida Financial Corp. currently has more than three market makers, including Stifel, Nicolaus & Company, Incorporated. Stifel, Nicolaus & Company, Incorporated

has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so. We decided to list our common stock on the Nasdaq Global Market because the Nasdaq Global Market has more stringent listing standards and will potentially provide better liquidity for our common stock.
     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $8.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.
     The following table sets forth the high and low trading prices for shares of Oneida Financial Corp. common stock and cash dividends paid per share for the periods indicated. As of                                           , there were                       publicly held shares of Oneida Financial Corp. common stock issued and outstanding (excluding shares held by Oneida Financial, MHC). In connection with the conversion, each existing publicly held share of common stock of Oneida Financial Corp. will be converted into a right to receive a number of shares of Oneida Financial-New common stock, based upon the exchange ratio that is described in other parts of this prospectus. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”
     At the close of business on                                           , there were                                                        shares outstanding. The high and low closing prices for the quarterly periods noted below were obtained from the Nasdaq Capital Market.

	Price Per Share				Cash
	High		Low		Dividend Per Share
2010

Second quarter (through )	$		$		$
First quarter

2009

Fourth quarter		$9.95		$8.25	$—
Third quarter		11.75		7.06	0.24
Second quarter		11.25		7.35	—
First quarter		9.00		7.00	0.24

2008

Fourth quarter		$11.50		$6.99	$—
Third quarter		11.25		8.80	0.24
Second quarter		11.49		9.00	—
First quarter		11.37		8.71	0.24
     On February 8, 2010, the business day immediately preceding the public announcement of the conversion, and on                                           , the closing prices of Oneida Financial Corp. common stock as reported on the Nasdaq Capital Market were $9.32 per share and $        per share, respectively. At                      , Oneida Financial Corp. had approximately                       stockholders of record. On the effective date of the conversion, all publicly held shares of Oneida Financial Corp. common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Oneida Financial-New common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” All currently outstanding options to purchase shares of Oneida Financial Corp. common stock will expire on April 25, 2010, unless previously exercised.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
     At December 31, 2009, Oneida Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Oneida Savings Bank at December 31, 2009, and the pro forma regulatory capital of Oneida Savings Bank, after giving effect to the sale of shares of common stock at a $8.00 per share purchase price and assuming the receipt by Oneida Savings Bank of between $12.2 million and $19.4 million of the net offering proceeds at the minimum and maximum, as adjusted, of the offering range, respectively.

			Pro Forma at December 31, 2009, Based Upon the Sale in the Offering of
	Oneida Savings Bank
	Historical at
	December 31, 2009		3,346,875 Shares		3,937,500 Shares		4,528,125 Shares		5,207,344 Shares (1)
		Percent		Percent		Percent		Percent		Percent
		of Assets		of Assets		of Assets		of Assets		of Assets
	Amount	(2)	Amount	(2)	Amount	(2)	Amount	(2)	Amount	(2)
	(Dollars in thousands)
Equity capital	$57,176	9.68%	$68,476	11.36%	$70,563	11.66%	$72,650	11.96%	$75,050	12.30%

Core (leverage) capital (3)	$39,734	7.19%	$51,034	9.03%	$53,121	9.37%	$55,208	9.69%	$57,608	10.07%
Core (leverage) requirement (4)	22,101	4.00	22,596	4.00	22,687	4.00	22,778	4.00	22,883	4.00

Excess	$17,633	3.19%	$28,438	5.03%	$30,434	5.37%	$32,430	5.69%	$34,725	6.07%

Tier 1 risk-based capital (5) (3)	$39,734	10.00%	$51,034	12.76%	$53,121	13.27%	$55,208	13.77%	$57,608	14.35%
Tier 1 risk-based requirement (4)	15,900	4.00	15,999	4.00	16,017	4.00	16,035	4.00	16,056	4.00

Excess	$23,834	6.00%	$35,035	8.76%	$37,104	9.27%	$39,173	9.77%	$41,552	10.35%

Total risk-based capital (5) (3)	$42,635	10.73%	$53,935	13.48%	$56,022	13.99%	$58,109	14.50%	$60,509	15.07%
Risk-based requirement (4)	31,800	8.00	31,997	8.00	32,034	8.00	32,070	8.00	32,112	8.00

Excess	$10,835	2.73%	$21,938	5.48%	$23,988	5.99%	$26,039	6.50%	$28,397	7.07%

Net Proceeds Infused			$12,214		$14,490		$16,766		$19,383
MHC capital contribution			157		157		157		157
Less: ESOP			(1,071)		(1,260)		(1,449)		(1,666)

Pro Forma Increase			$11,300		$13,387		$15,474		$17,874

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering, or regulatory considerations.

(2)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)	Pro forma capital levels assume that the employee stock ownership plan purchases 4% of the shares of common stock to be outstanding immediately following the stock offering with funds we lend. Pro forma GAAP and regulatory capital have been reduced by the amount required to fund this plan. See “Management—Tax-Qualified Benefit Plans” for a discussion of the employee stock ownership plan.

(4)	The Federal Deposit Insurance Corporation requires a Tier 1 risk-based capital ratio of 4% or greater, a leverage capital ratio of 4% or greater, and a total risk-based capital ratio of 8% or greater.

(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION
     The following table presents the historical consolidated capitalization of Oneida Financial Corp. at December 31, 2009 and the pro forma consolidated capitalization of Oneida Financial-New after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

		Pro Forma at December 31, 2009, Based upon the Sale in the Offering of
	Oneida				Maximum as
	Financial Corp.	Minimum	Midpoint	Maximum	adjusted 5,207,344
	Historical at	3,346,875	3,937,500	4,528,125	Shares at
	December 31,	Shares at	Shares at $8.00	Shares at $8.00	$8.00 per
	2009	$8.00 per Share	per Share	per Share	Share (1)
	(Dollars in thousands)
Deposits (2)	$489,365	$489,208	$489,208	$489,208	$489,208
Borrowed funds	31,000	31,000	31,000	31,000	31,000

Total deposits and borrowed funds	$520,365	$520,208	$520,208	$520,208	$520,208

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $.01 par value, 30,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	83	61	71	82	94
Additional paid-in capital (3)	19,482	40,861	45,403	49,944	55,166
MHC capital contribution (3)	—	157	157	157	157
Retained earnings (5)	44,024	44,024	44,024	44,024	44,024
Accumulated other comprehensive loss	(3,961)	(3,961)	(3,961)	(3,961)	(3,961)
Less:
Treasury stock	(3,071)	—	—	—	—
Common stock held by employee stock ownership plan (6)	—	(1,071)	(1,260)	(1,449)	(1,666)
Common stock held by stock-based incentive plan (7)	—	(1,071)	(1,260)	(1,449)	(1,666)

Total stockholders’ equity-controlling interest	56,557	79,000	83,174	87,348	92,148
Non-controlling interest (8)	2,559	2,559	2,559	2,559	2,559

Total stockholders’ equity	$59,116	$81,559	$85,733	$89,907	$94,707

Pro Forma Shares Outstanding
Total shares outstanding	7,809,420 (9)	6,064,656	7,134,890	8,205,123	9,435,892

Exchange shares issued	—	2,717,781	3,197,390	3,676,998	4,228,548

Shares offered for sale	—	3,346,875	3,937,500	4,528,125	5,207,344

Total stockholders’ equity as a percentage of total assets (2)	10.01%	13.31%	13.89%	14.47%	15.13%

Tangible equity to total assets ratio	6.06%	9.26%	9.87%	10.48%	11.16%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares, changes in market or general financial conditions following the commencement of the subscription and community offerings, or regulatory considerations.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals. On a pro forma basis, reflects elimination of $157,000 of cash in Oneida Financial, MHC held as deposits of Oneida Savings Bank.

(3)	Oneida Financial Corp. currently has 1,000,000 authorized shares of preferred stock and 20,000,000 authorized shares of common stock, par value $0.10 per share. On a pro forma basis, Oneida Financial-New common stock and additional paid-in capital have been revised to reflect the number of shares of Oneida Financial-New common stock to be outstanding, which is 6,064,656 shares, 7,134,890 shares, 8,205,123 shares and 9,435,892 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. On a pro forma basis, reflects transfer to equity of $157,000 of net assets in Oneida Financial, MHC.

(4)	No effect has been given to the issuance of additional shares of Oneida Financial-New common stock pursuant to the exercise of options under a stock-based incentive plan. If this plan is implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Oneida Financial-New common stock sold in the offering will be reserved for issuance upon the exercise of options under the plan. No effect has been given to the exercise of options currently outstanding. See “Management.”
(footnotes continue on following page.)

(5)	The retained earnings of Oneida Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation.”

(6)	Assumes that 4% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Oneida Financial-New , although we reserve the right to purchase shares in excess of 4% if necessary to complete the offering at the minimum of the offering range. The loan will be repaid principally from Oneida Savings Bank’s contributions to the employee stock ownership plan. Since Oneida Financial-New will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Oneida Financial-New’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)	A number of shares of common stock equal to 4.0% of the shares of common stock to be sold in the offering will be purchased by the stock-based incentive plan in open market purchases. The funds to be used by the plan to purchase the shares will be provided by Oneida Financial-New. The dollar amount of common stock to be purchased is based on the $8.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Oneida Financial-New accrues compensation expense to reflect the vesting of shares pursuant to the plan, the credit to capital will be offset by a charge to operations. Implementation of the plan will require stockholder approval.

(8)	The noncontrolling interest represents the preferred shareholder minority interest in Oneida Preferred Funding Corp., a real estate investment trust.

(9)	Reflects the total number of shares outstanding as of February 28, 2010.

PRO FORMA DATA
     The following table summarizes historical data of Oneida Financial Corp. and pro forma data at and for the fiscal year ended December 31, 2009. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of Oneida Savings Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”
     The net proceeds in the tables are based upon the following assumptions:
(i)	40% of all shares of common stock will be sold in the subscription and community offerings, including shares purchased by insiders, with the remaining shares to be sold in the syndicated community offering;

(ii)	167,000 shares of common stock will be purchased by our executive officers and directors, and their associates;

(iii)	our employee stock ownership plan will purchase 4.0% of the shares of common stock sold in the offering, with a loan from Oneida Financial-New. The loan will be repaid in substantially equal payments of principal and interest over a period of 10 years;

(iv)	Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 1.0% of the dollar amount of shares of common stock sold in the subscription and community offerings and 5.5% of the dollar amount of shares sold in the syndicated offering. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(v)	total expenses of the offering, including the marketing fees to be paid to Stifel, Nicolaus & Company, Incorporated, will be between $2.3 million at the minimum of the offering range and $2.9 million at the maximum of the offering range, as adjusted.
     We calculated pro forma consolidated net earnings for the fiscal year ended December 31, 2009 as if the estimated net proceeds we received had been invested at the beginning of the year at an assumed interest rate of 3.30% (2.02% on an after-tax basis). This interest rate was calculated assuming that 50% of the net proceeds are placed into 15 year conforming mortgage-backed securities with the remaining 50% of the net proceeds invested in five-year U.S. Treasury securities, all based on market interest rates prevailing as of December 31, 2009. This method reflects the approximate use of proceeds anticipated by Oneida Financial-New. The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds. It is assumed that Oneida Financial-New will retain between $11.1 million and $15.3 million of the estimated net proceeds of the offering, or $17.7 million if the offering range is increased by 15%. The actual net proceeds from the sale of shares of common stock will not be determined until the offering is completed. However, we currently estimate the net proceeds to be between $24.4 million and $33.5 million, or $38.8 million if the offering range is increased by 15%.

     The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock.

At or for the Fiscal Year Ended December 31, 2009
Based upon the Sale at $8.00 Per Share of
3,346,875	3,937,500	4,528,125	5,207,344
Shares	Shares	Shares	Shares (1)
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$26,775	$31,500	$36,225	$41,659
Plus: market value of shares issued in the exchange	21,742	25,579	29,416	33,828

Pro forma market capitalization	48,517	57,079	65,641	75,487

Gross proceeds of offering	$26,775	$31,500	$36,225	$41,659
Less: Expenses	2,347	2,520	2,693	2,892

Estimated Net Proceeds	24,428	28,980	33,532	38,767
Less: Common stock purchased by employee stock ownership plan	(1,071)	(1,260)	(1,449)	(1,666)
Less: Common stock purchased by stock-based incentive plan	(1,071)	(1,260)	(1,449)	(1,666)

Estimated net proceeds, as adjusted	$22,286	$26,460	$30,634	$35,435

For the Twelve Months Ended December 31, 2009
Consolidated net earnings:
Historical	$4,113	$4,113	$4,113	$4,113
Pro forma adjustments:
Income on adjusted net proceeds	451	535	620	717
Employee stock ownership plan (2)	(66)	(77)	(89)	(102)
Recognition and retention plan (3)	(131)	(155)	(178)	(204)
Stock option plan (4)	(187)	(221)	(254)	(292)

Pro forma net income	$4,180	4,195	$4,212	$4,232

Earning per share (5):
Historical	$0.68	$0.58	$0.50	$0.44
Pro form adjustments:
Income on adjusted net proceeds	0.08	0.08	0.08	0.08
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Recognition and retention plan (3)	(0.02)	(0.02)	(0.02)	(0.02)
Stock option plan (4)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma earnings per share (5) (6)	$0.70	$0.60	$0.52	$0.46

Offering price to pro forma net earnings per share	11.43	x	13.33	x	15.38	x	17.39	x
Number of shares used in earnings per share calculations	5,944,169	6,993,140	8,042,111	9,248,427

At December 31, 2009
Stockholders’ equity-controlling interest:
Historical	$56,557	$56,557	$56,557	$56,557
Estimated net proceeds	24,428	28,980	33,532	38,767
Equity increase from MHC	157	157	157	157
Less: Common stock acquired by employee stock ownership plan (2)	(1,071)	(1,260)	(1,449)	(1,666)
Less: Common stock acquired by recognition and retention plan (3)	(1,071)	(1,260)	(1,449)	(1,666)

Pro forma stockholders equity	79,000	83,174	87,348	92,149
Less: Intangible assets	(24,813)	(24,813)	(24,813)	(24,813)

Pro forma tangible stockholders’ equity	$54,187	$58,361	$62,535	$67,336

Stockholders’ equity per share-controlling interest (7):
Historical	$9.33	$7.94	$6.90	$6.00
Estimated net proceeds	4.03	4.06	4.09	4.11
Plus: Assets received from the MHC	0.03	0.02	0.02	0.02
Less: Common stock acquired by employee stock ownership plan (2)	(0.18)	(0.18)	(0.18)	(0.18)
Less: Common stock acquired by recognition and retention plan (3)	(0.18)	(0.18)	(0.18)	(0.18)

Pro forma stockholders’ equity per share (6) (7)	$13.03	$11.66	$10.65	$9.77
Intangible assets per share	$(4.09)	$(3.48)	$(3.02)	$(2.63)

Pro forma tangible stockholders’ equity per share (6) (7)	$8.94	$8.18	$7.63	$7.14
(footnotes begin on following page.)

	At or for the Fiscal Year Ended December 31, 2009
	Based upon the Sale at $8.00 Per Share of
	3,346,875	3,937,500	4,528,125	5,207,344
	Shares	Shares	Shares	Shares (1)
	(Dollars in thousands, except per share amounts)
Offering price as percentage of pro forma stockholders’ equity per share	61.40%	68.61%	75.12%	81.88%
Offering price as percentage of pro forma tangible stockholders’ equity per share	89.49%	97.80%	104.85%	112.04%
Number of shares outstanding for pro forma book value per share calculations	6,064,656	7,134,890	8,205,123	9,435,892

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering, or regulatory considerations.

(2)	Assumes that 4.0% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan (although we reserve the right to purchase shares in excess of 4% if necessary to complete the offering at the minimum of the offering range). For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Oneida Financial-New. Oneida Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Oneida Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 10 equal annual installments of principal and interest. ASC Topic 718 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Oneida Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 38.69%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 13,388, 15,750, 18,113 and 20,829 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC Topic 718, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations. The additional compensation expense noted above does not give effect to our intention to reduce the amount of discretionary contributions that we have made in recent years to our employee stock ownership plan. For example, in the year ended December 31, 2009, we contributed approximately $300,000 to the employee stock ownership plan to fund the purchase of shares of our common stock in the open market. It is expected that these planned reductions in discretionary contributions will offset the contributions made to pay off the new loan.

(3)	If approved by Oneida Financial-New’s stockholders, the stock recognition and retention plan may purchase an aggregate number of shares of common stock equal to 4.0% of the shares to be sold in the offering subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options previously granted by Oneida Savings Bank or Oneida Financial Corp. (or a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock recognition and retention plan, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Oneida Financial-New or through open market purchases. Shares in the stock recognition and retention plan are assumed to vest over a period of five years. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by Oneida Financial-New. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at $8.00 per share, (ii) 20% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the fiscal year ended December 31, 2009, and (iii) the stock recognition and retention plan expense reflects an effective combined federal and state tax rate of 38.69%. Assuming stockholder approval of the stock recognition and retention plan and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.16% at the maximum of the offering range.

(4)	If approved by Oneida Financial-New’s stockholders, the stock option plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options previously granted by Oneida Savings Bank or Oneida Financial Corp. (or a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock option plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock option plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $8.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.10 for each option, the aggregate grant-date fair value
(footnotes continue on following page.)

(5)	of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 38.69%. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock option plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $8.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock option plan is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.23% at the maximum of the offering range.

(6)	Per share figures include publicly held shares of Oneida Financial Corp. common stock that will be exchanged for shares of Oneida Financial-New common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC Topic 718, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(7)	The retained earnings of Oneida Savings Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

(8)	Per share figures include publicly held shares of Oneida Financial Corp. common stock that will be exchanged for shares of Oneida Financial-New common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.7766, 0.9136, 1.0507 and 1.2083 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
     This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Oneida Financial Corp. provided in this prospectus.
Overview
     Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other interest-earning assets (primarily cash and cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting primarily of deposits and Federal Home Loan Bank advances and other borrowings. Net interest income is a function of our interest rate spread, which is the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities, as well as a function of the average balance of interest-earning assets compared to interest-bearing liabilities. Also contributing to our earnings is noninterest income, which consists primarily of service charges and fees on loan and deposit products and services, fees from our insurance agency, benefits consulting and risk management subsidiaries and fees from trust services, and net gains and losses on sale of investments. Interest income and noninterest income are offset by provisions for loan losses, general administrative and other expenses, including employee compensation and benefits and occupancy and equipment costs, as well as by state and federal income tax expense.
     Our results of operations are also significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect our financial condition and results of operations. See “Risk Factors” beginning on page ___.
Business Strategy
     In guiding our operations, we seek to implement various strategies designed to enhance the institution’s profitability consistent with safety and soundness considerations. These strategies include a continuing focus on our community banking franchise while distinguishing our company as a complete financial services provider, and by promoting and continuing to expand our insurance, consulting and risk management businesses. We believe these strategies will enable us to continue to grow our assets, while providing superior service to our customers, remaining focused on high asset quality, continuing to grow and diversify revenue and generating favorable returns to our stockholders. The following are the key elements of our business strategy:
     Continuing our Community Oriented Focus. We have been committed to meeting the financial needs of the communities we serve and providing quality service to our customers. We believe we can be more effective than many of our competitors in serving our customers because of our ability to promptly and effectively respond to customer needs and inquiries. Our ability to succeed in our communities is enhanced by the stability of senior management. Senior management has an average tenure with Oneida Savings Bank of over 20 years and each individual who comprises senior management has over 25 years experience in the banking industry.

     Our community focus is further supported by the community service activities of our employees and the charitable activities of The Oneida Savings Bank Charitable Foundation. Our foundation was established in December 1998 in connection with our initial public offering. The foundation provides funds to eligible nonprofit organizations to help them carry out unique, innovative projects in specific fields of interest. The foundation’s goal is to fund projects that will enhance the quality of life in the communities served by Oneida Savings Bank.
     Expanding our Geographic Reach. Since 1998, we have grown our traditional community banking franchise organically and through acquisitions of banks and nonbank corporations that offer trust services, insurance sales, financial services, employee benefits consulting and risk management services. The expansion into insurance and other financial services businesses has enabled Oneida Savings Bank to evolve from a traditional savings bank to a full-service financial services organization. We plan to continue to seek opportunities to grow our business through a combination of de novo branching and complementary acquisitions in our existing market and contiguous markets. We will consider acquisition opportunities that expand our geographic reach in banking, insurance or other complementary financial service businesses, although we do not currently have any agreements or understandings regarding any specific acquisition.
     Continuing to Improve Earnings and Diversify Income Sources. We continue to seek ways of increasing our income by increasing our fee income and other sources of non-interest income through traditional banking sources and insurance and financial services businesses.
•	Community Banking. We continue to actively market our core banking products to attract new fee-based deposit accounts and checking account related services to new and existing customers. We offer our customers internet banking, an account overdraft program, e-commerce capabilities and debit cards as an account retention tool and to increase non-interest income. These products and services represent continuing sources of fee income. We also emphasize our trust department services with the expectation that fees generated by the trust department will increase as the assets under management grow. In addition, we receive fee income from servicing loans sold in the secondary market.

•	Financial Service Subsidiaries. In recent years, we have increased the services and products we offer through our insurance agency, benefits consulting, and risk management subsidiaries. We initially entered the insurance and financial services business with the acquisition in 2000 of Bailey & Haskell Associates, Inc., which operates as an insurance agency subsidiary of Oneida Savings Bank with six New York offices and an office in South Carolina. We acquired Benefit Consulting Group LLC, an employee benefits consulting and retirement plan administration firm in 2006. The resulting company, Benefit Consulting Group Inc., is also a wholly owned subsidiary of Oneida Savings Bank. The expansion of our financial services business has continued to provide an increasing revenue source. During 2008, we established Workplace Health Solutions, Inc., a wholly owned subsidiary of Oneida Savings Bank, to develop a series of risk management services to help mitigate and prevent work related injuries, and to assist injured workers and their employers when a workplace injury occurs. This subsidiary was designed to complement our other subsidiaries with an overall philosophy of innovative risk management services. We intend to continue to expand our financial services businesses to increase our earnings and diversify our revenue sources.
     Growing Our Loan Portfolios. We intend to grow our loan portfolios while continuing to exercise prudent loan underwriting and administration standards.

•	Emphasizing Origination of Commercial Real Estate, Consumer and Commercial Business Loans. We have sought to increase commercial real estate, consumer and commercial business lending in a controlled, safe and sound manner. Because these loans generally have higher yields and shorter terms than one-to-four family residential mortgage loans, our goal is to increase the origination of these loans consistent with safety and soundness considerations. At December 31, 2009, our loan portfolio was composed of 19.8% commercial real estate loans, 14.4% consumer loans and 13.0% commercial business loans.

•	Continuing the Origination of One-to-Four Family Real Estate Loans. Historically, Oneida Savings Bank has emphasized the origination of one-to-four family residential mortgage loans within Madison and Oneida counties and the surrounding counties. During 2009, our one-to-four family mortgage loan originations have been primarily fixed-rate loans. We generally sell our fixed-rate one-to-four family loan originations, and such loans are sold without recourse and on a servicing-retained basis. During the years ended December 31, 2009 and 2008, we sold $55.9 million and $18.6 million, respectively, in fixed-rate one-to-four family mortgage loans. In addition, adjustable-rate mortgage (“ARM”) loans and hybrid ARM loans, which have a fixed rate of interest for the first three to five years and adjust annually thereafter, represented a lower percentage of total originations. Residential real estate loan origination volume, particularly fixed-rate originations, increased significantly during 2009 compared with 2008 due to declining market interest rates and a reduction of non-bank mortgage brokers competing in the market area.
     Continuing Our Conservative Underwriting Standards and Maintaining our Strong Asset Quality. We continue to maintain exceptional asset quality and reserve coverage. At December 31, 2009, our non performing loans totaled $551,000, or 0.18% of total loans, and our ratio of allowance for loan losses to total nonperforming loans was 526.5%. Our asset quality reflects our conservative underwriting standards, the diligence and experience of our loan collection personnel and the stability of the local economy. As part of our evaluation of our asset quality, we also use an independent third party loan review firm to evaluate certain parts of the loan portfolio on a semiannual basis. Finally, we have not and do not plan to originate or participate in any sub-prime or Alt-A lending programs or loans.
     Growing Our Core Deposit Base. Oneida Savings Bank is a market leader in offering deposit accounts in the communities we serve. We continue to emphasize offering core deposits to individuals, businesses and municipalities located in our market area. Core deposits represent our best opportunity to develop customer relationships that enable us to cross sell the products and services of our complementary subsidiaries. Core deposits are our least costly source of funds which improves our interest rate spread and also contribute non-interest income from account related services.
Expected Increase in Non-Interest Expense as a Result of the Conversion
     Following the completion of the conversion, our non-interest expense is expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of a stock-based incentive plan, if approved by our stockholders.
     Assuming that 5,207,344 shares are sold in the offering:
(i)	the employee stock ownership plan will acquire 208,294 shares of common stock with a $1.7 million loan that is expected to be repaid over 10 years, resulting in an annual pre-

tax expense of approximately $166,635 (assuming that the shares of common stock maintain a value of $8.00 per share); and
(ii)	the new stock-based incentive plan would award a number of shares equal to 4% of the shares sold in the offering, or 208,294 shares, to eligible participants, and such awards would be expensed as the awards vest. Assuming all shares are awarded under the plan at a price of $8.00 per share, and that the awards vest over five years, the corresponding annual pre-tax expense associated with shares awarded under the plan would be approximately $333,270; and

(iii)	the new stock-based incentive plan would award options to purchase a number of shares equal to 10% of the shares sold in the offering, or 520,734 shares, to eligible participants, and such options would be expensed as the options vest. Assuming all options are awarded under the stock-based incentive plan at a price of $8.00 per share, and that the options vest over a minimum of five years, the corresponding annual pre-tax expense associated with options awarded under the stock-based incentive plan would be approximately $322,855 (assuming a grant-date fair value of $3.10 per option, using the Black-Scholes option valuation methodology).
     The actual expense that will be recorded for the employee stock ownership plan will be determined by the number of shares acquired by the plan in the offering and the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $8.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the shares awarded under the stock-based incentive plan will be determined by the number of shares encompassed by the plan, the fair market value of the stock on the grant date, which might be greater than $8.00 per share, and the mix of stock options and stock awards granted under the plan.
Financial Condition
     Assets. Total assets at December 31, 2009 were $590.5 million, an increase of $50.4 million, or 9.3%, from $540.1 million at December 31, 2008. The increase in total assets was primarily attributable to an increase in cash equivalents and investment securities.
     Management continues to maintain a diversified loan portfolio mix. This strategy is supported through the origination and retention of consumer and commercial business loans with the intent of increasing the average yield on our interest-earning assets, and the origination for sale in the secondary market of lower yielding fixed-rate one-to-four family residential real estate loans. Total consumer, commercial business and commercial real estate loans decreased by $2.3 million during 2009. The decrease in consumer, commercial business and commercial real estate loans was primarily due to a decrease in demand, particularly automobile lending, and commercial borrowers reducing their outstanding commercial line of credit balances during 2009. Residential real estate loans decreased $4.0 million during 2009. During the year ended December 31, 2009, a total of $55.9 million in fixed-rate residential mortgage loans were sold, compared with loan sales of $18.6 million during 2008.
     Oneida Savings Bank reinvests proceeds from loan sales and investment sales and investment security maturities in other loans as new loan origination volume warrants. Investment and mortgage-backed securities provide improved liquidity as compared with individual mortgage loans thereby allowing Oneida Savings Bank to accommodate periods of increased loan demand.

     Mortgage-backed securities decreased $8.6 million, or 11.6%, to $65.7 million at December 31, 2009 as compared with $74.3 million at December 31, 2008. The decrease in mortgage-backed securities is primarily the result of the repayment and sales of securities during 2009. Investment securities increased $36.1 million, or 60.0%, to $96.5 million at December 31, 2009 as compared to $60.4 million at December 31, 2008. The increase in investment securities was due to the increase in municipal deposits which require full collateralization with treasury, agency and municipal securities.
     We adopted The Fair Value Option of Financial Assets and Financial Liabilities, resulting in the reclassification of certain investment securities to that of trading securities as of January 1, 2008. Trading securities increased $1.7 million, or 28.8%, to $7.6 million at December 31, 2009 as compared with $5.9 million at December 31, 2008 and represent common and preferred equity securities that we have elected to adjust to fair value. The increase in trading securities represents the increase in fair value during 2009 and was reflected through the income statement.
     Cash and cash equivalents increased $26.2 million or 197.4% to $39.5 million at December 31, 2009 from $13.3 million at December 31, 2008. The increase in cash and cash equivalents was due to our intention to maintain a higher level of cash liquidity, an increase in deposits and maintaining a larger cash balance with the Federal Reserve Bank of New York for more favorable risk-based capital treatment.
     Oneida Financial Corp. invests in bank-owned life insurance to provide a funding source for benefit plan obligations. Bank-owned life insurance also generally provides noninterest income that is nontaxable. Federal regulations generally limit the investment in bank-owned life insurance to 25% of the sum of Oneida Savings Bank’s tier 1 capital and its allowance for loan losses. At December 31, 2009, this limit was $10.2 million, and our investment in bank-owned life insurance at that date totaled $15.7 million. We exceeded the limit as a result of acquiring bank-owned life insurance as part of a small bank acquisition as well as a large capital reduction in 2008 due to the write down of our Freddie Mac preferred stock. After the completion of the conversion and offering, it is expected that we will no longer exceed the limit as a result of the increased capital resulting from the offering.
     Liabilities. Total liabilities increased by $46.1 million or 9.5% to $531.4 million at December 31, 2009 from $485.3 million at December 31, 2008. The increase was primarily the result of an increase in deposits of $63.7 million, partially offset by a decrease in borrowings of $21.8 million.
     Deposit accounts increased $63.7 million, or 15.0%, to $489.4 million at December 31, 2009 from $425.7 million at December 31, 2008. Interest-bearing deposit accounts increased by $61.5 million, or 16.8%, to $426.4 million at December 31, 2009 from $364.9 million at December 31, 2008. Non-interest bearing deposit accounts increased $2.2 million, or 3.6%, to $63.0 million at December 31, 2009 from $60.8 million at December 31, 2008. Core deposit accounts which include checking, savings and money market accounts increased $62.6 million or 23.3%. Time deposits increased $1.1 million or 0.7%. The increase in core deposit accounts was distributed throughout our existing retail banking branch network and as a result of an increase in municipal deposits offered through our limited purpose commercial banking subsidiary, State Bank of Chittenango. Municipal deposits increased $31.1 million to $86.0 million at December 31, 2009 from $54.9 million at December 31, 2008.
     Borrowings decreased $21.8 million, or 41.3%, to $31.0 million at December 31, 2009 from $52.8 million at December 31, 2008. The decrease in borrowings was due to our decision not to renew a portion of the advances that matured during the year. At December 31, 2009, our FHLBNY overnight line of credit facility was not in use. At December 31, 2008, there was $3.8 million outstanding in the overnight line of credit facility. Overnight advances are accessed from time to time to fund loan originations and short-term deposit outflows.
     Other liabilities increased $4.2 million, or 61.8%, to $11.0 million at December 31, 2009 from $6.8 million at December 31, 2008. The increase in other liabilities is primarily due to an increase in future dated commissions and premiums payable in our insurance subsidiary at December 31, 2009.
     Stockholders’ Equity. Total stockholders’ equity at December 31, 2009 was $59.1 million, an increase of $4.3 million, or 7.8%, from $54.8 million at December 31, 2008. The increase in stockholders’ equity reflects the contribution of net income of $4.1 million. In addition, there was an increase in accumulated other comprehensive income (“AOCI”) of $1.6 million at December 31, 2009 resulting from an increase in the market value of mortgage-backed and investment securities and the change in the unrealized loss on pension benefits. Changes in interest rates and market volatility resulted in a decrease in the net unrealized loss on our available for sale securities. The unrealized losses are primarily related to our trust preferred securities in both periods. The change in AOCI is also the result of recognizing a portion of the unrealized losses from the prior period as an other-than-temporary impairment charge in the current period which is recognized through earnings and therefore a decrease in net income in the current period. During 2009, the amount of OTTI charged to earnings was $1.8 million net of income taxes as compared with $440,000 net of taxes in 2008 and no OTTI charged to earnings in 2007.
     Partially offsetting the increases in stockholders’ equity was the payment of cash dividends to stockholders. Stockholders were paid dividends during 2009 of $0.48 per share resulting in a reduction in stockholders’ equity of $1.7 million. Share based compensation earned under our stock plans was $259,000 during 2009 as compared to $166,000 during 2008.
Analysis of Net Interest Income
     Oneida Savings Bank’s principal business has historically consisted of offering savings accounts and other deposits to the general public and using the funds from such deposits to make loans secured by residential and commercial real estate, as well as consumer and commercial business loans. Oneida Savings Bank also invests a significant portion of its assets in investment securities and mortgage-backed securities, both of which have classifications of available for sale and held to maturity. Our results of operations depend primarily upon net interest income, which is the difference between income earned on interest-earning assets, such as loans and investments, and interest paid on interest-bearing liabilities, such as deposits and borrowings. Net interest income is directly affected by changes in volume and mix of interest-earning assets and interest-bearing liabilities which support those assets, as well as the changing interest rates when differences exist in the repricing of assets and liabilities.

     Average Balance Sheet. The following table sets forth certain information relating to our average balances, average yields and costs, and certain other information for the years ending December 31, 2009, 2008 and 2007. For the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities is expressed both in dollars and rates. No tax equivalent adjustments were made. The average balance is an average daily balance. Non-accrual loans have been included in the average balances.

	At
	December 31,	For the Years Ending December 31,
	2009	2009			2008			2007
	Average	Average		Yield/	Average		Yield/	Average		Yield/
	Yield/Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
		(dollars in thousands)
Interest-earning assets:
Loans receivable	5.96%	$298,449	$17,761	5.95%	$293,499	$18,535	6.32%	$271,789	$18,552	6.83%
Investment and MBS securities	4.18%	154,151	6,905	4.48%	143,987	7,379	5.12%	107,120	5,442	5.08%
Federal funds	0.11%	13,723	37	0.27%	7,342	169	2.30%	15,814	829	5.24%
Equity securities	2.35%	6,290	298	4.74%	12,814	651	5.08%	13,648	850	6.23%

Total interest-earning assets		472,613	25,001	5.29%	457,642	26,734	5.84%	408,371	25,673	6.29%

Non interest-earning assets:
Cash and due from banks		13,188			11,725			14,771
Other assets		75,112			74,999			71,107

Total Assets		$560,913			$544,366			$494,249

Interest-bearing liabilities:
Money market deposits	1.01%	$117,472	$1,516	1.29%	$83,115	$1,654	1.99%	$58,370	$1,831	3.14%
Savings accounts	0.57%	80,714	488	0.60%	77,266	603	0.78%	74,332	570	0.77%
Interest-bearing checking	0.18%	46,359	139	0.30%	40,459	238	0.59%	36,024	265	0.74%
Time deposits	1.94%	153,870	3,734	2.43%	159,933	6,020	3.76%	138,651	6,372	4.60%
Borrowings	4.67%	36,235	1,697	4.68%	56,194	2,561	4.56%	59,710	2,948	4.94%
Notes payable	0.00%	1	0	0.00%	88	5	5.68%	836	42	5.02%

Total interest-bearing liabilities		434,651	7,574	1.74%	417,055	11,081	2.66%	367,923	12,028	3.27%

Non interest-bearing liabilities:
Demand deposits		60,024			63,711			61,187
Other liabilities		10,740			6,867			6,661

Total liabilities		505,415			487,633			435,771
Stockholders’ equity		55,498			56,733			58,478

Total Liabilities and Stockholders’ Equity		$560,913			$544,366			$494,249

Net interest income			$17,427			$15,653			$13,645

Net interest spread				3.55%			3.18%			3.02%

Net earning assets		$37,962			$40,587			$40,448

Net interest margin			3.69%			3.42%			3.34%

Ratio of interest-earning assets to interest-bearing liabilities			108.73%			109.73%			110.99%

     Rate and Volume Analysis. The following table presents the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected our interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by current rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume) and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

	Years Ended December 31,
	2009 vs. 2008			2008 vs. 2007
	Increase/(Decrease)		Total	Increase/(Decrease)		Total
	Due to		Increase/	Due to		Increase/
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(In Thousands)
Interest-earning assets:
Loans receivable	$295	$(1,069)	$(774)	$1,371	$(1,388)	$(17)
Investment and mortgage-backed securities	455	(929)	(474)	1,889	48	1,937
Federal funds	17	(149)	(132)	(195)	(465)	(660)
Equity securities	(309)	(44)	(353)	(42)	(157)	(199)

Total interest-earning assets	$458	$(2,191)	$(1,733)	$3,023	$(1,962)	$1,061

Interest-bearing liabilities:
Money market deposits	$443	$(581)	$(138)	$492	$(669)	$(177)
Savings accounts	21	(136)	(115)	23	10	33
Interest-bearing checking	18	(117)	(99)	26	(53)	(27)
Time deposits	(147)	(2,139)	(2,286)	801	(1,153)	(352)
Borrowings	(935)	71	(864)	(160)	(227)	(387)
Notes payable	—	(5)	(5)	(43)	6	(37)

Total interest-bearing liabilities	$(600)	$(2,907)	$(3,507)	$1,139	$(2,086)	$(947)

Net increase (decrease) in net interest income			$1,774			$2,008

Comparison of Operating Results for the Years Ended December 31, 2009 and December 31, 2008.
     General. Net income for the year ended December 31, 2009 was $4.1 million compared to a net loss of $1.7 million for the year ended December 31, 2008. For the year ended December 31, 2009, the basic net income per share was $0.53 as compared with the 2008 reported basic loss per share of $0.22. The increase in net income is primarily the result of an increase in net interest income, an increase in non-interest income and an increase in the fair value of trading securities. These increases in income were partially offset by an increase in non-interest expense, an increase in income tax provision, an increase in net investment losses and an increase in provision for loan losses during 2009 as compared with 2008. The net loss in 2008 was largely due to noncash investment charges of $8.7 million, an increase in the provision for loan losses and an increase in non-interest expenses. Partially offsetting the factors attributable to the net loss were increases in net interest income and non-interest income and a decrease in the provision for income taxes.
     The net income from operations for the year ending December 31, 2009, which excludes non-cash impairment charges incurred on eight trust preferred securities of $2.3 million and the non-cash benefit to earnings recognized in the connection with the increase in market value of our trading securities of $1.7 million, net of $130,000 in income taxes, was $4.6 million or $0.58 per basic share. This compares to net income from operations for the year ending December 31, 2008 of $3.5 million, or $0.45 per basic share. Net income excluding the non-cash charges and benefits to earnings increased due primarily to an increase in net interest income, an increase in investment gains realized and an increase in non-interest income, partially offset by an increase in non-interest expense, provisions for loan losses and income tax provisions. We believe these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of our business, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe the exclusion of these items enables management to perform a more effective evaluation and comparison of our results and assess performance in relation to our ongoing operations.
     Interest and Dividend Income. Interest and dividend income decreased by $1.7 million, or 6.5%, to $25.0 million for the year ended December 31, 2009 from $26.7 million for the year ended December 31, 2008. Interest and fees on loans decreased by $774,000 for the year ended December 31, 2009 as compared with the same period in 2008. Interest and dividend income on mortgage-backed and other investment securities decreased $827,000 to $7.2 million for the year ended December 31, 2009 from $8.0 million for the year ended December 31, 2008. Interest income earned on federal funds sold decreased $132,000 during 2009 as compared with the year ended December 31, 2008.
     The decrease in income on loans resulted from a decrease of 37 basis points in the average yield on loans to 5.95% from 6.32% partially offset by an increase of $4.9 million in the average balance of loans to $298.4 million in 2009 from $293.5 million in 2008. As of December 31, 2009, residential real estate loans totaled $144.1 million, a decrease of $4.0 million from December 31, 2008. During 2009, a total of $55.9 million in fixed-rate residential real estate loans were sold in the secondary market. In addition, commercial loans decreased $3.4 million to $38.8 million at December 31, 2009 from $42.2 million at December 31, 2008. At December 31, 2009, total loans receivable were $298.7 million as compared with $305.1 million at December 31, 2008, a decrease of 2.1%. The decrease in the yield on loans is a result of lower market interest rates during 2009 as compared with 2008.
     The decrease in interest income from investment and mortgage-backed securities was the result of a decrease of 64 basis points in the average yield earned to 4.48% from 5.12% partially offset by an increase of $10.2 million in the average balance of investment and mortgage-backed securities to $154.2 million at December 31, 2009 from $144.0 million at December 31, 2008. The increase in the average balance on investment and mortgage-backed securities is the result of purchases during the year reflecting the increase in municipal deposits that require collateral to be pledged against the balances.
     Interest income on federal funds sold decreased as a result of a decrease of 203 basis points in the average yield partially offset by an increase in the average balance of federal funds sold of $6.4 million to $13.7 million during the 2009 period as compared with $7.3 million at December 31, 2008. The decrease in the yield is due to decreases in interest rates paid on federal funds during the period. The increase in the average balance of federal funds sold reflects a decision in 2009 to increase the total liquidity of Oneida Financial Corp.
     Income from equity securities decreased $353,000 due to a decrease in the average yield of 34 basis points. In addition, the average balance decreased $6.5 million from $12.8 million as of December 31, 2008 to $6.3 million as of December 31, 2009.
     Interest Expense. Interest expense decreased $3.5 million, or 31.5%, to $7.6 million for the year ended December 31, 2009 from $11.1 million for the year ended December 31, 2008. The decrease in interest expense was primarily due to a decrease in interest paid on deposit accounts during 2009 of $2.6 million, decreasing to $5.9 million during 2009 from $8.5 million during 2008. In addition, borrowing expense decreased to $1.7 million for 2009 compared with $2.6 million for 2008.
     The decrease in interest expense paid on deposits was primarily due to a decrease in the average cost of deposits. Core deposits, including money market accounts, savings accounts and interest-bearing checking accounts, experienced an increase in the average balance of $43.7 million, or 21.8%, to $244.5 million at an average cost of 0.88% during 2009 from $200.8 million at an average cost of 1.24% during 2008. During the same period the average balance of time deposits decreased $6.1 million or 3.8%, to $153.9 million in 2009 from $159.9 million during 2008 and the average rate paid on time deposits decreased 133 basis points.
     The decrease in borrowing expense was due to the decrease in the average balance of borrowings outstanding in the 2009 period to $36.2 million as compared with $56.2 million during the 2008 period, offset by a 12 basis point increase in the average rate paid on borrowed funds to 4.68% for the 2009 period.
     The decrease in notes payable expense was due to the decrease in average balance of $87,000 as well as a decrease in the average yield outstanding. The notes payable represent the balances owed to Parsons, Cote & Company and Benefit Consulting Group LLC as part of the acquisition of the companies during the year ended December 31, 2006 which were paid in full during 2009 according to the terms of the notes.
     Provision for Loan Losses. Provision for loan losses increased $235,000, or 44.8%, to $760,000 for the year ended December 31, 2009 as compared with a provision of $525,000 for the year ended December 31, 2008. Oneida Savings Bank establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level deemed appropriate to absorb probable incurred credit losses. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Management evaluates the adequacy of the allowance and determines the appropriate level of provision for loan losses by applying a range of estimated loss percentages to each category of performing and classified loans. The evaluation considers volume changes in the loan portfolio mix in response to changes in loan asset origination and retention toward consumer and commercial business loan assets, and provides within the allowance adequacy formula for the higher relative degree of credit risk associated with this activity as compared with traditional residential real estate lending. Management continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions making appropriate provisions for loan losses on a quarterly basis.
     The increase in the provision from 2008 to 2009 was a result of an increase in charge-offs taken during 2009 and provisions for loan impairments which were partially offset by a decrease in loan balances. During 2009, we identified an impaired commercial lending relationship with a principal balance of $2.2 million as of December 31, 2009. At December 31, 2009, a specific allowance of $570,000 had been established for that loan. As of December 31, 2009, the borrower of the impaired loan has made all payments as agreed. Nonperforming loans remained at low levels during the years ended December 31, 2009 and 2008, totaling $551,000 or 0.09% of total assets at December 31, 2009 compared with $513,000 or 0.09% of total assets at December 31, 2008. Net charge-off activity for the year ended December 31, 2009 was $483,000 as compared with $412,000 in net charge-offs during 2008. The balance of the allowance for loan losses was $2.9 million or 0.98% of loans receivable at December 31, 2009 compared with $2.6 million or 0.87% of loans receivable at December 31, 2008.
     Non-interest Income. Non-interest income consists of non-interest income, changes in fair value of trading securities, net gains on sales of securities as well as net impairment losses recognized in earnings. Non-interest income increased by $11.4 million, or 117.5%, to $21.1 million for the year ended December 31, 2009 from $9.7 million for the year ended December 31, 2008. The increase in non-interest income was primarily due to a positive net fair value adjustment of $1.7 million for the increase in market value of our trading securities at December 31, 2009 from the prior year end. This compares with a net decrease in the fair value for the 2008 period of $7.7 million that was recognized in connection with the adoption of fair value accounting for certain preferred and common equity securities including Freddie Mac preferred securities. In addition, we also recorded other-than-temporary impairment charges in both 2009 and 2008 periods.
     Revenue derived from Oneida Savings Bank’s subsidiaries increased $2.2 million or 16.3% to $15.8 million during 2009 as compared with $13.6 million during 2008. Insurance subsidiary revenue of Bailey & Haskell Associates was $9.7 million for the year ended December 31, 2009 as compared with $8.5 million during 2008. The increase in insurance subsidiary revenue is primarily due to increased sales volume and a high level of account revenue retention from the prior year. Consulting activities of Benefit Consulting Group generated revenue of $5.7 million for the year ended December 31, 2009 as compared with $5.0 million during 2008. The increase in consulting revenue is primarily the result of an increase in employee benefit consulting services and increased pension administration revenue resulting from required pension plan amendments prepared for clients. Risk management activities of Workplace Health Solutions generated $491,000 of revenue for the year ended December 31, 2009 as compared with $120,000 in revenue during 2008. The increase in risk management revenue was the result of continued client growth for this new subsidiary established at the beginning of 2008.
     Deposit account service fees decreased to $2.6 million during the year ended December 31, 2009 from $2.8 million during 2008. The combination of fee reductions and the higher account balances currently maintained resulted in the decrease in deposit account service fee revenue.
     We experienced an increase in income from the sale and servicing of fixed-rate residential real estate loans. Such income increased to $985,000 during 2009 compared with $465,000 during 2008. The increase is primarily the result of an increase in the volume of loan activity in 2009 as compared with 2008.
     We have identified the preferred and common equity securities we hold in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the year ended December 31, 2009 the market value of our trading securities increased $1.7 million as compared with a decrease of $7.7 million in the 2008 period. The 2008 period was negatively impacted by the significant decline in value of Freddie Mac perpetual preferred stock following the announcement by the United States Treasury and the FHFA that Freddie Mac was placed under conservatorship during September 2008.
     Net investment losses for the year ended December 31, 2009 were $1.5 million as compared with net investment losses of $959,000 during 2008. The net investment loss was the result of a non-cash impairment charge of $2.3 million recorded for the year ended December 31, 2009 for eight trust preferred securities which were determined to be other-than-temporarily impaired. The trust preferred securities are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions and their holding companies. Partially offsetting the non-cash impairment charge were investment gains resulting from our decision to realize a portion of the appreciation in our mortgage-backed and investment securities portfolio resulting in net gains realized of $788,000 during 2009. For the year ended December 31, 2008, we recorded a non-cash other-than-temporary impairment charge on a Lehman Brothers medium term note of $1.0 million following their bankruptcy announcement in September 2008, partially offset by realized net investment gains of $63,000 during 2008.
     Non-interest Expense. Non-interest expense increased by $3.7 million or 12.9% to $32.4 million for the year ended December 31, 2009 from $28.7 million for the year ended December 31, 2008. The increase was primarily due to an increase in operating expenses associated with our insurance agency and consulting subsidiaries associated with commissions paid concurrent with revenue increases. In addition, an increase in premiums being assessed by the Federal Deposit Insurance Corporation for the current calendar year has resulted in additional non-interest expense of $970,000 for the year ended December 31, 2009 as compared with the same period in 2008.
     Salaries, wages and other compensation paid to the employees of Oneida Financial Corp. during 2009 was $20.4 million, an increase of $2.3 million, or 12.7%, as compared with compensation expense of $18.1 million during 2008. The increase in compensation expense was primarily the result of the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in commissions paid and employee benefit expense. In 2006, Oneida Financial Corp. approved a Management Recognition and Retention Plan for directors, officers and key employees. The expense associated with this benefit was $180,000 for 2009 as compared with $166,000 in 2008. In addition, we recognized compensation expense in connection with the exercise of stock options during 2009 of $78,000 as compared with no compensation expense recognized in 2008 related to the exercise of stock options.
     Building occupancy and equipment expense increased $9,000, or 0.2%, to $4.7 million for the year ended December 31, 2009 as compared to $4.7 million during 2008.
     Non-interest expense was negatively impacted during 2009 as a result of Oneida Savings Bank being assessed significantly higher deposit insurance premiums, including a special assessment of 5 basis points on its assets. Deposit insurance premiums and assessments during 2009 totaled $1.0 million as compared with FDIC premiums of $58,000 during 2008. At the end of 2009, the FDIC required all banks to prepay their base deposit insurance premiums for the next three years. This new requirement resulted in Oneida Financial Corp. transferring $2.4 million to the FDIC representing a prepaid assessment for 2010, 2011 and 2012. We anticipate additional FDIC insurance assessments beyond the current assessment level.
     Provision for Income Taxes. Provision for income taxes was $1.2 million for the year ended December 31, 2009 an increase of $3.4 million from the 2008 income tax benefit recorded of $2.2 million. The increase in income tax provision reflects the increase in net income for the year ended December 31, 2009. The effective tax rate was 22.7% during 2009. The increase in income tax provision is due to a return to profitability in 2009 and the special tax treatment received in 2008 for the investment losses recognized by holders of Freddie Mac preferred stock.
Comparison of Operating Results for the Years Ended December 31, 2008 and December 31, 2007.
     General. For the year ended December 31, 2008 we incurred a net loss of $1.7 million compared to net income of $3.5 million for the year ended December 31, 2007. For the year ended December 31, 2008, the basic net loss per share was $0.22 as compared with the 2007 reported basic earnings per share of $0.45. The net loss was largely due to noncash investment charges of $8.7 million, an increase in the provision for loan losses and an increase in non-interest expenses. Partially offsetting the factors attributable to the net loss was an increase in net interest income and non-interest income and a decrease in the provision for income taxes.
     The net income from operations for the year ending December 31, 2008, which excludes a non-cash impairment charge of a medium term note and the non-cash charge to earnings recognized in connection with the adoption of fair value accounting for certain common and preferred equity securities of $8.7 million, net of $3.5 million in income taxes, was $3.5 million or $0.45 per basic share. This compares to net income from operations for the year ending December 31, 2007 of $3.5 million, or $0.45 per basic share. Net income excluding the non-cash charge to earnings remained stable as non-interest income remained stable, and non-interest expenses increased offsetting an increase in net interest income. We believe these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of our business, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe the exclusion of these items enables management to perform a more effective evaluation and comparison of our results and assess performance in relation to Oneida Financial Corp.’s ongoing operations.
     Interest and Dividend Income. Interest and dividend income increased by $1.0 million or 3.9%, to $26.7 million for the year ended December 31, 2008 from $25.7 million for the year ended December 31, 2007. Interest and fees on loans decreased by $17,000 for the year ended December 31, 2008 as compared with the same period in 2007. Interest and dividend income on mortgage-backed and other investment securities increased $1.7 million to $8.0 million for the year ended December 31, 2008 from $6.3 million for the year ended December 31, 2007. Interest income earned on federal funds sold decreased $660,000 during 2008 as compared with the year ended December 31, 2007.
     The decrease in income on loans resulted from a decrease of 51 basis points in the average yield on loans to 6.32% from 6.83% partially offset by an increase of $21.7 million in the average balance of loans to $293.5 million in 2008 from $271.8 million in 2007. As of December 31, 2008, residential real estate loans totaled $148.8 million, an increase of $16.9 million from December 31, 2007. During 2008, a total of $18.6 million in fixed-rate residential real estate loans were sold in the secondary market. In addition, commercial loans increased $2.3 million to $42.2 million at December 31, 2008 from $39.9 million at December 31, 2007. At December 31, 2008, total loans receivable were $305.1 million as compared with $286.9 million at December 31, 2007, an increase of 6.3%. The decrease in the yield on loans is a result of lower market interest rates during 2008 as compared with 2007, and the changes in the composition of the loan portfolio to residential real estate loans.
     The increase in interest income from investment and mortgage-backed securities was the result of an increase of $36.9 million in the average balance of investment and mortgage-backed securities to $144.0 million at December 31, 2008 from $107.1 million at December 31, 2007 as well as an increase of 4 basis points in the average yield on investment and mortgage-backed securities. The increase in the average balance of investment and mortgage-backed securities is the result of purchases during the year reflecting the increase in municipal deposits that require collateral to be pledged against the balances.
     Interest income on federal funds sold decreased as a result of a decrease in the average balance of federal funds sold of $8.5 million to $7.3 million during 2008 as compared with $15.8 million during 2007 as well as a 294 basis point decrease in the average yield. The decrease in the yield is due to the decreases in interest rates paid on federal funds during the period. The decrease in the average balance of federal funds sold reflects a decision in 2008 to reallocate assets to investment securities.
     Income from equity securities decreased $199,000 due primarily to a decrease in the average yield of 115 basis points. In addition, the average balance decreased $834,000 from $13.6 million during 2007 to $12.8 million during 2008.
     Interest Expense. Interest expense decreased by $947,000, or 7.9%, to $11.1 million for the year ended December 31, 2008 from $12.0 million for the year ended December 31, 2007. The decrease in interest expense was primarily due to a decrease in interest paid on deposit accounts during 2008 of $523,000, decreasing to $8.5 million during 2008 from $9.0 million during 2007. In addition, borrowing expense decreased to $2.6 million for 2008 compared with $3.0 million for 2007.
     The decrease in interest expense paid on deposits was primarily due to a decrease in the average yield of deposits. Core deposits, including money market accounts, savings accounts and interest-bearing checking accounts, experienced an increase in the average balance of $32.1 million, or 19.1%, to $200.8 million at an average cost of 1.24% during 2008 from $168.7 million at an average cost of 1.58% during 2007. During the same period the average balance of time deposits increased $21.2 million or 15.3%, to $159.9 million in 2008 from $138.7 million during 2007 and the average rate paid on time deposits increased 84 basis points.
     The decrease in borrowing expense was due to the decrease in the average balance of borrowings outstanding in the 2008 period to $56.2 million as compared with $59.7 million during the 2007 period. The average rate paid on borrowed funds decreased 38 basis points to 4.56% for the 2008 period.
     The decrease in notes payable expense was due to the decrease in average balance of $748,000 as well as a decrease in the average yield outstanding. As noted above, the notes payable represent the balances owed to Parsons, Cote & Company and Benefit Consulting Group LLC as part of the acquisition of the companies during the year ended December 31, 2006.
     Provision for Loan Losses. For the year ended December, 31 2008, there was a provision of $525,000 made to the allowance for loan loss as compared with no provision made for the year ended December 31, 2007. The increase in the provision from 2007 to 2008 was largely due to the increase in nonperforming loans, an increase in charge-offs that had taken place during the year as well as an increase in loan growth. Nonperforming loans remained at low levels during the years ended December 31, 2008 and 2007, totaling $513,000 or 0.09% of total assets at December 31, 2008 compared with $375,000 or 0.07% of total assets at December 31, 2007. Net charge-off activity for the year ended December 31, 2008 was $412,000 as compared with $95,000 in net charge-offs during 2007. The balance of the allowance for loan losses was $2.6 million or 0.87% of loans receivable at December 31, 2008 compared with $2.5 million or 0.88% of loans receivable at December 31, 2007.
     Non-interest Income. Non-interest income decreased by $8.5 million, or 46.7%, to $9.7 million for the year ended December 31, 2008 from $18.2 million for the year ended December 31, 2007. The decrease in non-interest income was primarily due to a change in fair value of $7.7 million that was recognized in connection with the adoption of fair value accounting for certain preferred and common equity securities including Freddie Mac preferred securities. In addition to the noncash charge due to fair value accounting, we also recorded an other-than-temporary impairment charge on a Lehman Brothers medium term note.
     Revenue derived from Oneida Savings Bank’s subsidiaries increased $98,000 or 0.7% to $13.6 million during 2008 as compared with $13.5 million during 2007. Insurance subsidiary revenue of Bailey & Haskell Associates was $8.5 million for the year ended December 31, 2008 as compared with $9.9 million for 2007. Consulting activities of Benefit Consulting Group generated revenue of $5.0 million for the year ended December 31, 2008 as compared with $3.6 million in revenue for 2007. The decrease in insurance subsidiary revenue and the increase in consulting subsidiary revenue is primarily due to the transfer of the financial services and life insurance sales divisions from Bailey & Haskell Associates to Benefit Consulting Group during 2008 to better align the services of the various subsidiaries. Risk management activities generated $120,000 of revenue for the year ended December 31, 2008 in this new subsidiary established at the beginning of 2008.
     Deposit account service fees also contributed to the improvement in non-interest income, increasing to $2.8 million during December 31, 2008 from $2.5 million during December 31, 2007. The combination of fees charged on new accounts generated and acquired resulted in the increase in deposit account service fee revenue.

     We experienced an increase in income from the sale and servicing of fixed-rate residential real estate loans. Such income increased to $465,000 during 2008 compared with $433,000 during 2007. The increase is primarily the result of an increase in the volume of loan activity in 2008 as compared with 2007.
     Net investment securities losses realized were $8.6 million for the year ended December 31, 2008 as compared to net investment securities gains of $353,000 for the year ended December 31, 2007. The net investment losses recognized in 2008 were the result of fair value non-cash adjustments for certain investments securities which resulted in cumulative charges against earnings of $7.7 million and a non-cash impairment charge recorded for our investment in a medium term note in Lehman Brothers Holdings of $1.0 million during 2008 resulting in a complete write-down of this investment as we cannot reasonably conclude collection is probable. These non-cash investment charges were partially offset by realized investment gains of $63,000 during the year ended December 31, 2008.
     Non-interest Expense. Non-interest expense increased by $1.7 million, or 6.3%, to $28.7 million for the year ended December 31, 2008 from $27.0 million for the year ended December 31, 2007. The increase was primarily due to salary and employee benefits expense which increased $1.1 million to $18.1 million for the year ended December 31, 2008 from $17.0 million for the year ended December 31, 2007.
     The increase in compensation expense was primarily the result of the addition of National Bank of Vernon employees and the office in Griffiss Park. In 2006, Oneida Financial Corp. approved a Management Recognition and Retention Plan for directors, officers and key employees. The expense associated with this benefit was $166,000 for 2008 as compared with $175,000 in the 2007.
     Building occupancy and equipment expense increased $312,000 to $4.7 million for the year ended December 31, 2008 as compared to $4.4 million during 2007. The increase was due to the addition of four banking offices during 2007.
     Provision for Income Taxes. Income tax benefit was $2.2 million for the year ended December 31, 2008 a decrease of $3.6 million from the 2007 income tax provision of $1.4 million. The decrease in income tax provision reflects the decrease in net income for the year ended December 31, 2008. The 2008 tax benefit is compared with an effective tax rate of 28.1% during 2007. The decrease in the income tax provision in 2008 is due to an increase in tax exempt and tax preferred investment income of Oneida Financial Corp. which qualifies for dividends received deductions and the special tax treatment received in 2008 for the investment losses recognized by holders of Freddie Mac preferred stock.
Application of Critical Accounting Policies
     Oneida Financial Corp.’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the industries in which it operates. Application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates, assumptions, and judgments. Certain policies inherently have a greater reliance on the use of estimates, assumptions, and judgments and as such have a greater possibility of producing results that could be materially different than originally reported. Estimates, assumptions, and judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation allowance to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available. When third-party information is not available, valuation adjustments are estimated in good faith by management primarily through the use of internal cash flow modeling techniques.
     The most significant accounting policies followed by Oneida Financial Corp. are presented in Note 1 to the consolidated financial statements. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are recorded in the financial statements and how those values are determined. Based on the valuation techniques used and the sensitivity of financial statement amounts to the methods, assumptions, and estimates underlying those amounts, management has identified the determination of the allowance for loan losses, the fair value of trading securities and investment securities and the evaluation of other-than-temporary impairment on securities whose fair value is less than amortized cost, actuarial assumptions associated with Oneida Financial Corp.’s pension plan and the fair value methodologies used to review the carrying value of goodwill to be the accounting areas that require the most subjective or complex judgments, and as such could be most subject to revision as new information becomes available.
     The allowance for loan losses represents management’s estimate of probable incurred credit losses in the loan portfolio. Determining the amount of the allowance for loan losses is considered a critical accounting estimate because it requires significant judgment and the use of estimates related to the collateral value and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience, and consideration of current economic trends and conditions, all of which may be susceptible to significant change. The loan portfolio also represents the largest asset type on the consolidated balance sheet. Note 1 to the consolidated financial statements describes the methodology used to determine the allowance for loan losses and a discussion of the factors driving changes in the amount of the allowance for loan losses is included in the Allowance for Loan Losses section of the annual report.
     As of December 31, 2009, $47.7 million of securities were considered held to maturity and are carried at amortized cost on our statement of condition. Securities available for sale, which represented $114.5 million at December 31, 2009, are recorded at current market value on our statement of condition. Unrealized gains or losses, net of the deferred tax effect, are reported in other comprehensive income as a separate component of stockholders’ equity. Recorded values are based on prices obtained from nationally recognized resources or securities dealer’s valuations. We conduct a quarterly review and evaluation of the securities portfolios to determine if any declines in fair value are other than temporary. Any valuation decline that is determined to be other than temporary would require us to write down the security to fair value through a charge to current period operations.
     Securities in which the fair value option has been elected, which include both common and preferred equity securities, are classified as trading assets and are recorded at fair value on our statement of condition. Changes in fair value are included in earnings.
     The estimation of fair value is significant to several of our assets, including trading securities and securities available for sale. Fair values are determined based on third party sources, when available. Furthermore, accounting principles generally accepted in the United States require disclosure of the fair value of financial instruments as a part of the notes to the consolidated financial statements. Fair values may be influenced by a number of factors, including market interest rates, prepayment speeds, discount rates and the shape of the yield curve.

     Fair values for securities available for sale are typically based on quoted market prices. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities or level 3 values. Note 4 to the consolidated financial statements provides additional information on how we determine level 3 values.
     The valuation of our obligations associated with pension plans utilizes various actuarial assumptions. These assumptions include discount rate and expected return on plan assets. Specific discussion of the assumptions used by management is discussed in Note 11.
     Although goodwill is not subject to amortization, we must test the carrying value for impairment at least annually or more frequently if events or circumstances indicate that the asset might be impaired. Impairment testing requires that the fair value of each of the reporting units be compared to the carrying amount of its net assets, including goodwill. Determining the fair value of reporting units requires us to use a high degree of subjective judgment. We utilize discounted cash flow valuation models that incorporate such variables as revenue growth rates, expense trends, interest rates, and terminal values. Management also reviews current acquisition multiples with consideration of market conditions surrounding those acquisitions. Management will compare multiples of revenue, EBITDA as well as a book value as a determination of estimated fair value. Future changes in the economic environment or operations of our reporting units could cause changes to these variables, which could result in impairment being identified.
Management of Market Risk and Other Risks
     Our most significant form of market risk is interest rate risk, as the majority of our assets and liabilities are sensitive to changes in interest rates. Ongoing monitoring and management of this risk is an important component of our asset and liability management process. We do not own any trading assets other than common and preferred equity securities classified as trading in accordance with fair value accounting. We do not engage in hedging transactions, such as interest rate swaps and caps, other than forward sale commitments on certain mortgage loan commitments. Our interest rate risk management program focuses primarily on evaluating and managing the composition of our assets and liabilities in the context of various interest rate scenarios. Factors beyond management’s control, such as market interest rates and competition, also have an impact on interest income and interest expense.
     Interest Rate Risk. In recent years, we have used the following strategies to manage interest rate risk: (i) emphasizing the origination and retention of adjustable-rate residential mortgage loans, adjustable-rate commercial mortgage loans, other business purpose loans and consumer loans consisting primarily of auto loans; (ii) selling substantially all newly originated longer-term fixed rate one-to-four family residential mortgage loans into the secondary market without recourse and on a servicing retained basis; (iii) seeking to increase and diversify our sources of revenue, particularly non-interest income and (iv) managing our investment activities in a prudent manner in the context of overall balance sheet asset/liability management. Investing in shorter-term securities will generally bear lower yields as compared to longer-term investments, but improves our position for increases in market interest rates and better matches the maturities of our certificate of deposit accounts. Certificates of deposit that mature in one year or less, at December 31, 2009 totaled $123.4 million, or 28.4% of total interest-bearing liabilities. Borrowed funds that mature in one year or less at December 31, 2009 totaled $19.0 million, or 4.4% of total interest-bearing liabilities. Management believes that this balanced approach to investing will reduce the exposure to interest rate fluctuations and will enhance long-term profitability.
     Net Income and Portfolio Value Analysis. Our interest rate sensitivity is monitored by management through the use of a net income model and a net portfolio value (“NPV”) model which generates estimates of the change in our net income and NPV over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets and liabilities. The model assumes estimated loan prepayment rates and reinvestment rates. The following sets forth our net interest income and NPV as of December 31, 2009.

Change in
Interest Rates	Net Interest Income			Net Portfolio Value
In Basis Points	Dollars	Dollar	Percent	Dollars	Dollar	Percent
(Rate Shock)	Amount	Change	Change	Amount	Change	Change
	(Dollars in Thousands)
+300	$16,732	$(695)	(3.99)%	$39,089	$(19,109)	(32.83)%
+200	$17,054	$(373)	(2.14)%	$48,239	$(9,960)	(17.11)%
+100	$17,281	$(146)	(0.84)%	$54,597	$(3,602)	(6.19)%
Static	$17,427	$—	—%	$58,198	$—	—%
     The following sets forth our net interest income and NPV as of December 31, 2008.

Change in
Interest Rates	Net Interest Income			Net Portfolio Value
In Basis Points	Dollars	Dollar	Percent	Dollars	Dollar	Percent
(Rate Shock)	Amount	Change	Change	Amount	Change	Change
	(Dollars in Thousands)
+300	$14,657	$(996)	(6.36)%	$36,281	$(14,709)	(28.85)%
+200	$15,133	$(520)	(3.32)%	$43,728	$(7,262)	(14.24)%
+100	$15,450	$(203)	(1.30)%	$48,848	$(2,142)	(4.20)%
Static	$15,653	$—	—%	$50,990	$—	—%
     As of December 31, 2009, a 200 basis point increase in market interest rates was estimated to have a negative impact of 2.14% on net interest income during 2010 while a 300 basis point increase in rates would have a negative impact of 3.99% on net interest income during 2010. This analysis is based on numerous assumptions including the nature and timing of interest rate levels, prepayment on loans and securities, deposit decay rates, pricing decisions on loans and deposits and other assumptions, and should not be relied upon as being indicative of expected operating results.
     There are certain shortcomings inherent in the methodology used in the above interest rate risk measurements. Modeling changes in net interest income and NPV requires the making of certain assumptions, which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net interest income in the table assumes that the composition of our interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.
     Credit Risk. Our loan and investment portfolios are subject to varying degrees of credit risk. Credit risk is mitigated through portfolio diversification, limiting exposure to any single industry or customer, collateral protection, standard lending and investment policies and loan underwriting criteria.
     Note 1 to the consolidated financial statements describes the accounting policies related to nonperforming loans and charge-offs and describes the methodologies used to develop the allowance for loan losses. The policies governing nonperforming loans and charge-offs are consistent with regulatory standards. We maintain an allowance for loan losses sufficient to absorb estimated probable incurred losses in the loan portfolio. The evaluation of each element and the overall allowance are based on the size and current risk characteristics of the loan portfolio and include an assessment of individual problem loans, actual loss experience, current economic events in specific industries and geographical areas, including unemployment levels, and other pertinent factors, including regulatory guidance and general economic conditions.
     While management considers the allowance for loan losses to be adequate based on information currently available, future adjustments to the allowance may be necessary due to changes in economic conditions, delinquencies or loss rates, and management’s intent with regard to asset disposition options. In addition, the allowance for loan losses is periodically reviewed by the bank regulatory agencies as an integral part of their examination process. Based on their review, the agencies may require us to adjust the allowance for loan losses based on their judgments about information available to them at the time of their review.
     The securities investment policy is established by the Board of Directors. This policy dictates that investment decisions will be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets and desired risk parameters. In pursuing these objectives, management considers the ability of an investment to provide earnings consistent with factors of quality, maturity, marketability and risk diversification. We will only purchase securities rated as investment grade by a nationally recognized investment rating agency. The ability of an issuer of a corporate debt instrument to repay the obligation is influenced by a number of factors including general economic conditions, cash flow, events in specific industries, regional crisis, bankruptcy and many other factors. Corporate bonds are not typically guaranteed by the issuer beyond their ability to repay and therefore may result in a loss to us if conditions change from those in place at the time the investment was acquired. We conduct a quarterly evaluation of the securities portfolio to determine if any declines in fair value are other-than-temporary. Part of this analysis includes forecasting of rate projections and investment spreads over bond indices as compared to historical performance. Fluctuations in market conditions could impact the evaluation and outcome of projections.
     Concentration Risk. Our lending activities are primarily conducted in Madison and Oneida Counties, located in Central New York State, and the adjacent counties. Our mortgage loan portfolio, consisting primarily of loans on residential real property located in its market area, is subject to risks associated with the local economy. If the local economy, national economy or real estate market weakens, our financial condition and results of operations could be adversely affected. A weakening in the local real estate market or a decline in the local economy could increase the number of delinquent or nonperforming loans and reduce the value of the collateral securing such loans, which would reduce our net income.
     Legal Proceedings. We and our subsidiaries are subject to various legal actions arising in the normal course of business. For additional information, see “Business of Oneida Financial Corp. and Oneida Savings Bank — Legal Proceedings” in this prospectus.
     Liquidity Risk. The objective of liquidity management is to ensure the cash flow requirements of depositors and borrowers, as well as the operating cash needs of our business, are met, taking into account all on- and off-balance sheet funding demands. Liquidity management also includes ensuring cash flow needs are met at a reasonable cost. Liquidity risk arises from the possibility that we may not be able to satisfy current or future financial commitments, or may become unduly reliant on alternative funding sources. We maintain a liquidity risk management policy to address and manage this risk. The policy identifies the primary sources of liquidity, establishes procedures for monitoring and measuring liquidity, and establishes minimum liquidity requirements which comply with regulatory guidance. The policy also includes a contingency funding plan to address liquidity needs in the event of an institution-specific or a systemic financial market crisis. The liquidity position is continually monitored and reported on a monthly basis to the Asset/Liability Management Committee.
     Our primary sources of funds are deposits; FHLB borrowings; proceeds from the principal and interest payments on loans and mortgage-related, debt and equity securities; and to a lesser extent, proceeds from the sale of fixed rate residential real estate loans and additional borrowing ability available as needed. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows, mortgage prepayments, mortgage loan sales and borrowings are greatly influenced by general interest rates, economic conditions and competition.
     Liquidity management is both a short-term and long-term responsibility of management. We adjust our investments in liquid assets based upon management’s assessment of (i) expected loan demand, (ii) projected purchases of investment and mortgage-backed securities, (iii) acquisition activities, (iv) expected deposit flows, (v) yields available on interest-bearing deposits, and (vi) liquidity of its asset/liability management program. Excess liquidity is generally invested in interest-earning overnight deposits, federal funds sold and other short-term U.S. agency obligations. At December 31, 2009, cash and interest-earning deposits totaled $39.5 million, or 6.7% of total assets.
     If Oneida Savings Bank requires funds beyond its ability to generate them internally, it has the ability to borrow funds from the FHLB. Oneida Savings Bank may borrow from the FHLB under a blanket agreement, which assigns all investments in FHLB stock as well as qualifying first mortgage loans equal to 150% of the outstanding balance as collateral to secure the amounts borrowed. At December 31, 2009, Oneida Savings Bank has available a $109.9 million line of credit with the Federal Home Loan Bank of which none was outstanding at December 31, 2009. In addition, we can utilize investment and mortgage-backed securities as collateral for repurchase agreements. We also maintain lines of credit with various commercial banks as an additional source of short-term borrowing. At December 31, 2009, we had approximately $10.0 million available under these borrowing arrangements.
     We must also maintain adequate levels of liquidity to satisfy loan commitments. At December 31, 2009, we had outstanding commitments to originate loans of $63.0 million. We anticipate having sufficient funds to meet current loan commitments.
     Certificates of deposit, which are scheduled to mature in one year or less from December 31, 2009, totaled $123.4 million. Based upon our experience and current pricing strategy, management believes that a significant portion of such deposits will remain with the bank. Deposits less than $100,000 totaled $279.2 million at December 31, 2009.
     Management believes that our liquidity policies and sources are effective to satisfy current and anticipated financial commitments.
     Capital Requirements. The FDIC has adopted risk-based capital guidelines to which Oneida Savings Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Oneida Savings Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as Oneida Savings Bank’s “risk-based capital ratio.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

     These guidelines divide a savings bank’s capital into two tiers. The first tier (“Tier I”) includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary (“Tier II”) capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions.
     Based on the foregoing, Oneida Savings Bank is currently classified as a “well capitalized” savings institution. The following table sets forth information regarding Oneida Savings Bank’s capital levels as of December 31, 2009.

		To Be Well
		capitalized Under
	Minimum	prompt Corrective
	Required	Action Provisions	Actual
Tier I Capital to Average Assets	4%	5%	7.19%

Tier I Capital to Risk-Weighted Assets	4%	6%	10.00%

Total Capital to Risk-Weighted Assets	8%	10%	10.73%
     Contractual Obligations, Commitments, and Off-Balance Sheet Arrangements. We have various financial obligations, including contractual obligations and commitments that may require future cash payments.
     Contractual Obligations: The following table presents as of December 31, 2009, significant fixed and determinable contractual obligations to third parties by payment date. Further discussion of the nature of each obligation is included in the referenced note to the consolidated financial statements.

(Dollars in thousands)		Payments Due In
	Note	One Year or	One to Three	Three to Five	Over Five
Contractual Obligation	Reference	Less	Years	Years	Years	Total
Certificates of Deposit	8	$123,358	$22,385	$11,156	$4	$156,903
Borrowings	9	$19,000	$6,000	$6,000	—	$31,000
     Commitments and Off-Balance Sheet Arrangements: In the normal course of business, to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates, we are a party to financial instruments with off-balance sheet risk, held for purposes other than trading. The financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument, for loan commitments and standby letters of credit, is represented by the contractual amount of those instruments, assuming that the amounts are fully advanced and that collateral or other security is of no value. We use the same credit policies in making such commitments as for on-balance sheet loans. The amount of collateral obtained, if deemed necessary by us upon extension of credit, is based on management’s credit evaluation of the borrower . Commitments to originate loans, unused lines of credit, and unadvanced portions of construction loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Many of the commitments are expected to expire without being drawn upon. Therefore, the amounts presented below do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments that we issue to guarantee the performance by a customer to a third party. These guarantees are issued primarily to support public and private borrowing arrangements, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.
     The following table details the amounts and expected maturities of significant commitments and off-balance sheet arrangements as of December 31, 2009. Further discussion of these commitments and off-balance sheet arrangements is included in Note 14 to the consolidated financial statements.

	One Year	One to	Three to	Over
Commitments to extend credit:	or Less	Three years	Five years	Five years	Total
	(In thousands)
Commercial real estate and commercial business	$39,197	$473	$1,000	$—	$40,670
Residential real estate	4,224	—	—	—	4,224
Revolving home equity lines	302	732	3,119	12,236	16,389
Consumer revolving credit	1,308	—	—	—	1,308
Standby letters of credit	360	—	—	—	360
Impact of Inflation and Changing Prices
     Our consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

BUSINESS OF ONEIDA FINANCIAL-NEW
     Oneida Financial-New is a Maryland corporation, organized in March 2010. Upon completion of the conversion, Oneida Financial-New will become the holding company of Oneida Savings Bank and will succeed to all of the business and operations of Oneida Financial Corp. and each of Oneida Financial Corp. and Oneida Financial, MHC will cease to exist.
     Initially following the completion of the conversion, Oneida Financial-New will have no significant assets other than owning 100% of the outstanding common stock of Oneida Savings Bank, the net proceeds it retains from the offering, part of which will be used to make a loan to the Oneida Savings Bank Employee Stock Ownership Plan, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” Oneida Financial-New intends to use the support staff and offices of Oneida Savings Bank and will pay Oneida Savings Bank for these services. If Oneida Financial-New expands or changes its business in the future, it may hire its own employees.
     Oneida Financial-New intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.
BUSINESS OF ONEIDA FINANCIAL CORP.
AND ONEIDA SAVINGS BANK
Oneida Financial Corp.
     Oneida Financial Corp. is a federally chartered corporation that was formed in 2001 as the successor to a Delaware corporation of the same name. Oneida Financial Corp. owns all of the outstanding shares of common stock of Oneida Savings Bank. At December 31, 2009, Oneida Financial Corp. had consolidated assets of $590.5 million, deposits of $489.4 million and stockholders’ equity of $59.1 million.
     Oneida Savings Bank became the wholly owned subsidiary of Oneida Financial Corp. in 1998 when Oneida Savings Bank reorganized from a New York chartered mutual savings bank into the two-tiered mutual holding company structure. In connection with the reorganization, Oneida Financial Corp. sold 3,745,698 shares, as adjusted for 3 for 2 stock splits in 2002 and 2004 (1,664,755 shares originally issued) of its common stock to the public, representing 46.5% of the outstanding shares, at $4.44 per share as adjusted for the stock splits ($10 per share original issue price) and received net proceeds of $15.9 million. An additional 4,309,750 shares as adjusted for the stock splits (1,915,445 shares originally issued), or 53.5% of the outstanding shares of Oneida Financial Corp., were issued to Oneida Financial, MHC. As part of the reorganization and offering, we established an employee stock ownership plan which acquired 299,655 shares as adjusted for the stock splits (133,180 shares originally issued) of Oneida Financial Corp. in the offering, financed by a loan from Oneida Financial Corp., and a charitable foundation which was granted 157,864 shares as adjusted for the stock splits (70,162 shares originally issued).
     Oneida Financial Corp.’s Internet address is www.oneidafinancial.com. Oneida Financial Corp.’s principal executive office is located at 182 Main Street, Oneida, New York 13421, and its telephone number at that address is (315) 363-2000.

Oneida Savings Bank
     Oneida Savings Bank is a New York chartered savings bank headquartered in Oneida, New York. Oneida Savings Bank was originally founded in 1866 as a mutual (meaning no stockholders) savings bank. In 1998, Oneida Savings Bank converted to a New York chartered stock savings bank and reorganized from the mutual to the two-tiered mutual holding company form of organization. Since 1998 Oneida Savings Bank has organically grown its traditional community banking franchise while opportunistically employing an acquisition strategy that has both expanded banking operations and diversified Oneida Savings Bank into the areas of insurance sales, financial services, employee benefit consulting and other risk management products and services.
     Oneida Savings Bank is a community bank engaged primarily in the business of accepting deposits from customers through its main office and 11 full service branch offices and using those deposits, together with funds generated from operations and borrowings to make one-to-four family residential and commercial real estate loans, commercial business loans, consumer loans and to invest in mortgage-backed and other securities. Municipal deposit banking services are provided through a limited purpose commercial bank subsidiary, State Bank of Chittenango. Oneida Savings Bank also sells insurance and other commercial services and products through Bailey & Haskell Associates, its insurance agency subsidiary, and provides employee benefit consulting services through its wholly owned subsidiary Benefit Consulting Group. In addition, Oneida Savings Bank provides risk management services to help mitigate and prevent work related injuries through its wholly owned subsidiary Workplace Health Solutions.
     Oneida Savings Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. Oneida Savings Bank is subject to comprehensive regulation and examination by the Federal Deposit Insurance Corporation and the New York State Banking Department.
Market Area
     We conduct business from our headquarters and 10 full service branch offices throughout Madison and Oneida Counties and 1 full service branch office in Onondaga County in New York. Our primary lending area is Madison and Oneida Counties in New York and surrounding counties, and most of our deposit customers reside in the same area. The City of Oneida is located approximately 30 miles east of Syracuse and 20 miles west of Utica. Our market area is characterized as rural and serves as a bedroom community to the cities of Syracuse and Utica, New York. The economy in our market area is relatively diverse with health care, college/university, financial/insurance and tourism/recreation being the most prominent sectors as well as light manufacturing and technology related industries. The largest employers in our market area includes Oneida Indian Nation’s Turning Stone Casino and Resort, Oneida Healthcare Center and other local and regional medical facilities, Colgate University and Morrisville College. There are also many small to mid-sized businesses that employ fewer than 100 persons and support the local economy. Madison, Oneida and Onondaga Counties have a total population of 760,000 and total households of 302,000 according to SNL Financial. Since 2000, our primary market area has had population declines, with the exception of Madison County which has demonstrated population growth generally in line with the New York state average according to SNL Financial.
     In view of the current economic downturn and despite the population trends, our primary market area has remained a stable banking market. As of December 2009, the unemployment rates in Madison, Oneida and Onondaga Counties in New York were 8.4%, 7.5% and 7.6%, respectively, compared to the State of New York average of 8.8% and the national average of 9.7%, according to the United States Department of Labor. As of June 30, 2009, median household income levels ranged from $47,038 to

$53,512 in the three counties where we maintain branch offices. The median household income growth rates of persons residing in Oneida, Madison and Onondaga Counties were below that of New York State and the United States from 2000 to 2009. However, the median household income growth rates in Madison, Oneida and Onondaga Counties are expected to grow at rates of 7.8%, 9.8% and 8.7%, respectively, between 2009 to 2014 compared to 6.1% for the State of New York average and 4.1% for the national average according to estimates by SNL Financial.
Competition
     Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we do and may offer certain services that we do not or cannot provide. Moreover, credit unions which offer substantially the same services as we offer are not subject to federal or state income taxation. Trends toward the consolidation of the financial services industry and the removal of restrictions on interstate branching and banking powers may make it more difficult for smaller institutions such as Oneida Savings Bank to compete effectively with large national and regional banking institutions. Our profitability depends upon the ability to successfully compete in our market area.
Lending Activities
     General. Our principal lending activity has been the origination for retention in our portfolio of adjustable-rate mortgage (“ARM”) loans collateralized by one-to-four family residential real estate located within our primary market area. As a result of the continuation of relatively low market interest rates in recent periods, borrowers have shown a preference for fixed-rate loans. Consequently, in recent periods we have originated more fixed-rate one-to-four family loans for resale in the secondary market, without recourse and on a servicing retained basis. In order to complement our traditional emphasis of one-to-four family residential real estate lending, management has sought to increase the number of higher yielding commercial real estate loans, consumer loans and commercial business loans. To a limited extent, we will originate loans secured by multi-family properties.

     Loan Portfolio Composition. Set forth below is selected information concerning the composition of our loan portfolio (including loans held for sale) in dollar amounts and in percentages (before deductions for allowance for loan losses) as of the dates indicated.

	At December 31,
	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real Estate Loans:
One-to-four family	$101,095	33.8%	$108,702	35.7%	$98,707	34.4%	$85,467	34.2%	$81,018	34.1%
Multi-family	8,915	3.0	5,824	1.9	3,988	1.4	2,423	0.9	2,695	1.1
Home equity	43,014	14.4	39,684	13.0	32,363	11.3	25,088	10.1	22,189	9.3
Construction and land	4,731	1.6	1,331	0.4	4,225	1.5	6,496	2.6	4,860	2.0
Commercial real estate	59,178	19.8	60,516	19.8	63,936	22.2	50,714	20.4	48,746	20.5

Total real estate loans	216,933	72.6	216,057	70.8	203,219	70.8	170,188	68.2	159,508	67.0

Consumer Loans:
Automobile loans	39,067	13.1	41,879	13.7	38,871	13.5	39,885	16.0	41,123	17.3
Recreational Vehicles	1,278	0.4	1,347	0.4	1,156	0.4	968	0.4	920	0.4
Personal loans	1,897	0.6	2,715	0.9	2,680	1.0	2,236	1.0	2,058	0.9
Other consumer loans	768	0.3	877	0.3	1,070	0.4	953	0.3	794	0.3

Total consumer loans	43,010	14.4	46,818	15.3	43,777	15.3	44,042	17.7	44,895	18.9

Commercial business loans	38,797	13.0	42,241	13.9	39,933	13.9	35,292	14.1	33,633	14.1

Total consumer and commercial business loans	81,807	27.4	89,059	29.2	83,710	29.2	79,334	31.8	78,528	33.0

Total loans	$298,740	100.0%	$305,116	100.0%	$286,929	100.0%	$249,522	100.0%	$238,036	100.0%

Less:
Allowance for losses	2,901		2,624		2,511		2,081		1,959

Total loans receivable, net	$295,839		$302,492		$284,418		$247,441		$236,077

     The following table sets forth the composition of our loan portfolio (including loans held for sale) by fixed and adjustable rates at the dates indicated.

	At December 31,
	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
FIXED-RATE LOANS:
Real Estate Loans:
One-to-four family	$33,121	11.1%	$33,182	11.0%	$36,141	12.6%	$25,483	10.2%	$25,655	10.8%
Multi-family	145	0.0	175	0.0	67	0.0	—	—	—	—
Home equity	14,736	4.9	20,198	6.6	17,317	6.1	13,002	5.3	10,716	4.5
Construction and land	4,592	1.6	1,191	0.4	2,481	0.9	6,418	2.6	4,275	1.8
Commercial real estate	3,390	1.1	3,212	1.0	4,230	1.4	3,240	1.3	3,928	1.7

Total real estate loans	55,984	18.7	57,958	19.0	60,236	21.0	48,143	19.4	44,574	18.8

Total consumer loans	41,919	14.0	44,992	14.7	42,657	14.9	43,380	17.4	44,189	18.6

Total commercial loans	21,337	7.2	21,112	7.0	17,770	6.2	17,157	6.9	14,112	5.9

Total fixed-rate loans	119,240	39.9	124,062	40.7	120,663	42.1	108,680	43.7	102,875	43.3

ADJUSTABLE-RATE LOANS:
Real Estate Loans:
One-to-four family	$67,974	22.7%	$75,520	24.7%	$62,566	21.8%	$59,984	24.0%	$55,363	23.3%
Multi-family	8,770	3.0	5,649	1.9	3,921	1.4	2,423	0.9	2,695	1.1
Home equity	28,278	9.5	19,486	6.4	15,046	5.2	12,086	4.8	11,473	4.8
Construction and land	139	0.0	140	0.0	1,744	0.6	78	0.0	585	0.2
Commercial real estate	55,788	18.7	57,304	18.8	59,706	20.8	47,474	19.1	44,818	18.8

Total real estate loans	160,949	53.9	158,099	51.8	142,983	49.8	122,045	48.8	114,934	48.2

Total consumer loans	1,091	0.4	1,826	0.6	1,120	0.4	662	0.3	706	0.3

Total commercial business loans	17,460	5.8	21,129	6.9	22,163	7.7	18,135	7.2	19,521	8.2

Total adjustable-rate loans	179,500	60.1	181,054	59.3	166,266	57.9	140,842	56.3	135,161	56.7

Total loans	298,740	100.0%	305,116	100.0%	286,929	100.0%	249,522	100.0%	238,036	100.0%

Less:
Allowance for loan losses	2,901		2,624		2,511		2,081		1,959

Total loans receivable, net	$295,839		$302,492		$284,418		$247,441		$236,077

     One-to-four family Residential Loans. One of our primary lending activities is the origination of one-to-four family residential mortgage loans secured by property located in our primary lending area. Generally, one-to-four family residential mortgage loans are made in amounts up to 80% of the lesser of the appraised value or purchase price of the property. However, we will originate one-to-four family loans with loan-to-value ratios of up to 97%, provided the borrower obtains private mortgage insurance. Fixed-rate loans are originated for terms of up to 30 years. One-to-four family fixed-rate loans are offered with a monthly payment feature. We do not originate and have not originated sub-prime, Alt-A, negative amortization or other higher risk residential mortgage loans.
     We originate both adjustable-rate and fixed-rate one-to-four family loans. As a result of the continued low interest rate environment during the past year, a greater percentage of our one-to-four family loan originations consisted of fixed-rate one-to-four family mortgage loans. Our practice in recent years has been to sell in the secondary market substantially all of our fixed-rate one-to-four family loan originations on a servicing retained basis without recourse to Oneida Savings Bank. Currently, we have no intention of changing our practice of selling our fixed-rate loan originations, although we may determine to change this practice in the future. In a rising interest rate environment, we expect that a greater percentage of our loan originations will consist of adjustable-rate loans, which we generally retain in our portfolio. At December 31, 2009, loans serviced by Oneida Savings Bank for others totaled $126.3 million. During the years ended December 31, 2009 and December 31, 2008, we sold $55.9 million and $18.6 million, respectively, in fixed-rate one-to-four family loans. As of December 31, 2009, we had $4.7 million of mortgage loan forward sale commitments. The fair value of these commitments is not material.
     The interest rate on ARM loans is indexed to the one year Treasury bill rate. Our ARM loans currently provide for maximum rate adjustments of 200 basis points per year and 500 basis points over the term of the loan. We offer ARM loans with initial interest rates that are below the fully indexed equivalent loan rate, referred to as “teaser rates.” Residential ARM loans amortize over a maximum term of up to 30 years. In addition to one year ARM loans, we offer certain hybrid ARM loans which provide for an initial fixed term of three or five years and then are converted into a one year ARM loan after the fixed time period. ARM loans are originated for retention in our portfolio.
     ARM loans decrease the risk associated with changes in market interest rates by periodically repricing, but involve other risks. As interest rates increase, the underlying required periodic payments by the borrower increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustment permitted by the terms of the ARM loans, and therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. Decreasing interest rates could result in a downward adjustment of the contractual interest rates resulting in lower interest income. At December 31, 2009, 22.7% of our loan portfolio consisted of one-to-four family residential loans with adjustable interest rates.
     All one-to-four family residential mortgage loans originated by Oneida Savings Bank include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.
     At December 31, 2009, approximately $101.1 million, or 33.8% of our loan portfolio, consisted of one-to-four family residential loans.

     Home Equity Loans. We offer home equity loans that are secured by the borrower’s primary residence. We offer a home equity line of credit under which the borrower is permitted to draw on the home equity line of credit during the first ten years after it is originated and repay the outstanding balance over a term not to exceed 25 years from the date the line of credit is originated. The interest rates on home equity lines of credit are fixed for the first year and adjust monthly thereafter at a margin over the prime interest rate. We also offer a home equity product providing for a fixed-rate of interest. Both adjustable-rate and fixed-rate home equity loans are underwritten under the same criteria that we use to underwrite one-to-four family fixed-rate loans. Fixed-rate home equity loans are originated with terms up to ten years. Home equity loans may be underwritten with a loan to value ratio of 90% when combined with the principal balance of the existing mortgage loan. The maximum amount of a home equity loan may not exceed $1.0 million unless approved by the Board of Directors. We generally require an appraisal on the property securing loans in excess of $75,000 at the time of the loan application (but not thereafter) in order to determine the value of the property securing the home equity loans. We utilize alternative methods in determining the value of properties of loans less than $75,000 such as a limited appraisal or review of tax bills. At December 31, 2009, the outstanding balance of home equity loans totaled $43.0 million, or 14.4% of our loan portfolio.
     Commercial Real Estate Loans. At December 31, 2009, $68.1 million, or 22.8% of the total loan portfolio consisted of commercial real estate and multi-family loans. Commercial real estate and multi-family residential loans are secured by office buildings, medical facilities, mixed-use properties, religious facilities, other commercial properties and multi-family residential properties. We originate adjustable rate commercial mortgage loans with terms of up to 20 years. The maximum loan-to-value ratio of commercial real estate loans is 80%. At December 31, 2009, the largest commercial real estate loan had a principal balance of $2.8 million and was secured by a car dealership building and fixtures. This loan was performing in accordance with its terms at December 31, 2009.
     In underwriting commercial real estate and multi-family residential loans, we review the expected net operating income generated by the real estate to ensure that it is at least 110% of the amount of the monthly debt service; the age and condition of the collateral; the financial resources and income level of the borrower; and the borrower’s business experience. Personal guarantees are routinely obtained from all commercial real estate borrowers.
     Loans secured by commercial real estate and multi-family residential properties generally are larger than one-to-four family residential loans and involve a greater degree of risk. Commercial and multi-family residential mortgage loans often involve large loan balances to single borrowers or groups of related borrowers. Payments on these loans depend to a large degree on the results of operations and management of the properties or underlying businesses, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of commercial real estate loans makes them more difficult for management to monitor and evaluate.
     Construction and Land. At December 31, 2009, construction and land loans totaled $4.7 million, or 1.6% of the total loan portfolio. We generally do not originate speculative construction loans, and we had no such loans in our portfolio at December 31, 2009. Our construction and land loans consisted of $700,000 of fixed rate one-to-four family residential construction loans as well as $4.0 million of commercial construction loans. One-to-four family residential construction loans are offered as interest-only loans at a fixed rate of interest for up to a five month construction period. Immediately following the construction period the loan begins monthly amortizing payments consistent with the terms of the one-to-four family permanent mortgage loan product. Commercial construction loans can consist of land development loans or new building construction loans. Land development loans are collateralized by a mortgage on the property which is supported by an appraisal. Commercial construction loans are given for the construction phase of a building. There can be an interest only period for new construction loans not to exceed one year. Once the construction is completed, the loan is transferred into permanent financing. Draws for both residential and commercial new construction are based on the loan approval, commitment letter, and a building and loan agreement. Property inspections during the construction phase are also required.
     Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project proves to be inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. In the event we make a land acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.
     Consumer Lending. At December 31, 2009, consumer loans totaled $43.0 million, or 14.4% of the total loan portfolio. Our consumer loans consist of automobile loans, recreational vehicle loans, secured personal loans (secured by bonds, equity securities or other readily marketable collateral), and other consumer loans (consisting of passbook loans and unsecured home improvement loans). Consumer loans are originated with terms to maturity of three to seven years. Historically, we have sought to increase the level of consumer loans primarily through increased automobile lending. We participate in a number of indirect automobile lending programs with local automobile dealerships. All indirect automobile loans must satisfy our underwriting criteria for automobile loans originated directly by us to the borrower and must be approved by one of our lending officers. At December 31, 2009, loans secured by automobiles totaled $39.1 million, of which $31.1 million were originated through our indirect automobile lending program. We have also sought to increase the level of automobile loans directly to borrowers by increasing marketing efforts with existing customers. Automobile loans generally do not have terms exceeding five years. We do not provide financing for leased automobiles.
     Consumer loans generally have shorter terms and higher interest rates than one-to-four family mortgage loans. In addition, consumer loans expand the products and services we offer to better meet the financial services needs of our customers. Consumer loans generally involve greater credit risk than residential mortgage loans because of the difference in the underlying collateral. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance because of the greater likelihood of damage to, loss of, or depreciation in the underlying collateral. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections depend on the borrower’s personal financial stability. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.
     Our underwriting procedures for consumer loans include an assessment of the applicant’s credit history and the ability to meet existing and proposed debt obligations. Although the applicant’s creditworthiness is the primary consideration, the underwriting process also includes a comparison of the value of the security to the proposed loan amount. We underwrite consumer loans internally, which we believe limits our exposure to credit risks associated with loans underwritten or purchased from brokers and other external sources.

     Commercial Business Loans. At December 31, 2009, we had $38.8 million of commercial business loans which represented 13.0% of the total loan portfolio. Commercial business loans are originated with terms of up to seven years, at fixed rates of interest except for lines of credit which have variable rates of interest. Commercial business loans are generally originated to persons with a prior relationship with Oneida Savings Bank or referrals from persons with a prior relationship with Oneida Savings Bank. The decision to grant a commercial business loan depends primarily on the creditworthiness and cash flow of the borrower (and any guarantors) and secondarily on the value of and ability to liquidate the collateral which generally consists of receivables, inventory and equipment. We generally require annual financial statements and tax returns from our commercial business borrowers and personal guarantees from the commercial business borrowers. We also generally require an appraisal of any real estate that secures the commercial business loan. At December 31, 2009, the largest commercial business loan totaled $1.8 million, which was secured by business assets, life insurance and a residential property of a construction management company. Although this loan was performing in accordance with its terms at December 31, 2009, this loan was part of a $2.2 million relationship that we had determined to be impaired at that date. At December 31, 2009, a specific reserve of $570,000 had been established for this loan. See “Asset Quality, Delinquencies and Classified Assets” herein for additional information. At December 31, 2009, unsecured commercial business loans totaled $861,000.
     Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based, with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans may be collateralized by equipment or other business assets, the liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because equipment and other business assets may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.
     Loan Maturity Schedule. The following table sets forth certain information as of December 31, 2009, regarding the amount of loans (including loans held for sale) maturing in our portfolio. Demand loans having no stated schedule of repayment and no stated maturity and overdrafts are reported as due in one year or less. All loans are included in the period in which the final contractual repayment is due.

					Ten
		One	Three		Through	Beyond
		Through	Through	Five	Twenty-	Twenty-
	Within	Three	Five	Through	Five	Five
	One Year	Years	Years	Ten Years	Years	Years	Total
	(In thousands)
Real estate loans:
One-to-four family	$48	$564	$2,264	$10,621	$66,121	$21,477	$101,095
Multi-family	7	41	644	590	7,633	—	8,915
Home equity	235	1,605	5,288	31,368	4,518	—	43,014
Construction and land	4,731	—	—	—	—	—	4,731
Commercial real estate	39	385	1,867	12,945	43,942	—	59,178

Total real estate loans	5,060	2,595	10,063	55,524	122,214	21,477	216,933

Consumer loans	2,187	10,849	22,228	7,307	275	164	43,010

Commercial business loans	13,635	6,159	10,797	7,296	910	—	38,797

Total loans	$20,882	$19,603	$43,088	$70,127	$123,399	$21,641	$298,740

     Fixed- and Adjustable-Rate Loan Schedule. The following table sets forth at December 31, 2009, the dollar amount of all fixed-rate and adjustable-rate loans (including loans held for sale) due after December 31, 2010. Adjustable- and floating-rate loans are included based on contractual maturities.

	Due After December 31, 2010
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans
One-to-four family	$33,105	$67,942	$101,047
Multi-family	138	8,770	8,908
Home equity	14,657	28,122	42,779
Construction and land	—	—	—
Commercial real estate	3,385	55,754	59,139

Total real estate loans	51,285	160,588	211,873

Consumer loans	40,488	335	40,823
Commercial business loans	18,909	6,253	25,162

Total loans	$110,682	$167,176	$277,858

     Loan Origination, Sales and Repayments. The following table sets forth our loan origination, sales and repayment activities for the periods indicated. Purchased loans represent those purchased as part of the acquisition of the National Bank of Vernon as well as individual commercial loans which are considered participation loans. The sales of loans represent one-to-four family fixed rate loans that are sold in the secondary market within the normal course of business as well as commercial loans in which a portion of the loan has been sold.

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Originations by Type:
Adjustable-Rate:
Real estate:
One-to-four family	$4,687	$20,365	$10,868
Multi-family	3,675	125	969
Home equity	10,267	13,444	5,838
Construction and land	—	—	2,157
Commercial real estate	4,900	5,753	2,858

Total real estate loans	23,529	39,687	22,690
Consumer loans	1,314	1,844	1,632
Commercial business loans	9,223	4,211	8,023

Total adjustable rate loans	$34,066	$45,742	$32,345

Fixed-Rate:
Real estate:
One-to-four family	$60,405	$19,663	$18,024
Multi-family	—	2,068	—
Home equity	3,819	5,940	7,166
Construction and land	8,363	5,670	8,351
Commercial real estate	1,393	—	2,264

Total real estate loans	73,980	33,341	35,805
Consumer loans	18,409	25,296	20,987
Commercial business loans	10,004	16,508	12,779

Total fixed rate loans	$102,393	$75,145	$69,571

Total loans originated	$136,459	$120,887	$101,916

Purchased:
Adjustable-Rate:
Real estate:
One-to-four family	$—	$—	$—
Multi-family	—	—	1,013
Home equity	—	—	2,353
Commercial real estate	—	—	—

Total real estate loans	—	—	3,366
Consumer loans	—	—	—
Commercial business loans	—	1,000	4,017

Total adjustable loans	$—	$1,000	$7,383

Fixed-Rate:
Real estate:
One-to-four family	$—	$—	$10,676
Multi-family	—	—	—
Home equity	—	—	768
Commercial real estate	—	—	7,307

Total real estate loans	—	—	18,751
Consumer loans	—	—	1,443
Commercial business loans	—	—	1,906

Total fixed rate loans	$—	$—	$22,100

Total loans purchased	$—	$1,000	$29,483

Sales:
Real estate:
One-to-four family	$55,935	$18,572	$17,938
Commercial loans	1,410	—	—

Total loans sold	$57,345	$18,572	$17,938
Repayments:
Real estate:
One-to-four family	$16,764	$11,461	$8,390
Multi-family	584	357	417
Home equity	10,756	12,063	8,850
Construction and land	4,963	8,564	12,779
Commercial real estate	7,631	9,173	(793)

Total real estate loans	40,698	41,618	29,643
Consumer loans	23,531	24,099	24,327
Commercial business loans	21,261	19,411	22,084

Total repayments	$85,490	$85,128	$76,054

Total reductions	$142,835	$103,700	$93,992

Net (decrease) increase	$(6,376)	$18,187	$37,407

     Loan Approval Procedures and Authority. The Board of Directors establishes our lending policies and loan approval limits. Loan officers generally have the authority to originate mortgage loans, consumer loans and commercial business loans up to amounts established for each lending officer. All residential loans over $500,000 must be approved by the Bank Loan Committee (consisting of two persons; the President and/or Executive Vice President in charge of credit administration and either one of two senior lending officers appointed to this committee). All loan relationships in excess of $500,000 and up to $2.0 million (exclusive of residential mortgages and home equity loans secured by a lien on the borrower’s primary residence) must be approved by the Bank Loan Committee. All lending relationships in excess of $2.0 million up to $3.0 million (exclusive of residential mortgages and home equity loans secured by a lien on the borrower’s primary residence) must be approved by the Executive Committee of the Board of Directors. All lending relationships in excess of $3.0 million must be approved by the Board of Directors.
     All independent appraisers are approved by the Board of Directors annually. We require an environmental site assessment for all non-residential mortgage loans. Our policy is to require hazard insurance on all mortgage loans and generally to require title insurance on all residential mortgage loans.
     Loan Origination Fees and Other Income. In addition to interest earned on loans, we receive loan origination fees. Such fees and costs vary with the volume and type of loans and commitments made and purchased, principal repayments and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money.
     In addition to loan origination fees, we also receive other fees, servicing income and other income that consist primarily of mortgage servicing fees and late charges.
     Loans-to-One Borrower. Savings banks are subject to the same loans-to-one borrower limits as those applicable to national banks, which under current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired net worth on an unsecured basis, and an additional 10% of unimpaired net worth in the case of loans that are fully secured by readily marketable collateral having a market value, as determined by reliable and continuously available price quotations at least equal to the amount of the loan. Our policy provides that loans to one borrower (or related borrowers) should not exceed 15% of our capital.
     At December 31, 2009, the largest amount loaned to one borrower consisted of commercial real estate loans secured by medical office space to a corporation with an outstanding balance totaling $4.8 million. This amount consisted of four commercial real estate loans secured by the property and other business assets. At December 31, 2009, this lending relationship was performing in accordance with its terms.
Asset Quality, Delinquencies and Classified Assets
     Collection Procedures. A computer generated late notice is sent one day after a loan’s grace period ends. After the late notice has been mailed, accounts are assigned to collectors for follow-up to determine reasons for delinquency and explore payment options. Generally, loans that are 30 days delinquent will receive a default notice. With respect to consumer loans, we will commence efforts to repossess the collateral after the loan becomes 45 days delinquent. Loans secured by real estate that are delinquent over 60 days are turned over to our Managed Asset Manager. Generally, after 90 days we will commence legal action.
     Loans Past Due and Nonperforming Assets. Loans are reviewed on a regular basis and are placed on non-accrual status when they are 90 days past due or earlier when, in the opinion of management, the collection of additional interest is doubtful. Loans are generally placed on non-accrual status when either principal or interest is 90 days or more past due. Interest accrued and unpaid at the time a loan is placed on a non-accrual status is reversed from interest income.
     Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as Other Real Estate (“REO”) until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the value of the property is less than the loan balance, less any related specific loan loss provisions, the difference is charged against the allowance for loan losses. Any subsequent write-down of REO is charged against earnings.
     The following table sets forth certain delinquencies in our loan portfolio as of December 31, 2009. When a loan is delinquent 90 days or more or earlier when, in the opinion of management, the collection of additional interest is doubtful, we fully reverse all interest accrued and ceases to accrue interest thereafter.

	Loans Delinquent for:
	60-89 Days		90 Days or More		Total Delinquent Loans
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
One-to-four family	1	$39	3	$195	4	$234
Multi-family	—	—	—	—	—	—
Home equity	1	21	2	68	3	89
Construction and land	—	—	—	—	—	—
Commercial real estate	1	25	1	199	2	224
Consumer	2	32	—	—	2	32
Commercial business	—	—	—	—	—	—

Total	5	$117	6	$462	11	$579

     Nonaccrual Loans and Nonperforming Assets. The following table sets forth information regarding nonaccrual loans and other nonperforming assets.

	At December 31,
	2009	2008	2007	2006	2005
			(Dollars in thousands)
Non-accruing loans:
One-to-four family	$195	$394	$223	$51	$223
Multi-family	—	—	—	—	—
Home equity	68	—	18	—	—
Construction and land	—	—	—	—	—
Commercial real estate	199	—	—	—	—
Consumer	—	—	—	—	2
Commercial business	89	119	134	—	—

Total	551	513	375	51	225

Accruing loans delinquent more than 90 days:
Total	—	—	—	—	—

Total nonperforming loans	$551	$513	$375	$51	$225

Foreclosed assets:
Total	—	—	—	—	—

Non-accruing investment securities
Trust preferred securities	1,897	—	—	—	—

Total	1,897	—	—	—	—

Total nonperforming assets	$2,448	$513	$375	$51	$225

Total nonperforming loans as a percentage of total loans	0.18%	0.17%	0.13%	0.02%	0.09%

Total nonperforming assets as a percentage of total assets	0.41%	0.09%	0.07%	0.01%	0.05%

     Of our total nonperforming loans at December 31, 2009 of $551,000, $394,000 consisted of four one-to-four family loans and one commercial real estate loan. The property underlying the commercial real estate loan with an outstanding balance of $199,000 was foreclosed upon in January 2010 and is currently in the process of being listed for sale. We do not anticipate any material loss on this loan. In addition, we believe that the four one-to-four family loans with an aggregate outstanding balance of $195,000 are adequately collateralized and we do not anticipate any losses on such loans. These loans are in various stages of foreclosure. In addition, $68,000 of the nonperforming loans consisted of two home equity loans. One of these loans has been brought current since December 31, 2009 and is no longer considered non-performing, and the property securing the other loan is in the process of being sold. We do not anticipate losses on either of these loans. Also included in nonperforming loans was $89,000 representing two commercial loans, each of which is partially guaranteed by SBA. We do not anticipate a material loss on either of these loans. In addition, $1.9 million of variable rate trust preferred securities were in nonaccrual status at December 31, 2009. Management considered several factors in deciding that these securities should be placed on nonaccrual status, including whether interest is being paid in cash or is being added (capitalized) to the principal balance, a process known as a payment in kind, collateral values and excess subordination ratios which represents the point at which a tranche may experience a break in yield. Interest payments of $13,154 were received on these securities for the year ended December 31, 2009 which were recognized as a principal reduction. For additional information regarding these securities, see “—Securities Investment Activities” herein.
     During the years ended December 31, 2009 and 2008, respectively, gross interest income of $30,000 and $19,000 would have been recorded on nonaccruing loans under their original terms, if the loans had been current throughout the period. No interest income was recorded on nonaccruing loans during the years ended December 31, 2009 and 2008.
     Classification of Assets. On the basis of management’s review of its assets, at the dates indicated we had classified assets and other criticized assets as follows:

	2009	2008	2007
		(In thousands)
Classified assets:
Substandard	$2,991	$4,954	$4,722
Doubtful	239	146	75
Loss	—	—	—

Total classified assets	$3,230	$5,100	$4,797
Impaired assets	8,549	—	—
Special Mention	533	541	2,509

Total criticized assets	$12,312	$5,641	$7,306

     At December 31, 2009, our classified assets included loans identified by bank regulatory definitions of “substandard” and “doubtful”. We had no assets classified as “loss” at December 31, 2009. Substandard assets consisted of (i) four commercial loans with a principal balance of $147,000, (ii) seven commercial real estate loans with a principal balance of $2.4 million and (iii) seven one-to-four family residential loans with a principal balance of $447,000. Doubtful assets consisted of (i) three commercial loans with a principal balance of $203,000 and (ii) one commercial real estate loan with a principal balance of $36,000. In addition to the classified assets, we have identified certain impaired assets at December 31, 2009 consisting of (i) two commercial loans with a principal balance of $2.2 million, (ii) eight trust preferred securities with a carrying value of $5.6 million and (iii) one private placement collateralized mortgage obligation with a carrying value of $744,000. Included as a component of criticized assets are loans identified as “special mention” as determined by management according to regulatory guidance. At December 31, 2009, we had one commercial loan identified as special mention with a principal balance of $533,000.
     In determining to classify $5.6 million of trust preferred securities as impaired at December 31, 2009, management compared the present value of expected cash flows to the previous estimates to determine if there had been an adverse change in cash flows. The cash flow model considers the structure and term of the individual trust preferred securities, timing of interest and principal payments as well as allocation of the payments to the note classes. The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information, including announcements of interest payment deferrals or defaults of underlying trust preferred securities. In addition, assumptions relative to prepayments, deferrals and defaults, excess subordination, discount rates, and other factors are considered as part of the cash flow analysis. For additional information regarding assumptions used in evaluating the trust preferred securities for impairment, see note 2 to the Consolidated Financial Statements. Trust preferred securities of $1.9 million were deemed impaired and were on nonaccrual status throughout 2009. An additional $3.7 million were deemed impaired in the fourth quarter of 2009.
     Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses and valuation of real estate owned. Such agencies may require us to recognize additions to the allowance based on their judgment about information available to them at the time of their examination. At December 31, 2009, the total allowance was $2.9 million, which amounted to 0.98% of loans, net and 526.5% of nonperforming loans. Management monitors and modifies the level of the allowance for loan losses in order to maintain it at a level which it considers adequate to provide for probable incurred loan losses. For the years ended December 31, 2009 and 2008, we had net charge-offs of $483,000 and $412,000, respectively, against this allowance.
     Quarterly, management evaluates the adequacy of the allowance for loan losses and determines the appropriate level of provision for loan losses by applying a range of estimated loss percentages to each category of performing loans and classified loans. The allowance adjustment is based upon the net change in each portfolio category, as well as adjustments related to impaired loans, since the prior quarter. A loan is considered impaired, based on current information and events, if it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the estimated fair value of the collateral securing the loan. Management believes the current method of determining the adequacy of the allowance is prudent in light of our intention to continue to emphasize the origination of consumer loans, commercial business loans and commercial real estate loans.
     Analysis of the Allowance For Loan Losses. The following table sets forth the analysis of the allowance for loan losses for the periods indicated.

	At or For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)
Balance at beginning of period	$2,624	$2,511	$2,081	$1,959	$1,982

Charge-offs:
One-to-four family	17	23	—	17	9
Multi-family	—	—	—	—	—
Home equity	42	—	—	10	10
Construction and land	—	—	—	—	—
Commercial real estate	27	—	—	—	44
Consumer	547	335	215	301	448
Commercial business	60	168	16	99	10

Total	693	526	231	427	521

Recoveries:
One-to-four family	1	2	6	5	10
Multi-family	—	—	—	—	—
Home equity	—	—	—	19	—
Construction and land	—	—	—	—	—
Commercial real estate	15	—	—	—	—
Consumer	178	91	88	139	127
Commercial business	16	21	41	106	1

Total	210	114	135	269	138

Net charge-offs	(483)	(412)	(96)	(158)	(383)
Addition of National Bank of Vernon allowance from acquisition	—	—	526	—	—
Provision charged to operations	760	525	—	280	360

	At or For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)
Balance at end of period	$2,901	$2,624	$2,511	$2,081	$1,959

Allowance for loan losses as a percentage of total loans receivable, net	0.98%	0.87%	0.88%	0.84%	0.83%

Ratio of net charge-offs to average loans	0.16%	0.14%	0.04%	0.06%	0.17%

Ratio of net charge-offs to non-performing loans	87.66%	80.3%	25.6%	309.80%	170.22%

     Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the allowance for loan losses by loan category for the periods indicated.

	At December 31,
	2009			2008			2007
			Percentage of			Percentage of			Percentage of
			Loans in			Loans in			Loans in
	Amount of	Loan	Each	Amount of	Loan	Each	Amount of	Loan	Each
	Loan Loss	Amounts by	Category to	Loan Loss	Amounts by	Category to	Loan Loss	Amounts by	Category to
	Allowance	Category	Total Loans	Allowance	Category	Total Loans	Allowance	Category	Total Loans
	(Dollars in Thousands)
One-to-four family	$385	$101,095	33.8%	$387	$108,702	35.7%	$326	$98,707	34.4%
Multi-family	33	8,915	3.0	6	5,824	1.9	7	3,988	1.4
Home equity	191	43,014	14.4	368	39,684	13.0	275	32,363	11.3
Construction and land	17	4,731	1.6	4	1,331	0.4	13	4,225	1.5
Commercial real estate	585	59,178	19.8	535	60,516	19.8	821	63,936	22.2
Consumer	431	43,010	14.4	401	46,818	15.3	413	43,777	15.3
Commercial business	1,259	38,797	13.0	923	42,241	13.9	656	39,933	13.9

Total	$2,901	$298,470	100.0%	$2,624	$305,116	100.0%	$2,511	$286,929	100.0%

	At December 31,
	2006			2005
			Percentage of			Percentage of
			Loans in			Loans in
	Amount of	Loan	Each	Amount of	Loan	Each
	Loan Loss	Amounts by	Category to	Loan Loss	Amounts by	Category to
	Allowance	Category	Total Loans	Allowance	Category	Total Loans
	(Dollars in Thousands)
One-to-four family	$272	$85,467	34.2%	$369	$81,018	34.1%
Multi-family	7	2,423	0.9	9	2,695	1.1
Home equity	221	25,088	10.1	222	22,189	9.3
Construction and land	21	6,496	2.6	18	4,860	2.0
Commercial real estate	518	50,714	20.4	276	48,746	20.5
Consumer	424	44,042	17.7	451	44,895	18.9
Commercial business	618	35,292	14.1	614	33,633	14.1

Total	$2,081	$249,522	100.0%	$1,959	$238,036	100.0%

Securities Investment Activities
     The securities investment policy is established by our Board of Directors. This policy dictates that investment decisions will be made based on the safety of the investment, our liquidity needs, potential returns, cash flow targets and desired risk parameters. In pursuing these objectives, management considers the ability of an investment to provide earnings consistent with factors of quality, maturity, marketability, liquidity and risk diversification.
     Our current policies generally limit security investments to U.S. Government and agency securities, tax-exempt bonds, public utilities debt obligations, corporate debt obligations and corporate equity securities. In addition, our policy permits investments in mortgage related securities, including securities issued by government sponsored enterprises such as Fannie Mae, Freddie Mac and Ginnie Mae. Our investment strategy is to increase overall investment securities yields while managing interest rate risk. We will only purchase securities rated as investment grade by a nationally recognized investment rating agency. We do not engage in any hedging transactions, such as interest rate swaps or caps.
     We evaluate securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. In determining OTTI for debt securities, management considers many factors, including: (1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market value decline was affected by macroeconomic conditions and (4) whether we have the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary impairment decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.
     At December 31, 2009, we had nine trust preferred securities with an aggregate fair value of $5.9 million and aggregate unrealized losses of $3.5 million. Of the $5.9 million, $1.9 million have variable rates of interest. All of these securities are rated below investment grade as of December 31, 2009. The $1.9 million of variable rate trust preferred securities are on nonaccrual as of December 31, 2009. The issuers of these securities are primarily banks, but some of the pools do include a limited number of insurance companies. As of December 31, 2009, through review of the current and expected cash flow analysis based on the credit quality of the underlying collateral, the class of securities we own, default probabilities and anticipated losses given default assumptions and stress tests performed on these securities, eight of the trust preferred securities have been considered impaired as of December 31, 2009. The other-than-temporary impairment loss taken for the year ended December 31, 2009 was $2.3 million.
     Unrealized losses on other investments have not been recognized into income because the issuer(s) securities are of investment grade (except for a General Motors Acceptance Corp. bond and SLMA bond), management does not intend to sell the security and it is more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the bond(s) approach maturity.
     At December 31, 2009, we had a $2.0 million General Motors Acceptance Corp. (GMAC) bond, maturing October 15, 2010 which has a rating below investment grade. This is a variable rate note based on the three month Treasury bill. The unrealized loss at December 31, 2009 was $100,000. In addition, at December 31, 2009, we had a $2.5 million Sallie Mae (SLMA) bond, maturing May 1, 2012 which has a rating below investment grade. This is a variable rate note based on the consumer price index. The unrealized loss on this security was $402,000 as of December 31, 2009. Both GMAC and SLMA are paying as agreed. These losses have not been considered other-than-temporary in that we do not intend to sell the securities and it is not more likely than not that we will be required to sell these securities before the recovery of their cost basis, which may be at maturity.
     Investment Securities. At December 31, 2009, we had $96.5 million, or 16.3% of total assets, invested in investment securities, which consisted primarily of U.S. Government obligations, tax-exempt securities and corporate debt obligations. There were trust preferred investments with an aggregate fair value of $5.9 million and an amortized cost of $9.4 million included in corporate debt obligations at December 31, 2009. We are required to designate securities as held to maturity, available for sale or trading, depending on our ability and intent regarding our investments. During 2009, we have designated certain investment securities as held to maturity in addition to available for sale. Investment securities in which the fair value option has been elected are considered trading assets and are recorded at fair value with changes in fair value included in earnings. Trading securities, which consisted of common and preferred equity securities, totaled $7.6 million or 1.3% of total assets at December 31, 2009. At December 31, 2009, our investment securities portfolio had a weighted average life of 6.84 years.

     Investment Securities. The following table sets forth certain information regarding the investment securities and other interest earning assets as of the dates indicated.

	At December 31,
	2009		2008		2007		2006		2005
	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized
	Cost	Value	Cost	Value	Cost	Value	Cost	Value	Cost	Fair Value
	(Dollars in thousands)
Investment securities available for sale:
Federal agency securities	$23,964	$23,896	$21,015	$21,217	$38,019	$37,963	$36,909	$36,264	$36,546	$35,459
Corporate debt securities	26,175	22,126	27,802	21,882	23,791	22,455	18,361	18,067	22,696	21,903
State and municipal bonds	17,644	17,988	17,274	17,347	19,120	19,252	15,747	15,706	32,491	32,498
Equity securities	—	—	—	—	18,688	16,155	15,392	15,699	17,012	16,595

Total	$67,783	$64,010	$66,091	$60,446	$99,618	$95,825	$86,409	$85,736	$108,745	$106,455

Average remaining life of investment securities available for sale	6.34 years		7.92 years		6.89 years		5.99 years		7.18 years

Investment securities held to maturity:
Federal agency securities	$23,862	$23,807	$—	$—	$—	$—	$—	$—	$—	$—
State and municipal bonds	8,615	8,925	—	—	—	—	—	—	—	—

Total	$32,477	$32,732	$—	$—	$—	$—	$—	$—	$—	$—

Average remaining life of investment securities held to maturity	7.84 years		—		—		—		—

Trading securities:

Equity securities	—	7,627	—	5,941	—	—	—	—	—	—

Total	$—	$7,627	$—	$5,941	$—	$—	$—	$—	$—	$—

Other interest earning assets:
Interest-earning deposits with banks	3,052	3,052	2,589	2,589	1,234	1,234	854	854	1,437	1,437
Federal funds sold	4,103	4,103	71	71	1,717	1,717	6,196	6,196	730	730
FHLB Stock	2,665	2,665	3,784	3,784	3,404	3,404	3,228	3,228	3,858	3,858

Total	$9,820	$9,820	$6,444	$6,444	$6,355	$6,355	$10,278	$10,278	$6,025	$6,025

     Investment Portfolio Maturities. The following table sets forth the scheduled maturities, market value and weighted average yields for our available for sale investment portfolio at December 31, 2009.

	December 31, 2009
		After 1 Year	After 5 Years
	Within	but Within	but Within	After
	1 Year	5 Years	10 Years	10 Years	Total
	Carrying	Carrying	Carrying	Carrying	Carrying
	Value	Value	Value	Value	Value
	(Dollars in Thousands)
Federal agency securities	$—	$6,385	$15,553	$1,958	$23,896
Corporate debt securities	5,050	4,042	4,863	8,171	22,126
Tax exempt bonds	911	4,840	8,356	3,881	17,988

Total securities	$5,961	$15,267	$28,772	$14,010	$64,010

Weighted average yield (1)	3.83%	2.69%	4.16%	3.32%	3.59%

(1)	Weighted average yield has not been adjusted to reflect tax equivalent adjustments.
     The following table sets forth the scheduled maturities, market value and weighted average yields for our held to maturity investment portfolio at December 31, 2009.

	December 31, 2009
		After 1 Year	After 5 Years
	Within	but Within	but Within	After
	1 Year	5 Years	10 Years	10 Years	Total
	Carrying	Carrying	Carrying	Carrying	Carrying
	Value	Value	Value	Value	Value
	(Dollars in Thousands)
Federal agency securities	$8	$6,000	$15,854	$2,000	$23,862
Tax exempt bonds	45	1,160	3,748	3,662	8,615

Total securities	$53	$7,160	$19,602	$5,662	$32,477

Weighted average yield (1)	2.91%	3.27%	4.30%	6.04%	4.37%

(1)	Weighted average yield has not been adjusted to reflect tax equivalent adjustments.
     Mortgage-Backed Securities. We purchase mortgage-backed securities in order to: (i) generate positive interest rate spreads with minimal administrative expense; (ii) lower our credit risk; and (iii) increase liquidity. At December 31, 2009, we had $65.7 million or 11.1% of total assets invested in mortgage-backed securities, of which $15.2 million were classified as held to maturity. Prior to January 1, 2009, all mortgage-backed securities were classified as available for sale. The mortgage-backed securities portfolio had coupon rates ranging from 0.63% to 7.79%, a weighted average yield of 4.47% and a weighted average life (including payment assumption) of 6.72 years at December 31, 2009.
     Mortgage-backed securities are created by the pooling of mortgages and the issuance of a security with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although we focus our investments on mortgage-related securities backed by single-family mortgages. The issuers of such securities (generally U.S. Government agencies and government sponsored enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as Oneida Savings Bank, and guarantee the payment of principal and interest to these investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-related securities are usually more liquid than individual mortgage loans and may be used to collateralize certain of our liabilities and obligations. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby reducing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. Management reviews prepayment estimates periodically to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates and to determine the yield and estimated maturity of our mortgage-backed securities portfolio. Of our $65.7 million mortgage-backed securities portfolio at December 31, 2009, $333,249 with a weighted average yield of 4.21% had contractual maturities within five years, $2.6 million with a weighted average yield of 4.17% had contractual maturities of five to ten years and $62.8 million with a weighted average yield of 4.50% had contractual maturities of over ten years. However, the actual maturity of a mortgage-backed security may be less than its stated maturity due to prepayments of the underlying mortgages or significant defaults of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such securities. Although prepayments of underlying mortgages depend on many factors, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. Historically, during periods of declining mortgage interest rates, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, we may be subject to reinvestment risk because, to the extent that our mortgage related securities prepay faster than anticipated, we may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate of return. During 2009, mortgage interest rates remained at historical low levels throughout the year. The impact on our mortgage-backed securities portfolio is to increase the prepayments at a faster rate than anticipated. Conversely, in a rising interest rate environment prepayments may decline, thereby extending the estimated life of the security and depriving us of the ability to reinvest cash flows at the increased rates of interest.
     Collateralized mortgage obligations (“CMOs”) are debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics. The cash flows from the underlying collateral are generally divided into “tranches” or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders.
     We have a $1.0 million private placement collateralized mortgage obligation which is not rated as of December 31, 2009. The unrealized loss at December 31, 2009 was $237,000. As of December 31, 2009, through review of the current and expected cash flow analysis based on the credit quality of the underlying collateral, default probabilities and anticipated losses, this security has been considered impaired. The other-than-temporary impairment loss taken for the year ended December 31, 2009 was $13,100.

     Mortgage-Backed Securities. Set forth below is information relating to our mortgage-backed securities for the periods indicated.

	December 31,
	2009		2008		2007		2006		2005
	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value	Cost	Value	Cost	Value
	(In thousands)
Mortgage-backed securities available for sale:
Ginnie Mae	$11,983	$12,298	$23,939	$24,447	$2,860	$2,888	$994	$989	$—	$—
Fannie Mae	16,418	16,924	19,640	19,840	15,683	15,678	10,224	10,008	9,226	8,937
Freddie Mac	14,902	15,471	22,857	23,190	22,252	22,193	16,571	16,196	18,494	18,034
CMOs	6,758	5,829	7,569	6,839	5,804	5,810	1,903	1,871	2,161	2,103

Total	$50,061	$50,522	$74,005	$74,316	$46,599	$46,569	$29,692	$29,064	$29,881	$29,074

Mortgage-backed securities held to maturity:
Ginnie Mae	$5,250	$5,227	$—	$—	$—	$—	$—	$—	$—	$—
Fannie Mae	9,965	10,007	—	—	—	—	—	—	—	—

Total	$15,215	$15,234	$—	$—	$—	$—	$—	$—	$—	$—

Sources of Funds
     General. Our primary sources of funds for use in lending, investing and for other general purposes are deposits, repayments and prepayments of loans and securities, proceeds from sales of loans and securities, proceeds from maturing securities and cash flows from operations.
     Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of savings, interest-bearing demand accounts, non interest-bearing checking accounts, money market accounts and certificates of deposit. We also offer IRAs and other qualified plan accounts. Through our limited purpose subsidiary, State Bank of Chittenango, we held $86.0 million in municipal deposits at December 31, 2009.
     At December 31, 2009, deposits totaled $489.4 million. At December 31, 2009, we had a total of $156.9 million in certificates of deposit, of which $123.4 million had maturities of one year or less. Although we have a significant portion of deposits in shorter term certificates of deposit, management monitors activity on these accounts. Based on historical experience and our current pricing strategy, management believes it will retain a large portion of such accounts upon maturity. At December 31, 2009, certificates of deposit with balances of $100,000 or more totaled $56.7 million.
     The flow of deposits is influenced significantly by general economic conditions, changes in prevailing interest rates, internal pricing decisions and competition. Deposits are obtained predominantly from the areas in which our branch offices are located. We rely primarily on competitive pricing of deposit products and customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect our ability to attract and retain deposits. We use traditional means of advertising our deposit products, including radio and print media and generally do not solicit deposits from outside our market area. While we accept certificates of deposit in excess of $100,000, and may be subject to preferential rates, we do not actively solicit such deposits as they are more difficult to retain than core deposits. During 2009, the FDIC temporarily increased federal deposit insurance to $250,000 per depositor from $100,000. In 2009, Congress enacted legislation to extend the increase to $250,000 in insurable deposits per depositor until 2013. Moreover, we have elected to participate in the Temporary Liquidity Guarantee Program pursuant to which the FDIC will provide unlimited deposit coverage for non-interest bearing accounts, NOW accounts and certain other designated accounts, until June 30, 2010. Historically, we have not used brokers to obtain deposits. We participate in the Certificate of Deposit Account Registry Service (“CDARs”) that enables the institution to provide customers to access to up to $50 million in FDIC insurance on CD investments.
     The following table sets forth our deposit activities for the periods indicated.

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Opening balance	$425,698	$400,129	$313,270
Deposits acquired from National Bank of Vernon	—	—	54,631
Deposits	3,835,906	3,766,461	3,373,810
Withdrawals	(3,778,117)	(3,749,408)	(3,350,619)
Interest credited	5,877	8,516	9,037

Ending balance	$489,364	$425,698	$400,129

Net increase (decrease)	$63,666	$25,569	$86,859

Percent increase (decrease)	14.96%	6.39%	27.73%

     The following table indicates the amount of our certificates of deposit by time remaining until maturity as of December 31, 2009.

	Maturity
	3 Months	Over 3 to 6	Over 6 to 12	Over 12
	or Less	Months	Months	Months	Total
	(In thousands)
Certificates of deposit less than $100,000	$27,413	$20,917	$28,704	$23,180	$100,214
Certificates of deposit of $100,000 or more	13,219	13,134	19,971	10,365	56,689

Total of certificates of deposit	$40,632	$34,051	$48,675	$33,545	$156,903

     The following tables set forth information, by various rate categories, regarding the dollar balance of deposits by types of deposit for the periods indicated.

	December 31,
	2009		2008		2007
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Transactions and savings deposits:
Noninterest-bearing	$62,997	12.87%	$60,787	14.28%	$65,685	16.42%
Savings accounts(1)	82,938	16.95	75,338	17.70	71,345	17.83
Interest-bearing checking	50,931	10.41	41,773	9.81	38,170	9.54
Money market accounts	135,595	27.71	91,975	21.61	72,031	18.00

Total	332,461	67.94	269,873	63.40	247,231	61.79

Certificates of deposit:
Less than 2.00% (2)	106,715	21.81	14,941	3.51	4,482	1.12
2.00-3.99%	34,565	7.06	102,381	24.05	17,491	4.37
4.00-5.99%	15,623	3.19	38,503	9.04	129,217	32.29
6.00-7.99%	—	—	—	—	1,708	0.43

Total certificates of deposit	156,903	32.06	155,825	36.60	152,898	38.21

Total deposits	$489,364	100.00%	$425,698	100.00%	$400,129	100.00%

(1)	Includes mortgage escrow accounts.

(2)	At December 31, 2009, includes $20.3 million of certificates of deposit with rates below 1.00%.
     The following table sets forth the amount and remaining maturities of our certificates of deposit accounts at December 31, 2009.

							Percent
	<2.00%		2.00-3.99%	4.00-5.99%	6.00-7.99%	Total	of Total
	(Dollars in thousands)
Certificate accounts maturing in quarter ending:

March 31, 2010	29,978		7,729	2,925	—	40,632	25.90
June 30, 2010	30,008		3,088	955	—	34,051	21.70
September 30, 2010	19,061		2,830	1,542	—	23,433	14.93
December 31, 2010	20,485		3,441	1,316	—	25,242	16.09
March 31, 2011	1,854		1,980	2,318	—	6,152	3.92
June 30, 2011	2,791		1,828	538	—	5,157	3.29
September 30, 2011	922		1,564	614	—	3,100	1.97
December 31, 2011	1,047		388	787	—	2,222	1.42
Thereafter	569		11,717	4,628	—	16,914	10.78

Total	$106,715	(1)	$34,565	$15,623	$—	$156,903	100.00%

Percent of total	68.01%		22.03%	9.96%	0.00%	100.00%

(1)	Includes $20.3 million of certificates of deposit with rates below 1.00%.

     Borrowed Funds. Our borrowings consist of term advances and repurchase agreements borrowed under agreements with the Federal Home Loan Bank of New York. In addition we have access to overnight advances with the FHLBNY and other correspondent banks under line of credit facilities accessed from time to time. At December 31, 2009, we had access to additional FHLBNY advances of up to $109.9 million. The following table sets forth information concerning balances and interest rates on our borrowings at the dates and for the periods indicated.

	At and For the Years Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Overnight line of credit:
Balance at end of period	$—	$3,825	$—
Average balance during period	248	1,457	102
Maximum outstanding at any month end	—	5,150	—
Weighted average interest rate at end of period	0.00%	0.44%	0.00%

Average interest cost during the year	2.43%	2.08%	4.95%

Term advances:
Balance at end of period	$28,000	$36,000	$43,400
Average balance during period	29,945	41,736	46,608
Maximum outstanding at any month end	34,000	43,400	58,830
Weighted average interest rate at end of period	4.44%	4.46%	4.86%

Average interest cost during the year	4.47%	4.39%	4.95%

Repurchase agreements:
Balance at end of period	$3,000	$13,000	$13,000
Average balance during period	6,041	13,000	13,000
Maximum outstanding at any month end	13,000	13,000	13,000
Weighted average interest rate at end of period	6.74%	5.39%	5.39%

Average interest cost during the year	5.83%	5.39%	5.39%

Trust Activities
     Oneida Savings Bank provides trust and investment services, acts as executor or administrator of estates and as trustee or custodian for various types of trusts. Trust services are offered through Oneida Savings Bank’s Trust Department. Services include fiduciary services for trusts and estates, money management and custodial services. At December 31, 2009, Oneida Savings Bank maintained 553 trust/fiduciary accounts, with total assets of $116.8 million under management as compared to 555 trust/fiduciary accounts, with total assets of $105.8 million at December 31, 2008. Management anticipates that in the future the Trust Department will become a more significant component of Oneida Savings Bank’s business.
Limited Purpose Commercial Bank—State Bank of Chittenango
     The State Bank of Chittenango is a New York chartered limited purpose commercial bank headquartered in Chittenango, New York. Oneida Savings Bank acquired State Bank of Chittenango in 2002 and retained the municipal banking operations of the bank in a limited purpose wholly owned subsidiary. New York State prohibits a savings bank from soliciting and servicing public funds (deposits of counties, cities, towns, school districts, etc.). The use of a limited purpose commercial bank subsidiary has facilitated the expansion of municipal deposit banking services throughout the service area of Oneida Savings Bank. At December 31, 2009, State Bank of Chittenango held $110.6 million in assets, consisting primarily of U.S. Government obligations and mortgage-backed securities. The investment securities maintained at State Bank of Chittenango are used to collateralize $86.0 million in municipal deposits. All disclosures in this prospectus relating to Oneida Financial Corp.’s investments and deposits include the investments and deposits that are held by The State Bank of Chittenango.

Insurance Activities—Bailey & Haskell Associates, Inc.
     On October 2, 2000, Oneida Savings Bank completed the acquisition of Bailey & Haskell Associates, Inc., an insurance agency located in Central New York State. Bailey & Haskell Associates is the wholly owned insurance agency subsidiary of Oneida Savings Bank. It operates out of its headquarters in Oneida, New York, and six other offices in New York State and one office in South Carolina. Bailey & Haskell Associates is a full-service insurance and financial services firm with over 90 employees providing services to over 19,000 customers. The expansion into the insurance and financial services business has enabled Oneida Savings Bank to evolve from a traditional depository institution into a full-service financial services organization. Bailey & Haskell Associates offers personal and commercial property insurance and other risk management products and services. Bailey & Haskell Associates represents dozens of leading insurance companies, including Travelers, CNA, Hartford, Progressive, Cincinnati, Utica National and many others. Our opportunistic acquisition strategy has resulted in five subsequently acquired insurance agencies in the six years following the acquisition of Bailey & Haskell Associates, including Parsons, Cote & Company which was added during 2006. All of the acquired insurance agencies were merged into Bailey & Haskell Associates. The combination of acquired agencies and organic growth has resulted in total revenue of $9.7 million for the year ended December 31, 2009, an increase of 14.3% or $1.2 million, from $8.5 million for the year ended December 31, 2008. All disclosures in this prospectus relating to Oneida Financial Corp. are consolidated to include the activities of Bailey & Haskell Associates.
Employee Benefit Consulting Activities—Benefit Consulting Group, Inc.
     On June 28, 2006, Oneida Savings Bank completed the acquisition of Benefit Consulting Group L.L.C., an employee benefits consulting and retirement plan administration firm. Benefit Consulting Group, Inc. is the wholly owned subsidiary of Oneida Savings Bank headquartered in Oneida, New York and operates from offices in North Syracuse, New York and satellite offices in several branch offices of Oneida Savings Bank. Benefit Consulting Group currently serves more than 700 corporate and personal clients and offers employee benefit related services that are complementary to those provided by Oneida Savings Bank and Bailey & Haskell Associates. Benefit Consulting Group provides defined contribution and benefit plans, actuarial services, investment management, financial planning, estate planning and human resource management services. Benefit Consulting Group had total revenue for the year ended December 31, 2009 of $5.7 million, an increase of 12.7% or $635,000 from $5.0 million for the year ended December 31, 2008. All disclosures in this prospectus relating to Oneida Financial Corp. are consolidated to include the activities of Benefit Consulting Group.
Risk Management Activities—Workplace Health Solutions, Inc.
     Workplace Health Solutions, Inc. is the wholly owned risk management subsidiary of Oneida Savings Bank and is headquartered in Oneida, New York and operates from offices in North Syracuse, New York. Workplace Health Solutions was established in January 2008 as a risk management company with services to help mitigate and prevent work related injuries. Specifically, Workplace Health Solutions will work with employers to develop informed hiring programs, coordinate employee training programs and consults with and advises employers relative to workers’ compensation coverage and incidents. In addition, this subsidiary develops a network of medical professionals to evaluate injured workers and arrange for the proper treatment of and recovery from workplace injuries all from a risk management perspective. Workplace Health Solutions was developed to complement and refer the products and services offered by our other subsidiaries with an overall philosophy of innovative risk management services. Workplace Health Solutions had total revenue of $491,000 for the year ended December 31, 2009. All disclosures in this prospectus relating to Oneida Financial Corp. are consolidated to include the activities of Workplace Health Solutions.

Properties
     Oneida Savings Bank conducts its business through its main office located in Oneida, New York, and 11 additional full service branch offices. The following table sets forth certain information concerning our property and equipment at December 31, 2009. The aggregate net book value of our premises and equipment was $21.2 million at December 31, 2009. Bailey & Haskell Associates conducts its business through four facilities set forth in the table below. In addition, Bailey & Haskell Associates uses designated office space in Oneida Savings Bank’s main office in Oneida and branch offices in Cazenovia, Chittenango and Rome, New York. Further, Bailey & Haskell Associates conducts business from two home offices maintained by Bailey & Haskell Associates sales representatives in Buffalo and New York City, New York . Benefit Consulting Group conducts its business through one facility, and also uses designated office space within the same four Oneida Savings Bank offices used by Bailey & Haskell Associates. Workplace Health Solutions conducts its business through one facility.

			Net Book Value
			of Property and
			Equipment at
	Original Year	Date of Lease	December 31,
Location	Acquired	Expiration	2009
			(In thousands)
Main Office:

182 Main Street Oneida, New York 13421	1889	N/A	$2,380

Branch Offices:

Camden Branch 41 Harden Boulevard Camden, New York 13316	1997	N/A	645

Canastota Branch 104 S. Peterboro St. Canastota, New York 13032	1999	N/A	702

Cazenovia Branch
48 Albany Street Cazenovia, New York 13035	1971	N/A	1,676

Hamilton Branch 35 Broad Street Hamilton, New York 13346	1976	N/A	186

Convenience Center 585 Main Street Oneida, New York 13421	1988	N/A	1,081

Chittenango Branch 519 Genesee Street Chittenango, New York 13037	2005	N/A	1,780

Bridgeport Branch 8786 State Route 31 Bridgeport, New York 13030	2002	December 2012	14

Griffiss Park Branch
160 Brooks Road Rome, New York 13441	2005	N/A	6,151

			Net Book Value
			of Property and
			Equipment at
	Original Year	Date of Lease	December 31,
Location	Acquired	Expiration	2009
			(In thousands)
Vernon Branch 5238 W. Seneca Street Vernon, New York 13476	2007	N/A	1,125

Westmoreland Branch 4675 State Route 233 Westmoreland, New York 13490	2007	N/A	193

South Utica Branch 2711 Genesee Street Utica, New York 13505	2007	N/A	1,069

Mortgage Center:

126 Lenox Avenue Oneida, New York 13421	1989	N/A	90

Operations Center:

169 Main Street Oneida, New York 13421	2001	N/A	1,333

Bailey & Haskell Associates, Inc. Various locations (Headquarters) 169 Main Street Oneida, New York 13421	2000	Various	468

Bailey & Haskell Associates, Inc. Benefit Consulting Group Inc. Workplace Health Solutions 5232 Witz Drive North Syracuse, New York 13212	2006	N/A	2,137

Bailey & Haskell Associates, Inc. 8246 Seneca Turnpike Clinton, NY 13323	1999	May 2010	N/M

Bailey & Haskell Associates, Inc. 111 Clebourne Street Suite 230A Fort Mills, SC 29715	2009	Monthly	N/M

Other Bank Property:

102 S. Peterboro Street Canastota, New York 13032	2000	N/A	162

6 Cambridge Avenue Morrisville, New York 13408	2006	N/A	83

Legal Proceedings
     Much of Oneida Savings Bank’s market area is included in the 250,000-acre land claim of the Oneida Indian Nation (“Oneidas”). The land claim area is held primarily by private persons. Over 16 years ago, the United States Supreme Court ruled in favor of the Oneidas in a lawsuit which management believes was intended to encourage the State of New York to negotiate an equitable settlement in a land dispute that has existed for 200 years.
     In June 1998, the United States Justice Department intervened in the action on behalf of the Oneidas against Madison County and Oneida County in New York State. In September 1998, a United States District Court removed a stay of litigation, having been in place since the late 1980’s pending settlement negotiations. In December 1998, both the Oneidas and the United States Justice Department filed motions to amend the long outstanding claim against the State of New York. The motions attempt to include in the claim various named and 20,000 unnamed additional defendants, who own real property in parts of Madison and Oneida Counties, thereby including the additional defendants in the original suit. The U.S. District Court granted the motions to add as a defendant the State of New York, but denied the motions to add the private landowners. Neither Oneida Savings Bank nor Oneida Financial Corp. is a named defendant in the motion. The court further rejected as not being viable the remedies of ejectment and/or of monetary damages against private landowners. In January 2001, amended complaints were served by the Oneidas and the United States, which seek to eject the Counties of Madison and Oneida from lands owned by the counties, and the Oneidas also seek a declaration that they have the right to possess all land within the land claim area. In June 2001, the court determined that certain land purchased by the Oneidas in 1997 and 1998 are exempt from real estate taxes, accepting the Oneidas argument that the acquired parcels lie within the boundaries of the “reservation” established in 1794 by the Federal Government. The State of New York, Counties of Madison and Oneida and the City of Sherrill appealed the court’s decision with a court date in March 2002. In February 2002, a joint statement was issued by the Oneidas, State of New York and the Counties of Madison and Oneida, indicating that the framework for a settlement had been agreed upon, subject to the approval by the State legislature and the Federal Government. The Oneidas of Wisconsin and the Stockbridge-Munsee Bank of Mohican Indians have commenced separate actions in the United States District Court for the Northern District of New York to dispute and interrupt any settlement pending. In July 2003, the United States Court of Appeals affirmed the decision of the lower court against the City of Sherrill but appeals continue relative to the decision against the Counties of Madison and Oneida. In January 2005 the United States Supreme Court heard the appeal brought forward by the City of Sherrill against the Oneidas arguing that the acquisition of real property by the Oneidas within the land claim area does not return the property to sovereign status. Therefore, the City of Sherrill contends that the property is subject to the payment of real property taxes or reverts to the ownership of the taxing authority if assessed property taxes are not paid. The United States Supreme Court ruled in favor of the City of Sherrill in June 2005. The Oneida Indian Nation is attempting to put all land acquired to date in a federal land trust. All parties involved continue to pursue all legal options available.
     To date neither the original claim nor the motion to amend has had an adverse impact on the local economy or real property values. In addition, title insurance companies continue to underwrite policies in the land claim area with no change in premiums or underwriting standards. Oneida Savings Bank requires title insurance on all residential real estate loans, excluding home equity loans. Both the State of New York and the Oneidas have indicated in their respective communications that individual landowners will not be adversely affected by the ongoing litigation. Oneida Financial Corp. continues to monitor the situation.

     We and our subsidiaries are subject to various legal actions arising in the normal course of business. In the opinion of management, the resolution of these legal actions is not expected to have a material adverse effect on our financial position or results of operations.
Subsidiary Activities
     Oneida Financial Corp.’s sole direct subsidiary is Oneida Savings Bank. Oneida Savings Bank has five wholly owned subsidiaries—Oneida Preferred Funding Corp., Bailey & Haskell Associates, Inc., The State Bank of Chittenango, Workplace Health Solutions, Inc. and Benefit Consulting Group, Inc. For financial reporting purposes, all of these companies are included in consolidated financial statements of Oneida Financial Corp. The activities of the various subsidiaries are discussed elsewhere in this prospectus.
     Federal regulations require insured institutions to provide 30 days advance notice to the Federal Deposit Insurance Corporation before establishing or acquiring a subsidiary or conducting a new activity in a subsidiary. The insured institution must also provide the Federal Deposit Insurance Corporation such information as may be required by applicable regulations and must conduct the activity in accordance with the rules and orders of the Federal Deposit Insurance Corporation. In addition to other enforcement and supervision powers, the Federal Deposit Insurance Corporation may determine after notice and opportunity for a hearing that the continuation of a savings bank’s ownership of or relation to a subsidiary constitutes a serious risk to the safety, soundness or stability of the savings bank, or is inconsistent with the purposes of federal banking laws. Upon the making of such a determination, the Federal Deposit Insurance Corporation may order the savings bank to divest the subsidiary or take other actions.
The Oneida Savings Bank Charitable Foundation
     The Oneida Savings Bank Charitable Foundation, a nonprofit charitable foundation, was established in December 1998 by members of Oneida Savings Bank. The Foundation provides funds to eligible nonprofit organizations to help them carry out unique, innovative projects in specific fields of interest. The Foundation’s goal is to fund projects that will enhance the quality of life in the communities served by Oneida Savings Bank.
     At December 31, 2009, the Foundation had approximately $1.4 million in assets, consisting primarily of 153,464 shares of our common stock, and annually distributes 5% percent of its net asset value in grants to the local community. The grants and gifts provided by the Foundation are generally for charitable causes, and to enhance the quality of life and housing in Oneida Savings Bank’s markets. Oneida Savings Bank indirectly benefits from the favorable publicity and elevated public standing generated through the Foundation’s gifts.
     In connection with the conversion, the Foundation will not purchase or receive any additional contributions of shares of common stock or any portion of the offering proceeds. The shares of common stock of Oneida Financial Corp. currently owned by the Foundation will be cancelled and exchanged for shares of Oneida Financial-New upon the closing of the conversion.
Personnel
     As of December 31, 2009, we had 309 full-time employees and 15 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good relations with our employees.

SUPERVISION AND REGULATION
General
     Oneida Savings Bank is a New York chartered savings bank and our deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation under the Deposit Insurance Fund. Oneida Savings Bank is subject to extensive regulation by the New York State Banking Department (the “Department”) as its chartering agency, and by the Federal Deposit Insurance Corporation, as the insurer of its deposit accounts. Oneida Savings Bank must file reports with the Department and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions, including acquisitions of other financial institutions. Oneida Savings Bank is examined periodically by the Department and the Federal Deposit Insurance Corporation to test Oneida Savings Bank’s compliance with various laws and regulations. This regulation and supervision, as well as federal and state law, establishes a comprehensive framework of activities in which Oneida Savings Bank may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and with their examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.
     Any change in these laws or regulations, whether by the Department or the Federal Deposit Insurance Corporation, could have a material adverse impact on Oneida Financial Corp. and Oneida Savings Bank and their operations.
     As a savings and loan holding company following the conversion, Oneida Financial-New will be required to comply with the rules and regulations of the Office of Thrift Supervision, and will be required to file certain reports with and will be subject to examination by the Office of Thrift Supervision. Oneida Financial-New also will be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
     Set forth below is a brief description of certain regulatory requirements that are or will be applicable to Oneida Financial-New and Oneida Savings Bank. The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Oneida Financial-New and Oneida Savings Bank.
Proposed Federal Legislation
     Legislation has been introduced in the United States Senate and House of Representatives that would implement sweeping changes to the current bank regulatory structure. A bill passed by the House of Representatives would eliminate our current primary federal regulator, the Office of Thrift Supervision, by merging the Office of Thrift Supervision into the Comptroller of the Currency (the primary federal regulator for national banks). The House legislation would grant the Board of Governors of the Federal Reserve System exclusive authority to regulate all bank and thrift holding companies. If the House bill is enacted, Oneida Financial-New would become a holding company subject to supervision by the Federal Reserve Board as opposed to the Office of Thrift Supervision, and would become subject to the Federal Reserve’s regulations, including holding company capital requirements, that Oneida Financial-New would not be subject to as a savings and loan holding company regulated by the Office of Thrift Supervision.
     Under the Senate bill the Office of Thrift Supervision would also be eliminated by merging it into the Office of the Comptroller of the Currency. However, the Senate bill would remove bank holding company regulatory authority from the Federal Reserve Board with respect to bank holding companies with assets of less than $50 billion. Holding companies of national banks and federal savings associations with assets of less than $50 billion would be regulated by the Office of the Comptroller of the Currency, and holding companies of state banks and state savings banks with assets of less than $50 billion would be regulated by the Federal Deposit Insurance Corporation.
     Both the House bill and the Senate proposal would establish new government entities to write consumer protection rules, and in certain cases, to conduct examinations and to implement enforcement actions relating to consumer protection. Compliance with new regulations and being supervised by one or more new regulatory agencies would likely increase our operating expenses.

New York Bank Regulation
     Oneida Savings Bank derives its lending, investment, branching and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the Department, as limited by federal laws and regulations. Under these laws and regulations, savings banks, including Oneida Savings Bank, may invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may invest up to 7.5% of its assets in corporate stock, with an overall limit of 5% of its assets invested in common stock. Investment in the stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank’s assets, except as set forth below. Such equity securities must meet certain earnings ratios and other tests of financial performance. A savings bank’s lending powers are not subject to percentage of assets limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the “leeway” power, make investments not otherwise permitted under the New York State Banking Law. This power permits investments in otherwise impermissible investments of up to 1% of assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with and reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a “prudent person” standard in a wider range of investment securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the “prudent person” standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. Oneida Savings Bank has not elected to conduct its investment activities under the “prudent person” standard. A savings bank may also exercise trust powers upon approval of the Department. See “—Activities and Investments of Insured Stated-Chartered Banks Acting as Principal.”
     New York State chartered savings banks may also invest in subsidiaries under their service corporation investment authority. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities that may be authorized by the Banking Board. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank’s assets, and such investments, together with the bank’s loans to its service corporations, may not exceed 10% of the savings bank’s assets. Furthermore, New York banking regulations impose requirements on loans which a bank may make to its executive officers and directors and to certain corporations or partnerships in which such persons have equity interests. These requirements include that (i) certain loans must be approved in advance by a majority of the entire board of directors and the interested party must abstain from participating directly or indirectly in voting on such loan, (ii) the loan must be on terms that are not more favorable than those offered to unaffiliated third parties, and (iii) the loan must not involve more than a normal risk of repayment or present other unfavorable features.
     Under the New York State Banking Law, the Superintendent may issue an order to a New York State chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the Department that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee or officer may be removed from office after notice and an opportunity to be heard. Oneida Savings Bank does not know of any past or current practice, condition or violation that may lead to any proceeding by the

Superintendent or the Department against Oneida Savings Bank or any of its directors, trustees or officers.
Insurance of Deposit Accounts
     Oneida Savings Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts at Oneida Savings Bank are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 for each separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. However, the Emergency Economic Stabilization Act of 2008 increased the deposit insurance available on all deposit accounts to $250,000, effective until December 31, 2013. In addition, certain noninterest-bearing transaction accounts maintained with financial institutions participating in the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program are fully insured regardless of the dollar amount until June 30, 2010. Oneida Savings Bank has opted to participate in the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.
     The Federal Deposit Insurance Corporation imposes an assessment against institutions for deposit insurance, which is based on the risk category of the institution. Under the final risk-based assessment rule which was issued on February 27, 2009, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate for determining deposit insurance premiums. This initial base assessment rate ranges, depending on the risk category of the institution, from 12 to 45 basis points. The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate. The adjustments to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits. The total base assessment rate ranges from 7 to 77.5 basis points of the institution’s deposits. Additionally, on May 22, 2009, the Federal Deposit Insurance Corporation issued a final rule that imposed a special 5 basis points assessment on each FDIC-insured depository institution’s assets, minus its Tier 1 capital on June 30, 2009, which was collected on September 30, 2009. The special assessment was capped at 10 basis points of an institution’s domestic deposits. Future special assessments could also be assessed. The Bank’s Federal Deposit Insurance Corporation premium assessment for the second quarter of 2009 and the year ended December 31, 2009 increased by approximately $631,000 and $970,000, respectively, including the special assessment.
     The Federal Deposit Insurance Corporation has adopted a final rule pursuant to which all insured depository institutions were required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. Under the rule, this pre-payment was made on December 30, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 is based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional 3 basis points. In addition, each institution’s base assessment rate for each period will be calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. Our prepayment amount was approximately $2.4 million.
     Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

     In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2009, the annualized FICO assessment was equal to 1.04 basis points for each $100 in domestic deposits.
     Temporary Liquidity Guarantee Program. On October 14, 2008, the Federal Deposit Insurance Corporation announced a new program – the Temporary Liquidity Guarantee Program, which guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on Federal Deposit Insurance Corporation-guaranteed debt instruments upon the uncured failure of the participating entity to make timely payments of principal or interest in accordance with the terms of the instrument. The guarantee will remain in effect until June 30, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions will pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt. We opted not to participate in this part of the Temporary Liquidity Guarantee Program.
     The other part of the Temporary Liquidity Guarantee Program provides full federal deposit insurance coverage for noninterest-bearing transaction deposit accounts, regardless of dollar amount, until December 31, 2009. An annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 will be assessed on a quarterly basis to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program. We opted to participate in this component of the Temporary Liquidity Guarantee Program. On August 26, 2009, the Federal Deposit Insurance Corporation extended the program until June 30, 2010. Institutions had until November 2, 2009 to decide whether to opt out of the extension which became effective on January 1, 2010. An annualized assessment rate between 15 and 25 basis points on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 is assessed depending on the institution’s risk category. We opted into the extension.
     U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program. The Emergency Economic Stabilization Act of 2008, which was enacted on October 3, 2008, provides the U.S. Secretary of the Treasury with broad authority to implement certain actions to help restore stability and liquidity to U.S. financial markets. One of the programs resulting from the legislation is the Troubled Asset Relief Program Capital Purchase Program (“CPP”), which provides direct equity investment by the U.S. Treasury Department in perpetual preferred stock of qualified financial institutions. The program is voluntary and requires an institution to comply with a number of restrictions and provisions, including limits on executive compensation, stock redemptions and declaration of dividends. The CPP provides for a minimum investment of one percent of total risk-weighted assets and a maximum investment equal to the lesser of three percent of total risk-weighted assets or $25 billion. Participation in the program is not automatic and is subject to approval by the U.S. Treasury Department. We opted not to participate in the CPP.
Regulatory Capital Requirements
     The FDIC has adopted risk-based capital guidelines that are applicable to Oneida Savings Bank. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Oneida Savings Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as Oneida Savings Bank’s “risk-based capital ratio.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.
     These guidelines divide a savings bank’s capital into two tiers. The first tier (“Tier I”) includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary (“Tier II”) capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio of at least 8%, of which at least 4% must be Tier I capital.
     In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.
Limitations on Dividends and Other Capital Distributions
     The FDIC has the authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. New York law also restricts Oneida Savings Bank from declaring a dividend which would reduce its capital below (i) the amount required to be maintained under state law and regulation or (ii) the amount of Oneida Savings Bank’s liquidation account established in connection with the Reorganization.
Prompt Corrective Action
     The federal banking agencies have promulgated regulations to implement the system of prompt corrective action required by federal law. Under the regulations, a bank shall be deemed to be (i) “well capitalized” if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of “well capitalized”; (iii) “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).
     Based on the foregoing, Oneida Savings Bank is currently classified as a well capitalized savings institution.
Activities and Investments of Insured State-Chartered Banks Acting as Principal
     Federal law generally limits the activities and equity investments of FDIC-insured state-chartered banks to those that are permissible for national banks, notwithstanding state laws. Under federal regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, the activities of which are limited to those permissible for a subsidiary of a national bank; (ii) investing as a limited partner in a partnership the sole purpose of which is the direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank’s total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors’, trustees’, and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met.
     Federal law and FDIC regulations permit certain exceptions to the foregoing limitation. For example, certain state-chartered banks, such as Oneida Savings Bank, may continue to invest in common or preferred stock listed on a National Securities Exchange, and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. As of December 31, 2009, Oneida Savings Bank had $2.7 million of securities pursuant to this exception. As a savings bank, Oneida Savings Bank may also continue to sell savings bank life insurance.
Transactions With Affiliates
     Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act and its implementing regulations. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a subsidiary of the savings bank. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such savings bank’s capital stock and surplus and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term “covered transaction” includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B requires that covered transactions, and a broad list of other specified transactions, be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.
     Further, the Federal Reserve Act and its implementing regulation restricts a savings bank with respect to loans to directors, executive officers, principal stockholders, and their related interests. Under these regulations, loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings bank and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank’s total capital and surplus. In addition, federal law also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and stockholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the disinterested directors on the board of directors of the savings bank. Any “interested” director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, loans to directors, executive officers and principal stockholders must generally be made on terms substantially the same as offered in comparable transactions to other persons. Additional limitations are also imposed on loans to executive officers.
Federal Community Reinvestment Regulation
     Under the Community Reinvestment Act, as amended (the “CRA”), and its implementing regulations, a savings bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires the FDIC to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Oneida Savings Bank’s latest CRA rating was “satisfactory.”
New York State Community Reinvestment Regulation
     Oneida Savings Bank is also subject to provisions of the New York State Banking Law which imposes continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community (“NYCRA”) which are substantially similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the Department. The NYCRA requires the Department to make a biennial written assessment of a bank’s compliance with the NYCRA, utilizing a four-tiered rating system and make such assessment available to the public. The NYCRA also requires the Superintendent to consider a bank’s NYCRA rating when reviewing a bank’s application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. Oneida Savings Bank’s NYCRA rating as of its latest examination was “outstanding.”
Federal Home Loan Bank System
     Oneida Savings Bank is a member of the FHLB of New York, which is one of 12 regional FHLBs, that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.
     As a member, Oneida Savings Bank is required to purchase and maintain stock in the FHLB of New York. As of December 31, 2009, Oneida Savings Bank had $2.7 million of FHLB stock. The dividend yield from FHLB stock was 5.6% at December 31, 2009. No assurance can be given that the FHLB will pay any dividends in the future.
     Under federal law, the FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to low and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of Oneida Savings Bank’s FHLB stock may result in a corresponding reduction in Oneida Savings Bank’s capital.
Federal Holding Company Regulation
     General. Federal law allows a state savings bank, such as Oneida Savings Bank, that qualifies as a “Qualified Thrift Lender,” as discussed below, to elect to be treated as a savings association for purposes of the savings and loan holding company provisions of the Home Owners’ Loan Act of 1933, as amended. Such election results in its holding company being regulated as a savings and loan holding company by the Office of Thrift Supervision rather than as a bank holding company by the Federal Reserve Board. In 2001, Oneida Financial Corp. and Oneida Financial, MHC made such election by converting from a Delaware corporation and a New York mutual holding company to a Federal corporation and Federal mutual holding company, respectively. In connection with the conversion, Oneida Financial-New is making a similar election. Therefore, upon completion of the conversion, Oneida Financial-New will be a savings and loan holding company within the meaning of the Home Owners’ Loan Act. As such, Oneida Financial-New will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision will have enforcement authority over Oneida Financial-New and any non-savings institution subsidiary of Oneida Financial-New. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.
     Permissible Activities. Under present law, the business activities of Oneida Financial-New will be generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.
     Federal law prohibits a savings and loan holding company, including Oneida Financial-New, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a non-subsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.
     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:
(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.
     The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.
     Qualified Thrift Lender Test. To be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Federal Reserve Board), Oneida Savings Bank must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, Oneida Savings Bank must be a “domestic building and loan association,” as defined in the Internal Revenue Code, or comply with the Qualified Thrift Lender test under Office of Thrift Supervision regulations. Under the Qualified Thrift Lender test, a savings institution is required to maintain at least 65% of its “portfolio assets” (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12-month period. As of December 31, 2009, Oneida Savings Bank met the Qualified Thrift Lender test.
New York State Bank Holding Company Regulation
     In addition to the federal regulation, a holding company controlling a state chartered savings bank organized or doing business in New York State also may be subject to regulation under the New York State Banking Law. The term “bank holding company,” for the purposes of the New York State Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions. In general, a bank holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York State Banking Law. Under New York State Banking Law, the prior approval of the Banking Board is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Additionally, certain restrictions apply to New York State bank holding companies regarding the acquisition of banking institutions, which have been chartered five years or less and are located in smaller communities. Officers, directors and employees of New York State bank holding companies are subject to limitations regarding their affiliation with securities underwriting or brokerage firms and other bank holding companies and limitations regarding loans obtained from its subsidiaries.
     Bank holding companies that wish to engage in expanded activities but do not wish to become financial holding companies may elect to establish “financial subsidiaries,” which are subsidiaries of national banks with expanded powers. The Act permits financial subsidiaries to engage in the same types of activities permissible for nonbank subsidiaries of financial holding companies, with the exception of merchant banking, insurance underwriting and real estate investment and development. Merchant banking may be permitted after a five-year waiting period under certain circumstances.
Federal Securities Laws
     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering and in connection with the conversion. Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
     The registration under the Securities Act of 1933 of shares of common stock issued in Oneida Financial-New’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Oneida Financial-New may be resold without registration. Shares purchased by an affiliate of Oneida Financial-New will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Oneida Financial-New meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Oneida Financial-New that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Oneida Financial-New, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Oneida Financial-New may permit affiliates to have their shares registered for sale under the Securities Act of 1933.
The USA PATRIOT Act
     The USA PATRIOT Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. Title III of the USA PATRIOT Act amended the Bank Secrecy Act to encourage information sharing among bank regulatory agencies and law enforcement bodies. Moreover, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, savings associations, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.
Sarbanes-Oxley Act of 2002
     The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.
Federal Reserve System
     The Federal Reserve Board requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At December 31, 2009, Oneida Savings Bank was in compliance with these reserve requirements.
TAXATION
Federal Taxation
     General. Oneida Financial Corp. and Oneida Savings Bank are, and Oneida Financial-New will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Oneida Financial Corp., Oneida Financial-New or Oneida Savings Bank.
     Oneida Savings Bank’s most recent IRS audit was relative to Oneida Savings Bank’s 1993, 1994 and 1995 federal and state income tax returns.
     Method of Accounting. For federal income tax purposes, Oneida Financial Corp. currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.
     Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended (the “Code”), imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of AMT may be used as credits against regular tax liabilities in future years. Oneida Financial Corp. and Oneida Savings Bank are subject to the AMT, however, neither corporation has any minimum tax credit carryforwards at December 31, 2009.
     Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. However, as a result of recent legislation, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) has been expanded to five years. At December 31, 2009, Oneida Financial Corp. and Oneida Savings Bank had no net operating loss carryforward for federal income tax purposes.
     Corporate Dividends-Received Deduction. Oneida Financial Corp. (and Oneida Financial-New) may exclude from its federal taxable income 100% of dividends received from Oneida Savings Bank as a wholly owned subsidiary.

State Taxation
     Oneida Financial Corp. and Oneida Savings Bank report income on a combined calendar year basis to New York State. New York State Franchise Tax on corporations is imposed in an amount equal to the greater of (a) 7.1% of “entire net income” allocable to New York State, (b) 3% of “alternative entire net income” allocable to New York State, (c) 0.01% of the average value of assets allocable to New York State, or (d) nominal minimum tax. Entire net income is based on federal taxable income, subject to certain modifications. Alternative entire net income is equal to entire net income without certain modifications. After the common stock offering, Oneida Financial-New and Oneida Savings Bank will continue to be subject to these New York State tax premiums.
     New York State Department of Taxation’s most recent audits were of Oneida Financial Corp.’s state income tax returns for the years of 1999, 2000 and 2001.
     As a Maryland business corporation, Oneida Financial-New will be required to file annual returns and pay annual fees to the State of Maryland.

MANAGEMENT
Shared Management Structure
     The directors of Oneida Financial-New are the same persons who are the directors of Oneida Savings Bank. In addition, certain executive officers of Oneida Financial-New are also executive officers of Oneida Savings Bank. Both Oneida Financial-New and Oneida Savings Bank may choose to appoint additional or different persons as directors and executive officers in the future. We expect that Oneida Financial-New and Oneida Savings Bank will continue to have some common executive officers until there is a business reason to establish separate management structures. To date, executive officers have been compensated only for their services to Oneida Savings Bank. Our directors will receive additional compensation for their services to Oneida Financial-New.
Executive Officers
     The following table sets forth information regarding the executive officers of Oneida Financial Corp. and Oneida Savings Bank. These persons will serve in the same positions with Oneida Financial-New following the common stock offering. The executive officers of Oneida Financial-New and Oneida Savings Bank are, and will be, elected annually.

Name	Age(1)	Position
Michael R. Kallet	59	President and Chief Executive Officer
Eric E. Stickels	48	Executive Vice President, Chief Financial Officer and Corporate Secretary
Thomas H. Dixon	55	Executive Vice President and Chief Credit Officer

(1)	At December 31, 2009.
Directors of Oneida Financial-New and Oneida Savings Bank
     Oneida Financial-New has eleven directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Oneida Savings Bank will be elected by Oneida Financial-New as its sole stockholder. The following table states our directors’ names, their ages as of December 31, 2009, the years when they began serving as directors of Oneida Savings Bank and when their current term expires.

	Position(s) Held With		Director	Current Term
Name(1)	Oneida Financial-New	Age	Since(2)	Expires
Michael R. Kallet	President and Chief Executive Officer, Director	59	1997	2010
Patricia D. Caprio	Director	60	1985	2012
Edward J. Clarke	Director	69	1987	2011
John E. Haskell	Director	66	1992	2010
Rodney D. Kent	Director	61	1990	2011
Richard B. Myers	Director	73	1981	2011
Nancy E. Ryan	Director	59	2009	2010
Ralph L. Stevens, M.D.	Director	55	2008	2012
Gerald N. Volk	Director	67	2002	2011
Frank O. White, Jr.	Director	54	1994	2012
John A. Wight, M.D.	Director	54	2008	2010

(1)	The mailing address for each person listed is 182 Main Street, Oneida, New York 13421. Each of the persons listed as a director, is also a director of Oneida Savings Bank. Each of such persons, with the exception of Edward J. Clarke and John E. Haskell, is also a director of Oneida Financial, MHC.

(2)	Reflects initial appointment to the Board of Trustees of the mutual predecessor to Oneida Savings Bank if prior to 1998.

Board Independence
     The Board of Directors has determined that, with the exception of Mr. Kallet, Mr. Haskell and Mr. Clarke, each of Oneida Financial Corp.’s directors qualifies as an independent director under the listing requirements for NASDAQ listed companies. The independent directors constitute a majority of the Board of Directors. Mr. Kallet is not considered independent because he is an executive officer of Oneida Financial Corp. Messrs. Haskell and Clarke are not considered independent because they are employed by Bailey & Haskell Associates, Inc., a subsidiary of Oneida Savings Bank.
     From time to time, Oneida Savings Bank makes loans to its directors and executive officers and related persons or entities. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectability nor present other unfavorable features. The Board does not believe that originating these loans affects the independence of our board members.
Meetings and Committees of the Board of Directors
     We conduct business through meetings of our Board of Directors and its committees. During the year ended December 31, 2009, the Board of Directors of Oneida Financial Corp. met 13 times. No director attended fewer than 75% of the aggregate of total meetings of Oneida Financial Corp.’s board of directors and the committees on which such director served. Oneida Financial-New did not exist in fiscal 2009.
     In connection with the completion of the conversion and offering, Oneida Financial-New will establish an audit committee, a compensation committee and a nominating committee. All of the members of these committees will be independent directors as defined in the listing standards of The Nasdaq Stock Market. Such committees will operate in accordance with the written charters currently used by Oneida Financial Corp., which will be re-adopted by Oneida Financial-New.
     The table below sets forth the directors of each of our standing committees as of December 31, 2009, and the number of meetings held by the comparable committee of Oneida Financial Corp. during 2009. The members of each committee are independent directors as defined under the NASDAQ Stock Market listing standards. Director Rodney D. Kent will be designated as an “Audit Committee Financial Expert” for the Audit Committee, as that term is defined by the rules and regulations of the Securities and Exchange Commission.

	Nominating	Compensation	Audit
Patricia D. Caprio	X	X
Rodney D. Kent	X	X	X
Richard B. Myers	X	X
Gerald N. Volk			X
Frank O. White, Jr.			X
John A. Wight, M.D.			X
Meeting(s) during 2009	1	1	5
     Audit Committee. The audit committee meets at least quarterly to examine and approve the audit report prepared by the independent registered public accounting firm of Oneida Financial Corp, to review and recommend the independent registered public accounting firm to be engaged by Oneida Financial Corp., to review the internal audit function and internal accounting controls of Oneida Financial Corp., and to review and approve audit policies. In addition, the audit committee meets with the independent registered public accounting firm to review the results of the annual audit and other related matters. The audit committee also meets twice a year with Oneida Financial Corp.’s independent registered public accounting firm.
     Compensation Committee. The compensation committee of Oneida Financial Corp. provides advice and recommendations to the Board of Directors in the areas of employee salaries, benefit programs and employment agreement provisions for the senior executive officers. Oneida Savings Bank also has a human resources committee which deals with employee salaries, benefit programs and general human resources problems of non-executive employees of Oneida Savings Bank and its subsidiaries.
     Nominating Committee. The committee is responsible for nominating persons for election to the Board of Directors and also reviews whether shareholder nominations (if any) comply with the notice procedures set forth in Oneida Financial Corp.’s bylaws.
The Business Background of Our Directors and Executive Officers
Directors:
     The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.
     Michael R. Kallet is President and Chief Executive Officer of Oneida Financial Corp. and Oneida Savings Bank. Mr. Kallet has over 30 years of experience in the banking industry and has been President and Chief Executive Officer since March 1990. Mr. Kallet joined Oneida Savings Bank in 1983 as an executive officer. During his tenure at Oneida Savings Bank, Mr. Kallet has served as an active member of the Asset/Liability, Officer Loan, Trust Investment and Marketing Committees. Mr. Kallet was appointed to the Board of Directors in 1997 and was elected Chairperson of the Board of Oneida Savings Bank in 2008. Mr. Kallet is the chairperson of all subsidiary corporation boards and also serves as President of the State Bank of Chittenango and Oneida Preferred Funding Corp. Mr. Kallet is also President and a board member of Oneida Savings Bank Charitable Foundation. Mr. Kallet is actively involved in the community and serves as Vice Chairperson of the Oneida Healthcare Center, a regional hospital headquartered in Oneida, New York. Mr. Kallet’s extensive banking experience and knowledge of local markets enhances the breadth of experience of the Board of Directors.
     Patricia D. Caprio is the Director of Leadership Giving at Colgate University and began her professional career at Colgate in 1972. Mrs. Caprio has been a director of Oneida Savings Bank since 1985 and a Director of the Oneida Financial Corp. since its inception in 1998. Mrs. Caprio serves as the Chairperson of the Compensation and Human Resource Development Committees of Oneida Financial Corp. Mrs. Caprio also serves on the Executive, Investment and Nominating Committees. Mrs. Caprio has been an active member of the community for many years including serving as a board member of the Community Memorial Hospital in Hamilton, New York. Mrs. Caprio provides our Board with knowledge and understanding of our Southern Madison County market area, as well as experience in the college/university and non-profit business sectors.
     Edward J. Clarke is the former President of Kennedy & Clarke, Inc., a property and casualty insurance agency located in Cazenovia, New York, which was acquired by Oneida Savings Bank in July 2002. Mr. Clarke was employed by Bailey & Haskell Associates, Inc., the insurance subsidiary of Oneida Savings Bank, until his retirement on February 28, 2010. Mr. Clarke has been a Director of Oneida Savings Bank since 1987 and a Director of Oneida Financial Corp. since its inception in 1998. Mr. Clarke is Chairperson of the Trust Committee and also serves on the Investment Committee. Mr. Clarke provides the Board with knowledge and understanding of our Western Madison and Eastern Onondaga County market areas, and expertise in financial services including insurance and wealth management.
     John E. Haskell is the Chief Executive Officer of Bailey & Haskell Associates, Inc., the insurance subsidiary of Oneida Savings Bank located in Oneida, New York. Mr. Haskell has been a Director of Oneida Savings Bank since 1992 and a Director of Oneida Financial Corp. since its inception in 1998. Mr. Haskell serves on the Executive and Investment Committees. In addition, Mr. Haskell is a member of the subsidiary boards providing policy oversight, strategic advice and governance for Bailey & Haskell Associates, Inc., Benefit Consulting Group, Inc. and Workplace Health Solutions, Inc. Mr. Haskell is well known throughout our market area and provides the Board with significant experience in financial services, insurance and business continuity planning and succession planning.
     Rodney D. Kent is the President and Chief Executive Officer of International Wire Group, an international manufacturer of wire products located in Camden, New York with operations in the United States, Mexico, France and Italy. Mr. Kent has been a Director of Oneida Savings Bank since 1990 and a Director of Oneida Financial Corp. since its inception in 1998. Mr. Kent serves as the Chairperson of the Audit Committee and the Chairperson of the Executive Committee. Mr. Kent provides knowledge and expertise to the Board in the areas of financial statement preparation and reporting, and serves as Oneida Financial Corp.’s Audit Committee Financial Expert. In addition, Mr. Kent is a member of the Compensation, Human Resource Development and Nominating Committees. Mr. Kent provides the Board with extensive experience in the manufacturing business sector, as well as financial management, acquisitions and corporate governance.
     Richard B. Myers, D.D.S. is the Retired President of Orthodontic Associates of C.N.Y., P.C., a clinical orthodontic practice located in Oneida, New York and Norwich, New York. Dr. Myers is a graduate of Colgate University in Hamilton, New York and SUNY Buffalo in Buffalo, NY where he obtained his degree in dentistry and orthodontics. Dr. Myers serves as Chairperson of the Board of Oneida Financial Corp. and has served on the Board since its inception in 1998. Dr. Myers joined the Board of Oneida Savings Bank in 1981 and concurrently serves as a Director-Emeritus of Oneida Savings Bank. Dr. Myers is a member of the Executive, Compensation, Human Resource Development and Nominating Committees. In addition, Dr. Myers serves as a director of all company subsidiary boards. Dr. Myers provides the Board with business experience of running a medical practice and the insight and understanding of the banking industry developed over his 28 years of involvement with our Company.
     Nancy E. Ryan is the co-owner of Nunn’s Hospital Supplies, Inc. located in Rome, New York. Mrs. Ryan was appointed to the Board of Directors in November 2009. Mrs. Ryan has been involved in the medical equipment industry for over 30 years and is an active member of the NYS Medical Equipment Providers Association. Mrs. Ryan’s community volunteer activities include: Rome Memorial Hospital Foundation, Rome Community Foundation, Rome Chamber of Commerce and Rome Rescue Mission. In addition, Mrs. Ryan is active in programs and organizations supporting parochial education in the City of Rome and other civic and philanthropic organizations serving Central New York. Mrs. Ryan is a successful business owner and is well known throughout our Oneida County market area.
     Ralph L. Stevens, M.D. is the founder and medical director of Oneida Medical Imaging Center located in Oneida, New York. Dr. Stevens has been a Director of Oneida Financial Corp. and Oneida Savings Bank since December 2008. Dr. Stevens is a member of the Trust and Investment Committees. Dr. Stevens is a graduate of Yale College in New Haven, CT and SUNY Upstate College of Medicine in Syracuse, NY. Prior to developing a technologically advanced radiology and imaging center in 1997, Dr. Stevens was employed for nearly 10 years by the Oneida City Hospital in the radiology unit. He has been an active member of the Madison County Medical Society, Oneida Rotary Club, Yale Club of Central New York and other civic and philanthropic organizations. In addition to his private medical practice, Dr. Stevens is a Clinical Professor of Radiology at SUNY Upstate Medical University. Dr. Stevens provides the Board with knowledge of the medical community throughout Central New York. In addition, Dr. Stevens adds value in the oversight of our trust administration and wealth management business.
     Gerald N. Volk is the President of Prima International Trading, a mining and construction equipment trading company located in Syracuse, New York. Mr. Volk was a director of SBC Financial Corporation and State Bank of Chittenango immediately preceding the acquisition of the bank by Oneida Savings Bank in May 2002, at which time he joined the boards of Oneida Financial Corp. and Oneida Savings Bank. Mr. Volk also serves on the Investment and Audit Committees. Mr. Volk provides the Board with an extensive business background and experience in board oversight of two financial institutions.
     Frank O. White, Jr. is the former Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York. Mr. White has been a director of Oneida Savings Bank since 1994 and a Director of the Oneida Financial Corp. since its inception in 1998. Mr. White serves as the Chairperson of the Investment Committee and also serves on the Executive and Audit Committees. Mr. White is well known throughout Madison County and provides insight in business management and the university business sector.
     John A. Wight, M.D is the founder and managing director of Tri-Valley Family Practice located in Vernon, New York. Dr. Wight also serves as Chief of Medical Staff at the Oneida Healthcare Center in Oneida, New York. Dr. Wight has been a Director of Oneida Financial Corp. and Oneida Savings Bank since December 2008. Dr. Wight is a member of the Audit and Human Resource Development Committees. Dr. Wight is a graduate of SUNY Geneseo in Geneseo, NY and SUNY Upstate College of Medicine in Syracuse, NY. Prior to establishing a medical practice in Central New York in 1988 that currently includes nine practicing physicians, Dr. Wight performed family practice residency work at St. Margaret Memorial Hospital in Pittsburgh, PA followed by joining a private medical practice in Canastota, NY. He is a member of the American Academy of Family Physicians, Central New York Independent Physicians Association and a board member of VVS Dollars for Scholars. Dr. Wight’s medical practice covers Western Oneida County and much of Madison County. His respect in the medical community and community involvement activities provides significant value to the Board.
Executive Officers who are not Directors
     Eric E. Stickels, age 48, has been Executive Vice President, Secretary and Chief Financial Officer of Oneida Financial Corp. since April 2003, and Executive Vice President and Chief Financial Officer of Oneida Savings Bank since January 2003. Prior to that time, Mr. Stickels held a variety of positions at Oneida Savings Bank, most recently Senior Vice President and Chief Financial Officer. Mr. Stickels has been associated with Oneida Savings Bank since 1982 and a member of the senior management group since 1986. Mr. Stickels currently serves as an active member of the Asset/Liability, Trust Investment, Compliance, Information Technology and Marketing Committees. Mr. Stickels is the treasurer and secretary of all Oneida Savings Bank subsidiaries and serves as a director of all Oneida Savings Bank subsidiary corporation boards. Mr. Stickels is also Treasurer and a board member of Oneida Savings Bank Charitable Foundation. Mr. Stickels is actively involved in the community and has served as a member of the executive committee of NYSARC, Inc. since 2002, a statewide non-profit provider of services for individuals with intellectual and other developmental disabilities.
     Thomas H. Dixon, age 55, has been Executive Vice President of Oneida Financial Corp. since April 2003 and Executive Vice President and Chief Credit Officer of Oneida Savings Bank since January 2003. Prior to that, Mr. Dixon held the position of Senior Vice President-Credit Administration and has been associated with Oneida Savings Bank since January 1996. Mr. Dixon was previously affiliated with Oneida Valley National Bank in various capacities since 1982. Mr. Dixon currently serves as an active member of the Asset/Liability, Officer Loan and Marketing Committees. Mr. Dixon serves as a director of all Oneida Savings Bank subsidiary corporation boards. Mr. Dixon is also a board member of Oneida Savings Bank Charitable Foundation. Mr. Dixon is actively involved in the community through various civic, social and educational organizations.
Code of Ethics
     Oneida Financial Corp. has adopted a Code of Ethics that is applicable to the officers, directors and employees of Oneida Financial Corp., including Oneida Financial Corp.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.
Compensation Committee Interlocks and Insider Participation
     The Board of Directors of Oneida Savings Bank, meeting in an “executive session” which includes only independent directors, determines the salaries to be paid each year to Oneida Savings Bank’s officers. The Compensation Committee of Oneida Financial Corp., meeting in an “executive session” including only independent directors, determine the base salaries to be paid each year to the named executive officers of Oneida Financial Corp. which includes Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita. Michael R. Kallet, the President and Chief Executive Officer, is also a director of Oneida Financial Corp. and Oneida Savings Bank. Mr. Kallet has not in the past, and will not in the future, be present during board deliberations or participate in the Board of Directors’ determination of compensation for the President and Chief Executive Officer.
     During the year ended December 31, 2009, (i) no executive served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on Oneida Financial Corp.’s Compensation Committee; (ii) no executive officer of the company served as a director of another entity, one of whose executive officers served on the Compensation Committee of Oneida Financial Corp.; and (iii) no executive officer of the company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Oneida Financial Corp.
Compensation Discussion and Analysis
     Compensation Philosophy. Our compensation philosophy begins with the premise that the success of Oneida Financial Corp. depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. However, we recognize that Oneida Savings Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.
     As a public company, we base our compensation decisions on four basic principals:
•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We base compensation in part on the attainment of company-wide and business unit targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.
     This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this section. These five executives are referred to in this discussion as the “Named Executive Officers.”

Name	Title
Michael R. Kallet	President and Chief Executive Officer
Eric E. Stickels	Executive Vice President and Chief Financial Officer
Thomas H. Dixon	Executive Vice President and Chief Credit Officer
John E. Haskell	Chief Executive Officer, Bailey & Haskell Associates, Inc.
John F. Catanzarita	President, Benefit Consulting Group Inc.
     Role of Compensation Committee. The compensation committee of Oneida Financial Corp. is responsible for overseeing and making recommendations to the full board of directors with respect to the compensation, including benefits, of the Named Executive Officers. The compensation committee meets as necessary. One of the responsibilities of the compensation committee is to provide, on an annual basis, final approval of the significant components of the total compensation of the named executive officers. In making these determinations, the compensation committee considers the executive’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, the financial condition and performance of the company, and an assessment of the executive’s individual performance. The compensation committee also strongly considers the recommendations of our President and Chief Executive Officer regarding the other Named Executive Officers. The Board of Directors has ultimate authority to approve the compensation of all Name Executive Officers, including the President and Chief Executive Officer.
     The compensation committee consists of the following directors of Oneida Financial Corp.: Patricia D. Caprio (Chair), Rodney D. Kent and Richard B. Myers.
     Role of Executives in Committee Activities. The executive officers who serve as a resource to the compensation committee are the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer. Executives provide the compensation committee with input regarding Oneida Savings Bank’s employee compensation philosophy, process, and decisions for employees other than the Named Executive Officers. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the compensation committee. The Executive Vice President and Chief Financial Officer may provide information to evaluate the estimated financial impact regarding any proposed changes to the various components of compensation. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the compensation committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.
     Executives participate in compensation committee activities purely in an informational and advisory capacity and have no vote in the compensation committee’s decision-making process. The President and Chief Executive Officer and Executive Vice President and Chief Financial Officer do not attend those portions of compensation committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the President and Chief

Executive Officer attends those portions of compensation committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.
     Market Comparisons. In determining compensation of the Named Executive Officers, the compensation committee will utilize market information that is provided by Human Resources. For the year ended December 31, 2008, our Human Resources Director utilized survey data from the NYBA Compensation Survey – 2008 and the ACB Compensation Survey – 2007. In addition, the compensation committee reviews compensation data derived from public filings of similarly situated publicly traded financial institutions. The following peer group was utilized in determining market compensation for our executive officers:
Tompkins Financial Corporation
Alliance Financial Corporation
Rome Bancorp, Inc.
Community Bank Systems, Inc.
NBT Bancorp, Inc.
Beacon Federal Bancorp, Inc.
Financial Institutions, Inc.
     In reviewing the market comparison data, the compensation committee will review the other components of executive compensation (broad based benefits and executive perquisites) but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes are made by the board of directors of Oneida Savings Bank on an aggregate basis with respect to the group of employees entitled to those benefits and not with reference to a particular Named Executive Officer’s compensation.
     The compensation committee seeks to create what it believes is the best mix of base salary and annual cash incentives in delivering the Named Executive Officer’s total cash compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when Oneida Financial Corp. or the Named Executive Officer is successful in ways that are aligned with and support Oneida Financial Corp’s interest.
     Compensation Program. Compensation paid to our executive officers for 2009 consisted primarily of base salary, annual cash incentive awards based upon a pre-approved cash incentive plan, broad based benefits generally available to all full-time employees and perquisites available only to certain Named Executive Officers.
     The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate during 2009:
•	A defined contribution 401(k) retirement plan;

•	An employee stock ownership plan;

•	Medical coverage;

•	Life insurance; and

•	Pre-tax health and dependent care spending accounts.
     In addition, the Named Executive Officers were also entitled to county club memberships. In lieu of a monthly automobile allowance, Mr. Kallet has use of an automobile (including operating expenses) owned by Oneida Savings Bank for business and personal use. Mr. Haskell has use of an automobile (including operating expenses) leased by Bailey & Haskell Associates Inc. Personal use of the

automobiles is reported as taxable income to Mr. Kallet and Mr. Haskell. Messrs. Stickels, Dixon and Catanzarita each receive a monthly car allowance.
     Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2009. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the compensation committee to be reasonable when compared to industry averages.
     The compensation committee reviewed 2009 compensation for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria. The compensation committee concluded that the executives’ compensation is consistent with market practice and is reasonable based on performance.
     Employment Agreements. In addition to the components of executive compensation described above, Messrs. Kallet, Stickels and Dixon are each parties to employment agreements with Oneida Savings Bank. Messrs. Haskell and Catanzarita are each parties to employment agreements with Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., respectively, the wholly owned subsidiaries of Oneida Savings Bank. See “—Employment Agreements” for a description of these agreements and for information about potential payments to these individuals upon termination of their employment with Oneida Savings Bank. The employment agreements are designed to give Oneida Savings Bank and its subsidiaries the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Oneida Savings Bank’s operations. The agreements are for a three-year period for Messrs. Kallet, Stickels and Dixon, and a five-year period for Messrs. Haskell and Catanzarita, and are reviewed and renewed annually by the compensation committee of the board of directors. The employment agreements provide for salary and bonus payments, as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the compensation committee. The compensation committee negotiated the agreements with the assistance of outside counsel, and the compensation committee believes such agreements are consistent with industry practices and desirable for retaining executive talent.
     Annual Compensation-Chief Executive Officer. In May 2009, the compensation committee recommended, and the board of directors approved, the various components of Mr. Kallet’s 2009 annual compensation. Details regarding base salary and annual incentive cash awards are included in the compensation tables following this section.
     For 2009, the compensation committee established a base salary and a maximum bonus range for Mr. Kallet of approximately $392,000. This target was established based on the recent and anticipated financial performance of Oneida Financial Corp, the estimated value of Mr. Kallet’s services in the marketplace, and the compensation committee’s view of Mr. Kallet’s critical role in the future success of Oneida Financial Corp.
     After establishing the target value for Mr. Kallet’s overall total cash compensation, the compensation committee made detailed determinations for each element of compensation in order to arrive at the desired overall result:
•	Base Salary: The compensation committee set Mr. Kallet’s base salary at $310,000 for 2009 representing no increase from his base salary in 2008. The base salary was not increased from the 2008 level given the turbulent economic environment that existed at the end of 2008. At this level, Mr. Kallet’s base salary represented approximately 80% of the target value of his total cash compensation, consistent with the compensation committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers. For 2010, the compensation committee increased

Mr. Kallet’s base salary by $20,000, to $330,000 based on the estimated value of Mr. Kallet’s services in the marketplace.

•	Annual Incentive Cash Award: Mr. Kallet’s “target award” for 2009 was established at approximately 20% of his base salary based on Oneida Financial Corp’s 2009 performance.
     All compensation committee actions taken with respect to Mr. Kallet’s compensation were presented as recommendations for approval by the full board of directors. The compensation committee’s recommendations regarding Mr. Kallet’s 2009 base salary were approved by the full board of directors in June 2009. The compensation committee’s recommendations regarding Mr. Kallet’s 2009 annual incentive cash award were approved by the full board of directors in May 2009.
     Annual Compensation — Other Oneida Savings Bank Named Executive Officers. In May 2009, the compensation committee recommended, and the full the board of directors approved, the total cash components of annual compensation for the other Named Executive Officers of Oneida Savings Bank. Details regarding base salary and annual incentive cash awards made to the Named Executive Officers are included in the detailed compensation tables following this section. The compensation committee evaluated the overall level of total cash compensation for each Named Executive Officer (other than the Chief Executive Officer) after considering the recent performance of Oneida Financial Corp. and the role of each Named Executive Officer, the criticality of each Named Executive Officer to the future success of Oneida Financial Corp in attaining its goals and their experience, contribution and knowledge of our organization.
     The target value of the Named Executive Officers’ total cash compensation, as established by the compensation committee for 2009, generally followed the same steps as outlined above for the Chief Executive Officer.
     After establishing the target value for each Named Executive Officer’s overall total cash compensation, the compensation committee made detailed determinations for each element of that package in order to arrive at the desired overall result:
•	Base Salary: The compensation committee set base salary at $190,000 for each of Messrs. Stickels and Dixon, representing no increase from the base salaries in 2008. The base salary was not increased from the 2008 level given the turbulent economic environment that existed at the end of 2008. At this level, Messrs. Stickels and Dixon’s base salary represented approximately 80% of the target value of their total cash compensation, consistent with the compensation committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers. For 2010, the compensation committee increased both Messrs. Stickel’s and Dixon’s base salary by $12,000, to $202,000.

•	Annual Incentive Cash Award: Messrs. Stickels and Dixon’s “target award” for 2009 was established at approximately 20% of his base salary based on Oneida Financial Corp’s 2009 performance.
     For 2009, the compensation committee established the target value of each of Messrs. Stickels and Dixon’s base salary and annual incentive cash award at approximately $231,000.
     Annual Compensation-Other Non-Bank Named Executive Officers. In May 2009, the compensation committee recommended, and the full the board of directors approved, the total cash components of annual compensation for the other non-banking Named Executive Officers. Messrs. Haskell and Catanzarita are our non-banking Named Executive Officers. Details regarding base salary and annual incentive cash awards made to the non-banking Named Executive Officers are included in the detailed compensation tables following this section. The compensation committee evaluated the overall level of total cash compensation for each non-banking Named Executive Officer (other than the Chief Executive Officer) after considering the recent performance of the both Bailey & Haskell Associates Inc. and Benefit Consulting Group Inc. and the role of each Named Executive Officer, the criticality of each Named Executive Officer to the future success of Oneida Financial Corp. in attaining its goals and their experience, contribution and knowledge of our organization.
     After establishing the target value for each Named Executive Officer’s overall total cash compensation, the compensation committee made detailed determinations for each element of total compensation in order to arrive at the desired overall result:
•	Base Salary: The compensation committee set Messrs. Haskell’s and Catanzarita’s base salary at $193,640 and $181,000, respectively, which represented a 3% and 5% increase respectively from the base salaries in 2008. At this level, Messrs. Haskell’s and Catanzarita’s base salary represented approximately 85% and 100% of the target value of their total cash compensation respectively, consistent with the compensation committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers. For 2010, the compensation committee increased Mr. Haskell’s base salary by $5,810, to $199,450. In addition, Mr. Catanzarita’s current base salary was increased by $12,500 to $193,500.

•	Annual Incentive Cash Award: Mr. Haskell’s “target award” for 2009 was established at approximately 15% of his base salary based on Bailey & Haskell Associates Inc.’s 2009 performance. Mr. Catanzarita did not receive any annual incentive cash awards for 2009.
     Annual Cash Incentives. The compensation committee designed, the Performance Based Compensation Plan in order to link potential payout with our stockholders interests. The performance objectives are established at the beginning of the year by the compensation committee. For 2009, the primary corporate financial performance objectives were based on the Company attaining certain targeted net income growth rates, return on average assets and return on average tangible equity. Performance levels below the targeted level would result in no payment being made. Performance levels exceeding the target by specified percentages may result in increasing payments based on a six tier structure, provided that the total annual incentive awards paid may not exceed 4% of Oneida Financial Corp.’s net income for the fiscal year. The compensation committee may, at their discretion, modify the plan from time to time, to negate the effects of certain non-recurring increases or decreases in the net income levels. The performance objectives for Mr. Haskell are related to the overall performance of Bailey & Haskell Associates, Inc. based on increased revenues due to commissions and fees received for providing retail and whole insurance agency and brokerage services.
     Long-Term Stock-Based Compensation. The purpose of our 2006 Recognition and Retention Plan was to provide an additional incentive to certain officers to work to maximize shareholder value. Stock awarded in 2006 vests 20% in 2006 with the remainder vesting ratably over the next four years. This approach was designed to encourage key employees to remain in the employ of Oneida Savings Bank and to encourage employees to take into account the long-term interests of Oneida Financial Corp. The 2006 Recognition and Retention Plan was approved by our stockholders.
     In making the stock grants to Mr. Kallet and certain Named Executive Officers in 2006, the compensation committee took into account the duties and responsibilities of the Named Executive Officers. Accordingly, Messrs. Kallet, Stickels, Dixon and Haskell were awarded 20,000, 10,000, 10,000 and 2,000 shares, respectively. Full vesting of the shares underlying the 2006 awards will occur as of December 31, 2010 provided that the executive is then employed with us. In the event of the executive’s death, disability or retirement, the termination of the executive’s employment without cause (as defined in the plan) or the termination of the executive’s employment by the executive for good reason (as defined in the plan), these shares will vest immediately and will be distributed to the executive (or his beneficiary in the event of his death) as soon as practicable. Dividends are being paid on the 2006 award shares including the non-vested shares.
     Retirement Plans. In addition to the compensation paid to Named Executive Officers as described above, the Named Executive Officers received, along with and on the same terms as other employees, certain life, health and disability benefits and benefits pursuant to our 401(k) plan, employee stock ownership plan (ESOP), and defined benefit plan. All of our Named Executive Officers were eligible to participate in the 401(k) plan during 2009. Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita are 100% vested in each plan. The 401(k) plan provides that an eligible employee may elect to defer his or her salary for retirement up to the Internal Revenue Code Section 402(g) limit (subject to a maximum limitation for 2010 of $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan), and that we will provide a matching contribution of 100% of the first 4% of the employee’s salary and a matching contribution of 50% of the next 2% of the employee’s salary that is contributed by the employee to the 401(k) plan. These contributions were made in the form of a cash contribution and are invested at the direction of the employee. Compensation taken into account under the Plan cannot exceed $245,000 for 2010. Our board of directors may amend or terminate this Plan at any time. All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our employee stock ownership plan. Allocations under the plan are based upon an employee’s salary in relation to the salary of all other qualified employees. Annual contributions to this plan are discretionary and the aggregate contributions for 2009 totaled $300,000. The ESOP provides our employees with allocations that consist of primarily of our common stock, which is allocated based upon an employee’s salary in relation to the salary of all other qualified employees. The defined benefit plan has been frozen since June 15, 2004, and as a result no benefits have accrued thereafter.
     Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Executive Compensation
     Summary Compensation Table. The following table sets forth for the years ended December 31, 2009, 2008 and 2007 certain information as to the total remuneration we paid to Michael R. Kallet, our President and Chief Executive Officer, Eric E. Stickels, our Chief Financial Officer, and the three other most highly compensated executive officers of Oneida Financial Corp. and its subsidiaries (the “Named Executive Officers”).

Summary Compensation Table
					Change in
					pension value
					and non-
					qualified
				Non-equity	deferred
			Option	incentive plan	compensation	All other
Name and		Salary	awards	compensation	earnings	compensation	Total
Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
Michael R. Kallet,	2009	310,000	50,220	71,292	12,229	71,630	515,371
President and Chief	2008	310,000	—	—	18,465	69,464	397,929
Executive Officer	2007	278,065	—	61,680	18,224	56,736	414,705

Eric E. Stickels,	2009	190,000	12,540	35,646	3,803	30,342	272,331
Executive Vice	2008	190,000	—	—	5,743	28,292	224,035
President and Chief Financial Officer	2007	166,460	—	30,840	5,668	22,754	225,722

Thomas H. Dixon,	2009	190,000	14,845	35,646	1,947	32,250	274,688
Executive Vice President and	2008	190,000	—	—	2,940	28,229	221,169
Chief Credit Officer	2007	166,460	—	30,840	2,901	22,540	222,741

John E. Haskell,	2009	193,640	—	30,980	1,411	59,003	285,034
Chief Executive Officer	2008	188,000	—	—	2,131	64,289	254,420
Bailey & Haskell Associates, Inc.	2007	181,125	—	41,667	2,103	61,816	286,711

John F. Catanzarita	2009	181,000	—	—	—	32,159	213,159
President	2008	172,500	—	—	—	28,270	200,770
Benefit Consulting Group, Inc.	2007	157,500	—	—	—	27,407	184,907

(1)	Mr. Kallet deferred $22,000, $20,500 and $20,500 of his salary to the 401(k) Plan for 2009, 2008 and 2007, respectively. Mr. Stickels deferred $13,888, $15,500 and $13,905 of his salary to the 401(k) Plan for 2009, 2008 and 2007, respectively. Mr. Dixon deferred $22,000, $20,500 and $20,500 of his salary to the 401(k) Plan for 2009, 2008 and 2007, respectively. Mr. Haskell deferred $22,000, $20,500 and $19,989 of his salary to the 401(k) Plan for 2009, 2008 and 2007, respectively. Mr. Catanzarita deferred $21,980, $20,500 and $20,491 of his salary to the 401(k) Plan for 2009, 2008 and 2007, respectively.

(2)	Represents the grant date fair value of reload options received by the Named Executive Officers under the Oneida Financial Corp. 2000 Stock Option Plan. The grant date fair value of the reloaded options has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718, formerly FAS 123R) for 2009. A discussion of the assumptions used in calculating the award values may be found at footnote12 to our audited financial statements.

(3)	Represents bonuses under the Performance Based Compensation Plan earned based upon financial targets achieved in the specified year and to be paid in April 2008, 2009 and 2010, respectively, for Messrs. Kallet, Stickels and Dixon. Mr. Haskell’s non-equity incentive compensation is based upon criteria established in his employment agreement with Bailey & Haskell Associates, Inc., as described below.

(4)	This column represents the change in actuarial present value of the Named Executive Officer’s accumulated benefit under the Retirement Accumulation Plan of Oneida Savings Bank, a non-contributory tax-qualified defined benefit pension plan utilizing a cash balance plan design.

(5)	The amounts in this column reflect what we paid for, or reimbursed, the applicable Names Executive Officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the table provided below.

All Other Compensation
		Employer		Life and	Dividends
		Contributions	ESOP	Disability	On Restricted		Auto		Total All Other
		to 401(k) Plan	Allocation	Insurance	Stock	Board Fees	Expenses	Club Dues	Compensation
Name	Year	($)	($)(1)	($) (2)	($)	($)	($)	($)	($)
Michael R. Kallet,	2009	12,250	5,432	12,335	3,840	18,200	11,856	7,447	71,360
President and Chief	2008	11,500	3,781	12,025	5,760	16,300	12,651	7,447	69,464
Executive Officer	2007	11,250	5,460	9,229	7,680	13,550	4,223	5,344	56,736

Eric E. Stickels,	2009	9,920	4,213	4,864	1,920	—	8,400	1,025	30,342
Executive Vice President and	2008	11,133	3,629	4,690	2,880	—	4,900	1,060	28,292
Chief Financial Officer	2007	9,932	4,809	3,148	3,840	—	—	1,025	22,754

Thomas H. Dixon,	2009	9,555	4,213	7,137	1,920	—	8,400	1,025	32,250
Executive Vice President and	2008	8,872	3,629	6,888	2,880	—	4,900	1,060	28,229
Chief Credit Officer	2007	8,137	4,804	4,784	3,840	—	—	975	22,540

John E. Haskell,	2009	9,652	4,292	4,770	384	19,300	13,597	7,008	59,003
Chief Executive Officer	2008	9,399	3,775	4,283	576	19,900	15,927	10,429	64,289
Bailey & Haskell Associates, Inc.	2007	9,277	5,045	2,306	768	19,350	18,046	7,024	61,816

John F. Catanzarita	2009	9,045	4,011	1,728	—	—	10,193	7,182	32,159
President	2008	8,622	2,803	1,505	—	—	8,428	6,912	28,270
Benefit Consulting Group, Inc.	2007	7,875	3,805	1,418	—	—	7,419	6,890	27,407

(1)	Based on the fair market value of Oneida Financial Corp. common stock on December 31, 2009 of $8.95.

(2)	Represents the cost to Oneida Savings Bank for disability plan agreements and life insurance plans, as well as coverage under a supplemental executive life and disability plan for Messrs. Kallet, Stickels, and Dixon.

Employment Agreements
     Oneida Savings Bank and Oneida Financial Corp. have entered into substantially identical employment agreements with Messrs. Kallet, Stickels, and Dixon (referred to below as the “executives” or “executive”). Each employment agreement was originally executed on June 1, 2009 for a three-year term ending on May 31, 2012, (the “Employment Term”). Prior to expiration of the Employment Term, the employment agreements will automatically be extended for an additional year, unless the parties negotiate otherwise. The current base salary under the employment agreements is $310,000, $190,000, $190,000 for Messrs. Kallet, Stickels, and Dixon, respectively. Each executive’s base salary will be reviewed annually. In addition to the base salary, each executive will receive all benefits and fringe benefits applicable to executive personnel, and will be entitled to receive supplemental life and long-term disability insurance.
     Each executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including (i) involuntary termination of employment for reasons other than cause, disability, or retirement, or (ii) resignation during the term of the agreement for “good reason.” “Good reason” is defined as (A) the failure to re-elect the executive to his current position, or a material adverse change in the executive’s position, duties, responsibilities, title or status that would cause the executive’s position to have less responsibility, importance, or scope; (B) a relocation of his principal place of employment by more than 25 miles from Oneida Savings Bank’s principal executive office; (C) a material reduction in the executive’s benefits and perquisites, including the executive’s base salary, except for any reduction that is generally applicable to all officers of Oneida Savings Bank; (D) a liquidation or dissolution of Oneida Savings Bank or Oneida Financial Corp.; or (E) a material breach of the employment agreement by Oneida Savings Bank or Oneida Financial Corp. In the event of the executive’s termination of employment as a result of any of these circumstances, the executive will be entitled to receive a lump sum severance payment within 30 days following his date of termination equal to: (i) the greater of the base salary due for the remaining term of the employment agreement or for a period of six months, plus (ii) a cash bonus payment equal to the estimated amount necessary to pay the premiums (calculated on an after tax basis) for the executive’s supplemental life and disability insurance coverage for 18 months following his date of termination. Each executive will also be entitled to receive continued life insurance and non-taxable medical and dental coverage for 18 months following his date of termination.
     In the event of the executive’s (i) involuntary termination of employment, for reasons other than cause, death or disability, or (ii) voluntary resignation for “good reason” within six months before, or twelve months following, a change in control of Oneida Savings Bank or Oneida Financial Corp., the executive will be entitled to receive a lump sum severance payment within 30 days following his date of termination equal to (i) 2.99 times the average annual compensation paid to the executive and included as gross income for income tax purposes during the five full calendar years (or if less, executive’s period of employment) immediately preceding the year during which the change in control occurs, plus (ii) a cash bonus payment equal to the estimated amount necessary to pay the premiums (calculated on an after tax basis) for the executive’s supplemental life and disability insurance coverage for 18 months following his date of termination. In addition, each executive will be entitled to receive continued life insurance and non-taxable medical and dental coverage for 18 months following his date of termination. In the event any severance payments or benefits provided to the executive constitute an “excess parachute payment” as defined in Section 280G of the Code, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid penalties.
     The employment agreements provide that for a period of 24 months following termination, each executive agrees not to compete with Oneida Savings Bank and Oneida Financial Corp. in Madison, Oneida, or Onondaga County.

     Mr. Haskell has entered into an employment agreement with Bailey & Haskell Associates, a wholly owned subsidiary of Oneida Savings Bank. The employment agreement had a 5-year term (the “Employment Term”) and was automatically renewable on an annual basis at the end of the Employment Term unless either party gave a notice of non-renewal to the other party. The Employment Term currently expires on September 30, 2010. Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of the employment agreement or indicate through written notice at least sixty (60) days prior to expiration an intent not to renew. If the employment agreement is not terminated at the end of the Employment Term, the employment agreement will automatically be extended for an additional 12-month period. Under the employment agreement, Mr. Haskell is entitled to a base salary of at least $150,000 (his current base salary is $193,640). In addition to the base salary, Mr. Haskell is entitled to participate in retirement plans and other employee and fringe benefits applicable to all personnel. Mr. Haskell is also entitled to receive a bonus payment equal to 5% of the consideration paid by Bailey & Haskell Associates, Inc. upon the acquisition of any company providing insurance agency and brokerage services, provided that Mr. Haskell materially participated in the consummation of the acquisition. Furthermore, Mr. Haskell is entitled to receive an additional bonus payment equal to 25% of the increase in the “target revenue” (as defined in the employment agreement) of the acquired company. The employment agreement requires that following Mr. Haskell’s termination of employment for any reason, he will not compete with Bailey & Haskell Associates in the New York counties of Madison, Oneida, and Onondaga for a period of 36 months thereafter.
     Mr. Catanzarita has entered into an employment agreement with Benefit Consulting Group, a wholly owned subsidiary of Oneida Savings Bank. The employment agreement was effective on January 1, 2006 and will expire on December 31, 2010 (the “Employment Term”). Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of the employment agreement or indicate through written notice at least sixty (60) days prior to expiration an intent not to renew. If the employment agreement is not terminated at the end of the Employment Term, the employment agreement will automatically be extended for an additional 12-month period. Under the employment agreement, Mr. Catanzarita is entitled to a base salary of at least $122,500 (his current base salary is $181,000). In addition to the base salary, Mr. Catanzarita is entitled to participate in retirement plans and other employee and fringe benefits applicable to all personnel. The employment agreement requires that following Mr. Catanzarita’s termination of employment for any reason, he will not compete with Benefit Consulting Group in any area located within a 75 mile radius of Syracuse, New York for a period of two years thereafter.

     Plan-Based Awards. The following table provides information for the year ended December 31, 2009 as to grants of plan-based awards for our Named Executive Officers.

Grants of Plan-Based Awards For the Fiscal Year Ended 2009
					All other
					option
					awards:
					number of	Exercise or	Grant Date
		Estimated future payouts under			securities	base price of	Fair Value of
		Non-equity incentive plan awards			underlying	option	Option
	Grant	Threshold	Target	Maximum	options	awards	Awards
Name	date	($)	($)	($)	(#) (3)	($/Sh)	($)
Michael R. Kallet	12/31/09	0	71,292	82,260
President and Chief (1)	5/18/09				20,168	11.25	50,220
Executive Officer

Eric E. Stickels	12/31/09	0	35,646	41,130
Executive Vice Pres. (1)	7/06/09				2,635	10.75	6,270
and Chief Financial Officer	5/18/09				2,518	11.25	6,270

Thomas H. Dixon	12/31/09	0	35,646	41,130
Executive Vice Pres., (1)	7/06/09				3,623	10.75	8,620
Chief Credit Officer	5/18/09				2,500	11.25	6,225

John E. Haskell	12/31/09	—	30,980	—
Chief Executive Officer (2) Bailey & Haskell Associates, Inc.

(1)	Represents threshold, target and maximum payments achievable under our Performance Based Compensation Plan earned based upon financial targets to be achieved during the year ended December 31, 2009 and to be paid in March 2010 for Messrs. Kallet, Stickels and Dixon.

(2)	Mr. Haskell’s non-equity incentive compensation is based upon criteria established in his employment agreement with Bailey & Haskell Associates, Inc. Please see the description of Mr. Haskell’s employment agreement set forth above for further details.

(3)	Represents reload options received upon exercise of stock options when previously owned common stock was utilized to pay the option exercise price under the Oneida Financial Corp. 2000 Stock Option Plan.
Benefit Plans
     Performance Based Compensation Plan. The Performance Based Compensation Plan was established by Oneida Financial Corp. in 2005 and was amended in January 2006. The purpose of the plan is to provide financial incentives to a select group of executive officers who contribute materially to the continued growth, development, and future business success of Oneida Financial Corp. Messrs. Kallet, Stickels, and Dixon are participants in the plan.
     The compensation committee will determine the executive officers who are eligible to participate in the plan. The participation level of Eligible executives will be based on their category: category I is reserved for the President and Chief Executive Officer, and category II applies to all other executive officers. Participants are eligible to receive an annual cash bonus payment based on the satisfaction of specific targets for each performance metric established by the compensation committee at the beginning of the fiscal year. For 2009, the compensation committee used the following three performance metrics of Oneida Financial Corp.: (1) Return on Average Assets (“ROAA”); (ii) Return on Average Tangible Equity (“ROATE”); and (iii) Net Income Growth Rate.
     At the end of the fiscal year, the compensation committee will establish a potential bonus award of up to a fixed percentage of Oneida Financial Corp.’s net income. For 2009, the fixed percentage was established at 4%. Also, the total bonus award was determined based on Oneida Financial Corp.’s satisfaction of certain equally-weighted target performance levels (e.g., 33.3%, 33.3% and 33.4%) related to ROAA, ROATE, and Net Income Growth Rate, respectively. If a bonus award has been established, the compensation committee will allocate 50% of the bonus award to category I participants and 50% of the bonus award to category II participants. The allocated bonus award will be divided among the participants in each category based on the participant’s base salary in comparison to the total base salary of all participants in the category. No bonus award will be made under a target performance criteria if the target performance level is not attained. For the 2009 fiscal year: (i) the target ROATE was 7.5% or greater; (ii) the ROAA was 0.50% or greater; and the (iii) Net Income Growth Rate must have been a positive increase. If the target performance level was achieved in a category, the executives were entitled to 80% of the targeted bonus for that category. Similarly, in order to achieve a bonus at the maximum level for each category in the 2009 fiscal year: (i) the maximum ROATE must have been 16% or greater; (ii) the ROAA must have been 1.0% or greater; and the (iii) Net Income Growth Rate must have been 10% or greater. For the 2009 fiscal year our ROATE was 13.4%, our ROAA was 0.73% and our Net Income Growth Rate was 17% so that our executives attained a bonus equal to 80% of the ROATE bonus amount, 80% of the ROAA bonus amount and 100% of the Net Income Growth Rate bonus amount.
     2006 Recognition and Retention Plan. During the fiscal year ended December 31, 2006, Oneida Financial Corp. adopted, and Oneida Financial Corp.’s stockholders approved, the 2006 Recognition and Retention Plan (the “2006 Recognition Plan”). The 2006 Recognition Plan authorizes the issuance of up to 80,000 shares of the common stock of Oneida Financial Corp pursuant to grants of restricted stock awards. Key employees and outside directors are eligible to receive awards under the 2006 Recognition Plan. Pursuant to the 2006 Recognition Plan, 2000 restricted stock awards were granted to each non-employee director, and Messrs. Kallet, Stickels, Dixon and Haskell were granted 20,000, 10,000, 10,000, and 2,000 restricted stock awards, respectively. The restricted stock awards that were granted vest ratably over a five-year period. During the year ended December 31, 2009, no additional restricted stock awards were granted to the Named Executive Officers under the 2006 Recognition Plan.
     2000 Recognition and Retention Plan. Oneida Financial Corp. adopted the 2000 Recognition and Retention Plan (the “2000 Recognition Plan”). The 2000 Recognition Plan authorizes the issuance of up to 187,285 shares of the common stock of Oneida Financial Corp. (as adjusted for a three-for-two stock split in 2002 and 2004) pursuant to grants of restricted stock awards. Key employees and outside directors are eligible to receive awards under the 2000 Recognition Plan. The restricted stock awards that were granted vested ratably over a five-year period. During the year ended December 31, 2009, no additional restricted stock awards were granted under the 2000 Recognition Plan to the Named Executive Officers.
     2000 Option Plan. Oneida Financial Corp. adopted the 2000 Stock Option Plan (“2000 Option Plan”), which authorizes the issuance of 374,568 shares of common stock of Oneida Financial Corp. (as adjusted for a three-for-two stock split in 2002 and 2004) pursuant to grants of stock option awards. A stock option gives the recipient the right to purchase shares of common stock of Oneida Financial Corp. at a specified price for a specified period of time. Awards may be granted as either incentive or nonstatutory stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient. In addition, the 2000 Option Plan permits the grant of dividend equivalent rights and reload options.

     Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2009 for our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End
	Option awards			Stock awards
	Number of
	securities			Number of	Market value of
	underlying			shares or units	shares or units
	unexercised	Option	Option	of stock that	of stock that
	options (#)	exercise	expiration	have not vested	have not vested
Name	exercisable (1)	price ($)	date	(#) (2)	($) (3)
Michael R. Kallet,	20,168	11.25	4/25/2010	4,000	35,800
President and Chief	7,160	14.00	4/25/2010
Executive Officer	4,811	17.00	4/25/2010

Eric E. Stickels,	7,000	4.72	4/25/2010	2,000	17,900
Executive Vice President and	3,600	9.33	4/25/2010
Chief Financial Officer	2,635	10.75	4/25/2010
	2,518	11.25	4/25/2010
	1,280	14.00	4/25/2010
	1,593	17.77	4/25/2010

Thomas H. Dixon,	3,623	10.75	4/25/2010	2,000	17,900
Executive Vice President, and	2,500	11.25	4/25/2010
Chief Credit Officer	5,000	14.15	4/25/2010
	1,500	17.13	4/25/2010

John E. Haskell,	—	—	—	400	3,580
Chief Executive Officer Bailey & Haskell Associates, Inc.

(1)	Represents options granted and reload options received (upon the exercise of stock options when previously owned common stock was utilized to pay the option exercise price) under the Oneida Financial Corp. 2000 Stock Option Plan. The table set forth below reflects the unexercised reload options received by the Named Executive Officers:

Outstanding Reload Options
Mr. Kallet			Mr. Stickels			Mr. Dixon
# of			# of			# of
Unexercised			Unexercised			Unexercised
Reload		Exercise	Reload		Exercise	Reload		Exercise
Options	Grant Date	Price	Options	Grant Date	Price	Options	Grant Date	Price
4,811	6/10/2003	$17.00	3,600	8/23/2001	$9.33	1,500	6/11/2003	$17.13
7,160	1/21/2005	$14.00	1,593	5/14/2003	$17.77	5,000	5/13/2005	$14.15
20,168	5/18/2009	$11.25	1,280	1/21/2005	$14.00	2,500	5/18/2009	$11.25
			2,518	5/18/2009	$11.25	3,623	7/06/2009	$10.75
			2,635	7/06/2009	$10.75

(2)	Represents the remaining unvested restricted stock awarded under the Oneida Financial Corp. 2006 Recognition and Retention Plan as of December 31, 2009. The remaining unvested shares vest on December 31, 2010.

(3)	Represents value of the unvested shares awarded under the Oneida Financial Corp. 2006 Recognition and Retention Plan at December 31, 2009, based on the fair market value of Oneida Financial Corp. common stock on December 31, 2009 of $8.95.

     Options Exercised and Stock Vested. The following table sets forth information with respect to option exercises and common stock awards that have vested during the year ended December 31, 2009 for our Named Executive Officers.

Option Exercises and Stock Vested for the Fiscal Year
	Option awards		Stock awards
	Number of shares
	acquired on exercise	Value realized on	Number of shares acquired on	Value realized on
Name	(#)	exercise ($)	vesting (#)(1)	vesting ($)(2)
Michael R. Kallet,	48,050	313,670	4,000	35,800
President and Chief Executive Officer
Eric E. Stickels,	12,000	75,336	2,000	17,900
Executive Vice President and Chief Financial Officer
Thomas H. Dixon,	14,206	88,612	2,000	17,900
Executive Vice President and Chief Credit Officer
John E. Haskell,	—	—	400	3,580
Chief Executive Officer Bailey & Haskell Associates, Inc.

(1)	The number of shares shown in this column represents the vesting of restricted stock awarded under the Oneida Financial Corp. 2006 Recognition and Retention Plan as of December 31, 2009.

(2)	Represents value at December 31, 2009, which is based on the fair market value of Oneida Financial Corp. common stock on December 31, 2009 of $8.95.
     Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2009 for the Named Executive Officers.

Pension Benefits at and for the Fiscal Year
		Number of years	Present value of
		credited service (#)	accumulated	Payments during
Name	Plan name	(2)	benefit ($)	last fiscal year ($)
Michael R. Kallet, President and Chief Executive Officer	Retirement Accumulation Plan of Oneida Savings Bank	22	438,320	—

Eric E. Stickels, Executive Vice President and Chief Financial Officer	Retirement Accumulation Plan of Oneida Savings Bank	23	136,321	—

Thomas H. Dixon, Executive Vice President and Chief Credit Officer	Retirement Accumulation Plan of Oneida Savings Bank	9	69,785	—

John E. Haskell, Chief Executive Officer Bailey & Haskell Associates, Inc.	Retirement Accumulation Plan of Oneida Savings Bank	4	50,583	—

(1)	The above table represents the account value of the executive’s hypothetical account balance at December 31, 2009 in the Retirement Accumulation Plan of Oneida Savings Bank, a non-contributory defined benefit pension plan utilizing a cash balance plan design.

(2)	No years of service have been credited since June 15, 2004, the date on which the Retirement Accumulation Plan was frozen.
Tax-Qualified Benefit Plans
     Defined Benefit Plan. Oneida Savings Bank maintains the Retirement Accumulation Plan of Oneida Savings Bank, a tax-qualified defined benefit plan utilizing a cash balance plan design. Employees of Oneida Savings Bank who are 21 or older and have completed one year of employment are eligible to participate in the plan. Each participant has an individual retirement account. For each plan year in which a participant completes one year of service, the participant’s account will be credited with an allocation equal to a percentage of the participant’s compensation, where the percentage is determined based on the number of years of service the participant has with Oneida Savings Bank. As of June 15, 2004, the plan was amended to freeze participation and the accrual of benefits thereunder.

     Generally, a participant’s retirement benefit will be payable following the participant’s retirement on or after attaining age 65. However, if a participant terminates employment prior to age 65, he will be entitled to receive his vested benefit. The participant’s retirement benefit is equal to his or her accrued benefit under the plan, and will be payable in either a lump sum or various forms of life annuities or joint and survivor annuities that are offered under the plan.
     401(k) Plan. Oneida Savings Bank maintains the Oneida Savings Bank 401(k) Profit Savings Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) plan on the first entry date that coincides with or next follows the date the employee has completed one year of service. A participant may contribute up to 100% of his or her compensation to the 401(k) plan, on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2009 and 2010, the salary deferral contribution was $16,500, provided, however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan. In addition to salary deferral contributions, Oneida Savings Bank will make matching contributions equal to 100% of the participant’s salary deferral contributions for the plan year that is not in excess of 4% of the participant’s annual salary, plus 50% of the participant’s salary deferral contributions in excess of 4% of his or her annual salary but not in excess of 6% of the participant’s annual salary. In addition, Oneida Savings Bank may also provide a discretionary employer contribution. A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions. All other employer discretionary contributions vest at a rate of 20% per year, and will be fully vested upon completion of five years of credited service. However, a participant will immediately become 100% vested in any discretionary employer contributions received upon the participant’s death, disability, or attainment of age 65 while employed with Oneida Savings Bank. Generally, unless the participant elects otherwise, the participant’s benefit under the 401(k) plan will be payable in the form of a lump sum payment by no later than the last day of the plan year immediately following the participant’s date of termination.
     Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available. In addition, participants in the 401(k) plan can purchase shares of Oneida Financial-New common stock through a new employer stock fund (the “New Employer Stock Fund”) that will be established in connection with the conversion. Upon consummation of the conversion, all shares of Oneida Financial Corp. common stock currently held in the Oneida Financial Corp. Stock Fund (the “Old Employer Stock Fund”) under the 401(k) plan will automatically be converted into shares of Oneida Financial-New common stock (pursuant to the exchange ratio). As soon as practicable following the closing of the conversion, the Old Employer Stock Fund will then be merged into the New Employer Stock Fund.
     Employee Stock Ownership Plan. Oneida Savings Bank maintains the Oneida Savings Bank Employee Stock Ownership Plan for eligible employees. Employees who are at least 21 years old with at least one year of service are eligible to participate in the plan. The plan borrowed funds from Oneida Financial Corp. and used those funds to purchase shares of common stock for the plan in connection with our 1998 stock offering. This loan was fully repaid in 2007 and all the common stock that was purchased with the loan has been fully allocated to the participants’ accounts. Oneida Savings Bank continues to make discretionary contributions to the employee stock ownership plan, which the contributions are used to purchase shares of Oneida Financial Corp. common stock on the open market. In connection with the conversion, all shares of Oneida Financial Corp. common stock currently held by the employee stock ownership plan will automatically be converted into shares of Oneida Financial-New common stock pursuant to the exchange ratio.
     The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 4% of the total number of shares of Oneida Financial-New common stock issued in the offering. When combined with the common stock that was purchased by the employee stock ownership plan in connection with the 1998 stock offering of Oneida Financial Corp. that will be converted to shares of Oneida Financial-New (pursuant to the exchange ratio), the total shares purchased by the plan will be less than 8% of the shares of Oneida Financial-New that will be outstanding following the conversion, as required by the Office of Thrift Supervision regulations. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Oneida Financial-New equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Oneida Savings Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually.
     The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid. Shares released from the unallocated suspense account will be allocated to each eligible participant’s plan account based on the ratio of each participant’s compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.
     Under applicable accounting requirements, Oneida Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Oneida Financial-New’s earnings.

Potential Payments to Named Executive Officers
     The following table sets forth estimates of the amounts that would be payable to the Named Executive Officers upon the executive’s retirement, termination without cause, termination following a change in control, disability or death, if such termination was effective as of December 31, 2009. The table does not include vested or accrued benefits under tax-qualified benefit plans that are disclosed elsewhere in the prospectus. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Mr. Kallet	Mr. Stickels	Mr. Dixon	Mr. Haskell	Mr. Catanzarita
Discharge without Cause or Resignation with Good Reason – No Change in Control
Cash Wages (1)	$749,167	$459,157	$459,167	—	—
Life, Health and Welfare Benefits (2)	$15,681	$13,264	$14,586	—	—

Total	$764,848	$472,421	$473,753	—	—
Discharge without Cause or Resignation with Good Reason –Change in Control
Cash Wages (1)	$926,900	$568,100	$568,100	—	—
Life, Health and Welfare Benefits (2)	$15,681	$13,264	$14,586	—	—

Total (3)	$942,581	$581,364	$582,686	—	—
Disability
Cash Wages (4)	$—	$—	$—	$47,747	—
Life, Health and Welfare Benefits (5)	$779,210	$1,077,120	$348,000	$—	—

Total	$779,210	$1,077,120	$348,000	$47,747	—
Death
Cash Wages (6)	$76,439	$46,850	$46,850	—	—
Life, Health and Welfare Benefits (7)	$870,000	$550,000	$550,000	—	—

Total	$946,439	$596,850	$596,850	—	—
Retirement
Cash Wages	—	—	—	—	—
Life, Health and Welfare Benefits	—	—	—	—	—
Total	—	—	—	—	—

(1)	Reflects the cash severance payment as stipulated in each Named Executive Officer’s employment agreement.

(2)	Reflects the cost of continued life insurance coverage, non-taxable medical and dental insurance coverage, through the remaining term of the employment agreement.

(3)	In the event the total payment includes an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, the total payment would be reduced in order to avoid having an excess parachute payment.

(4)	Oneida Savings Bank will be obligated to pay the base salary of Messrs. Kallet, Stickels, Dixon, and Haskell for 26 weeks, 26 weeks, 26 weeks, and 90 days, respectively, which is reflected above. However, the base salary will be reduced by any benefits received by the executive under any disability insurance policy or arrangement maintained by Oneida Savings bank.

(5)	Reflects the benefits received under the Named Executive Officer’s supplemental disability insurance policy. Messrs. Kallet and Stickels are entitled to receive a monthly disability benefit equal to $11,630 and $5,440, respectively, which is payable until they reach age 65. Mr. Dixon is entitled to receive a monthly disability benefit equal to $5,440, which is payable for 5 years.

(6)	Reflects the base salary and payments related to benefit plans that would have otherwise been due for 90 days following the executive’s death.

(7)	Reflects the benefits received under the Named Executive Officer’s supplemental life insurance policy, and also the life insurance policy provided by Oneida Savings Bank to all of its employees. Messrs. Kallet, Stickels ad Dixon are each entitled to receive an additional $250,000 (which is not reflected in the table above) in the event that their death is considered accidental.

Directors’ Compensation
     The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration we paid to our directors, except for any director who is also a Named Executive Officer. Director compensation paid to directors who also are Named Executive Officers is reflected above in “Executive Compensation – Summary Compensation Table.”

Director Compensation (3)
	Fees earned
	or paid in	Stock
	cash	awards	Option	All other
	($)	($)	awards	compensation	Total
Name	(1)	(2)	($)	($)	($)
Patricia D. Caprio	30,880	—	—	—	30,880
Edward J. Clarke	22,480	—	—	—	22,480
Rodney D. Kent	29,500	—	—	—	29,500
Richard B. Myers	28,680	—	—	—	28,680
Nancy E. Ryan	1,200	7,184	—	—	8,384
Ralph A. Stevens, M.D.	17,700	7,184	—	—	24,884
Gerald N. Volk	21,580	—	—	—	21,580
Frank O. White, Jr.	26,780	—	—	—	26,780
John Wight, M.D.	16,900	7,184	—	—	24,084

(1)	Represents board stipend plus meeting fees paid when the director attends a board or committee meeting.

(2)	Represents the grant date fair value of the restricted stock awarded under the 2006 Recognition and Retention Plan. 800 restricted stock awards were granted to new directors in 2009. The shares vest ratably over two years with the first 50% vesting on December 31, 2009. The grant date fair value of the restricted stock awards has been computed in accordance with the stock based accounting rules (FASB ASC Topic 718, formerly FAS 123R).

(3)	As of December 31, 2009, the directors have the following outstanding equity awards: Ms. Caprio has 6,750 option awards and 400 unvested stock awards, Mr. Clarke has 6,444 option awards and 400 unvested stock awards, Mr. Kent has 400 unvested stock awards, Mr. Myers has 400 unvested stock awards, Ms. Ryan has 400 unvested stock awards, Dr. Stevens has 400 unvested stock awards, Mr. White has 6,750 option awards and 400 unvested stock awards, and Dr. Wight has 400 unvested stock awards.
     Directors of Oneida Financial Corp. are not separately compensated. Directors of Oneida Savings Bank receive an annual retainer of $7,500 and a fee of $600 for each Oneida Savings Bank Board of Directors meeting attended. Directors receive $400 for each committee meeting attended. Members of the executive committee receive $400 for each executive committee meeting attended. The Chairman of the Board receives an additional $100 for every Board of Directors meeting attended and each committee chair receives an additional $100 for every committee meeting attended. Oneida Savings Bank paid a total of $212,000 in director fees during the year ending December 31, 2009.
     In addition, the Directors are eligible to participate in the 2000 Stock Option Plan and the 2006 Recognition and Retention Plan. Please see the descriptions of each plan set forth above under the “Executive Compensation — Grants of Plan-Based Awards Table” for further details.

Benefits to be Considered Following Completion of the Conversion
     Stock-Based Incentive Plan. Following the stock offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. The number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the stock offering subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options or awards previously made by Oneida Financial Corp. or Oneida Savings Bank if the stock-based incentive plan is adopted within one year after the stock offering, in accordance with Office of Thrift Supervision regulations and policy.
     The stock-based incentive plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders owning a majority of the outstanding shares of Oneida Financial-New common stock eligible to be cast. If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based incentive plan only if the plan is adopted within one year after the stock offering:
•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless Oneida Savings Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may be increased to up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Oneida Savings Bank or Oneida Financial-New; and

•	our executive officers or directors must exercise or forfeit their options in the event that Oneida Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.
     We have not yet determined whether we will present the stock-based incentive plan for stockholder approval within 12 months following the completion of the conversion or more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

Transactions With Certain Related Persons
     All transactions between Oneida Financial Corp. and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to Oneida Financial Corp. than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of Oneida Financial Corp. not having any interest in the transaction.
     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Oneida Financial Corp. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Oneida Savings Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Oneida Savings Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.
     Director John E. Haskell is the Chief Executive Officer of Bailey & Haskell Associates, Inc., the wholly owned insurance agency subsidiary of Oneida Savings Bank. During fiscal 2000 Oneida Financial Corp. completed the acquisition of Bailey & Haskell Associates, Inc. Under the terms of the agreement, contingent purchase payments were to be made based upon future performance levels of the subsidiary over a five-year period. An additional contingent purchase payment in the amount of $1,556,070 was paid in fiscal 2006 to an entity in which Mr. Haskell has approximately a 50% beneficial interest. This represents the final payment under the terms of the agreement
     During fiscal 2006 the Bank completed its acquisition of Benefit Consulting Group L.L.C., an employee benefits consulting and retirement plan administration firm for $3.7 million. Thomas J. Bader, Jerome A. Lindberg, John F. Catanzarita, Donald J. Abernethy, James R. Mersfelder and Pamela S. Stobnicke were the Members (collectively “Members”) of the selling company. All Members of the selling company became employees of the resulting company Benefit Consulting Group Inc., as a wholly owned subsidiary of Oneida Savings Bank. All Members entered into employment agreements with Benefit Consulting Group, Inc. in substantially the same form as described for Mr. Catanzarita under the “Employment Agreement” section of this prospectus. Under the terms of the purchase agreement, contingent purchase payments may be made based upon future performance levels of the subsidiary over a five-year period. An additional contingent purchase payment in the amount of $135,417 and $129,044 was paid in fiscal 2009 and 2008 respectively to Benefit Consulting Group L.L.C. in which Mr. Catanzarita has a beneficial interest.
     Pursuant to the Audit Committee charter, the Audit Committee oversees transactions with related persons and reviews such transactions for potential conflicts of interest on an on-going basis. Our Conflict of Interest Policy and Code of Conduct requires that our executive officers and directors disclose any existing or emerging conflicts of interest. In addition, the board of directors reviews all loans made to directors and executive officers. Other than as described above, we do not maintain a written policy with respect to related party transactions.
Indemnification of Directors and Officers
     The officers, directors, agents and employees of Oneida Financial-New are indemnified with respect to certain actions pursuant to Oneida Financial-New’s articles of incorporation and Maryland law.

Maryland law allows Oneida Financial-New to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Oneida Financial-New. No such indemnification may be given (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated, or (iii) to the extent otherwise provided by Maryland law. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

BENEFICIAL OWNERSHIP OF COMMON STOCK
     The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of                     , 2010. The business address of each director and executive officer is 182 Main Street, Oneida, New York 13421. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

	Total Shares Beneficially		Percent of All Common
Name of Beneficial Owner	Owned (1)		Stock Outstanding
Directors: (2)
Michael R. Kallet	193,286	(4)	2.43%
Patricia D. Caprio	36,050	(5)	*
Edward J. Clarke	26,117	(6)	*
John E. Haskell	119,918	(7)	1.51
Rodney D. Kent	68,628	(8)	*
Richard B. Myers	52,500	(9)	*
Nancy E. Ryan	800	(10)	*
Ralph L. Stevens M.D.	14,117	(11)	*
Gerald N. Volk	23,369	(12)	*
Frank O. White, Jr.	36,245	(13)	*
John A. Wight M.D.	12,989	(14)	*

Executive Officers Who Are Not Also Directors:
Thomas H. Dixon	85,972	(15)	1.08
Eric E. Stickels	88,683	(16)	1.12

All Directors and Executive Officers as a Group (13 persons) (3)	758,674	(17)	9.54%

Principal Stockholders:

Oneida Financial, MHC (3) 182 Main Street Oneida, New York 13421	4,309,750		55.19%

*	Less than 1%.

(1)	A person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.

(2)	The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421.

(3)	Oneida Financial Corp.’s executive officers and directors are also executive officers and directors of Oneida Financial, MHC, with the exception of John E. Haskell and Edward J. Clarke.

(4)	Includes shared voting and investment power over 64,117 shares and sole voting and investment power over 129,169 shares; includes options to purchase 32,140 shares of common stock.

(5)	Includes sole voting and investment power over 36,050 shares; includes options to purchase 6,750 shares of common stock.

(6)	Includes shared voting and investment power over 7,606 shares and sole voting and investment power over 18,511 shares; includes options to purchase 5,186 shares of common stock.

(7)	Includes shared voting and investment power over 64,117 shares and sole voting and investment power over 55,801 shares.

(8)	Includes sole voting and investment power over 68,628 shares.

(9)	Includes shared voting and investment power over 5,500 shares and sole voting and investment power over 47,000 shares.

(10)	Includes sole voting and investment power over 800 shares.

(11)	Includes sole voting and investment power over 14,117 shares.

(12)	Includes shared voting and investment power over 9,069 shares and sole voting and investment power over 14,300 shares; includes options to purchase 4,500 shares of common stock.

(13)	Includes shared voting and investment power over 36,245 shares; includes options to purchase 5,492 shares of common stock.

(14)	Includes sole voting and investment power over 12,989 shares.

(15)	Includes shared voting and investment power over 12,144 shares and sole voting and investment power over 73,828 shares; includes options to purchase 12,624 shares of common stock.

(16)	Includes shared voting and investment power over 22,799 shares and sole voting and investment power over 65,884 shares; includes options to purchase 17,368 shares of common stock.

(17)	Includes options to purchase 84,060 shares of common stock.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
     The table below sets forth, for each of Oneida Financial-New’s directors and executive officers and for all of the directors and executive officers as a group, the following information:
(i)	the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Oneida Financial Corp. common stock as of [stockholder record date];

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total amount of Oneida Financial-New common stock to be held upon consummation of the conversion.
     In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See “The Conversion and Offering—Limitations on Common Stock Purchases.” Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

		Proposed Purchases of Stock		Total Common Stock to be
		in the Offering (1)		Held
	Number of				Percentage
	Exchange				of Shares
Name of Beneficial	Shares to Be	Number of		Number of	Outstanding
Owner	Held (2)	Shares	Amount	Shares	(3)
Directors:
Michael R. Kallet	176,586	37,500	$300,000	214,086	3.00%
Patricia D. Caprio	32,935	1,250	10,000	34,185	*
Edward J. Clarke	23,860	3,125	25,000	26,985	*
John E. Haskell	109,557	2,500	20,000	112,057	1.57%
Rodney D. Kent	62,698	37,500	300,000	100,198	1.40%
Richard B. Myers	47,964	8,750	70,000	56,714	*
Nancy E. Ryan	730	8,125	65,000	8,855	*
Ralph L. Stevens, M.D.	12,897	37,500	300,000	50,397	*
Gerald N. Volk	21,349	3,125	25,000	24,474	*
Frank O. White, Jr.	33,113	1,875	15,000	34,988	*
John A. Wight, M.D.	11,866	5,000	40,000	16,866	*
Executive Officers Who Are Not Also Directors:
Thomas H. Dixon	78,544	2,000	16,000	80,544	1.13%
Eric E. Stickels	81,020	18,750	150,000	99,770	1.40%

Total for Directors and Executive Officers	693,119	167,000	$1,336,000	860,119	12.06%

*	Less than 1%.

(1)	Includes proposed subscriptions, if any, by associates.

(2)	Based on information presented in “Beneficial Ownership of Common Stock” assuming an exchange ratio of 0.9136 at the midpoint of the offering range.

(3)	Based upon 7,134,890 total shares outstanding at the midpoint of the offering range.

THE CONVERSION AND OFFERING
     The Boards of Directors of Oneida Financial Corp. and Oneida Financial, MHC have adopted the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the eligible depositors of Oneida Savings Bank and the stockholders of Oneida Financial Corp. A special meeting of depositors and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.
General
     The respective Boards of Directors of Oneida Financial, MHC and Oneida Financial Corp. adopted the plan of conversion and reorganization on February 9, 2010. Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Oneida Financial, MHC, the mutual holding company parent of Oneida Financial Corp., will be merged into Oneida Financial Corp. (Oneida Financial-New), and Oneida Financial, MHC will no longer exist. Oneida Financial Corp., which owns 100% of Oneida Savings Bank, will be merged into a new Maryland corporation named Oneida Financial Corp., with the new Maryland corporation as the surviving entity. As part of the conversion, the ownership interest of Oneida Financial, MHC in Oneida Financial Corp. will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of Oneida Savings Bank will be owned by Oneida Financial-New, and all of the outstanding common stock of Oneida Financial-New will be owned by public stockholders. A diagram of our corporate structure before and after the conversion is set forth in the Summary of this prospectus.
     Under the plan of conversion and reorganization, at the conclusion of the conversion and offering, each share of Oneida Financial Corp. common stock owned by persons other than Oneida Financial, MHC will be converted automatically into the right to receive new shares of Oneida Financial-New common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Oneida Financial Corp. for new shares, the public stockholders will own the same aggregate percentage of shares of common stock of Oneida Financial-New that they owned in Oneida Financial Corp. immediately prior to the conversion, excluding any shares they purchased in the offering and cash paid in lieu of fractional shares.
     Oneida Financial-New intends to retain between $11.1 million and $17.7 million of the net proceeds of the offering and to invest the balance of the net proceeds in Oneida Savings Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.
     The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other depositors. If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)	Natural persons (including trusts of natural persons) residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego; and

(ii)	Oneida Financial Corp.’s public stockholders as of [stockholder record date].
     We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended with the approval of the Office of Thrift Supervision. See “—Community Offering.”
     We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated community offering to be managed by Stifel, Nicolaus & Company, Incorporated. For a more complete description of the syndicated community offering, see “—Syndicated Community Offering” herein.
     We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Oneida Financial-New. All shares of common stock to be sold in the offering will be sold at $8.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
     The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of Oneida Savings Bank and at the Northeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Oneida Financial, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion and reorganization is also an exhibit to Oneida Financial-New’s Registration Statement on Form S-1, which is accessible on the Securities and Exchange Commission website, www.sec.gov. See “Where You Can Find Additional Information.”
Reasons for the Conversion
     Our Board of Directors decided to convert to the fully public stock form of ownership and to conduct the offering at this time to increase our capital position, and to pursue growth and expansion opportunities. We believe that our conversion to a fully public company and the capital that we will raise from the sale of our common stock in the offering will facilitate our continued growth and the successful implementation of our business strategy by:
•	supporting internal growth through increased lending in the communities we serve;

•	improving our capital position during a period of significant economic uncertainty, especially for the financial services industry;

•	increasing capital to support acquisitions of financial institutions and other financial services companies, including insurance agencies, as opportunities arise, although we do not currently have any arrangements or agreements regarding any specific acquisition transaction;

•	enabling us to enhance existing products and services to meet the needs of our marketplace;

•	assisting us in managing interest rate risk; and

•	improving the liquidity of our shares of common stock and enhancing shareholder returns through more flexible capital management strategies.
     As a fully converted stock holding company, we will have greater flexibility in structuring future mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure and our relatively small asset size limit our ability to offer shares of our common stock as consideration for a merger or acquisition since Oneida Financial, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We do not currently have any agreement or understanding as to any specific acquisition.
     We also are undertaking the conversion at this time to reduce the uncertainty to Oneida Financial Corp. and its stockholders associated with potential changes in applicable statutes, regulations and policies affecting mutual holding companies. In this regard, recent legislative proposals would eliminate our primary federal regulator, the Office of Thrift Supervision, and make the Board of Governors of the Federal Reserve System the exclusive regulator of all holding companies, including mutual holding companies. The Federal Reserve Board currently does not allow mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries, and any waived dividends would dilute the ownership interests of minority stockholders in the event of a second-step conversion. If Oneida Financial, MHC were to convert to a stock holding company under current Federal Reserve Board policy regarding second-step conversions by mutual holding companies, the dollar amount of dividends waived by Oneida Financial, MHC over the years would be considered in determining the number of shares of Oneida Financial-New common stock that existing stockholders of Oneida Financial Corp. would receive in exchange for their shares of Oneida Financial Corp. As a result, existing stockholders would receive fewer shares of Oneida Financial-New common stock in the second-step conversion.
Approvals Required
     The affirmative vote of a majority of the total votes eligible to be cast by the depositors of Oneida Savings Bank is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the depositors of Oneida Savings Bank will also be approving the merger of Oneida Financial, MHC into Oneida Financial Corp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Oneida Financial Corp. and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Oneida Financial Corp. held by the public stockholders of Oneida Financial Corp. are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval.
Share Exchange Ratio for Current Stockholders
     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. On the effective date of the conversion, each publicly held share of Oneida Financial Corp. common stock will be automatically converted into the right to receive a number of shares of Oneida Financial-New common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Oneida Financial-New after the conversion as they held in Oneida Financial Corp. immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of the currently outstanding Oneida Financial Corp. common stock. The exchange ratio is based on the percentage of Oneida Financial Corp. common stock held by the public, the independent valuation of Oneida Financial-New prepared by RP Financial and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.7766 exchange shares for each publicly held share of Oneida Financial Corp. at the minimum of the offering range to 1.2083 exchange shares for each publicly held share of Oneida Financial Corp. at the adjusted maximum of the offering range.
     If you are currently a stockholder of Oneida Financial Corp., your existing shares will be canceled and exchanged for shares of Oneida Financial-New. The number of shares you receive will be based on the final exchange ratio determined as of the closing of the conversion.
     The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many shares of Oneida Financial-New a hypothetical owner of Oneida Financial Corp. common stock would receive in the exchange for 100 shares of Oneida Financial Corp. common stock owned at the closing of the conversion, depending on the number of shares issued in the offering.

							Equivalent	Equivalent
			Shares of Oneida		Total Shares of		Value of	Pro Forma
			Financial-New to be		Common Stock		Shares	Book	Shares to be
	Shares to be Sold in This		Issued for Shares of		to be Issued in		Based Upon	Value Per	Received for
	Offering		Oneida Financial Corp.		Conversion and	Exchange	Offering	Exchanged	100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares
Minimum	3,346,875	55.19%	2,717,781	44.81%	6,064,656	0.7766	$6.21	$10.12	77
Midpoint	3,937,500	55.19	3,197,390	44.81	7,134,890	0.9136	7.31	10.65	91
Maximum	4,528,125	55.19	3,676,998	44.81	8,205,123	1.0507	8.40	11.19	105
15% above Maximum	5,207,344	55.19	4,228,548	44.81	9,435,892	1.2083	9.67	11.81	120

(1)	Represents the value of shares of Oneida Financial-New common stock received in the conversion by a holder of one share of Oneida Financial Corp., at the exchange ratio, based upon the $8.00 per share offering price.

(2)	Represents the pro forma book value per share at the minimum, midpoint, maximum and maximum as adjusted of the valuation range multiplied by the respective exchange ratios.

     All currently outstanding options to purchase shares of Oneida Financial Corp. common stock will expire on April 25, 2010, unless previously exercised.
Exchange of Existing Stockholders’ Stock Certificates
     The conversion of existing outstanding shares of Oneida Financial Corp. common stock into the right to receive shares of Oneida Financial-New common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to each public stockholder of Oneida Financial Corp. who holds stock certificates. The transmittal forms will contain instructions on how to exchange stock certificates of Oneida Financial Corp. common stock for stock certificates of Oneida Financial-New common stock. We expect that stock certificates evidencing shares of Oneida Financial-New common stock will be distributed within five business days after we receive properly executed transmittal forms, Oneida Financial Corp. stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the effective date of the conversion; no transmittal forms will be mailed relating to these shares.
     No fractional shares of Oneida Financial-New common stock will be issued to any public stockholder of Oneida Financial Corp. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Oneida Financial Corp. stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.
     You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of Oneida Financial-New common stock and will not be paid dividends on the shares of Oneida Financial-New common stock until existing certificates representing shares of Oneida Financial Corp. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Oneida Financial Corp. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Oneida Financial-New common stock into which those shares have been converted by virtue of the conversion.
     If a certificate for Oneida Financial Corp. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.
     All shares of Oneida Financial-New common stock that we issue in exchange for existing shares of Oneida Financial Corp. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.
Effects of Conversion on Depositors, Borrowers and Members
     Continuity. While the conversion is being accomplished, the normal business of Oneida Savings Bank of accepting deposits and making loans will continue without interruption. Oneida Savings Bank will continue to be a New York chartered savings bank and will continue to be regulated by the Federal Deposit Insurance Corporation and the New York State Banking Department. After the conversion, Oneida Savings Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Oneida Financial Corp. at the time of the conversion will be the directors of Oneida Financial-New after the conversion.
     Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Oneida Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit

Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.
     Effect on Loans. No loan outstanding from Oneida Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.
     Effect on Voting Rights of Depositors. At present, all depositors of Oneida Savings Bank have voting rights in Oneida Financial, MHC as to all matters requiring depositor action. However, depositors of Oneida Savings Bank do not generally have voting rights except in certain limited situations, such as the conversion, and the control of Oneida Financial, MHC is vested in its Board of Directors. Upon completion of the conversion, depositors will no longer have voting rights. Upon completion of the conversion, all voting rights in Oneida Savings Bank will be vested in Oneida Financial-New as the sole stockholder of Oneida Savings Bank. The stockholders of Oneida Financial-New will possess exclusive voting rights with respect to Oneida Financial-New common stock.
     Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Oneida Financial, MHC, Oneida Financial Corp., the public stockholders of Oneida Financial Corp., members of Oneida Financial, MHC, eligible account holders, supplemental eligible account holders, or Oneida Savings Bank. See “—Material Income Tax Consequences.”
     Effect on Liquidation Rights. Each depositor in Oneida Savings Bank has both a deposit account in Oneida Savings Bank and a pro rata ownership interest in the net worth of Oneida Financial, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Oneida Financial, MHC and Oneida Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Oneida Financial, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Oneida Financial, MHC, which is lost to the extent that the balance in the account is reduced or closed.
     Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Oneida Financial, MHC and Oneida Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Oneida Financial, MHC after other claims, including claims of depositors to the amounts of their deposits, and payments to certain depositors of Oneida Savings Bank under liquidation accounts that have been established for the benefit of such depositors, are paid.
     Under the plan of conversion, however, certain depositors will receive rights in liquidation accounts maintained by Oneida Financial-New and Oneida Savings Bank representing the amount of (i) Oneida Financial, MHC’s ownership interest in Oneida Financial Corp.’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Oneida Financial, MHC as of the date of the latest statement of financial condition of Oneida Financial, MHC prior to the consummation of the conversion (excluding its ownership of Oneida Financial Corp.).
     Oneida Financial-New and Oneida Savings Bank will continue to hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Oneida Savings Bank. The liquidation accounts are also designed to provide payments to depositors of their liquidation interests in the event of a liquidation of Oneida Financial-New and Oneida Savings Bank or of Oneida Savings Bank. The liquidation account in Oneida Savings Bank would be used only in the event that Oneida Financial-New does not have sufficient assets to fund its obligations under its liquidation account. The total obligation of Oneida Financial-New and Oneida Savings Bank under their respective liquidation accounts will never exceed the dollar amount of the Oneida Financial-New liquidation account, as adjusted from time to time pursuant to the plan of conversion and Office of Thrift Supervision regulations. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution or depository institution holding company would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution or company. See “—Liquidation Rights.”
Stock Pricing and Number of Shares to be Issued
     The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. Oneida Savings Bank and Oneida Financial Corp. have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial will receive a fee of $50,000 and $10,000 for expenses and an additional $5,000 for each valuation update, as necessary. Oneida Savings Bank and Oneida Financial Corp. have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.
     The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal considered three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. Based on RP Financial’s conclusion that asset size is not a strong determinant of market value, RP Financial did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. The market value ratios applied in these three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial to account for differences between Oneida Financial Corp. and the peer group.
     The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of Oneida Financial Corp. RP Financial also considered the following factors, among others:
•	the present results and financial condition of Oneida Financial Corp. and the projected results and financial condition of Oneida Financial-New;

•	the economic and demographic conditions in Oneida Financial Corp.’s existing market area;

•	certain historical, financial and other information relating to Oneida Financial Corp., including the diversification of earnings provided by the subsidiaries;

•	a comparative evaluation of the operating and financial characteristics of Oneida Financial Corp. with those of other similarly situated publicly traded savings institutions located in New York, Pennsylvania and other states in the Mid-Atlantic and Northeastern United States;

•	the aggregate size of the offering of the shares of common stock;

•	the impact of the conversion and offering on Oneida Financial Corp.’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Oneida Financial-New; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.
     Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Oneida Financial-New after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 2.02% for the year ended December 31, 2009 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the recognition and retention plan at the $8.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.
     The independent valuation states that as of February 19, 2010, the estimated pro forma market value of Oneida Financial-New was $57.1 million. Based on Office of Thrift Supervision regulations, the market value forms the midpoint of a valuation range with a minimum of $48.5 million and a maximum of $65.6 million. The Board of Directors of Oneida Financial-New decided to offer the shares of common stock for a price of $8.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Oneida Financial Corp. common stock owned by Oneida Financial, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Oneida Financial Corp. common stock owned by Oneida Financial, MHC and the $8.00 price per share, the minimum of the offering range will be 3,346,875 shares, the midpoint of the offering range will be 3,937,500 shares and the maximum of the offering range will be 4,528,125 shares.
     The Board of Directors of Oneida Financial-New reviewed the independent valuation and, in particular, considered the following:
•	Oneida Financial Corp.’s financial condition and results of operations;

•	comparison of financial performance ratios of Oneida Financial Corp. to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Oneida Financial Corp. common stock.
     All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Oneida Financial Corp. or Oneida Savings Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Oneida Financial-New to less than $48.5 million or more than $75.5 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Oneida Financial-New’s registration statement.

     The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Oneida Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Oneida Savings Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $8.00 price per share.
     Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $75.5 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 5,207,344 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $8.00 per share will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 5,207,344 shares.
     If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $75.5 million and a corresponding increase in the offering range to more than 5,207,344 shares, or a decrease in the minimum of the valuation range to less than $48.5 million and a corresponding decrease in the offering range to fewer than 3,346,875 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received with interest at Oneida Savings Bank’s passbook savings rate of interest. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Oneida Savings Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond                     , 2012, which is two years after the special meeting of depositors to vote on the conversion. An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Oneida Financial-New’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Oneida Financial-New’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”
     Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Oneida Savings Bank and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights
     In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Limitations on Common Stock Purchases.”
     Priority 1: Eligible Account Holders. Each Oneida Savings Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on December 31, 2008 ( “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of: (i) $300,000 (37,500 shares) of our common stock; (ii) one-tenth of one percent of the total number of shares of common stock issued in the offering; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock offered by a fraction, the numerator of which is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
     To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on December 31, 2008. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Oneida Financial Corp. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the twelve months preceding December 31, 2008.
     Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering, although our employee stock ownership plan intends to purchase 4.0% of the shares of common stock issued in the offering (unless additional purchases are necessary to complete the offering at the minimum of the offering range). If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion.
     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Oneida Savings Bank depositor with a Qualifying Deposit at the close of business on March 31, 2010 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of: (i) $300,000 (37,500 shares) of common stock; (ii) one-tenth of one percent of the total number of shares of common stock issued in the offering; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be offered by a fraction, the numerator of which is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.
     To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at March 31, 2010. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.
     Priority 4: Other Depositors. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Oneida Savings Bank as of the close of business on [SRD] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $300,000 (37,500 shares) of common stock or one-tenth of one percent of the total number of shares of common stock issued in the offering, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Depositor to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, available shares will be allocated in the proportion that the amount of the subscription of each Other Depositor bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied. To ensure proper allocation of common stock, each Other Depositor must list on the stock order form all deposit accounts in which he or she had an ownership interest at [SRD]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.
     Expiration Date. The subscription offering will expire at _: ___.m., Eastern Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.
     We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering. If at least 3,346,875 shares have not been sold in the offering within 45 days after [extension date] and the Office of Thrift Supervision has not consented to an extension, all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at Oneida Savings Bank’s passbook savings rate and all deposit account withdrawal

authorizations will be canceled. If an extension beyond                     , 2010 is granted by the Office of Thrift Supervision, we will resolicit purchasers in the offering as described under “—Procedures for Purchasing Shares—Expiration Date.”
Community Offering
     To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares will be offered with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego;

(ii)	Oneida Financial Corp.’s public stockholders as of [stockholder record date]; and

(iii)	Other members of the general public.
     Subscribers in the community offering may purchase up to $300,000 (37,500 shares) of common stock, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.
     If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in the counties listed above whose orders remain unsatisfied on an equal number of shares basis per order. If oversubscription occurs due to the orders of public stockholders of Oneida Financial Corp. as of [stockholder record date], the allocation procedures described above will apply to the stock orders of such persons. In the event of an oversubscription among members of the general public, these same allocation procedures will also apply. In connection with the allocation process, unless the Office of Thrift Supervision permits otherwise, orders received for Oneida Financial-New common stock in the community offering will first be filled up to a maximum of two percent of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
     The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

     Expiration Date. The community offering, if any, may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering unless further extended with Office of Thrift Supervision approval. Oneida Financial-New may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [final expiration date], in which event we will resolicit purchasers in the offering as described under “—Procedures for Purchasing Shares—Expiration Date.”
Syndicated Community Offering
     As a final step in the conversion, the plan of conversion and reorganization provides that, if feasible, all shares of common stock not purchased in the subscription offering and community offering, may be offered for sale to members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Stifel, Nicolaus & Company, Incorporated. We expect that the syndicated community offering, if any, will begin as soon as practicable after termination of the subscription offering and the community offering. We, in our sole discretion, have the right to reject orders, in whole or in part, received in the syndicated community offering. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Stifel, Nicolaus & Company, Incorporated has agreed to use its best efforts in the sale of shares in any syndicated community offering.
     The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and community offering. No person may purchase more than $300,000 (37,500 shares) of common stock in the syndicated community offering, subject to the maximum purchase limitations. See “– Limitations on Common Stock Purchases.”
     If a syndicated community offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. In such capacity, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Stifel, Nicolaus & Company, Incorporated, a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account at a bank other than Oneida Savings Bank. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Oneida Financial Corp., Oneida Financial, MHC and Oneida Savings Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be delivered promptly to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.
     In the event that we sell common stock in a “stand by” underwritten public offering instead of a syndicated community offering, we have agreed that Stifel, Nicolaus & Company, Incorporated will have the right to serve as sole book-running manager. Any underwritten public offering will be conducted on a firm commitment basis. In such case, the underwriters will purchase all shares of common stock not sold in the subscription offering or the community offering, if any such shares are purchased. The aggregate price paid to us by or through the underwriters for the shares of common stock will be the number of shares sold multiplied by the $8.00 price per share, less the amount of an underwriting discount as negotiated between us and the underwriters and approved by the Office of Thrift Supervision and the Financial Industry Regulatory Authority. If we determine to sell stock in an underwritten public offering, the terms of such offering, including the names of the underwriters participating in such offering, will be described in a supplement to this prospectus.
     The syndicated community offering or underwritten public offering will be completed within 45 days after the termination of the subscription offering, unless extended by Oneida Savings Bank with the approval of the Office of Thrift Supervision.
     If for any reason we cannot effect a syndicated community offering or underwritten public offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.
Limitations on Common Stock Purchases
     The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:
(i)	No person may purchase fewer than 25 shares ($200) of common stock or more than 37,500 shares ($300,000);

(ii)	Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)	Except for the tax qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 75,000 shares ($600,000) in all categories of the offering combined;

(iv)	Current stockholders of Oneida Financial Corp. are subject to an ownership limitation. As previously described, current stockholders of Oneida Financial Corp. will receive shares of Oneida Financial-New common stock in exchange for their existing shares of Oneida Financial Corp. common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Oneida Financial Corp. common stock, may not exceed 5% of the shares of common stock of Oneida Financial-New to be issued and outstanding at the completion of the conversion; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Oneida Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the shares issued in the conversion.

     Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of depositors of Oneida Savings Bank, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their subscriptions up to the then applicable limit. In the event of a resolicitation of such subscribers, we have the right, in our sole discretion, to prohibit such persons from paying for additional shares with a personal check. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for Oneida Financial-New common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.
     In the event of an increase in the offering range of up to 5,207,344 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:
(i)	to fill the subscriptions of our tax-qualified employee benefit plans, including the employee stock ownership plan, for up to 4% of the total number of shares of common stock issued in the offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Depositor levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfilled subscriptions in the community offering, with preference given first to natural persons residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego, then to Oneida Financial Corp.’s public stockholders as of [stockholder record date] and then to members of the general public.
     The term “associate” of a person means:

(i)	any corporation or organization, other than Oneida Financial, MHC, Oneida Financial Corp., Oneida Savings Bank or a majority-owned subsidiary of Oneida Savings Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purposes of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term “associate” does not include a person who has a substantial beneficial interest in an employee stock benefit plan of Oneida Savings Bank, or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers, trustees and directors of Oneida Savings Bank, Oneida Financial, MHC or Oneida Financial Corp., the term “associate” does not include any tax-qualified employee stock benefit plan of Oneida Savings Bank; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Oneida Financial, MHC, Oneida Financial Corp. or Oneida Savings Bank.

     The term “acting in concert” means:
(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
     A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
     We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.
     Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Oneida Financial-New or Oneida Savings Bank and except as described below. Any purchases made by any associate of Oneida Financial-New or Oneida Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Oneida Financial-New.”
Marketing Arrangements
     To assist in the marketing of our common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:
(i)	acting as our financial advisor for the conversion and offering;

(ii)	providing administrative services and managing the Stock Information Center;

(iii)	educating our employees regarding the offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for common stock.

     For these services, Stifel, Nicolaus & Company, Incorporated will receive an advisory and administrative fee of $30,000 and 1% of the dollar amount of all shares of common stock sold in the subscription and community offerings. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors and employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans. In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which will include Stifel, Nicolaus & Company, Incorporated) shall not exceed 5.5% in the aggregate. Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. Alternatively, in the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in an underwritten public offering (for which Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager), the underwriting discount will not exceed 5.5% of the dollar amount of total shares sold in such offering. Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in amount not to exceed $25,000 for the subscription offering and community offering and $30,000 for the syndicated offering and $75,000 for attorney’s fees (excluding reimbursement for allocable expenses of Stifel, Nicolaus & Company, Incorporated’s counsel).
     In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings, Stifel, Nicolaus & Company, Incorporated will be required to provide significant additional services in connection with the resolicitation (including repeating the services described above), and we shall pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $40,000. In the event of a material delay in the offering, Stifel, Nicolaus & Company, Incorporated also will be reimbursed for additional allowable expenses in an amount not to exceed $10,000 and additional attorneys’ fees in an amount not to exceed $20,000. Stifel, Nicolaus & Company, Incorporated will not receive any compensation in connection with the shares issued to current stockholders in exchange for their existing shares.
     We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.
     Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Oneida Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. No sales activity will be conducted in a Oneida Savings Bank banking office. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.
     In addition, we have engaged Stifel, Nicolaus & Company, Incorporated to act as our records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated will coordinate with our data processing contacts and interface with the Stock Information Center to provide records processing and proxy and stock order services, including but not limited to: consolidation of deposit accounts and vote calculation; preparation of information for order forms and proxy cards; interfacing with our financial printer; recording stock order information; and tabulating proxy votes. For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $20,000 (which may be negotiated in the event unexpected circumstances arise), and we will have made an advance payment of $10,000 with respect to this fee. We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses associated with its acting as information agent in an amount not to exceed $5,000.
Prospectus Delivery
     To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.
     In the syndicated community offering or any underwritten public offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Stifel, Nicolaus & Company, Incorporated or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.
     Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Stifel, Nicolaus & Company, Incorporated or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.
Lock-up Agreements
     We and our directors and executive officers have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock during the period commencing with the filing of the registration statement for the offering and conversion and ending 90 days after completion of the offering and conversion without the prior written consent of Stifel, Nicolaus & Company, Incorporated. In addition, except for securities issued pursuant to existing employee benefit plans in accordance with past practices or securities issued in connection with a merger or acquisition by us, we have agreed not to issue, offer to sell or sell any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 90 days after completion of the offering and conversion.
Procedure for Purchasing Shares in the Subscription Offering and Community Offering
     Expiration Date. The subscription and community offerings will expire at _: __ __.m., Eastern Time, on [expiration date], unless extended for up to 45 days, with the approval of the Office of Thrift

Supervision, if required. This extension may be approved by us, in our sole discretion, without further approval or notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [final expiration date] would require the Office of Thrift Supervision’s approval. If the offering is so extended, or if the offering range is decreased or is increased above the adjusted maximum of the offering range, we will be required to resolicit purchasers before proceeding with the offering.
     We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest at Oneida Savings Bank’s passbook savings rate from the date of receipt.
     Use of Stock Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete and sign an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to _: __ __.m., Eastern Time, on [expiration date]. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so. You may submit your order form and payment by mail using the stock order reply envelope provided by overnight delivery to the Stock Information Center address noted on the order form or by bringing your order form to Oneida Savings Bank’s main office located at 182 Main Street, Oneida, New York. Stock order forms may not be delivered to Oneida Savings Bank’s other offices. Please do not mail stock order forms to Oneida Savings Bank. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.
     By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Oneida Savings Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:
(i)	personal check, bank check or money order, made payable to Oneida Financial Corp.; or

(ii)	authorization of withdrawal from the types of Oneida Savings Bank deposit accounts described on the stock order form.
     Appropriate means for designating withdrawals from deposit accounts at Oneida Savings Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor.

Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Oneida Savings Bank and/or another insured depository institution and will earn interest at Oneida Savings Bank’s passbook savings rate from the date payment is processed until the offering is completed or terminated.
     You may not remit cash, wire transfers, Oneida Savings Bank line of credit checks, or third-party checks (including those payable to you and endorsed over to Oneida Financial Corp.). You may not designate on your stock order form a direct withdrawal from an Oneida Savings Bank retirement account. See “—Using IRA Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate a direct withdrawal from Oneida Savings Bank accounts with check-writing privileges. Please provide a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.
     Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by                     , in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.
     Regulations prohibit Oneida Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.
     We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.
     If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or Oneida Financial-New to lend to the employee stock ownership plan the necessary amount to fund the purchase.
     Using IRA Funds. Persons interested in purchasing common stock using funds currently in an individual retirement account (“IRA”) or any other retirement account, whether held through Oneida Savings Bank or elsewhere, should contact our Stock Information Center for guidance. Please contact the Stock Information Center as soon as possible, preferably at least two weeks prior to the                     , 2010 offering deadline, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institution where the funds are currently held. Additionally, if such funds are not currently held in a self-directed retirement account, then before placing your stock order, you will need to establish one with an independent trustee or custodian, such as a brokerage firm. The new trustee or custodian will hold the shares of common stock in a self-directed account in the same manner as we now hold retirement account funds. An annual administrative fee may be payable to the new trustee or custodian. Assistance on how to transfer such retirement accounts can be obtained from the Stock Information Center.

     If you wish to use some or all of your funds that are currently held in an Oneida Savings Bank or Oneida Savings Bank Trust Department IRA or other retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account(s) for the purchase of common stock. Before you place your stock order, the funds you wish to use must be transferred from those accounts to a self-directed retirement account at an independent trustee or custodian, as described above.
     Delivery of Stock Certificates. Certificates representing shares of common stock sold in the subscription and community offerings will be mailed by first class mail to the persons entitled thereto at the certificate registration address noted by them on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell shares of common stock before you receive stock certificates will depend upon the arrangements you may make with your brokerage firm.
     Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state; (ii) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.
Restrictions on Transfer of Subscription Rights and Shares
     Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.
     We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center
     Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center, toll-free, at 1-877-                    . The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.
Liquidation Rights
     Prior to the Conversion. In the unlikely event that Oneida Financial, MHC is liquidated prior to the conversion, all claims of creditors of Oneida Financial, MHC would be paid first. Thereafter, if there were any assets of Oneida Financial, MHC remaining, these assets would be distributed to certain depositors of Oneida Savings Bank. The amount received by such depositors would be equal to their pro rata interest in the remaining value of Oneida Financial, MHC after claims of creditors, based on the relative size of their deposit accounts in Oneida Savings Bank.
     After the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Oneida Financial-New for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Oneida Financial, MHC’s ownership interest in Oneida Financial Corp.’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Oneida Financial, MHC as of the date of the latest statement of financial condition of Oneida Financial, MHC prior to the consummation of the conversion (excluding its ownership of Oneida Financial Corp.). The plan of conversion also provides for the establishment of a bank liquidation account at Oneida Savings Bank to support the Oneida Financial-New liquidation account in the event Oneida Financial-New does not have sufficient assets to fund its obligations under the Oneida Financial-New liquidation account.
     In the unlikely event that Oneida Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Oneida Financial-New, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Oneida Savings Bank or Oneida Financial-New above that amount.
     The liquidation account established by Oneida Financial-New is designed to provide depositors a liquidation interest (exchanged for the liquidation interests such persons had in Oneida Financial MHC) after the conversion in the event of a liquidation of Oneida Financial-New and Oneida Savings Bank or a liquidation solely of Oneida Savings Bank. Specifically, in the unlikely event that either (i) Oneida Savings Bank or (ii) Oneida Financial-New and Oneida Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of December 31, 2008 and March 31, 2010 of their interests in the liquidation account maintained by Oneida Financial-New. Also, in a complete liquidation of both entities, or of Oneida Savings Bank alone, when Oneida Financial-New has insufficient assets (other than the stock of Oneida Savings Bank) to fund its obligation under the liquidation account due to Eligible Account Holders and Supplemental Eligible Account Holders and Oneida Savings Bank has positive net worth, Oneida Savings Bank is required to make a distribution to fund Oneida Financial-New’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Oneida Financial-New, as adjusted from time to time pursuant to the plan of conversion and Office of Thrift Supervision regulations. If Oneida Financial-New is completely liquidated or sold apart from a sale or liquidation of Oneida Savings Bank, then the Oneida Financial-New liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the liquidation account maintained in Oneida Savings Bank, subject to the same rights and terms as the Oneida Financial-New liquidation account.

     Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision Oneida Financial-New will eliminate or transfer the liquidation account and the depositors’ interests in such account to Oneida Savings Bank and the liquidation account shall thereupon become the liquidation account of Oneida Savings Bank.
     Under the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Oneida Financial-New or Oneida Savings Bank is not the surviving institution would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.
     Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Oneida Savings Bank on December 31, 2008, or March 31, 2010 equal to the proportion that the balance of each such Eligible Account Holders and Supplemental Eligible Account Holders deposit account on December 31, 2008, and March 31, 2010, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in Oneida Savings Bank on such dates.
     If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2008 or March 31, 2010 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.
Material Income Tax Consequences
     Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of the conversion to Oneida Financial, MHC, Oneida Financial Corp., Oneida Savings Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors of Oneida. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Oneida Financial-New or Oneida Savings Bank would prevail in a judicial proceeding.
     Oneida Financial, MHC, Oneida Financial Corp., Oneida Savings Bank and Oneida Financial-New have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:
1.	The merger of Oneida Financial, MHC with and into Oneida Financial Corp. will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Oneida Financial, MHC for liquidation interests in Oneida Financial Corp. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of Oneida Financial, MHC, Oneida Savings Bank, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Oneida Financial, MHC to Oneida Financial Corp. in constructive exchange for liquidation interests established in Oneida Financial Corp. for the benefit of such persons who remain depositors or borrowers of Oneida Savings Bank.

4.	The basis of the assets of Oneida Financial, MHC and the holding period of such assets to be received by Oneida Financial Corp. will be the same as the basis and holding period of such assets in Oneida Financial, MHC immediately before the exchange.

5.	The merger of Oneida Financial Corp. with and into Oneida Financial-New will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither Oneida Financial Corp. nor Oneida Financial-New will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Oneida Financial Corp. and the holding period of such assets to be received by Oneida Financial-New will be the same as the basis and holding period of such assets in Oneida Financial Corp. immediately before the exchange.

7.	Current stockholders of Oneida Financial Corp. will not recognize any gain or loss upon their exchange of Oneida Financial Corp. common stock for Oneida Financial-New common stock.

8.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Oneida Financial Corp. for interests in the liquidation account in Oneida Financial-New.

9.	The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in Oneida Financial Corp. for interests in the liquidation account established in Oneida Financial-New will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.	Each stockholder’s aggregate basis in shares of Oneida Financial-New common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Oneida Financial Corp. common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her Oneida Financial-New common stock received in the exchange will include the period during which the Oneida Financial Corp. common stock surrendered was held, provided that the Oneida Financial Corp. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Oneida Financial Corp. in lieu of a fractional share interest in shares of Oneida Financial-New common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Oneida Financial-New common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Oneida Financial-New common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Oneida Financial-New common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of Oneida Savings Bank supporting the payment of the Oneida Financial-New liquidation account in the event Oneida Financial-New lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Oneida Savings Bank liquidation account as of the effective date of the merger of Oneida Financial Corp. with and into Oneida Financial-New.

15.	It is more likely than not that the basis of the shares of Oneida Financial-New common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Oneida Financial-New common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Oneida Financial-New on the receipt of money in exchange for Oneida Financial-New common stock sold in the offering.
     We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Oneida Financial, MHC, Oneida Financial Corp., Oneida Savings Bank, Oneida Financial-New and persons receiving subscription rights and shareholders of Oneida Financial Corp. With respect to items 8 and 13 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account

Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
     The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received a payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Oneida Savings Bank are reduced; and (iv) the Oneida Savings Bank liquidation account payment obligation arises only if Oneida Financial-New lacks sufficient assets to fund the liquidation account.
     In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the Oneida Savings Bank liquidation account supporting the payment of the liquidation account in the event Oneida Financial-New lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the Oneida Savings Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.
     The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.
     We have also received an opinion from Crowe Horwath LLP that the New York state income tax consequences are consistent with the federal income tax consequences.
     The federal and state tax opinions have been filed with the Securities and Exchange Commission as an exhibit to Oneida Financial-New’s registration statement. See “Where You Can Find Additional Information.”
Certain Restrictions on Purchase or Transfer of Our Shares after Conversion
     All shares of common stock purchased in the offering by a director or an executive officer of Oneida Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Oneida Financial-New also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.
     Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.
     Office of Thrift Supervision regulations prohibit Oneida Financial-New from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF
ONEIDA FINANCIAL CORP.
     General. As a result of the conversion, existing stockholders of Oneida Financial Corp. will become stockholders of Oneida Financial-New. There are differences in the rights of stockholders of Oneida Financial Corp. and stockholders of Oneida Financial-New caused by differences between federal and Maryland law and regulations and differences in Oneida Financial Corp.’s federal stock charter and bylaws and the Maryland articles of incorporation and bylaws of Oneida Financial-New.
     This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Oneida Financial-New’s articles of incorporation and bylaws.
     Authorized Capital Stock. The authorized capital stock of Oneida Financial Corp. consists of 20,000,000 shares of common stock, $0.10 par value per share, and 1,000,000 shares of serial preferred stock.
     The authorized capital stock of Oneida Financial-New consists of 30,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
     Under the Maryland General Corporation Law and the articles of incorporation of Oneida Financial-New, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Oneida Financial Corp.
     The charter of Oneida Financial Corp. and the articles of incorporation of Oneida Financial-New authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.
     Issuance of Capital Stock. Pursuant to applicable laws and regulations, Oneida Financial, MHC is required to own not less than a majority of the outstanding shares of Oneida Financial Corp. common stock. Oneida Financial, MHC will no longer exist following consummation of the conversion.
     The articles of incorporation of Oneida Financial-New do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Oneida Financial Corp.’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by the stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Oneida Financial-New stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.
     Voting Rights. Neither Oneida Financial Corp.’s stock charter or bylaws nor the articles of incorporation or bylaws of Oneida Financial-New provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.
     Payment of Dividends. Oneida Financial Corp.’s ability to pay dividends depends, to a large extent, upon Oneida Savings Bank’s ability to pay dividends to Oneida Financial Corp., and the ability of Oneida Savings Bank to pay dividends to Oneida Financial Corp. is restricted by New York laws. Under New York Banking Law, dividends may be paid by Oneida Savings Bank only out of net profits. A dividend may not be declared or paid if there is any impairment of capital stock. Dividends may also not be declared or paid if Oneida Savings Bank is in default in payment of any assessment due to the Federal Deposit Insurance Corporation.
     The same restrictions will apply to Oneida Savings Bank’s payment of dividends to Oneida Financial-New. In addition, Maryland law generally provides that Oneida Financial-New is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.
     Board of Directors. Oneida Financial Corp.’s bylaws and the articles of incorporation and bylaws of Oneida Financial-New require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.
     Under Oneida Financial Corp.’s bylaws, any vacancies on the board of directors of Oneida Financial Corp. may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Oneida Financial Corp. to fill vacancies may only serve until the next election of directors by stockholders. Under the bylaws of Oneida Financial-New, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.
     Under Oneida Financial Corp.’s bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. The articles of incorporation of Oneida Financial-New provide that any director may be removed for cause by the holders of at least a majority of the outstanding voting shares of Oneida Financial-New.
     Limitations on Liability. The charter and bylaws of Oneida Financial Corp. do not limit the personal liability of directors or officers.
     The articles of incorporation of Oneida Financial-New provide that directors and officers will not be personally liable for monetary damages to Oneida Financial-New for certain actions as directors or officers, except for (i) receipt of an improper personal benefit from their positions as directors or officers, (ii) actions or omissions that are determined to have involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit Oneida Financial-New.
     Indemnification of Directors, Officers, Employees and Agents. Under current Office of Thrift Supervision regulations, Oneida Financial Corp. shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Oneida Financial Corp. or its stockholders. Oneida Financial Corp. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Oneida Financial Corp. is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.
     The articles of incorporation of Oneida Financial-New provide that it shall indemnify its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses. Maryland law allows Oneida Financial-New to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Oneida Financial-New. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
     Special Meetings of Stockholders. Oneida Financial Corp.’s bylaws provide that special meetings of Oneida Financial Corp.’s stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock of Oneida Financial Corp. entitled to vote at the meeting. The bylaws of Oneida Financial-New provide that special meetings of the stockholders of Oneida Financial-New may be called by the president, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Stockholder Nominations and Proposals. Oneida Financial Corp.’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Oneida Financial Corp. at least five days before the date of any such meeting.
     The bylaws of Oneida Financial-New provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Oneida Financial-New at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.
     Management believes that it is in the best interests of Oneida Financial-New and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.
     Stockholder Action Without a Meeting. The bylaws of Oneida Financial Corp. provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The bylaws of Oneida Financial-New do not provide for action to be taken by stockholders without a meeting. Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.
     Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Oneida Financial Corp., provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.
     Limitations on Voting Rights of Greater-than-10% Stockholders. The articles of incorporation of Oneida Financial-New provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to vote in respect of the shares held in excess of the limit. The number of votes that may be cast by any particular record owner by virtue of the provisions of the articles of incorporation in respect of common stock beneficially owned by such person owning shares in excess of the limit (a “Holder in Excess”) shall be a number equal to the total number of votes that a single record owner of all common stock owned by such Holder in Excess would be entitled to cast after giving effect to the provisions thereof, multiplied by a fraction, the numerator of which is the number of shares of common stock that are both beneficially owned by such Holder in Excess and owned of record by such particular record owner, and the denominator of which is the total number of shares of common stock beneficially owned by such Holder in Excess. The foregoing restrictions on voting rights shall not apply if a majority of the unaffiliated directors approve the acquisition of shares in excess of the 10% limit prior to such acquisition. Oneida Financial Corp.’s charter does not provide such a limit on voting common stock.
     In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Oneida Financial-New’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of Oneida Financial-New’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
     Mergers, Consolidations and Sales of Assets. A federal regulation applicable to Oneida Financial Corp. generally requires the approval of two-thirds of the board of directors of Oneida Financial Corp. and the holders of two-thirds of the outstanding stock of Oneida Financial Corp. entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Oneida Financial Corp.’s assets.

Such regulation permits Oneida Financial Corp. to merge with another corporation without obtaining the approval of its stockholders if:
(i)	it does not involve an interim savings institution;

(ii)	Oneida Financial Corp.’s federal stock charter is not changed;

(iii)	each share of Oneida Financial Corp.’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Oneida Financial Corp. after such effective date; and

(iv)	either:
(a)	no shares of voting stock of Oneida Financial Corp. and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)	the authorized but unissued shares or the treasury shares of voting stock of Oneida Financial Corp. to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Oneida Financial Corp. outstanding immediately prior to the effective date of the transaction.
     Under Maryland law, as may be made applicable by the board of directors of Oneida Financial-New pursuant to its bylaws, “business combinations” between Oneida Financial-New and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Oneida Financial-New’s voting stock after the date on which Oneida Financial-New had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Oneida Financial-New at any time after the date on which Oneida Financial-New had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Oneida Financial-New. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
     After the five-year prohibition, any business combination between Oneida Financial-New and an interested stockholder generally must be recommended by the board of directors of Oneida Financial-New and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Oneida Financial-New; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Oneida Financial-New other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Oneida Financial-New’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

     Evaluation of Offers. The articles of incorporation of Oneida Financial-New provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Oneida Financial-New (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Oneida Financial-New and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:
•	the economic effect, both immediate and long-term, upon Oneida Financial-New’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Oneida Financial-New and its subsidiaries and on the communities in which Oneida Financial-New and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Oneida Financial-New;

•	whether a more favorable price could be obtained for Oneida Financial-New’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Oneida Financial-New and its subsidiaries;

•	the future value of the stock or any other securities of Oneida Financial-New or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Oneida Financial-New to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.
     If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
     Oneida Financial Corp.’s charter and bylaws do not contain a similar provision.
     Dissenters’ Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. The regulations also provide, however, that a stockholder of a federally chartered corporation whose shares are listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange, or any combination of such shares of stock and cash.
     Under Maryland law, stockholders of Oneida Financial-New will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Oneida Financial-New is a party as long as the common stock of Oneida Financial-New trades on a national securities exchange.
     Amendment of Governing Instruments. No amendment of Oneida Financial Corp.’s stock charter may be made unless it is first proposed by the board of directors of Oneida Financial Corp., then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.
     The articles of incorporation of Oneida Financial-New may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:
(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Oneida Financial-New;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Oneida Financial-New;

(xi)	The limitation of liability of officers and directors to Oneida Financial-New for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)	The advance notice requirements for stockholder proposals and nominations; and

(xiv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.
     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF ONEIDA FINANCIAL-NEW
     Although the board of directors of Oneida Financial-New is not aware of any effort that might be made to obtain control of Oneida Financial-New after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Oneida Financial-New’s articles of incorporation to protect the interests of Oneida Financial-New and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Oneida Savings Bank, Oneida Financial-New or Oneida Financial-New’s stockholders.
     The following discussion is a general summary of the material provisions of Oneida Financial-New’s articles of incorporation and bylaws, Oneida Savings Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. The articles of incorporation and bylaws of Oneida Financial-New are included as part of Oneida Financial, MHC’s application for conversion filed with the Office of Thrift Supervision and Oneida Financial-New’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”
Articles of Incorporation and Bylaws of Oneida Financial-New
     The articles of incorporation and bylaws of Oneida Financial-New contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who may desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Oneida Financial-New more difficult.
     Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.
     Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.
     Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.
     Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).
     Authorized but Unissued Shares. After the conversion, Oneida Financial-New will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Oneida Financial-New Following the Conversion.” The articles of incorporation authorize 10,000,000 shares of serial preferred stock. Oneida Financial-New is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Oneida Financial-New that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Oneida Financial-New The board of directors has no present plan or understanding to issue any preferred stock.
     Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by our board of directors and also by at least a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Oneida Financial Corp.—Amendment of Governing Instruments” above.
     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Oneida Financial-New’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting shares.
     The provisions requiring the affirmative vote of 80% of outstanding shares for certain stockholder actions have been included in the articles of incorporation of Oneida Financial-New in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.
     Business Combinations with Interested Stockholders. The bylaws of Oneida Financial-New allow the board of directors to restrict mergers, consolidations, sales of assets and other business combinations between Oneida Financial-New and an “interested stockholder.” See “Comparison of Stockholder Rights for Existing Stockholders of Oneida Financial Corp.—Mergers, Consolidations and Sales of Assets,” above.
     Evaluation of Offers. The articles of incorporation of Oneida Financial-New provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Oneida Financial-New (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Oneida Financial-New and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Oneida Financial Corp.—Evaluation of Offers,” above.

     Purpose and Anti-Takeover Effects of the Articles of Incorporation and Bylaws of Oneida Financial-New. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of Oneida Financial-New and our stockholders. Our board of directors believes that it will be in the best position to determine the true value of Oneida Financial-New and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Oneida Financial-New and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. Our board of directors also believes that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Oneida Financial-New and that is in the best interests of all our stockholders.
     Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Oneida Financial-New for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of our assets.
     Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.
     Despite our belief as to the benefits to stockholders of these provisions of Oneida Financial-New’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.
Restated Organization Certificate of Oneida Savings Bank
     Oneida Savings Bank’s Restated Organization Certificate will be amended to provide that for a period of three years from the closing of the conversion and offering, no person other than Oneida Financial-New may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Oneida Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of Oneida Savings Bank or Oneida Financial-New or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Oneida Financial-New or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Oneida Savings Bank. In addition, during this three-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations
     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.
Change in Control Regulations
     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.
     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:
(i)	the acquisition would result in a monopoly or substantially lessen competition;

(ii)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(iii)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.
New York Banking Law
     In addition to federal law, the New York State Banking Law generally requires prior approval of the New York State Banking Board before any action is taken that causes any entity or person to acquire direct or indirect control of a banking institution which is organized in New York State. Control is presumed to exist if any company or person directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company or person that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution.
DESCRIPTION OF CAPITAL STOCK OF ONEIDA FINANCIAL-NEW
FOLLOWING THE CONVERSION
General
     Oneida Financial-New is authorized to issue 30,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Oneida Financial-New currently expects to issue in the offering and exchange up to 8,205,123 shares of common stock, subject to adjustment up to 9,435,892 shares. Oneida Financial-New will not issue shares of preferred stock in the conversion. Each share of Oneida Financial-New common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.
     The shares of common stock of Oneida Financial-New will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
Common Stock
     Dividends. Oneida Financial-New may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by Oneida Financial-New is also subject to limitations that are imposed by law and applicable regulations, including restrictions on payments of dividends that would reduce Oneida Financial-New’s capital balance the then adjusted balance of its liquidation account. The holders of common stock of Oneida Financial-New will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Oneida Financial-New issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Oneida Financial-New will have exclusive voting rights in Oneida Financial-New. They will elect Oneida Financial-New’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Oneida Financial-New’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Oneida Financial-New issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.
     As a New York stock savings bank, corporate powers and control of Oneida Savings Bank are vested in its board of directors, who elect the officers of Oneida Savings Bank and who fill any vacancies on the board of directors. Voting rights of Oneida Savings Bank are vested exclusively in the owners of the shares of capital stock of Oneida Savings Bank, which will be Oneida Financial-New, and voted at the direction of Oneida Financial-New’s board of directors. Consequently, the holders of the common stock of Oneida Financial-New will not have direct control of Oneida Savings Bank.
     Liquidation. In the event of any liquidation, dissolution or winding up of Oneida Savings Bank, Oneida Financial-New, as the holder of 100% of Oneida Savings Bank’s capital stock, would be entitled to receive all assets of Oneida Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Oneida Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Oneida Financial-New, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to the liquidation account of Oneida Financial-New), all of the assets of Oneida Financial-New available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
     Preemptive Rights. Holders of the common stock of Oneida Financial-New will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Preferred Stock
     None of the shares of Oneida Financial-New’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
TRANSFER AGENT
     The transfer agent and registrar for Oneida Financial-New’s common stock is Registrar and Transfer Company.
EXPERTS
     The consolidated financial statements of Oneida Financial Corp. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, appearing in this prospectus and elsewhere in the registration statement have been audited by Crowe Horwath LLP, independent registered public accountants, as stated in their reports with respect thereto, and are included herein in reliance given upon the authority of said firm as experts in accounting and auditing.
     RP Financial has consented to the publication herein of the summary of its report to Oneida Financial-New setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.
LEGAL AND TAX MATTERS
     Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Oneida Financial-New, Oneida Financial, MHC and Oneida Savings Bank, will issue to Oneida Financial-New its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Crowe Horwath LLP has provided an opinion to us regarding the New York income tax consequences of the conversion. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Kilpatrick Stockton LLP, Washington, D.C.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     Oneida Financial-New has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Oneida Financial-New. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.
     Oneida Financial, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center, Plaza Five, Suite 1600, Jersey City, New Jersey 07311. Our Plan of Conversion and Reorganization is available, upon request, at each of our branch offices.
     In connection with the offering, Oneida Financial-New will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Oneida Financial-New and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, Oneida Financial-New has undertaken that it will not terminate such registration for a period of at least three years following the offering.

Oneida Financial Corp.
All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.
Separate financial statements for new Oneida Financial Corp. have not been included in this prospectus because new Oneida Financial Corp., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Oneida Financial Corp.
Oneida, New York
We have audited the accompanying consolidated statements of condition of Oneida Financial Corp. as of December 31, 2009 and 2008 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oneida Financial Corp. as of December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 in conformity with U.S. generally accepted accounting principles.
/s/ Crowe Horwath LLP
Crowe Horwath LLP
March 12, 2010
Livingston, New Jersey

Oneida Financial Corp.
Consolidated Statements of Condition
December 31, 2009 and 2008

	2009	2008
Assets

Cash and due from banks	$35,433,901	$13,223,027
Federal funds sold	4,103,101	71,036

Total cash and cash equivalents	39,537,002	13,294,063

Trading securities	7,627,280	5,941,476
Securities available for sale	114,532,578	134,763,154
Securities held to maturity (fair value 2009 $47,966,244)	47,692,150	—

Mortgage loans held for sale	687,424	740,730

Loans receivable	298,052,583	304,375,976
Allowance for loan losses	(2,900,587)	(2,624,283)

Net loans receivable	295,151,996	301,751,693

Federal Home Loan Bank stock	2,664,800	3,784,200
Premises and equipment, net	21,274,516	21,789,766
Accrued interest receivable	2,468,977	2,659,074
Bank owned life insurance	15,712,187	15,019,970
Other assets	18,344,389	15,322,202
Goodwill	23,183,101	22,963,439
Other intangible assets	1,629,931	2,100,001

Total Assets	$590,506,331	$540,129,768

Liabilities and Stockholders’ Equity

Interest bearing deposits	$426,367,669	$364,911,270
Non-interest bearing deposits	62,996,738	60,786,827
Borrowings	31,000,000	52,825,000
Notes payable	—	12,481
Other liabilities	11,025,751	6,764,948

Total liabilities	531,390,158	485,300,526

Commitments and contingent liabilities (Note 14)	—	—

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 20,000,000 shares authorized; 8,322,452 shares issued	83,225	83,225
Additional paid-in capital	19,481,956	19,221,421
Retained earnings	44,024,272	41,584,629
Accumulated other comprehensive loss	(3,960,866)	(5,562,481)
Treasury stock (at cost, 490,620 and 533,106 shares)	(3,071,414)	(3,057,552)

Total stockholders’ equity — controlling interest	56,557,173	52,269,242
Noncontrolling interest	2,559,000	2,560,000

Total stockholders’equity	59,116,173	54,829,242

Total Liabilities and Stockholders’ Equity	$590,506,331	$540,129,768

The accompanying notes are an integral part of the consolidated financial statements.

Oneida Financial Corp.
Consolidated Statements of Income
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Interest and dividend income:
Interest and fees on loans	$17,761,357	$18,535,294	$18,551,557
Interest and dividends on investment securities:
U. S. Government and agency obligations	1,068,409	1,371,440	1,727,445
Corporate debt and equity obligations	1,333,524	2,232,170	2,080,557
Mortgage-backed securities	3,481,521	3,377,135	1,588,704
Tax exempt securities	988,844	809,620	600,702
Other	330,233	239,026	294,781
Interest on federal funds sold and interest-earning deposits	37,324	169,340	829,079

Total interest and dividend income	25,001,212	26,734,025	25,672,825

Interest expense:
Savings deposits	488,033	602,747	569,628
Money market and interest-bearing checking	1,654,830	1,892,303	2,095,836
Time deposits	3,734,008	6,020,667	6,371,634
Federal funds purchased	—	—	53,120
Short-term borrowings	245,156	288,187	364,976
Long-term borrowings	1,451,765	2,277,416	2,572,589

Total interest expense	7,573,792	11,081,320	12,027,783

Net interest income	17,427,420	15,652,705	13,645,042

Provision for loan losses	760,000	525,000	—

Net interest income after provision for loan losses	16,667,420	15,127,705	13,645,042

Other-than-temporary loss
Total impairment loss	(2,908,143)	(1,021,845)	—
Loss recognized in other comprehensive income	613,302	—	—

Net impairment loss recognized in earnings	(2,294,841)	(1,021,845)	—
Net gains on sales of securities	787,842	62,854	352,825
Changes in fair value of trading securities	1,725,032	(7,674,699)	—
Non-interest income	20,884,330	18,318,255	17,837,947
Non-interest expenses	32,445,506	28,712,160	26,963,857

Income (Loss) before income taxes	5,324,277	(3,899,890)	4,871,957

Provision (Benefit) for income taxes	1,210,920	(2,222,800)	1,367,650

Net Income (Loss)	$4,113,357	$(1,677,090)	$3,504,307

Earnings (Loss) per share — basic	$0.53	($0.22)	$0.45

Earnings (Loss) per share — diluted	$0.52	($0.22)	$0.45

The accompanying notes are an integral part of the consolidated financial statements.

Oneida Financial Corp.
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2009, 2008 and 2007

								Common Stock
						Accumulated		Issued Under
			Additional			Other		Employee
	Common Stock		Paid-In	Retained	Comprehensive	Comprehensive	Treasury	Stock Plans -	Noncontrolling
	Shares	Amount	Capital	Earnings	Income	Income(Loss)	Stock	Unearned	Interest	Total
Balance at December 31, 2006	8,322,452	$83,225	$18,704,350	$44,579,507	—	$(1,786,692)	$(3,038,926)	$(141,678)	$60,000	$58,459,786
Net income				3,504,307	$3,504,307					3,504,307

Other comprehensive income, net of tax
Unrealized losses on securities arising during period					(2,167,052)
Reclassification adjustment for gains included in net income					(352,825)

Net unrealized holding losses					(2,519,877)
Change in unrealized loss on pension benefits					228,994

Other comprehensive loss before tax					(2,290,883)
Income tax benefit					916,353

Other comprehensive loss, net of tax					(1,374,530)	(1,374,530)				(1,374,530)

Comprehensive income					$2,129,777

Shares issued under ESOP plan			195,730					141,678		337,408
Shares earned under stock plans			153,210							153,210
Common stock cash dividends: $.48 per share				(1,648,916)						(1,648,916)
Stock repurchased									(1,000)	(1,000)
Treasury stock purchased							(65,159)			(65,159)
Treasury stock reissued			(177)				34,295			34,118

Balance at December 31, 2007	8,322,452	$83,225	$19,053,113	$46,434,898	—	$(3,161,222)	$(3,069,790)	$—	$59,000	$59,399,224
Reclassification adjustment to initially apply fair value guidance, net of tax				(1,519,341)		1,519,341				—
Adjustment to initially apply measurement provisions of pension guidance				8,215		(69,854)				(61,639)
Net loss				(1,677,090)	$(1,677,090)					(1,677,090)

Other comprehensive loss, net of tax
Unrealized losses on securities arising during period
					(5,001,265)
Reclassification adjustment for losses included in net income					958,991

Net unrealized holding losses					(4,042,274)
Change in unrealized loss on pension benefits					(2,375,636)

Other comprehensive loss before tax					(6,417,910)
Income tax benefit					2,567,164

Other comprehensive loss, net of tax					(3,850,746)	(3,850,746)				(3,850,746)

Comprehensive loss					$(5,527,836)

Shares earned under stock plans			165,654							165,654
Tax benefit from stock plans			2,822							2,822
Common stock cash dividends: $.48 per share				(1,662,053)						(1,662,053)
Stock issued									2,501,000	2,501,000
Treasury stock purchased							(20,277)			(20,277)
Treasury stock reissued			(168)				32,515			32,347

Balance at December 31, 2008	8,322,452	$83,225	$19,221,421	$41,584,629	—	$(5,562,481)	$(3,057,552)	$—	$2,560,000	$54,829,242

(Continued)

Oneida Financial Corp.
Consolidated Statements of Stockholders’ Equity (Continued)
Years Ended December 31, 2009, 2008 and 2007

								Common Stock
						Accumulated		Issued Under
			Additional			Other		Employee
	Common Stock		Paid-In	Retained	Comprehensive	Comprehensive	Treasury	Stock Plans -	Noncontrolling
	Shares	Amount	Capital	Earnings	Income (Loss)	Income(Loss)	Stock	Unearned	Interest	Total
Balance at December 31, 2008 (continued)	8,322,452	$83,225	$19,221,421	$41,584,629		$(5,562,481)	$(3,057,552)	$—	$2,560,000	$54,829,242
Net income				4,113,357	$4,113,357					4,113,357

Other comprehensive loss, net of tax
Unrealized gains on securities arising during period					514,308
Reclassification adjustment for losses included in net income					1,506,999

Net unrealized holding losses					2,021,307
Change in unrealized loss on pension benefits					648,051

Other comprehensive income before tax					2,669,358
Income tax benefit					1,067,743

Other comprehensive income, net of tax					1,601,615	1,601,615				1,601,615

Comprehensive income					$5,714,972

Shares earned under stock plans			258,830							258,830
Tax benefit from stock plans			3,608							3,608
Common stock cash dividends: $.48 per share				(1,673,714)						(1,673,714)
Stock repurchased									(1,000)	(1,000)
Treasury stock purchased							(379,976)			(379,976)
Treasury stock reissued			(1,903)				366,114			364,211

Balance at December 31, 2009	8,322,452	$83,225	$19,481,956	$44,024,272	—	$(3,960,866)	$(3,071,414)	$—	$2,559,000	$59,116,173

The accompanying notes are an integral part of the consolidated financial statements.

Oneida Financial Corp.
Consolidated Statements of Cash Flows
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Operating activities:
Net (loss) income	$4,113,357	$(1,677,090)	$3,504,307
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,078,087	2,149,989	1,954,067
Amortization of premiums and (accretion of discounts) on securities, net	242,344	95,508	75,141
Net change in fair value of trading securities	(1,725,032)	7,674,699	—
Provision for loan losses	760,000	525,000	—
Provision for deferred income taxes	349,184	(2,853,698)	109,065
Gain on sale of premises and equipment	—	(135,395)	(15,000)
Loss (gain) on available for sale securities, net	1,506,999	958,991	(352,825)
ESOP shares earned	—	—	337,408
Stock compensation earned	258,830	165,654	174,806
Loss (gain) on sale of foreclosed assets	61,762	29,249	(1,808)
Gain on sale of loans	(343,622)	(134,809)	(137,415)
Income taxes payable	(16,549)	355,719	(318,216)
Accrued interest receivable	190,097	(1,362)	(298,312)
Other assets	(3,818,757)	(502,167)	(1,146,961)
Other liabilities	4,896,373	(1,211,634)	(328,794)
Earnings on bank owned life insurance, net	(692,217)	(552,250)	(566,692)
Origination of loans held for sale	(55,882,280)	(15,719,216)	(19,949,867)
Proceeds from sale of loans	56,279,208	18,706,624	18,075,307

Net cash provided by operating activities	8,257,784	7,873,812	1,114,211

Investing activities:
Purchase of securities available for sale	(54,791,609)	(77,674,551)	(57,479,297)
Proceeds from sales of securities available for sale	31,953,561	31,666,785	22,928,266
Maturities and calls of securities available for sale	20,813,063	24,355,809	16,328,554
Principal collected on securities available for sale	22,614,146	10,570,453	6,346,991
Purchase of securities held to maturity	(50,040,459)	—	—
Maturities and calls of securities held to maturity	1,000,000	—	—
Principal collected on securities held to maturity	1,300,916	—	—
Purchase of FHLB stock	(600,200)	(4,329,000)	(1,207,400)
Redemption of FHLB Stock	1,119,400	3,948,500	1,031,300
Net decrease (increase) in loans	5,404,815	(21,711,825)	(9,004,402)
Purchase of bank premises and equipment	(1,092,767)	(870,449)	(4,604,612)
Proceeds from sale of bank premises and equipment	—	139,166	15,000
Proceeds from sale of foreclosed assets	373,120	230,400	23,950
Purchase of insurance agency	(84,245)	(72,567)	(66,153)
Purchase of employee benefits company	(135,417)	(129,044)	(131,417)
Purchase of bank, net of cash received	—	(8,800)	907,934

Net cash used in investing activities	(22,165,676)	(33,885,123)	(24,911,286)

(Continued)

Oneida Financial Corp.
Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Financing activities:
Net increase in demand deposits, savings, money market, interest-bearing checking and mortgagor’s escrow accounts	$62,587,639	$22,642,526	$15,924,715
Net increase in time deposits	1,078,671	2,926,277	16,303,696
Proceeds from borrowings	2,975,000	50,825,000	67,180,000
Repayment of borrowings	(24,800,000)	(54,400,000)	(76,180,000)
Cash dividends	(1,673,714)	(1,662,053)	(1,648,916)
Stock issued — minority interest	—	2,501,000	—
Stock repurchased — minority interest	(1,000)	—	(1,000)
Exercise of stock options (using treasury stock)	364,211	32,347	34,118
Purchase of treasury stock	(379,976)	(20,277)	(65,159)

Net cash provided by financing activities	40,150,831	22,844,820	21,547,454

Increase (decrease) in cash and cash equivalents	26,242,939	(3,166,491)	(2,249,621)

Cash and cash equivalents at beginning of year	13,294,063	16,460,554	18,710,175

Cash and Cash Equivalents at End of Year	$39,537,002	$13,294,063	$16,460,554

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest on deposits and obligations	$7,753,508	$11,125,771	$12,106,305
Income taxes	875,285	551,000	1,615,000
Non-cash investing activities:
Transfer of loans to foreclosed assets	434,882	259,649	22,142
The accompanying notes are an integral part of the consolidated financial statements.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies
Nature of Operations

The consolidated financial statements include Oneida Financial Corp. (the “Company”) and its wholly-owned subsidiary, Oneida Savings Bank (the “Bank”). Inter-company transactions and balances are eliminated in consolidation.

The Bank is located in Central New York with offices in the City of Oneida, Rome and South Utica and the Villages of Cazenovia, Hamilton, Canastota, Camden, Chittenango, Bridgeport, Vernon and Westmoreland and owns two banking related subsidiaries; Oneida Preferred Funding Corporation (OPFC) and The State Bank of Chittenango (SBC). The Bank is engaged primarily in accepting deposits and providing various types of loans to the community. The Bank also provides trust and brokerage services. OPFC, a Real Estate Investment Trust, primarily engages in investing activities of residential and commercial real estate mortgages. SBC is a limited purpose commercial bank subsidiary which is permitted to accept municipal deposit accounts from various municipalities, school districts and other public sources; a source of funds not available to the Bank under New York Law. The Bank also owns one insurance and risk management subsidiary; Bailey & Haskell Associates, Inc. (B&H) which has six central New York offices. During 2006, the Bank purchased an employee benefits consulting and retirement plan administration firm, Benefit Consulting Group Inc. (BCG) which has an office in central New York. During 2007, the Bank purchased Vernon Bank Corporation, the stock holding company for National Bank of Vernon which had offices in Vernon, Westmoreland and South Utica. Workplace Health Solutions was established in January 2008 as a risk management company with services to help mitigate and prevent work related injuries. This subsidiary was developed to complement the products and services offered by our other subsidiaries with an overall philosophy of innovative risk management services.

Oneida Financial MHC, (the “Holding Company”) a mutual holding company whose activity is not included in the accompanying financial statements, owns approximately 55.2% of the outstanding common stock of the Company at December 31, 2009. Salaries, employee benefits and rent approximating $21,000 were allocated from the Company to the MHC during 2009, 2008 and 2007.

Subsequent Events

The Company reviews subsequent events for recognition and disclosure.

Use of Estimates

To prepare financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, mortgage servicing rights, deferred tax assets, the evaluation of other-than-temporary impairment for securities whose fair value is less than amortized cost and fair values of financial instruments are particularly subject to change.

Cash and Cash Equivalents

Cash and cash equivalents include cash, deposits in other financial institutions with original maturities under 90 days and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Trading Assets

Securities in which the fair value option has been elected are considered trading assets and are recorded at fair value with changes in fair value included in earnings. Interest and dividends are included in net interest income based on the contractual amount of interest income. Cash flows from the purchase and sale of securities for which the fair value option has been elected are shown as investing activities within the consolidated statement of cash flows. The Company has elected the fair value option for certain common and preferred equity securities as of January 1, 2008. The cumulative effect of the adoption was to decrease retained earnings by $1.5 million, net of tax.

Investment Securities (including Mortgage-Backed Securities)

Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax. Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred origination fees and costs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Loans (Continued)

Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Concentration of Credit Risk

Most of the Company’s business activity is with customers located throughout Madison and Oneida Counties. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in those counties.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. Loans that have been classified but not considered impaired or homogenous loans not evaluated for impairment but which are classified are considered part of the general component of the allowance but are calculated using a higher estimated loss percentage. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors. Quarterly, management evaluates the adequacy of the allowance and determines the appropriate level of provision for loan losses by applying a range of estimated loss percentages to each category of performing loans and classified loans. The allowance adjustment is based upon the net change in each portfolio category, as well as adjustments related to impaired loans, since the prior quarter. Management monitors and modifies the level of the allowance for loan losses to maintain it at a level which it considers adequate to provide for probable incurred loan losses.

A loan is considered impaired, based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principle or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral dependent loans are measured for impairment based on the estimated fair value of the collateral. Loans, for which the terms have been modified, and for which the borrower

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Mortgage Servicing Rights

Servicing rights are recognized separately when they are acquired through sales of loans. When mortgage loans are sold, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. The Company compares the valuation model inputs and results to published industry data in order to validate the model results and assumptions. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to carrying amounts. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase in income. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

Servicing fee income which is reported on the income statement as other non-interest income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income. Servicing fees totaled $641,358, $329,920 and $295,526 for the years ended December 31, 2009, 2008 and 2007.

Federal Home Loan Bank (FHLB) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest additional amounts. FHLB stock is carried at cost and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Foreclosed Assets

Assets acquired through or instead of loan foreclosure are initially recorded at lower of cost or fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 39 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 10 years. Maintenance and repairs are charged to operating expense as incurred.

Bank Owned Life Insurance

The Company has purchased life insurance policies on certain key officers. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Goodwill and Other Intangible Assets

All goodwill resulted from business combinations prior to January 1, 2009 and represents the excess of the purchase price over the fair value of the net assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. The Company has selected December 31 as the date to perform the annual impairment test.

Other intangible assets consist of core deposit and acquired customer relationship intangible assets arising from whole bank and other acquisitions. They are initially measured at fair value and then are amortized on an accelerated method over their estimated useful lives. Core deposit intangibles are being amortized over a range of 10 to 12 years and acquired customer relationship intangible over 5 years.

Long Term Assets

Premises and equipment, core deposit and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

The Company adopted guidance issued by the FASB with respect to accounting for uncertainty in income taxes as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

All companies included in the consolidated financial statements operate under tax sharing agreements and are allocated income taxes based on their operating income and applicable effective income tax rate. All amounts due to or from are settled annually.

Insurance

Commissions from sales of insurance are recorded as income when earned.

Trust Department Assets

Assets held in fiduciary or agency capacities for customers are not included in the accompanying consolidated statements of condition, since such items are not assets of the Company. Fees associated with providing trust management services are recorded as earned, and are included Non-Interest Income. At December 31, 2009, the Bank maintained 553 trust/fiduciary accounts, with total assets of $116.8 million under management as compared to 555 trust/fiduciary accounts with $105.8 million of total assets at December 31, 2008.

Employee Benefits

Pension expense is the net of service and interest cost, return on plan assets and amortization of gains and losses not immediately recognized. Employee 401(k) expense is the amount of matching contributions. Deferred compensation allocates the benefits over years of service.

Stock-Based Compensation

Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Employee Stock Ownership Plan

The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of stockholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest.

Earnings per Share

Basic earnings per common share is net income available to common shareholders divided by the weighted average number of common shares outstanding during the period, excluding outstanding participating securities. ESOP shares are considered outstanding for the calculation unless unearned. Unvested share-based payment awards that contain nonforfeitable dividends are considered participating securities and are included in the computation of earnings per share pursuant to the two-class method. The Company has determined that its outstanding non-vested awards are participating securities. Diluted earnings per common share includes the dilutive effect of additional potential common shares

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Earnings per Share (Continued)

issuable under stock options and awards using the treasury stock method. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

Other Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available-for-sale and changes in funded status of pension plans which are also recognized as separate components of equity.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

Restrictions on Cash

The Bank is required to maintain a reserve balance, as established by the Federal Reserve Bank of New York. The required average total reserve for the 14-day maintenance period including December 31, 2009 and 2008 was $850,000 and $850,000 respectively, which was represented by cash on hand or on deposit with the Federal Reserve Bank. Balances with the Federal Reserve Bank earn nominal interest.

Equity

Common stock has $0.01 par and 20,000,000 shares authorized. In addition, one million shares of serial preferred stock were authorized. There is no serial preferred stock outstanding as of December 31, 2009.

Dividend Restrictions

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the holding company or by the holding company to shareholders.

Treasury Stock

Common stock that upon purchase is classified as treasury stock is recorded at cost. During 2009 and 2008, the Company purchased 34,645 and 2,700 shares classified as treasury stock at an average cost of $10.97 and $7.51 per share respectively. During 2009 and 2008, 77,131 and 6,850 shares of treasury stock were reissued at an average cost of $4.75 and $4.75, respectively. The shares reissued during 2009 and 2008 were issued on the exercise of stock options.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Segments

Internal financial information is primarily reported and aggregated in four lines of business; banking, insurance, employee benefit consulting and risk management activities.

Reclassification

Some items in the prior year financial statements were reclassified to conform to the current presentation.

Adoption of New Accounting Standards

In December 2007, the FASB issued guidance that establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. The guidance is effective for fiscal years beginning on or after December 15, 2008. The adoption of this standard did not have an impact on the Company’s results of operations or financial position.

In September 2006, the FASB issued guidance that defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This guidance also establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. The guidance was effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued guidance that delayed the effective date of this fair value guidance for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of this adoption was not material.

In December 2007, the FASB issued guidance that changes the accounting and reporting for minority interests, which is recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. The guidance was effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. The presentation and disclosure requirements have been applied retrospectively for all periods presented. The adoption of this standard resulted in a reclassification of $60,000 from other liabilities to equity as of December 31, 2006. The adoption of this standard did not have an impact on the results of operations. The noncontrolling interest represents the preferred shareholder minority interest in Oneida Preferred Funding Corp, a real estate investment trust.

In June 2009, the FASB replaced The Hierarchy of Generally Accepted Accounting Principles, with the FASB Accounting Standards Codification (The Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification was effective for financial statements issued for periods ending after September 15, 2009.

In June 2008, the FASB issued guidance which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, included in the earnings allocation in computing earnings per share (EPS) under the two-class method. Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Adoption of New Accounting Standards (Continued)

equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. This guidance was effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented were to be adjusted retrospectively (including interim financial statements, summaries of earnings and, selected financial data) to conform to the provisions of this guidance. The impact of this adoption was not material.

In December 2008, the FASB issued guidance on an employer’s disclosure about plan assets of a defined benefit pension or post retirement plan. These additional disclosures include disclosure of investment policies and fair value disclosures of plan assets, including fair value hierarchy. The guidance also includes a technical amendment that requires a nonpublic entity to disclose net period benefit cost for each annual period for which a statement of income is presented. This guidance is effective for fiscal years ending after December 15, 2009. Upon initial application, provisions of the new guidance are not required for earlier periods that are presented for comparative purposes. The new disclosures have been presented in the notes to the consolidated financial statements.

In April 2009, the FASB amended existing guidance for determining whether impairment is other-than-temporary for debt securities. The guidance requires an entity to assess whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized as impairment in earnings. For securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income and 2) OTTI related to credit loss, which must be recognized in the income statement. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. Additionally, disclosures about other-than-temporary impairments for debt and equity securities were expanded.

This guidance was effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. This guidance was adopted April 1, 2009. There was no transfers between retained earnings and accumulated other comprehensive income upon adoption of this guidance. As a result of implementing this guidance, the amount of other-than-temporary impairment recognized in the income statement for the year ended December 31, 2009 was $2.3 million. Had the standard not been issued, the other-than- temporary impairment that would have been recognized in income for the period would have been $2.9 million.

In April, 2009, the FASB issued guidance that emphasizes that the objective of a fair value measurement does not change even when market activity for the asset or liability has decreased significantly. Fair value is the price that would be received for an asset sold or paid to transfer a liability in an orderly transaction (that is, not forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. When observable transactions or quoted prices are not considered orderly, then little if any weight should be assigned to the indication of the asset or liability’s fair value. Adjustments to those transactions or prices should be applied to determine the appropriate fair value. The guidance, which was applied prospectively, was effective for interim and annual reporting periods ending after June 15, 2009, early adoption for periods ending after March 15, 2009. The adoption of this guidance did not have an impact on the consolidated financial statements.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
1.	Summary of Significant Accounting Policies (Continued)

Adoption of New Accounting Standards (Continued)

In August 2009, the FASB amended existing guidance for the fair value measurement of liabilities by clarifying that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with existing fair value guidance. The amendments in this guidance also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The guidance was effective for the first reporting period beginning after issuance. The adoption of this guidance did not have an impact on the consolidated financial statements.

Effect of Newly Issued But Not Yet Effective Accounting Standards

In June 2009, the FASB amended previous guidance related to transfers of financial assets and eliminates the concept of a qualifying special purpose entity. This guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. This guidance must be applied to transfers occurring on or after the effective date. Additionally, on and after the effective date, the concept of a qualifying special purpose entity is no longer relevant for accounting purposes. Therefore, formerly qualifying special purpose entities should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidelines. The disclosure provisions were also amended and apply to transfers that occurred both before and after the effective date of this guidance. The Company does not expect that the adoption to have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB amended guidance for consolidation of variable interest entity guidance by replacing the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. Additional disclosures about an enterprise’s involvement in variable interest entities are also required. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is prohibited. The Company does not expect that the adoption to have a material impact on the Company’s consolidated financial statements.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2. Investment Securities and Mortgage-Backed Securities
The following table summarizes the amortized cost and fair value of the available-for-sale securities and held-to-maturity investment securities portfolio at December 31, 2009 and 2008 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) are as follows. There were no held-to-maturity investments at December 31, 2008.

		2009
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
Available-for-sale
Investment Securities
Debt securities:
U. S. Agencies	$23,951,698	$162,684	$230,648	$23,883,734
Corporate	16,739,255	246,263	779,971	16,205,547
Trust preferred securities	9,435,890	—	3,515,126	5,920,764
State and municipals	17,643,641	486,916	142,555	17,988,002
Small Business Administration	12,243	—	143	12,100

	$67,782,727	$895,863	$4,668,443	$64,010,147

Mortgage-backed securities
Fannie Mae	$16,418,038	$548,210	$42,357	$16,923,891
Freddie Mac	14,901,761	574,751	5,833	15,470,679
Government National Mortgage Assoc.	11,982,885	330,582	15,243	12,298,224
Collateralized Mortgage Obligations	6,758,271	49,957	978,591	5,829,637

	$50,060,955	$1,503,500	$1,042,024	$50,522,431

Total available-for-sale	$117,843,682	$2,399,363	$5,710,467	$114,532,578

Held-to-Maturity
Investment Securities
Debt securities:
U. S. Agencies	$22,975,417	$113,368	$164,311	$22,924,474
State and municipals	8,615,302	335,117	25,410	8,925,009
Small Business Administration	886,546	—	3,865	882,681

	$32,477,265	$448,485	$193,586	$32,732,164

Mortgage-backed securities
Fannie Mae	$9,964,536	$42,842	$—	$10,007,378
Government National Mortgage Assoc.	5,250,349	3,629	27,276	5,226,702

	$15,214,885	$46,471	$27,276	$15,234,080

Total held-to-maturity	$47,692,150	$494,956	$220,862	$47,966,244

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2.	Investment Securities and Mortgage-Backed Securities (Continued)

		2008
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
Available-for-sale
Investment Securities
Debt securities:
U. S. Agencies	$21,002,009	$215,847	$13,254	$21,204,602
Corporate	16,052,259	—	3,378,655	12,673,604
Trust preferred securities	11,749,677	—	2,541,750	9,207,927
State and municipals	17,273,625	223,495	149,804	17,347,316
Small Business Administration	13,096	—	188	12,908

	$66,090,666	$439,342	$6,083,651	$60,446,357

Mortgage-backed securities
Fannie Mae	19,640,184	$282,417	$82,617	$19,839,984
Freddie Mac	22,857,048	416,112	82,672	23,190,488
Government National Mortgage Assoc.	23,938,697	533,185	24,422	24,447,460
Collateralized Mortgage Obligations	7,568,970	—	730,105	6,838,865

	$74,004,899	$1,231,714	$919,816	$74,316,797

Total available for sale	$140,095,565	$1,671,056	$7,003,467	$134,763,154

The amortized cost and fair value of the investment securities portfolio are shown by expected maturities. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2009
	Amortized	Fair
	Cost	Value
Available-for-sale
Within one year	$6,055,255	$5,960,786
After one year through five years	15,477,926	15,267,625
After five years through ten years	28,431,307	28,772,022
After ten years	17,818,239	14,009,714

Total	$67,782,727	$64,010,147

Held-to-maturity
Within one year	$53,179	$53,593
After one year through five years	7,160,000	7,272,752
After five years through ten years	19,602,014	19,554,985
After ten years	5,662,072	5,850,834

Total	$32,477,265	$32,732,164

	December 31, 2008
	Amortized	Fair
	Cost	Value
Available-for-sale
Within one year	$3,645,788	$3,659,301
After one year through five years	16,711,146	14,686,950
After five years through ten years	25,639,849	25,643,133
After ten years	20,093,883	16,456,973

Total	$66,090,666	$60,446,357

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2.	Investment Securities and Mortgage-Backed Securities (Continued)
Sales of available-for-sale securities were as follows:

	2009	2008	2007
Proceeds	$31,953,561	$31,666,785	$22,928,266
Gross Gains	$790,839	$200,727	$372,074
Gross Losses	$2,997	$137,873	$19,249
The tax (benefit) provision related to these net realized gains and losses was ($583,058), ($371,034) and $136,508 respectively.
Investment securities with a carrying value of $112,007,067 and $79,845,752 at December 31, 2009 and 2008 respectively were pledged to collateralize borrowing arrangements, secure public deposits and for other purposes required or permitted by law. At year-end 2009 and 2008, there were no holdings of securities of any one issuer, other than the U.S. Government, its agencies and government sponsored enterprises, in an amount greater than 10% of stockholders’ equity.
The following table summarizes the investment securities with unrealized losses at December 31, 2009 and 2008 aggregated by major security type and length of time in a continuous unrealized loss position:

December 31, 2009	Less than 12 Months		More than 12 Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Available-for-Sale
U. S. Agencies	$15,767,782	$230,648	$—	$—	$15,767,782	$230,648
Corporate	—	—	7,167,660	779,971	7,167,660	779,971
Trust preferreds	—	—	5,920,764	3,515,126	5,920,764	3,515,126
State and municipals	1,914,637	17,465	2,921,616	125,090	4,836,253	142,555
Small Business Administration	12,100	143	—	—	12,100	143
Fannie Mae	2,621,059	42,357	—	—	2,621,059	42,357
Freddie Mac	464,352	5,833	—	—	464,352	5,833
Government National Mortgage Assoc	1,418,705	15,243	—	—	1,418,705	15,243
Collateralized Mortgage Obligations	1,400,904	37,314	3,544,626	941,277	4,945,530	978,591

Total available-for-sale	$23,599,539	$349,003	$19,554,666	$5,361,464	$43,154,205	$5,710,467

Held-to-Maturity
U. S. Agencies	$11,812,292	$164,311	$—	$—	$11,812,292	$164,311
State and municipals	2,157,214	25,410	—	—	2,157,214	25,410
Small Business Administration	882,681	3,865	—	—	882,681	3,865
Government National Mortgage Assoc	3,015,496	27,276	—	—	3,015,496	27,276

Total held-to-maturity	$17,867,683	$220,862	$—	$—	$17,867,683	$220,862

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2. Investment Securities and Mortgage-Backed Securities (Continued)

December 31, 2008	Less than 12 Months		More than 12 Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Available-for-sale
U. S. Agencies	$1,588,769	$13,254	$—	$—	$1,588,769	$13,254
Corporate	7,203,397	676,419	2,070,206	2,702,236	9,273,603	3,378,655
Trust preferreds	—	—	9,207,927	2,541,750	9,207,927	2,541,750
State and municipals	4,346,876	149,804	—	—	4,346,876	149,804
Small Business Administration	12,908	188	—	—	12,908	188
Fannie Mae	4,481,752	60,422	1,192,322	22,195	5,674,074	82,617
Freddie Mac	3,919,533	79,349	119,495	3,323	4,039,028	82,672
Government National Mortgage Assoc	1,115,863	24,422	—	—	1,115,863	24,422
Collateralized Mortgage Obligations	6,837,590	730,103	1,275	2	6,838,865	730,105

Total available-for-sale	$29,506,688	$1,733,961	$12,591,225	$5,269,506	$42,097,913	$7,003,467

Declines in the fair value of securities below their cost that are other-than-temporary are reflected as realized losses. The Company evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. In determining OTTI for debt securities, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market value decline was affected by macroeconomic conditions, and (4) whether the Company has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.
When OTTI occurs, for either debt securities or purchased beneficial interest that, on the purchase date, were rated below AA, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If an entity intends to sell or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of this investment.
As of December 31, 2009, the Company’s security portfolio consisted of 286 securities, 73 of which were in an unrealized loss position. The majority of the unrealized losses are related to the Company’s agency, mortgage-backed securities, corporate and trust preferred securities as discussed below.
U.S. Agency and Agency Mortgage-Backed Securities
Fannie Mae, Freddie Mac, Ginnie Mae and the Small Business Administration guarantee the contractual cash flows of our agency and mortgage-backed securities. Fannie Mae and Freddie Mac are institutions which the government has affirmed its commitment to support. Our Ginnie Mae mortgage-backed securities are backed by the full faith and credit of the U.S. Government.
At December 31, 2009, of the forty-two U.S. Government sponsored enterprise agency and mortgage-backed securities in an unrealized loss position in our available-for-sale and held-to-maturity portfolios, none were in a continuous unrealized loss position for 12 months or more. The unrealized losses at December 31, 2009 were primarily attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these agency and mortgage-backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2009.
Non-Agency Collateralized Mortgage Obligations.
All of our non-agency collateralized mortgage obligations carry various amounts of credit enhancement and none are collateralized with subprime loans. These securities were purchased based on the underlying loan characteristics such as loan to value ratio, credit scores, property type, location and the level of credit enhancement. Current characteristics of each security are reviewed regularly by management. If the level of credit loss coverage is sufficient, it indicates that we will receive all of the originally scheduled cash flows.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2.	Investment Securities and Mortgage-Backed Securities (Continued)
At December 31, 2009, of the five non-agency collateralized mortgage obligations in an unrealized loss position; four were in a continuous unrealized loss position of 12 months or more. All were rated Aaa or better at time of purchase. Two are currently rated below investment grade. We have assessed these securities in an unrealized loss position at December 31, 2009 and determined that the decline in fair value was temporary except for one collateralized mortgage obligation. The Bank currently has a $1.0 million obligation rated below investment grade that based on expected cash flows, delinquencies and credit support that the Company has considered impaired. The unrealized losses at December 31, 2009 and 2008 were $237,000 and $224,000 respectively. The one security had an OTTI loss of $25,000 of which $13,100 was recorded as expense during the period and $12,000 was recorded in other comprehensive income. This security remains classified as available-for-sale at December 31, 2009. For the other securities, we believe the decline in fair value was caused by the significant widening in liquidity spreads across sectors related to the continued illiquidity and uncertainty in the markets and not the credit quality of the individual issuer or underlying assets. In making this determination, we considered the period of time the securities were in a loss position, the percentage decline in comparison to the securities’ amortized cost, the financial condition of the issuer, and the delinquency or default rates of the underlying collateral. The Company monitors to insure it has adequate credit support. In addition, we do not intend to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery. Included in the four securities with unrealized losses considered temporary was a $1.4 million collateralized mortgage obligation, maturing August 25, 2035 which has an interest rate of 5.5% and is rated below investment grade. The unrealized loss on this security was $422,000 and $90,000 at December 31, 2009 and 2008, respectively.

Corporate Debt and Municipal Securities
At December 31, 2009, of the seventeen corporate debt and municipal securities in an unrealized loss position, seven were in a continuous unrealized loss position of 12 months or more. We have assessed these securities and determined that the decline in fair value was temporary. In making this determination, we considered the period of time the securities were in a loss position, the percentage decline in comparison with the securities’ amortized cost, the financial condition of the issuer, and the delinquency or default rates based on the applicable bond ratings. In addition, we do not have the intent to sell these securities and it is not more likely than not that we will be required to sell these securities before the recovery of their cost basis, which may be at maturity. Included in the nine securities whose unrealized loss position exceeds 12 months was a $2.0 million General Motors Acceptance Corp. (GMAC) bond, maturing October 15, 2010 which has a rating below investment grade. This is a variable rate note based on the three month Treasury bill whose unrealized loss was $100,000 and $1.1 million at December 31, 2009 and December 31, 2008 respectively. In addition, also included was a $2.5 million Sallie Mae (SLMA) bond, maturing May 1, 2012 which is rated below investment grade. This is a variable rate note based on the consumer price index. The unrealized loss at December 31, 2009 and December 31, 2008 was $402,000 and $875,000, respectively. Both GMAC and SLMA are paying as agreed.

Trust Preferred Securities

The Company currently has $5.9 million invested in nine trust preferred securities as of December 31, 2009 whose unrealized losses have been in a continuous loss position exceeding 12 months or

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2.	Investment Securities and Mortgage-Backed Securities (Continued)

more. All of the trust preferred securities are pooled issuances. Of the $5.9 million, $1.9 million have variable rates of interest. $1.9 million of the investments are on nonaccrual as of December 31, 2009. The unrealized losses at December 31, 2009 and December 31, 2008 on the nine securities totaled $3.5 million and $2.5 million respectively.

The following table provides detailed information related to the trust preferred securities held as of December 31, 2009:

							Number of	Actual	Expected	Excess
							Banks and	Deferrals and	Deferrals and	Subordination
							Insurance	Defaults	Defaults	Defaults
							Companies	as % of	as % of	as % of
		Book	Fair	Unrealized	Realized	Lowest	Currently	Original	Performing	Performing
Description	Class	Value	Value	Loss	Loss	Rating (1)	Performing	Collateral	Collateral	Collateral
Preferred Term Ltd	Mezz	1,152,210	$958,575	$(193,635)	$63,571	Caa1	26	19.46%	24.90%	-5.14%
Preferred Term Ltd	Mezz	2,296,355	1,840,465	(455,890)	137,710	Caa1	26	19.46%	24.90%	-5.14%
Preferred Term Ltd	Mezz	1,530,903	1,226,977	(303,926)	91,807	Caa1	26	19.46%	24.90%	-5.14%
Preferred Term X	B-3	1,137,043	512,977	(624,066)	839,207	Ca	39	38.57%	38.50%	-50.46%
Preferred Term XV	B-2	944,573	462,075	(482,498)	55,427	Ca	57	23.58%	23.60%	-21.28%
Preferred Term XV	B-3	951,305	470,466	(480,839)	48,695	Ca	57	23.58%	23.60%	-21.28%
Preferred Term XXVI	C-1	985,191	276,459	(708,732)	—	C	45	24.99%	25.00%	-17.90%
Preferred Term XXVI	D-1	—	—	—	496,788	N/R	45	24.99%	25.00%	-26.82%
MMCF IX	B-2	438,310	172,770	(265,540)	548,536	Caa3	24	27.74%	52.26%	-37.33%

		$9,435,890	$5,920,764	$(3,515,126	$2,281,741

(1)	The table above presents ratings information as of December 31, 2009. The securities had “investment grade” ratings by Moody’s (Baa2 or better) at the time of purchase, but have since been downgraded by the ratings agencies

In determining the amount of “currently performing” collateral for purposes of the table above, the total amount of issuers’ balances outstanding have been reduced by the amount in deferral and default. Also, for some of the securities, management has further reduced the total performing balance for the effects of issuers’ subsequent announcements of their intent to defer on the next applicable payment, and for other relevant circumstances through the date of issuance of the financial statements. Management considered all such announcements and circumstances known to us in evaluating the pooled trust preferred securities for OTTI as of December 31, 2009.

In the table above, “Excess Subordination as % of Performing Collateral” (Excess Subordination Ratio) was calculated as follows: Total face value of performing collateral minus Face value of all outstanding note balances not subordinate to our investment, divided by Total face value of performing collateral. The Excess Subordination Ratio measures the extent to which there may be tranches within each pooled trust preferred structure available to absorb credit losses before the Company’s securities would be adversely impacted. In 2008 and 2009, the amount of deferrals and defaults on the pools described above has risen significantly, which has resulted in substantial reductions in the amounts of performing collateral. As a result, the negative Excess Subordination Ratio percentages shown in the table signify there is no support from subordinate tranches available to absorb losses before the Company’s securities would be adversely impacted. A negative Subordination Ratio is not definitive, in isolation, for determining whether or not OTTI should be recorded for a pooled trust preferred security. Other factors affect the timing and amount of cash flows available for payments to the note holders (investors), including the excess interest paid by the issuers (the issuers typically pay higher rates of interest than are paid out to the note holders).

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2.	Investment Securities and Mortgage-Backed Securities (Continued)

The Company uses the OTTI evaluation model to compare the present value of expected cash flows to the previous estimates to ensure there are no adverse changes in cash flows during the quarter. The OTTI model considers the structure and term of the trust preferred securities and the financial condition of the underlying issuers, the timing and amount of interest and principal payments of the underlying issuers, and the allocation of the payments to the note classes. The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information including announcements of interest payment deferrals or defaults of underlying trust preferred securities. Assumptions used in the models are as follows:

Significant inputs at December 31, 2009
Annual prepayment	0% annually, 100% at maturity
Projected severity of loss on specific defaults/deferrals	85% - 100%
Projected additional defaults:
QTR 1 – 2010	1% (not annualized)
Thereafter	0.50% applied annually
Projected severity of loss on additional defaults	85% - 100%
Present value discount rates for OTTI	5.39% - 9.48%
Present value discount rates for fair value	12%

The discount rates range can vary depending on the index the instruments are tied to as well as the spread for each instrument. The Company uses market-based yield indicators as a baseline for determining appropriate discount rates, and then adjusts the resulting discount rates on the basis of its credit and structural analysis of specific trust preferred securities. The Company looks principally to market yields to maturity for investment grade and non investment grade trust preferred securities for which there is an active and liquid market. The next step is to make a series of adjustments to reflect the differences that nevertheless exist between these products (both credit and structural) and, most importantly, to reflect idiosyncratic credit performance differences (both actual and projected) between these products and the underlying collateral in the specific trust preferred securities. In addition, utilization of the individual trust preferred investment’s interest crediting rate and if applicable, margin index is utilized in calculating the expected cash flows.

Prepayments can occur at the discretion of the issuer on predetermined call increments. The call provision allows the issuer to prepay some or the entire outstanding debt obligation on the fifth year and every fifth year thereafter. Due to the general weakness of the financial sector and the regulatory requirements to maintain and increase the capitalization of U.S. banks, the Company concluded that the issuers were unlikely to prepay their outstanding debt obligation and thereby reducing their individual capital ratios during this difficult economic cycle.

The Company reviews each issuer individually for projected future deferrals and defaults. This review includes obtaining quarterly financial information and monitoring new releases and pertinent information relative to those issuers. The Company specifically reviews certain financial ratios including Fitch Score and “Texas Ratio” as well as capital adequacy and participation in the Troubled Asset Relief Program of each issuer. The Company believes the “Texas Ratio (“TR”)” is

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2.	Investment Securities and Mortgage-Backed Securities (Continued)

a prominent indicator of the stress a financial institution is experiencing. The TR is calculated by dividing nonperforming assets and loans, including past due 90 days or more, by the sum of tangible equity and loan loss reserves. Management judgmentally establishes various credit criteria, and combinations of credit criteria and those issuers meeting some combination of such criteria are considered additional deferrals as of the reporting date. Based on the results of this analysis, the Company ensures that actual deferrals/defaults as well as forecasted deferrals/defaults of specific institutions are appropriately factored into the cash flow projections for each security. The default and recovery probabilities for each piece of collateral were formed based on the evaluation of collateral credit and a review of historical default data and current/near term operating conditions. For collateral that has already deferred, the Company assumes a recovery of 15% of par after 24 months. There is no recovery estimated for actual defaulted issuers. Projected deferrals are modeled in a consistent manner with actual deferrals. Upon completion of the December 31, 2009 analysis, our model indicated other-than temporary impairment on eight of these securities, all of which experienced additional defaults or deferrals during the period.

These eight securities had OTTI losses of $2.9 million of which $2.3 million was recorded as expense during the period and $600,000 was recorded in other comprehensive income. These eight securities remain classified as available-for-sale at December 31, 2009. It is possible that the underlying collateral of these securities will perform worse than expectations including an increase in deferrals/defaults above projections, which may lead to adverse changes in cash flows on these securities and potential future other-than-temporary impairment losses. Events that may trigger material declines in fair value for these securities in the future would include, but are not limited to, deterioration of credit metrics, such as significantly higher levels of defaults, and severity of loss on the underlying collateral and further illiquidity.

The table below presents a roll-forward of the credit losses recognized in earnings for the twelve months ended December 31, 2009:

Beginning Balance	$1,021,845
Amounts related to credit loss for which an other-than temporary impairment was not previously recognized	2,294,841

Additions/Subtractions
Amounts realized for securities sold during the period	—
Amounts related to securities for which the company intends to sell or that it will be more likely than not that the company will be required to sell prior to recovery of amortized cost basis	—
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	—
Increases to the amount related to the credit loss for which other-than-temporary was previously recognized	—

Ending Balance December 31, 2009	$3,316,686

Oneida Financial Corp.
Notes to Consolidated Financial Statements
2.	Investment Securities and Mortgage-Backed Securities (Continued)
The Company has a $1.0 million Lehman Brothers Holding Inc. medium term fixed rate note. The security has been considered other-than-temporarily impaired as a result of Lehman Brothers having filed for Chapter 11 bankruptcy protection on September 15, 2008. As a result, the Company recorded a non-cash charge to earnings of $1.0 million during 2008.
Unrealized losses on other investments have not been recognized into income because the issuer(s) securities are of investment grade (except as indicated above), management does not intend to sell and it is more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the bond(s) approach maturity.
3.	Loans Receivable
The components of loans receivable at December 31 are as follows:

	2009	2008
Residential one to four family	$144,118,057	$148,097,760
Consumer loans	43,010,889	46,817,598
Commercial real estate	72,127,037	67,218,848
Commercial loans	38,796,600	42,241,770

	298,052,583	304,375,976
Allowance for loan losses	(2,900,587)	(2,624,283)

Net loans	$295,151,996	$301,751,693

At December 31, 2009 and 2008 loans to officers and directors were approximately $7.1 million and $4.1 million respectively. During 2009 and 2008, $1.6 million and $1.7 million of new loans were made to officers and directors respectively. Net pay downs and repayments in aggregate on loans to officers and directors were approximately $1.6 million and $883,000 during 2009 and 2008 respectively. Effect of changes in the composition of related parties was approximately $3.1 million and $124,000 during 2009 and 2008 respectively.
At December 31, 2009, Federal Home Loan Bank advances are collateralized by residential mortgages in the amount of $72,574,283 pledged under a blanket collateral agreement.
An analysis of the change in the allowance for loan losses for the years ended December 31 is as follows:

	2009	2008	2007
Balance at beginning of year	$2,624,283	$2,511,310	$2,080,913
Loans charged off	(693,066)	(526,196)	(230,877)
Recoveries	209,640	114,169	135,703
Provision for loan losses	760,000	525,000	—
NBV Acquisition	—	—	525,571

Balance at end of year	$2,900,857	$2,624,283	$2,511,310

Oneida Financial Corp.
Notes to Consolidated Financial Statements
3.	Loans Receivable (Continued)
Impaired loans were as follows:

	2009	2008	2007
Impaired loans	$2,158,500	$—	$—
Allocated allowance for loan losses	$569,978	$—	$—

Average of impaired loans during the year	$1,060,019	$—	$—
Cash-basis interest income recognized	$106,862	$—	$—
Nonperforming loans were as follows:

	2009	2008
Loans past due over 90 days still on accrual	$—	$—
Nonaccrual loans	$551,409	$512,612
Nonperforming loans includes both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.
Loans having carrying values of $434,882 and $259,649 were transferred to foreclosed assets in 2009 and 2008, respectively.
4.	Fair Value
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The company uses the following methods and significant assumptions to estimate the fair value of each type of financial instrument.
Securities: The fair values of trading securities and investment securities are determined by quoted market prices, if available (Level 1 inputs). For securities where quoted prices are not available, fair values are calculated based on market price of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. Defaults and deferrals on individual securities are reviewed and incorporated into the calculations. During times when trading is more liquid, broker quotes are used (if available) to validate the model .

Oneida Financial Corp.
Notes to Consolidated Financial Statements
4.	Fair Value (Continued)
Trust Preferred Securities which are issued by financial institutions and insurance companies were historically priced using Level 2 inputs. The decline in the level of observable inputs and market activity in this class of investments by the measurement date has been significant and resulted in unreliable external pricing. Broker pricing and bid/ask spreads, when available, vary widely. The once active market has become comparatively inactive. As such, these investments are now priced using Level 3 inputs.
The Company has developed an internal model for pricing these securities. Information such as historical and current performance of the underlying collateral, deferral/default rates, collateral coverage ratios, break in yield calculations, cash flow projections, liquidity and credit premiums required by a market participant, and financial trend analysis with respect to the individual issuing financial institutions and insurance companies, are utilized in determining individual security valuations. Due to current market conditions as well as the limited trading activity of these securities, the market value of the securities is highly sensitive to assumption changes and market volatility.
Corporate securities were historically priced using Level 2 inputs. Due to the lack of market of similar type investments, one of our corporate securities is considered Level 3. The Company does obtain some broker quotes on this investment based on trading desk information in which the prices are heavily influenced by unobservable market inputs.
Common and preferred equity securities are generally priced using Level 1 or Level 2 inputs due to the market activity of these types of securities. One of the preferred securities is considered level 3 pricing due to the limited trading activity of the individual security in the market and lack of certain brokers providing quotes on this type of security. The company does obtain available, if any broker quotes, reviews past history of contractual payments and financial condition of the corporation in determining an appropriate market value for this type of security.
Impaired Loans: Estimates of fair value used for other collateral supporting commercial loans generally is not observable in the marketplace and therefore, such valuations have been classified as Level 3. Impaired loans had a principal balance of $2.2 million with a valuation allowance of $570,000 as of December 31, 2009 resulting in an additional provision for loan losses of $570,000 for the year then ended. There were no impaired loans as of December 31, 2008.
Loan Servicing Rights: Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively based on a valuation model that calculates the present value of estimated future net servicing income.
Loans Held for Sale: Loans held for sale are carried at the lower of cost or fair value, as determined by outstanding commitments, from third party investors.
Assets measured at fair value on a recurring basis for which the Company has elected the fair value option, are summarized below:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
4.	Fair Value (Continued)

		Fair Value Measurements
		at December 31, 2009 Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Assets:
Trading securities
Common and preferred equities	$7,627,280	$—	$5,568,437	$2,058,843
Available for sale securities
U.S. Agency	23,883,734	—	23,883,734	—
Corporate	16,205,547	—	13,955,547	2,250,000
Trust preferreds	5,920,764	—	—	5,920,764
State and municipal	17,988,002	—	17,988,002	—
Small Business Administration	12,100	—	12,100	—
Residential mortgage-backed securities	44,692,794	—	44,692,794	—
Collateralized mortgage obligations	5,829,637	—	5,829,637	—

Total	$122,159,858	$—	$111,930,251	$10,229,607

		Fair Value Measurements
		at December 31, 2008 Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Assets:
Trading securities
Common and preferred equities	$5,941,476	$—	$3,921,096	$2,020,380
Available for sale securities
U.S. Agency	21,204,602	—	21,204,602	—
Corporate	12,673,604	—	11,173,604	1,500,000
Trust preferreds	9,207,927	—	—	9,207,927
State and municipal	17,347,316	—	17,347,316	—
Small Business Administration	12,908	—	12,908	—
Residential mortgage-backed securities	67,477,932	—	66,709,763	768,169
Collateralized mortgage obligations	6,838,865	—	6,838,865	—

Total	$140,704,630	$—	$127,208,154	$13,496,476

The table below presents a reconciliation for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2009:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
4.	Fair Value (Continued)

	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Trading		Trust	Collateralized
	Securities	Corporate	Preferreds	Mortgage Obligations	Total
Beginning balance, January 1, 2009	$2,020,380	$1,500,000	$9,207,927	$768,169	$13,496,476
Total gains or losses (realized/unrealized)
Included in earnings
Interest income on securities	(39,228)	440	(18,890)	6,948	(50,730)
Other changes in fair value	77,691	—	—	—	77,691
Net impairment losses recognized in earnings	—	—	(2,281,741)	(13,100)	(2,294,841)
Included in other comprehensive income	—	749,560	(986,532)	(184,769)	(421,741)
Purchases, issuances, and settlements	—	—	—	—	—
Transfers in and/or out of Level 3	—	—	—	(577,248)	(577,248)

Ending balance, December 31, 2009	$2,058,843	$2,250,000	$5,920,764	$—	$10,229,607

	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Trading		Trust	Collateralized
	Securities	Corporate	Preferreds	Mortgage Obligations	Total
Beginning balance, January 1, 2008	$1,996,527	$2,360,000	$6,094,996	$—	$10,451,523
Total gains or losses (realized/unrealized)
Included in earnings
Interest income on securities	(39,228)	440	(23,271)	139	(61,920)
Other changes in fair value	63,081	—	(8,384)	—	54,697
Gains (losses) on sale of securities	—	—	—	—	—
Included in other comprehensive income	—	(860,440)	(1,167,178)	(64,272)	(2,091,890)
Purchases, issuances, and settlements	—	—	—	—	—
Transfers in and/or out of Level 3	—	—	4,311,764	832,302	5,144,066

Ending balance, December 31, 2008	$2,020,380	$1,500,000	$9,207,927	$768,169	$13,496,476

Mortgage servicing rights are carried at the lower of cost or fair value. There was no valuation allowance for mortgage servicing rights as of December 31, 2009 and 2008, and no charges included in earnings were reported for the years then ended.
The carrying amounts and estimated fair values of financial instruments, at December 31, 2009 and December 31, 2008 are as follows:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
4.	Fair Value (Continued)

	2009		2008
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
	(Amounts in thousands)
Financial assets:
Cash and cash equivalents	$39,537	$39,537	$13,294	$13,294
Investment securities, held-to-maturity	47,692	47,966	N/A	N/A
Loans held for sale	687	700	$741	$749
Loans receivable, net	295,152	297,331	301,752	317,625
Federal Home Loan Bank stock	2,665	N/A	3,784	N/A
Accrued interest receivable	2,469	2,469	2,659	2,659
Financial liabilities:
Deposits	$489,364	$476,171	$425,698	$421,101
Federal Home Loan Bank advances	31,000	31,335	52,825	52,788
Notes payable	—	—	12	12
Accrued interest payable	117	117	332	332
The methods and assumptions, not previously presented, used to estimate fair value are described as follows:
Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. The method for determining the fair values for securities were described previously. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of debt is based on current rates for similar financing. It is not practicable to determine the fair value of Federal Home Loan Bank stock due to restrictions placed on its transferability. The fair value of off-balance-sheet items is not considered material.
Fair Value Option
The Company adopted “The Fair Value Option for Financial Assets and Liabilities” on January 1, 2008. This guidance permits, but does not require, companies to measure many financial instruments and certain other items at fair value. The decision to elect the fair value option is made individually for each instrument and is irrevocable once made. Changes in fair value for the selected instruments are recorded in earnings. The Company has elected to adopt this standard for common and preferred equity securities as they do not have stated maturity values and the fair value fluctuates with market changes and using fair value appears to be an appropriate measure.
The following table summarizes the impact of adopting the fair value option as of January 1, 2008:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
4. Fair Value (Continued)

			Balance Sheet
	Balance Sheet	Net Gain/(Loss)	January 1, 2008
	January 1, 2008	upon	after Adoption of
	Prior to Adoption	Adoption	Fair Value Option
Securities available for sale transferred to trading account assets:
Amortized cost	$13,655,404	$(2,532,235)	$11,123,169
Unrealized depreciation	(2,532,235)	2,532,235	—

Net transferred to trading account	$11,123,169	$—	$11,123,169

Cumulative effect of adoption (pre-tax)		(2,532,235)
Tax impact		1,012,894
Cumulative effect adjustment (net of tax)

Decrease to retained earnings		$(1,519,341)

The following table presents the amount of gains and losses from fair value changes included in income before income taxes for financial assets and liabilities carried at fair value for the years ended December 31, 2009 and 2008:

Changes in Fair Values for the year ended December 31, 2009
for Items Measured at Fair Value
Pursuant to Election of the Fair Value Option
Total Changes
in Fair Values
	Other			Included in
	Gains and	Interest	Interest	Current Period
	Losses	Income	Expense	Earnings
Trading securities	$1,725,032	$(39,228)	$—	$1,685,804

Changes in Fair Values for the year ended December 31, 2008
for Items Measured at Fair Value
Pursuant to Election of the Fair Value Option
Total Changes
in Fair Values
	Other			Included in
	Gains and	Interest	Interest	Current Period
	Losses	Income	Expense	Earnings
Trading securities	$(7,674,699)	$(39,228)	$—	$(7,713,927)
5. Secondary Mortgage Market Activities
Mortgage loans serviced for others are not included in the accompanying consolidated statements of condition. The principal balance of these loans at year end are as follow:

	2009	2008	2007
Mortgage loan portfolios serviced for:
Freddie Mac	$111,043,793	$83,133,952	$93,504,591
Federal Home Loan Bank	$15,252,193	$18,970,092	$8,397,756

Oneida Financial Corp.
Notes to Consolidated Financial Statements
5. Secondary Mortgage Market Activities (Continued)
Custodial escrow balances maintained in connection with serviced loans were approximately $1,528,000 and $1,275,000 at December 31, 2009 and 2008, respectively.
Activity for mortgage servicing rights and the related valuation allowance follows:

	2009	2008	2007
Balance at beginning of year	$320,210	$332,987	$326,081
Additions	331,104	95,935	117,026
Disposals	—	—	—
Amortized to expense	(150,564)	(108,712)	(110,120)

Balance at end of year	$500,750	$320,210	$332,987

Valuation Allowance	$—	$—	$—

The fair value of mortgage servicing rights approximated book value as of year-end 2009 and 2008 and such balances are included in Other Assets in the Consolidated Statement of Condition. Fair value at year-end 2009 was determined using a discount rate of 6.25%, prepayment speed of 20% and a weighted average default rate of 5%. Fair value at year end 2008 was determined using a discount rate of 7.5%, prepayment speed of 20% and a weighted average default rate of 5%.

The weighted average amortization period is 8 years. Estimated amortization expense for each of the next five years is:

2010	$142,562
2011	103,927
2012	75,382
2013	54,346
2014	38,888
6. Premises and Equipment
Premises and equipment consist of the following at December 31:

	2009	2008
Land	$2,814,483	$2,814,483
Buildings	23,803,681	22,914,538
Equipment and fixtures	10,605,092	10,262,948
Construction in progress	44,312	184,692

	37,267,568	36,176,661
Accumulated depreciation	(15,993,052)	(14,386,895)

Net book value	$21,274,516	$21,789,766

Depreciation expense was $1,608,017, $1,609,404 and $1,406,308 in 2009, 2008 and 2007 respectively.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
7. Goodwill and Other Intangible Assets
Other intangible assets consist of the following at December 31:

	As of December 31, 2009
	Gross
	Carrying	Accumulated
	Value	Amortization	Net
Core deposit intangible	$2,705,391	$(1,485,828)	$1,219,563
Customer relationship intangible	1,265,543	(855,175)	410,368

Total	$3,970,934	$(2,341,003)	$1,629,931

	As of December 31, 2008
	Gross
	Carrying	Accumulated
	Value	Amortization	Net
Core deposit intangible	$2,705,391	$(1,158,828)	$1,546,563
Customer relationship intangible	1,265,543	(712,105)	553,438

Total	$3,970,934	$(1,870,933)	$2,100,001

Aggregate amortization expense was $470,070, $540,585, and $547,759 for 2009, 2008 and 2007.
Estimated amortization expense for each of the next five years:

2010	$411,990
2011	361,307
2012	312,507
2013	263,014
2014	125,946
The changes in the carrying amount of goodwill for the year ended December 31 is as follows:

	Banking	Insurance	Benefit Consulting
	Activities	Activities	Activities	Total
Balance as of December 31, 2006	$5,577,913	$10,045,301	$2,513,826	$18,137,040
Goodwill acquired	4,457,992	66,153	131,417	4,655,562

Balance as of December 31, 2007	10,035,905	10,111,454	2,645,243	22,792,602
Goodwill acquired	(30,774)	72,567	129,044	170,837

Balance as of December 31, 2008	10,005,131	10,184,021	2,774,287	22,963,439
Goodwill acquired	—	84,245	135,417	219,662

Balance as of December 31, 2009	$10,005,131	$10,268,266	$2,909,704	$23,183,101

During 2006, the Company completed its acquisition of Parsons, Cote & Company and Benefit Consulting Group LLC. Goodwill in the amount of $576,000 and intangible assets in the amount of $71,000 were recorded as part of the Parsons, Cote & Company acquisition. Under the terms of the agreement, contingent purchase payments based on future performance levels may be made over a five-year period ending December 31, 2010. Additional goodwill in the amount of $84,245, $72,567 and $66,153 was recorded for the contingent purchase payment made in 2009, 2008 and 2007 respectively.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
7. Goodwill and Other Intangible Assets (Continued)
During 2006, the Company completed its acquisition of Benefit Consulting Group LLC. Goodwill in the amount of $2.5 million and other intangible assets in the amount of $1.1 million were recorded as part of the acquisition of Benefit Consulting Group LLC. Under the terms of the agreement, continent purchase payments based on future performance levels may be made over a five-year period ending December 31, 2010. Additional goodwill in the amount of $135,417, $129,044 and $131,417 was recorded for the contingent purchase payment made in 2009, 2008 and 2007 respectively.
During 2007, the Company completed its acquisition of Vernon Bank Corporation, the stock holding company of the National Bank of Vernon. Goodwill in the amount of $4.4 million and other intangible assets in the amount of $1.5 million were recorded as part of the acquisition.
Impairment exists when a reporting unit’s carrying value of goodwill exceeds its fair value, which is determined through a two-step test. Step 1 includes the determination of the carrying value of our reporting units, including the existing goodwill and intangible assets, and estimating the fair value of the reporting units. We determined the fair value of our reporting units and compared them to their carrying amount. If the carrying amount of the reporting units exceeds their fair value, we are required to perform a second step to the impairment test. Our annual impairment analysis as of December 31, 2009 indicated that a step 2 analysis was not required. As of December 31, 2009 and 2008, no impairment was recorded for goodwill.
8. Due to Depositors
Amounts due to depositors at December 31 are as follows:

	2009	2008
Non-interest bearing demand	$62,996,738	$60,786,827
Savings	81,889,687	74,241,962
Money market and interest-bearing checking	186,526,234	133,748,368
Time deposits	156,903,181	155,824,510
Mortgage escrow funds	1,048,567	1,096,430

Total due to depositors	$489,364,407	$425,698,097

At December 31, 2009 and 2008, time deposits with balances in excess of $100,000 totaled $56,688,882 and $45,851,817, respectively. Time deposits with balances in excess of the $250,000 FDIC insurance limit per the Temporary Liquidity Guarantee Program at December 31, 2009 and 2008, totaled $24,334,683 and $19,862,835, respectively.
     The contractual maturity of time deposits as of December 31, are as follows:

	2009		2008
Maturity	Amount	Percent	Amount	Percent
One year or less	$123,357,912	78.6%	$124,083,627	79.6%
One to two years	16,630,577	10.6	17,526,028	11.2
Two to three years	5,754,751	3.7	7,092,806	4.6
Three to four years	3,669,521	2.3	3,744,525	2.4
Four to five years	7,485,961	4.8	3,353,795	2.2
Over five years	4,459	0.0	23,729	0.0

	$156,903,181	100.0%	$155,824,510	100.0%

Oneida Financial Corp.
Notes to Consolidated Financial Statements
9. Borrowings
Outstanding borrowings as of December 31 are as follows:

	2009	2008
Short-term borrowings:
Federal Home Loan Bank overnight line of credit	$—	$3,825,000
Federal Home Loan Bank advances	19,000,000	18,000,000
Long-term borrowings:
Federal Home Loan Bank advances	12,000,000	31,000,000

	$31,000,000	$52,825,000

Borrowings at December 31, 2009 have maturity dates as follows:

	Range of	Average
	Rates	Rate
2010	2.87% - 6.74%	4.82%	19,000,000
2011	5.74%	5.74%	1,000,000
2012	3.34%	3.34%	5,000,000
2013	5.00%	5.00%	5,000,000
2014	5.33%	5.33%	1,000,000
Thereafter			—

			$31,000,000

The Bank has available a $109,922,600 line of credit with the Federal Home Loan Bank of which $0 is outstanding at December 31, 2009. Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. At December 31, 2009, borrowings are collateralized by pledged securities, which had a carrying value of $7.6 million and residential mortgages in the amount of $72,574,283 pledged under a blanket collateral agreement. The Bank also has available a $5,000,000 unsecured line of credit with Key Bank of which $0 is outstanding at December 31, 2009. In addition, the Bank also has available a $5,000,000 unsecured line of credit with M&T Bank of which $0 is outstanding at December 31, 2009.
10. Income Taxes
The provision for income taxes for the years ended December 31, consists of the following:

	2009	2008	2007
Current:
Federal	$865,283	$626,812	$1,154,383
State	(3,547)	4,086	104,202
Deferred:
Federal	299,057	(2,322,612)	21,267
State	50,127	(531,086)	87,798

	$1,210,920	$(2,222,800)	$1,367,650

A reconciliation of the federal statutory rate to the effective income tax rate for the years ended December 31, is as follow

Oneida Financial Corp.
Notes to Consolidated Financial Statements
10.	Income Taxes (Continued)

	2009	2008	2007
Federal statutory income tax rate	34%	(34)%	34%
State tax, net of federal benefit	1%	(9)%	3%
Tax exempt investment income	(7)%	(7)%	(4)%
Earnings from bank owned life insurance	(4)%	(5)%	(4)%
Other	(1)%	(2)%	(1)%

Effective tax rate expense (benefit)	23%	(57)%	28%

The components of deferred income taxes included in other assets in the statements of condition are approximately as follows:

	2009	2008
	Asset (Liability)
Allowance for loan losses	$1,093,000	$972,000
Deferred compensation	296,000	228,000
Investment security charges/adjustments	4,162,000	4,536,000
Unrealized losses on securities available for sale	1,324,000	2,133,000
Pension benefits	514,000	789,000

Subtotal deferred tax assets	7,389,000	8,658,000
Depreciation	(388,000)	(296,000)
Mortgage related fees	(389,000)	(336,000)
Intangible amortization	(257,000)	(158,000)
Purchase accounting adjustments	(314,000)	(426,000)
Prepaid expenses	(316,000)	(307,000)
Other	(72,000)	(65,000)

Subtotal deferred tax liability	(1,736,000)	(1,588,000)

Total deferred income tax asset, net	$5,653,000	$7,070,000

Realization of deferred tax assets is dependent upon the ability to carryback deductions to prior periods when the deferred tax assets are realized and/or in generating sufficient taxable income in future periods. Based on the Company’s history of taxable income and expected future taxable income, a valuation allowance has not been established.
At December 31, 2009 and December 31, 2008, the Company had no unrecognized tax benefits recorded. The Company does not expect the amount of unrecognized tax benefits to significantly change within the next twelve months.
The Company recognizes interest and penalties related to income tax matters as part of income tax expense. At December 31, 2009 and December 31, 2008, there were no amounts accrued for interest and penalties.
The Company is subject to U.S. federal income tax as well as New York state income tax. The Company is no longer subject to federal or state examinations for tax years prior to 2006. The tax years 2006-2008 remain open to federal and state examination.
11.	Benefit Plans
The Bank provides a noncontributory defined benefit retirement accumulation plan (cash balance plan) covering substantially all employees. Under the plan, retirement benefits are primarily a function of the employee’s years of service and level of compensation. As of June 15, 2004, the Bank had a plan amendment to freeze the plan benefits for plan participants. The Bank uses a December 31 measurement date for its pension plan.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
11.	Benefit Plans (Continued)
Information about changes in obligations and funded status of the defined benefit pension plan follows:

	2009	2008
Change in benefit obligation:
Benefit obligation at beginning of year	$4,253,399	$4,312,486
Service cost	—	—
Interest cost	163,330	212,080
Actuarial gain (loss)	58,741	61,346
Benefits paid	(186,805)	(332,513)

Benefit obligation at end of year	$4,288,665	$4,253,399

Change in plan assets, at fair value:
Beginning plan assets	$2,747,228	$4,010,169
Actual return	509,000	(1,013,908)
Benefits paid	(186,805)	(332,513)
Employer contributions	164,000	83,480
Settlements	—	—

Ending plan assets	$3,233,423	$2,747,228

Funded status at year end (plan assets less benefit obligation)	$(1,055,242)	$(1,506,171)

Amounts recognized in accumulated other comprehensive income at December 31 consist of:

	2009	2008
Net actuarial loss (gain)	$2,436,186	$2,828,011
Prior service cost (credit)	—	—

	$2,436,186	$2,828,011

The accumulated benefit obligation for the pension plan was $4,288,665 and $4,253,399, at year-end 2009 and 2008 respectively.
The net periodic pension cost and other amounts recognized in other comprehensive income for the years ended December 31 includes the following components:

	2009	2008	2007
Service cost benefits earned during the period	$—	$—	$—
Interest cost on projected benefit obligation	163,330	212,080	220,870
Expected return on plan assets	(205,187)	(291,424)	(292,236)
Net amortization and deferral	146,753	65,736	58,154

Net periodic pension (benefit) cost	$104,896	$(13,608)	$(13,212)

Net loss (gain)	(391,825)	1,300,942	(113,978)
Prior service cost (credit)	—	—	—
Amortization of prior service cost	—	—	—

Total recognized in other comprehensive income	(391,825)	1,300,942	(113,978)

Total recognized in net periodic benefit cost and other comprehensive income	$(286,929)	$1,287,334	$(127,190)

Oneida Financial Corp.
Notes to Consolidated Financial Statements
11.	Benefit Plans (Continued)
The estimated net loss for the defined benefit pension plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $146,000.

Assumptions	2009	2008	2007
Weighted-average assumptions used to determine benefit obligation at year-end
Discount rate	3.97%	5.06%	5.18%
Weighted-average assumptions used to determine net cost
Discount rate	5.06%	5.18%	5.08%
Expected return on plan assets	7.50%	7.50%	7.50%
Plan Assets
The Company’s overall investment strategy is to achieve a mix of approximately 65% of investments for long-term growth and 35% for near-term benefit payments with a wide diversification of asset types, fund strategies, and fund managers. The target allocations for plan assets are shown in the table below. Equity securities primarily include investments in common stock. Fixed income securities include corporate bonds, government issues and mortgage-backed securities. Other fixed income securities include a money market account and checking account.
The weighted average expected long-term rate of return is estimated based on current trends in the plan assets as well as projected future rates of return on those assets. The following assumptions were used in determining the long-term rate of return:

Equity securities	Dividend discount model, the smoothed earnings yield model and the equity risk premium model

Fixed income securities	Current yield to maturity and forecasts of future yields
The long term rate of return considers historical returns. There were no adjustments made to historical returns.
The plan is not prohibited from investing in any investments as long as they meet fiduciary standards as set forth in the plan document.
The Company’s pension plan asset allocation at year-end 2009 and 2008, target allocation for 2010, and expected long-term rate of return by asset category are as follows:

		Percentage of		Weighted-
	Target	Plan Assets		Average Expected
	Allocation	at December 31		Long Term Rate
Asset Category	2010	2009	2008	of Return
Equity Securities	65%	29%	50%	10%
Debt Securities	35%	71%	50%	5%
Other	0%	0%	0%

Total	100%	100%	100%	8%

Oneida Financial Corp.
Notes to Consolidated Financial Statements
11.	Benefit Plans (Continued)
The fair value of the plan assets, as previously defined, at December 31, 2009, by asset category, is as follows:

		Fair Value Measurements
		at December 31, 2009 Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
Plan Assets:
Equities
Common stock	$948,360	$948,360	$—	$—
Fixed income securities
Corporate bonds	581,348	—	581,348	—
Government issues	1,277,704	—	1,277,704	—
FHLMC	142,795	—	142,795	—
FNMA	133,939	—	133,939	—
Other fixed income securities	149,277	—	149,277	—

Total	$3,233,423	$948,360	$2,285,063	$—

There were no plan assets measured at fair value using significant unobservable inputs (Level 3) for period ending December 31, 2009.
The Company expects to contribute $200,000 to the Plan for the year ending December 31, 2010.
     The following benefit payments are expected to be paid:

Fiscal year ending December 31:
2010	$350,000
2011	368,000
2012	386,000
2013	405,000
2014	425,000
Years 2015 - 2019	2,468,000
State Bank of Chittenango participated in the New York State Bankers Retirement System (the System) plan which was a noncontributory defined benefit plan covering substantially all employees. Under the plan, retirement benefits were primarily a function of the employee’s years of service and level of compensation. The plan was frozen as of May 31, 2002. State Bank of Chittenango uses a December 31 measurement date for its pension plan.
In September 2006, the FASB issued guidance which requires that defined benefit plan assets and obligations to be measured as of the date of the employer’s fiscal year-end, starting in 2008. Through 2007, the Company utilized the early measurement date, and measured the funded status of the defined benefit plan assets and obligations as of September 30th each year. In accordance with the new guidance, the net periodic benefit cost for the period between the September 30 measurement date and the 2008 fiscal year end measurement were allocated proportionately between amounts to be recognized as an adjustment to retained earnings and net period benefit cost

Oneida Financial Corp.
Notes to Consolidated Financial Statements
11.	Benefit Plans (Continued)
for the fiscal year. As a result, the Company increased January 1, 2008 opening retained earnings by $8,215, increased deferred income taxes by $41,093, decreased the pension liability by $102,732 and debited accumulated other comprehensive income for $69,854.
The following table represents a reconciliation of the change in benefit obligation, plan assets and funded status of the plan as of December 31:

	2009	2008
Change in benefit obligation:
Beginning benefit obligation	$2,351,556	$2,250,073
Service cost	26,716	27,200
Interest cost	135,800	134,793
Actuarial gain (loss)	39,755	158,930
Benefits paid	(221,788)	(219,440)

Ending benefit obligation	$2,332,039	$2,351,556

Change in plan assets, at fair value:
Beginning plan assets	$1,952,609	$2,878,899
Actual return on plan assets	370,819	(706,850)
Contributions	60,000	—
Benefits paid	(213,981)	(219,440)

Ending plan assets	2,169,447	1,952,609

Funded status at end of year	$(162,592)	$(398,947)

Amounts recognized in accumulated other comprehensive income at December 31 consist of:

	2009	2008	2007
Net actuarial loss (gain)	$854,151	$1,110,377	$(80,740)
Prior service cost (credit)	—	—	—

	$854,151	$1,110,377	$(80,740)

The accumulated benefit obligation for the pension plan was $2,332,039 and $2,351,556 at year-end 2009 and 2008 respectively.
The net periodic pension cost and other amounts recognized in other comprehensive income for the years ended December 31 includes the following components:

	2009	2008	Transition	2007
Service cost benefits earned during the period	$26,716	$27,200	$6,800	$24,400
Interest cost on projected benefit obligation	135,800	134,793	33,874	133,564
Expected return on plan assets	(139,125)	(208,914)	(54,365)	(203,130)
Amortization of net loss	56,480	—	—	—

Net periodic pension benefit	$79,871	$(46,921)	$(13,691)	$(45,166)
Net loss (gain)	(199,746)	1,074,694	—	(115,016)
Prior service cost (credit)	—	—	—	—
Amortization of net loss	(56,480)	—	—	—

Total recognized in other comprehensive income	(256,226)	1,074,694	—	(115,016)
Total recognized in net periodic benefit cost and other comprehensive income	$(176,355)	$1,027,773	$(13,691)	$(160,182)

Oneida Financial Corp.
Notes to Consolidated Financial Statements
11.	Benefit Plans (Continued)
The estimated net loss for the defined benefit pension plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $42,783.

Assumptions	2009	2008	2007
Weighted-average assumptions used to determine benefit obligation at year-end
Discount rate	6.03%	6.03%	6.25%

Weighted-average assumptions used to determine net periodic pension cost
Discount rate	6.03%	6.25%	6.25%
Expected return on plan assets	7.50%	7.50%	7.50%
Plan Assets
The Company’s overall investment strategy is to achieve a mix of approximately 97% of investments for long-term growth and 3% for near-term benefit payments with a wide diversification of asset types, fund strategies, and fund managers. The target allocations for System assets are shown in the table below. Cash equivalents consist primarily of short term investment funds. Equity securities primarily include investments in common stock and depository receipts.
Fixed income securities include corporate bonds, government issues and mortgage-backed securities. Other financial instruments primarily include rights and warrants.
The weighted average expected long-term rate of return is estimated based on current trends in the System’s assets as well as projected future rates of return on those assets and reasonable actuarial assumptions based on the guidance provided by ASOP No. 27 for long term inflation, and the real and nominal rate of investment return for a specific mix of asset classes. The following assumptions were used in determining the long-term rate of return:

Equity securities	Dividend discount model, the smoothed earnings yield model and the equity risk premium model

Fixed income securities	Current yield to maturity and forecasts of future yields

Other financial instruments	Comparison of the specific investment’s risk to that of fixed income and equity instruments and using judgment
The long term rate of return considers historical returns. Adjustments were made to historical returns in order to reflect expectations of future returns. These adjustments were due to factor forecasts by economists and long-term U.S. Treasury yields to forecast long-term inflation. In addition, forecasts by economists and others for long-term GDP growth were factored into the development of assumptions for earnings growth and per capital income.
Effective March 2009, the System revised its investment guidelines. The System currently prohibits its investment managers from purchasing the following investments; (1) Equity securities in emerging market countries as defined by the Morgan Stanley Emerging Markets Index, short sales, unregistered securities and margin purchases; (2) fixed income securities that are of BBB quality or less, CMOs that have an inverse floating rate and whose payments don’t include principal or which aren’t certified and guaranteed by the U.S. Government, ABS that aren’t issued or guaranteed by the U.S. or its agencies or its instrumentalities, non-agency residential subprime or ALT-A MBS and structured notes; and (3) other financial instruments such as unhedged currency exposure in

Oneida Financial Corp.
Notes to Consolidated Financial Statements
11.	Benefit Plans (Continued)
countries not defined as “high income economies” by the World Bank. All other investments not prohibited by the System are permitted. At December 31, 2009, the System holds certain investments which are no longer deemed acceptable to acquire. These positions will be liquidated when the investment managers deem that such liquidation is in the best interest of the System.
The Company’s pension plan asset allocation at year-end 2009 and 2008, target allocation for 2010 and expected long-term rate of return by asset category are as follows:

		Percentage of		Weighted-
	Target	Plan Assets		Average Expected
	Allocation	at December 31,		Long Term Rate
Asset Category	2010	2009	2008	of Return
Cash equivalents	0 - 20%	14%	10%	0%
Equity securities	40 - 60%	46%	48%	4.6%
Fixed income securities	40 - 60%	40%	41%	2.1%
Other financial instruments	0 - 5%	0%	1%	0%

Total		100%	100%	6.7%

The following table represents the Plan’s fair value hierarchy for its financial assets (investments), as defined previously measured at fair value on a recurring basis as of December 31, 2009:

		Fair Value Measurements
		at December 31, 2009 Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
Plan Assets:
Cash equivalents
Short term investment funds	$294,071	$294,071	$—	$—
Equities
Common stock	970,858	970,858
Depository receipts	13,581	13,581
Other equities	10,764	10,764
Fixed income securities
Corporate bonds	206,883		206,883
Government issues	361,394		361,394
Collateralized mortgage obligations	52,565		52,565
FHLMC	87,836		87,836
FNMA	135,382		135,382
GNMA I	23,881		23,881
Other fixed income securities	12,232		12,232

Total	$2,169,447	$1,289,274	$880,173	$—

The table below presents a reconciliation of all plan assets measured at fair value using significant unobservable inputs (Level 3) for the year ended December 31, 2009:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
11. Benefit Plans (Continued)

Beginning balance, January 1, 2009	$790,000
Actual return on plan assets:
Relating to assets still held at the reporting date	321,000
Relating to assets sold during the period	(348,000)
Purchases, sales, and settlements, net	(763,000)
Transfers in and/or out of Level 3	—

Ending balance, December 31, 2009	$—

The Company expects to contribute $0 for the year ending December 31, 2010.
The following benefit payments are expected to be paid:

Fiscal year ending December 31:
2010	$187,950
2011	183,155
2012	178,245
2013	179,926
2014	174,926
Years 2015 - 2019	846,413
In addition to the retirement plan, the Company sponsors a 401(k) savings plan which enables employees who meet the plan’s eligibility requirements to defer income on a pre-tax basis. Employees may elect to contribute a portion of their compensation, with the Company matching the contribution up to 5% of compensation. Employer contributions associated with the plan amounted to $570,401, $531,426 and $493,218 for the years ended December 31, 2009, 2008 and 2007, respectively.
The Bank provides The Oneida Savings Bank Employee Stock Ownership Plan with all employees meeting the age and service requirements eligible to participate in the Plan. Employees are eligible for the Plan if they are twenty-one years of age and have one year of service with at least 1,000 hours. The ESOP purchased 299,655 shares of common stock which was funded by a loan from the Company payable in ten equal installments over 10 years bearing a variable interest rate of prime at the beginning of the year which was 8.25% for 2007. Loan payments are to be funded by cash contributions from the Bank. The loan can be prepaid without penalty. Shares purchased by the ESOP are maintained in a suspense account and held for allocation among the participants. As loan payments are made, shares are committed to be released and subsequently allocated to employee accounts at each calendar year end. Compensation expense is recognized related to the shares committed to be released based on the average market price during the period. Cash dividends received on unallocated shares are used to pay debt service. For the purpose of computing earnings per share, unallocated ESOP shares are not considered outstanding.
Compensation expense approximated $337,000 for the year ended 2007. Of the 299,655 shares acquired on behalf of the ESOP 29,045 were released in December 31, 2007. As of December 31, 2007, all shares had been released and allocated to participants. In 2009 and 2008, the Company made a discretionary contribution to the plan and recorded compensation expense of $300,000 and $200,000 respectively for the plan to purchase additional shares to allocate to participants.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
12.	Stock Based Compensation Plans
The Company has two share based compensation plans as described below. Total compensation cost that has been charged against income for those plans was $258,830, $165,654 and $174,806 for 2009, 2008 and 2007. The total income tax benefit was $99,649, $63,777, and $67,300.
Stock Option Plan
The Company’s 2000 Stock Option Plan, which is shareholder approved, permits the granting of share options to its directors, officer and key employees for up to 374,568 share of common stock. The exercise price of options granted is equal to the market value of the Company’s shares at the date of grant. All options granted expire by April 2010 and options vest and become exercisable ratably over a one to five-year period. The plan also has a reload feature which entitles the option holder, who has delivered common stock as payment of the exercise price for option stock, to a new option to acquire additional shares in the amount equal to the shares traded in. The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised. The Company has a policy of using shares held as treasury stock to satisfy share option exercises. There were 9,243 shares available for future grants under the plan described above as of December 31, 2009 and 2008. Compensation recorded in conjunction with these plans was $78,543, $0 and $0 for 2009, 2008, and 2007, respectively.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of the Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The fair value of options granted was determined using the following weighted-average assumptions as of grant date:

	2009	2008	2007
Risk-free interest rate	0.50%	N/A	N/A
Expected stock price volatility	62.09%	N/A	N/A
Expected dividend rate	3.00%	N/A	N/A
Expected life	0.94	N/A	N/A
A summary of the activity in the stock option plan for 2009 follows:

	Options	Range of	Weighted Average
	Outstanding	Option	Exercise Price
	and	Price	Shares	Intrinsic
	Exercisable	Per Share	Outstanding	Value
Outstanding at December 31, 2008	168,967	$4.722 - $18.167	$7.707	$315,434
Granted	31,839	$10.750 - $11.250
Exercised	(77,131)	$4.722
Forfeited	(1,500)	14.773

Outstanding at December 31, 2009	122,175	$4.722 - $18.167	$10.401	$152,346

Oneida Financial Corp.
Notes to Consolidated Financial Statements
12.	Stock Based Compensation Plans (Continued)
There was no unrecognized compensation cost for this plan as of December 31, 2009 as all shares are vested under the terms of the plan. New grants are for the reload option feature which are expensed at date of grant.
Information related to the stock option plan during each year follows:

	2009	2008	2007
Intrinsic value of options exercised	$489,449	$26,164	$49,378
Cash received from option exercises	9,326	32,348	34,118
Shares received from option exercises	31,839	—	—
Tax benefit realized from option exercises	—	—	—
Weighted average fair value of options granted	2.467	—	—
At December 31, 2009, the weighted average information for outstanding and exercisable shares is as follows:

	Options Outstanding			Options Exercisable
		Weighted Average			Weighted
Range of			Remaining		Average
Exercise		Exercise	Life		Exercise
Price	Shares	Price	(Years)	Shares	Price
$4.722 - $5.45	36,009	$4.722	0.32	36,009	$4.722
$9.084 - $10.90	11,118	$10.216	0.32	11,118	$10.216
$10.90 - $12.717	40,957	$11.532	0.32	40,957	$11.532
$12.717 - $14.534	18,689	$14.000	0.32	18,689	$14.000
$14.534 - $16.350	5,100	$14.800	0.32	5,100	$14.800
$16.350 - $18.167	10,302	$17.247	0.32	10,302	$17.247

Total/Average	122,175	$10.401	0.32	122,175	$10.401

Recognition Plan
The Management Recognition and Retention Plan provides for the issuance of shares of restricted stock to directors, officers and key employees. Compensation expense equal to the market value of Oneida Financial Corp.’s stock on the grant date is recognized ratably over the five year vesting period for shares of restricted stock granted that will be fully vested at December 31, 2010. Compensation recorded in conjunction with these plans was $180,287, $165,654 and $174,806 for 2009, 2008, and 2007, respectively. Shares unallocated under the plan available for future awards were 11,286, 15,886 and 12,886 as of December 31, 2009, 2008 and 2007 respectively.
A summary of changes in the Company’s nonvested shares for the year follows:

		Weighted Average
		Grant-Date
Nonvested Shares	Shares	Fair Value
Nonvested at January 1, 2009	28,800	$11.44
Granted	4,000	8.98
Vested	(16,400)	11.14
Forfeited	—

Nonvested at December 31, 2009	16,400	$11.14

Oneida Financial Corp.
Notes to Consolidated Financial Statements
12.	Stock Based Compensation Plans (Continued)
As of December 31, 2009, there was a total of $165,376 of unrecognized compensation cost related to nonvested shares granted under the Plan. The cost is expected to be recognized over a weighted average of 2 years. The total fair value of shares vested during the years ended December 31, 2009, 2008 and 2007 were $146,780, $111,148 and $164,552 respectively.
13.	Non-Interest Income and Expenses
Non-interest income and non-interest expenses for the years ended December 31 consist of the following:

	2009	2008	2007
Non-interest income:
Service charges on deposit accounts	$2,615,542	$2,775,053	$2,546,514
Commissions and fees on sales of non-banking products	15,836,266	13,618,392	13,520,891
Cash surrender value increase	696,916	587,602	626,385
Other	1,735,606	1,337,208	1,144,157

Total non-interest income	$20,884,330	$18,318,255	$17,837,947

Non-interest expenses:
Salaries and employee benefits	$20,425,328	$18,127,522	$16,984,755
Building occupancy and equipment	4,748,134	4,739,353	4,427,212
FDIC and N.Y.S. assessment	1,121,204	121,300	94,849
Advertising	542,817	551,311	577,474
Postage and telephone	681,307	697,763	717,718
Director compensation	243,185	220,609	242,508
Professional fees	386,333	462,027	372,793
Travel and meetings	752,836	826,206	918,049
Insurance	344,388	257,052	388,703
Dues and subscriptions	167,944	185,356	205,661
Service fees	720,755	597,377	566,729
ORE expenses	38,423	11,898	26,344
Contributions	87,497	59,020	83,178
Sales tax	4,279	6,783	8,376
Other	1,455,056	1,239,498	795,774
Minority interest dividends	255,950	68,500	5,975
Intangible amortization	470,070	540,585	547,759

Total non-interest expenses	$32,445,506	$28,712,160	$26,963,857

14.	Commitments
Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
The contractual amounts of financial instruments with off-balance-sheet risk at year end were as follows:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
14.	Commitments (Continued)

	2009		2008
	Fixed	Variable	Fixed	Variable
	Rate	Rate	Rate	Rate
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$10,373,320	$2,034,200	$7,556,680	$4,528,250
Unused lines of credit	1,663,317	48,880,467	2,573,940	43,797,752
Commitments to make loans are generally made for periods of 60 days or less. The fixed rate loan commitments have interest rates ranging from 4.36% to 6.75% and maturities ranging from 15 years to 30 years. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies, but includes residential and commercial real estate.
15.	Dividends and Restrictions
The Company’s ability to pay dividends to its shareholders is largely dependent on the Bank’s ability to pay dividends to the Company. In addition to state law requirements and the capital requirements discussed below, the circumstances under which the Bank may pay dividends are limited by federal statutes, regulations, and policies. Retained earnings of the Bank are subject to certain restrictions under New York State Banking regulations. The amount of retained earnings legally available for dividends under these regulations was $703,565 and $1,891,284 as of December 31, 2009 and 2008 respectively.
In addition, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation are authorized to determine under certain circumstances that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of such dividends. The payment of dividends that deplete a bank’s capital base could be deemed to constitute such an unsafe or unsound practice. The Federal Reserve Board has indicated that banking organizations could generally pay dividends only out of current operating earnings.
The Board of Trustees of Oneida Financial MHC determines whether the MHC will waive or receive cash dividends declared by the Company each time the Company declares a cash dividend, which is expected to be on a semi-annual basis. The MHC may elect to receive dividends and utilize such funds to pay expenses or for other allowable purposes. The Office of Thrift Supervision (the “OTS”) has indicated that it does not object to the waiver of cash dividends by MHC subject to the following: (i) the Bank notifies OTS prior to paying any cash dividends to the Company if such a capital distribution becomes necessary and (ii) the Board of Trustees of the MHC must ratify the determination that the dividend waiver is consistent with the director’s fiduciary duties to the members of the federally chartered mutual holding company.
16.	Regulatory Matters
The Bank is subject to regulatory capital requirements administered by the federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting

Oneida Financial Corp.
Notes to Consolidated Financial Statements
16.	Regulatory Matters (Continued)
practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of December 31, 2009, the Bank meets all capital adequacy requirements to which it is subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2009 and 2008, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.
The Bank’s actual capital amounts and ratios are as follows:

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2009:
Total Capital (to Risk Weighted Assets)	$42,634,376	10.73%	$31,799,429	8%	$39,749,286	10%
Tier I Capital (to Risk Weighted Assets)	$39,733,789	10.00%	$15,899,714	4%	$23,849,572	6%
Tier I Capital (to Average Assets)	$39,733,789	7.19%	$22,101,172	4%	$27,626,465	5%

As of December 31, 2008:
Total Capital (to Risk Weighted Assets)	$37,214,182	10.21%	$29,164,557	8%	$36,456,596	10%
Tier I Capital (to Risk Weighted Assets)	$34,589,899	9.49%	$14,582,279	4%	$21,873,418	6%
Tier I Capital (to Average Assets)	$34,589,899	6.64%	$20,836,854	4%	$26,046,068	5%
The following represents a reconciliation of Bank capital to regulatory capital as of December 31:

	December 31,
	2009	2008
GAAP equity	$59,735,244	$55,568,623
Accumulated other comprehensive income	3,960,866	3,199,447
Goodwill, net of applicable deferred taxes	(22,754,115)	(22,644,452)
Intangible assets, net of applicable deferred taxes	(1,158,131)	(1,501,698)
Disallowed portion of mortgage servicing rights	(50,075)	(32,021)

Tier 1 Capital	$39,733,789	$34,589,899

General regulatory allowance for loan losses	2,900,587	2,624,283

Total Capital	$42,634,376	$37,214,182

The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, Federal Home Loan Bank advances and new dividends. Management believes this test is met.

Oneida Financial Corp.
Notes to Consolidated Financial Statements
17. Parent Company Statements
     Condensed financial information of Oneida Financial Corp. follows:
Condensed Balance Sheets

	December 31,
	2009	2008
Assets:
Cash	$149,797	$37,385
Investments in and advances to subsidiary	59,735,244	53,008,623
Other assets	187,772	74,030

Total assets	$60,072,813	$53,120,038

Liabilities and shareholders’ equity:
Other liabilities	$139,500	$—
Due to related parties	817,140	850,796
Shareholders’ equity	59,116,173	52,269,242

Total liabilities and shareholders’ equity	$60,072,813	$53,120,038

Condensed Statements of Income

	Years Ended December 31,
	2009	2008	2007
Revenue:
Dividends from subsidiary	$2,000,000	$—	$—
Interest on investments and deposits	725	13,571	52,941
Rental income	—	51,322	307,935

Total revenue	2,000,725	64,893	360,876

Expenses:
Compensations and benefits	139,500	23,360	93,739
Other expenses	171,436	153,620	254,117

Total expenses	310,936	176,980	347,856

Income (loss) before taxes and equity in undistributed net income of subsidiary	1,689,789	(112,087)	13,020

Benefit for income taxes	(120,000)	(35,000)	—

Income (loss) before equity in undistributed net income of subsidiary	1,809,789	(77,087)	13,020

Equity in undistributed net income (loss):
Subsidiary bank	2,303,568	(1,600,003)	3,491,287

Net income (loss)	$4,113,357	$(1,677,090)	$3,504,307

Oneida Financial Corp.
Notes to Consolidated Financial Statements
17. Parent Company Statements (Continued)
Condensed Statements of Cash Flow

	Years Ended December 31,
	2009	2008	2007
Operating activities:
Net income (loss)	$4,113,357	$(1,677,090)	$3,504,307
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	—	16,976	105,377
ESOP shares earned	—	—	337,408
Other assets/liabilities, net	25,757	(125,882)	(44,077)
Equity in undistributed net loss (income) of subsidiary bank	(2,303,568)	1,600,003	(3,491,287)

Net cash provided by (used by) operating activities	1,835,546	(185,993)	411,728

Investing activities:
Proceeds from sales of investment securities	—	—	292,000
Purchase of premises and equipment	—	—	(287,416)
Disposition of premises and equipment	—	3,204,282	—
Change in due from related parties	(33,655)	(2,155,199)	1,474,836

Net cash (used in) provided by investing activities	(33,655)	1,049,083	1,479,420

Financing activities:
Purchase of treasury stock	(379,976)	(20,277)	(65,159)
Dividends paid	(1,673,714)	(1,662,053)	(1,648,916)
Exercise of stock options (using treasury stock)	364,211	32,347	34,118

Net cash (used in) provided by financing activities	(1,689,479)	(1,649,983)	(1,679,957)

Net increase (decrease) in cash and cash equivalents	112,412	(786,893)	211,191

Cash and cash equivalents at beginning of year	37,385	824,278	613,087

Cash and cash equivalents at end of year	$149,797	$37,385	$824,278

Oneida Financial Corp.
Notes to Consolidated Financial Statements
18. Earnings per Share
Earnings per common share have been computed based on the following for the years ended December 31:

	2009	2008	2007
Net income per consolidated statements of income	$4,113,357	$(1,677,090)	$3,504,307
Net earnings allocated to participating securities	(18,961)	(2,046)	(40,898)

Net earnings allocated to common stock	$4,094,396	$(1,679,136)	$3,463,409

Basic
Distributed earnings allocated to common stock	$1,659,891	$1,640,933	$1,618,964
Undistributed earnings allocated to common stock	2,434,505	(3,320,069)	1,844,445

Net earnings allocated to common stock	$4,094,396	$(1,679,136)	$3,463,409

Weighted average common shares outstanding including shares considered participating securities	7,789,021	7,757,205	7,729,653
Less: Average participating securities	(16,400)	(28,800)	(45,600)

Weighted average shares	7,772,621	7,728,405	7,684,053

Basic earnings per share	$0.53	$(0.22)	$0.45

Diluted
Net earnings allocated to common stock	$4,094,396	$(1,679,136)	$3,463,409

Weighted average common shares outstanding for basic	7,772,621	7,728,405	7,684,053
Dilutive effect of stock options	27,949	54,592	67,485

Weighted average shares	7,800,570	7,782,997	7,751,538

Diluted earnings per share	$0.52	$(0.22)	$0.45

Stock options for 86,166, 106,675 and 53,820 shares of common stock were not considered in computing dilutive earnings per common share for 2009, 2008, and 2007 respectively because they were anti-dilutive.
19. Other Comprehensive Income (Loss)
Other comprehensive income (loss) components and related tax effects were as follows:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
19. Other Comprehensive Income (Loss) (Continued)

	2009	2008	2007
Unrealized (losses) gains on available for sale securities Available for sale securities:
Unrealized holding gains (losses) on securities arising during period	$3,422,451	$(3,979,420)	$(2,167,052)
Less: reclassification adjustment for (gains) realized in income	(787,842)	(62,854)	(352,825)

Net unrealized gains (losses)	2,634,609	(4,042,274)	(2,519,877)
Tax effect	(1,053,844)	1,616,910	1,007,951

Net-of-tax amount	1,580,765	(2,425,364)	(1,511,926)

Other-than-temporary impaired securities:
Unrealized holding (losses) on securities arising during period	$(2,908,143)	$(1,021,845)	$—
Less: reclassification adjustment for losses realized in income	2,294,841	1,021,845	—

Net unrealized (losses)	(613,302)	—	—
Tax effect	245,321	—	—

Net-of-tax amount	(367,981)	—	—

Change in unrealized loss on pension liability	648,051	(2,375,636)	228,994
Tax effect	(259,220)	950,254	(91,598)

Net-of-tax amount	388,831	(1,425,382)	137,396

	$1,601,615	$(3,850,746)	$(1,374,530)

The following is a summary of the change in accumulated other comprehensive income balances, net of tax from December 31, 2008 to December 31, 2009:

	Balance	Current	Balance
	at	Period	at
	12/31/2008	Change	12/31/2009
Unrealized (losses) gains on securities available for sale	$(3,199,447)	$1,212,783	$(1,986,664)
Unrealized loss on pension benefits	(2,363,034)	388,832	(1,974,202)

Total	$(5,562,481)	$1,601,615	$(3,960,866)

The following is a summary of the accumulated other comprehensive income balances included in stockholders’ equity at December 31, 2009:

	Gross		Balance at
	Balance at	Tax	12/31/2009
	12/31/2009	Effect	net of tax
Unrealized (losses) gains on securities available for sale	$(3,311,104)	$1,324,440	$(1,986,664)
Unrealized loss on pension benefits	(3,290,337)	1,316,135	(1,974,202)

Total	$(6,601,441)	$2,640,575	$(3,960,866)

20. Segment Information
The Company has determined that it has four primary business segments, its banking franchise, its insurance activities, its employee benefit consulting activities and its risk management activities. For the years ended December 31, 2009, 2008 and 2007, the Company’s insurance activities consisted of those conducted through its wholly owned subsidiary, Bailey & Haskell Associates, Inc. For the years ended December 31, 2009, 2008 and 2007, the benefit consulting activities consisted of those conducted through its wholly owned subsidiary, Benefit Consulting Group Inc. For the year ended December 31, 2009 and 2008, the risk management activities consisted of those conducted through its wholly owned subsidiary Workplace Health Solutions Inc.; a segment that did not exist prior to 2008. Information about the Company is presented in the following table for the periods indicated:

Oneida Financial Corp.
Notes to Consolidated Financial Statements
20. Segment Information (Continued)

	2009
				Risk
	Banking	Insurance	Consulting	Management
	Activities	Activities	Activities	Activities	Total
Net interest income	$17,427,420	$—	$—	$—	$17,427,420
Provision for loan losses	760,000	—	—	—	760,000

Net interest income after provision for loan losses	16,667,420	—	—	—	16,667,420

Non-interest income	5,266,097	9,694,191	5,650,646	491,429	21,102,363
Non-interest expenses	16,545,145	8,580,478	4,532,450	709,346	30,367,419
Depreciation and amortization	1,699,210	223,847	153,430	1,600	2,078,087

Income (loss) before taxes	3,689,162	889,866	964,766	(219,517)	5,324,277

Income tax expense (benefit)	517,720	378,000	405,200	(90,000)	1,210,920

Net income (loss)	$3,171,442	$511,866	$559,566	$(129,517)	$4,113,357

Total Assets	$571,983,646	$19,962,553	$4,389,768	$89,526	$596,425,493

	2008
				Risk
	Banking	Insurance	Consulting	Management
	Activities	Activities	Activities	Activities	Total
Net interest income	$15,652,705	$—	$—	$—	$15,652,705
Provision for loan losses	525,000	—	—	—	525,000

Net interest income after provision for loan losses	15,127,705	—	—	—	15,127,705

Non-interest (loss) income	(3,933,827)	8,483,321	5,015,527	119,544	9,684,565
Non-interest expenses	14,497,015	7,620,924	4,052,298	391,934	26,562,171
Depreciation and amortization	1,714,045	249,640	185,224	1,080	2,149,989

(Loss) Income before taxes	(5,017,182)	612,757	778,005	(273,470)	(3,899,890)

Income tax (benefit) expense	(2,773,000)	330,500	325,000	(105,300)	(2,222,800)

Net (loss) income	$(2,244,182)	$282,257	$453,005	$(168,170)	$(1,677,090)

Total Assets	$523,447,403	$15,607,987	$4,857,175	$57,552	$543,970,117

Oneida Financial Corp.
Notes to Consolidated Financial Statements
20. Segment Information (Continued)

	2007
	Banking	Insurance	Consulting
	Activities	Activities	Activities	Total
Net interest income	$13,645,042	$—	$—	$13,645,042
Provision for loan losses	—	—	—	—

Net interest income after provision for loan losses	13,645,042	—	—	13,645,042

Non-interest income	4,669,881	9,925,204	3,595,687	18,190,772
Non-interest expenses	13,802,743	8,197,710	3,009,337	25,009,790
Depreciation and amortization	1,492,222	236,843	225,002	1,954,067

Income before taxes	3,019,958	1,490,651	361,348	4,871,957

Income tax expense	759,650	500,000	108,000	1,367,650

Net income	$2,260,308	$990,651	$253,348	$3,504,307

Total Assets	$505,109,464	$19,631,205	$4,083,910	$528,824,579

The following represents a reconciliation of the Company’s reported segment assets to consolidated assets as of December 31:

Assets	2009	2008
Total assets for reportable segments	$596,425,493	$543,970,117
Elimination of intercompany cash balances	(5,919,162)	(3,840,349)

Consolidated total	$590,506,331	$540,129,768

The accounting policies of the segment are the same as those described in the summary of significant accounting policies.
21. Quarterly Financial Data (Unaudited)

	Interest	Net Interest	Net
2009	Income	Income	Income (Loss)	Basic	Diluted
	(Dollars in thousands)
First Quarter	$6,232	$4,059	$1,114	$0.14	$0.14
Second Quarter	6,225	4,291	1,069	0.14	0.14
Third Quarter	6,234	4,442	696	0.09	0.09
Fourth Quarter	6,311	4,635	1,234	0.16	0.16

2008

First Quarter	$6,725	$3,723	$429	$0.06	$0.06
Second Quarter	6,718	3,867	646	0.08	0.08
Third Quarter	6,651	3,924	(4,428)	(0.57)	(0.57)
Fourth Quarter	6,639	4,139	1,676	0.22	0.22

Oneida Financial Corp.
Notes to Consolidated Financial Statements
22. Adoption of Plan of Conversion and Reorganization (unaudited)
On February 9, 2010, the Board of Directors of Oneida Financial, MHC (“MHC”) and Oneida Savings Bank (“Bank”) adopted a Plan of Conversion and Reorganization providing for the conversion of the MHC into the capital stock form of organization resulting in the formation of a new federally-chartered stock holding company, Oneida Financial Corp. - New (“Holding Company”). Under the plan, the existing shares of the Company’s common stock owned by Public Stockholders will be converted pursuant to an exchange ratio into shares of common stock of the Holding Company (“Holding Company Common Stock”). Simultaneously, with the Conversion and Reorganization, the Holding Company will conduct a stock offering which represents the 55.2% ownership interest in Oneida Financial Corp. now owned by the MHC. The Conversion will result in the Bank being wholly owned by a state-chartered stock holding company which is owned by public stockholders. Shares of conversion stock will be offered in a subscription offering in descending order of priority to eligible deposit account holders, the Bank’s tax qualified employee benefit plan, then to other depositors of the Bank. Any shares of the Stock Holding Company’s common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to natural persons residing in the bank’s market area.
Upon completion of the plan, the public will own 100% of the outstanding stock of the Holding Company. The Holding Company will own 100% of the Bank. The Bank may not pay dividends to the Holding Company if the dividends would cause the Bank to fall below the “well capitalized” capital threshold.
The Holding Company intends to contribute approximately 50% of the proceeds of the offering to the Bank. The balance will be retained as the Holding Company’s initial capitalization and may be used for general business purposes including investment in securities, repurchasing shares of its common stock, paying dividends as well as to effect corporate transactions, including mergers, acquisitions and branch expansions. The funds received by the Bank will be used for general business purposes including originating loans and purchasing securities and may also be used for growth through expansion of the branch office network.
The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) the MHC’s ownership interest in the Company’s total stockholders’ equity as of the date of the latest statement of financial condition used in the prospectus plus (ii) the value of the net assets of the MHC as of the date of the latest statement of financial condition of the MHC used in the prospectus. The plan of conversion also provides the establishment of a bank liquidation account at the Bank to support the Holding Company’s liquidation account. The liquidation account is designed to provide payments to depositors of their liquidation interests in the event of a liquidation of the Holding Company and the Bank or a liquidation solely of the Bank. Specifically, in the unlikely event that either the Bank or the Holding Company and the Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to eligible depositors of their interests in the liquidation account maintained by the Holding Company.
Offering costs will be deferred and deducted from the proceeds of the shares sold in the stock offering. If the offering is not completed, all costs will be charged to expense. At February 28, 2010 (unaudited), approximately $83,000 of expense has been incurred.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Oneida Financial Corp. or Oneida Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Oneida Financial Corp. or Oneida Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 5,207,344 Shares

(Proposed Holding Company for
The Oneida Savings Bank)

COMMON STOCK
par value $0.01 per share

PROSPECTUS

Stifel Nicolaus

[Date of Prospectus]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until  , or 25 days after the commencement of the syndicated community offering, if any, all dealers that effect transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Letterhead of Oneida Financial Corp.]
Dear Fellow Stockholder:
Oneida Financial Corp. is soliciting stockholder votes regarding the mutual-to-stock conversion of Oneida Financial, MHC. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 3,346,875 shares of common stock of a newly formed company, also named Oneida Financial Corp. (“Oneida Financial-New”), which will become the holding company for Oneida Savings Bank.
The Proxy Vote
We have received conditional regulatory approval to implement the Plan of Conversion and Reorganization. However, we must also receive the approval of our stockholders. Enclosed is a Proxy Statement/Prospectus describing the proposals being presented at our special meeting of stockholders. Please promptly vote the enclosed Proxy Card. Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the special meeting.
The Exchange
At the conclusion of the conversion, your shares of Oneida Financial Corp. common stock will be exchanged for shares of Oneida Financial-New common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the Proxy Statement/Prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Oneida Financial Corp. who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Oneida Financial Corp. that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.
The Stock Offering
We are offering the shares of common stock of Oneida Financial-New for sale at $8.00 per share. The shares are being offered in a Subscription Offering to eligible customers of Oneida Savings Bank. If all shares are not subscribed for in the Subscription Offering, shares would be available in a Community Offering, to Oneida Financial Corp. public stockholders and others not eligible to place orders in the Subscription Offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center to receive a stock order form and prospectus. The stock offering period is expected to expire on [expiration date].
If you have any questions, please refer to the Questions & Answers section herein.
We thank you for your support as a stockholder of Oneida Financial Corp.
Sincerely,
Michael R. Kallet
President and Chief Executive Officer
These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Office of Thrift Supervision, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF ONEIDA FINANCIAL CORP., A MARYLAND CORPORATION
PROXY STATEMENT OF ONEIDA FINANCIAL CORP., A FEDERAL CORPORATION
          Oneida Savings Bank is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, Oneida Savings Bank is a wholly-owned subsidiary of Oneida Financial Corp., a federally chartered corporation, and Oneida Financial, MHC owns 55.2% of Oneida Financial Corp.’s common stock. The remaining 44.8% of Oneida Financial Corp.’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named Oneida Financial Corp. (“Oneida Financial-New”) will replace Oneida Financial Corp. as the holding company of Oneida Savings Bank. Each share of Oneida Financial Corp. common stock owned by the public will be exchanged for between 0.7766 and 1.2083 shares of common stock of Oneida Financial-New, so that immediately after the conversion Oneida Financial Corp.’s existing public stockholders will own the same percentage of Oneida Financial-New common stock as they owned of Oneida Financial Corp.’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, as further discussed below. The actual number of shares that you will receive will depend on the percentage of Oneida Financial Corp. common stock held by the public at the completion of the conversion, the final independent appraisal of Oneida Financial-New and the number of shares of Oneida Financial-New common stock sold in the offering described in the following paragraph. It will not depend on the market price of Oneida Financial Corp. common stock. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $     per share closing price of Oneida Financial Corp. common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least                      shares of Oneida Financial-New common stock are sold in the offering (which is between the ___and the ___of the offering range), the initial value of the Oneida Financial-New common stock you receive in the share exchange would be less than the market value of the Oneida Financial Corp. common stock you currently own. See “Risk Factors—The market value of Oneida Financial-New common stock received in the share exchange may be less than the market value of Oneida Financial Corp. common stock exchanged.”
          Concurrently with the exchange offer, we are offering up to 5,207,344 shares of common stock of Oneida Financial-New, representing the 55.2% ownership interest of Oneida Financial, MHC in Oneida Financial Corp., for sale to eligible depositors of Oneida Savings Bank, to Oneida Savings Bank’s tax qualified benefit plans and to the public, including Oneida Financial Corp. stockholders, at a price of $8.00 per share. The conversion of Oneida Financial, MHC and the offering and exchange of common stock by Oneida Financial-New is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Oneida Savings Bank will be a wholly-owned subsidiary of Oneida Financial-New, and 100% of the common stock of Oneida Financial-New will be owned by public stockholders. As a result of the conversion and offering, Oneida Financial Corp., the federal corporation, and Oneida Financial, MHC will cease to exist.
          Oneida Financial Corp.’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “ONFC.” For a period of 20 trading days after the completion of the conversion and offering, we expect Oneida Financial-New’s shares of common stock will trade on the Nasdaq Global Market under the symbol “ONFCD,” and, thereafter, the trading symbol will revert to “ONFC.”
          The conversion and offering cannot be completed unless the stockholders of Oneida Financial Corp. approve the Plan of Conversion and Reorganization, as amended, of Oneida Financial, MHC, which may be referred to herein as the “plan of conversion.” Oneida Financial Corp. is holding a special meeting of stockholders at                     , on [meeting date], at __ __.m., local time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Oneida Financial Corp.

stockholders, including shares held by Oneida Financial, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Oneida Financial Corp. stockholders other than Oneida Financial, MHC. Oneida Financial Corp.’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.
          This document serves as the proxy statement for the special meeting of stockholders of Oneida Financial Corp. and the prospectus for the shares of Oneida Financial-New common stock to be issued in exchange for shares of Oneida Financial Corp. common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering by Oneida Financial-New of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of Oneida Financial Corp. are not required to participate in the stock offering.
          This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 15 for a discussion of certain risk factors relating to the conversion and offering.
          These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
          Neither the Securities and Exchange Commission, the New York State Banking Department, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
          For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, at 1-888-                    , Monday through Friday from ___a.m. to ___p.m., Eastern Time.
          The date of this proxy statement/prospectus is [document date], and it is first being mailed to stockholders of Oneida Financial Corp. on or about ___, 2010.

ONEIDA FINANCIAL CORP.
182 Main Street
Oneida, New York 13421
(315) 363-2000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
          On [meeting date], Oneida Financial Corp. will hold a special meeting of stockholders at                     . The meeting will begin at ___p.m., local time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization, as amended, whereby: (a) Oneida Financial, MHC and Oneida Financial Corp., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Oneida Financial Corp., a Maryland corporation (“Oneida Financial-New”), will become the new stock holding company of Oneida Savings Bank; (c) the outstanding shares of Oneida Financial Corp., other than those held by Oneida Financial, MHC, will be converted into shares of common stock of Oneida Financial-New; and (d) Oneida Financial-New will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated community offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:
3a.	Approval of a provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote to approve certain amendments to Oneida Financial-New’s articles of incorporation;

3b.	Approval of a provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Oneida Financial-New’s bylaws;

3c.	Approval of a provision in Oneida Financial-New’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Oneida Financial-New’s outstanding voting stock; and
4.	Such other business that may properly come before the meeting.
          NOTE: The board of directors is not aware of any other business to come before the meeting.
          The provisions of Oneida Financial-New’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”). These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
          The board of directors has fixed [record date], as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.
          Upon written request addressed to the Corporate Secretary of Oneida Financial Corp. at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Oneida Financial Corp. by ___, 2010.
          Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. If you prefer, you may vote by using the telephone or Internet. For information on submitting your proxy or voting by telephone or Internet, please refer to instructions on the enclosed proxy card. The proxy will not be used if you attend the meeting and vote in person.
BY ORDER OF THE BOARD OF DIRECTORS
Eric E. Stickels
Corporate Secretary
Oneida, New York
[document date]

QUESTIONS AND ANSWERS
FOR STOCKHOLDERS OF ONEIDA FINANCIAL CORP.
REGARDING THE PLAN OF CONVERSION AND REORGANIZATION
You should read this document for more information about the conversion. The plan of conversion described herein has been conditionally approved by Oneida Financial Corp.’s primary federal regulator, the Office of Thrift Supervision. However, such approval by this agency does not constitute a recommendation or endorsement of the plan of conversion.
Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Oneida Financial Corp. stockholders as of [record date] are being asked to vote on the plan of conversion pursuant to which Oneida Financial, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, Oneida Financial-New, is offering its common stock to eligible depositors of Oneida Savings Bank, to Oneida Savings Bank’s tax qualified benefit plans, to stockholders of Oneida Financial Corp. as of [record date] and to the public. The shares offered represent Oneida Financial, MHC’s current 55.2% ownership interest in Oneida Financial Corp. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation and bylaws of Oneida Financial-New (including the anti-takeover provisions and provisions limiting stockholder rights). Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion and complete the stock offering.

In addition, Oneida Financial Corp. stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation and bylaws of Oneida Financial-New:
•	Approval of a provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote to approve certain amendments to Oneida Financial-New’s articles of incorporation;

•	Approval of a provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Oneida Financial-New’s bylaws; and

•	Approval of a provision in Oneida Financial-New’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Oneida Financial-New’s outstanding voting stock.
The provisions of Oneida Financial-New’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of

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conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Oneida Financial-New’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of Oneida Financial-New if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. Without sufficient votes “FOR” adoption of the plan of conversion, we cannot implement the plan of conversion and the related stock offering.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	The primary reasons for the conversion and offering are:
•	supporting internal growth through increased lending in the communities we serve;

•	improving our capital position during a period of significant economic, regulatory and political uncertainty, especially for the financial services industry;

•	providing capital to support acquisitions of financial institutions and other financial services corporations, including insurance agencies, as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity;

•	enabling us to enhance existing products and services to meet the needs of our marketplace;

•	assisting us in managing interest rate risk; and

•	improving the liquidity of our shares of common stock and enhancing stockholder returns through more flexible capital management strategies.
Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING ONEIDA FINANCIAL CORP. SHARES?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion — Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.7766 shares at the minimum and 1.0507 shares at the maximum of the offering range (or 1.2083 shares at the adjusted maximum of the offering range) of Oneida Financial-New common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Oneida Financial Corp. common stock, and the exchange ratio is 1.0507 (at the maximum of the offering range), after the conversion you will receive 105 shares of Oneida Financial-New common stock and $0.56 in cash, the value of the fractional share, based on the $8.00 per share purchase price of stock in the offering.

If you own shares of Oneida Financial Corp. common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Oneida Financial Corp. stock certificates after the

2

completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of Oneida Financial-New common stock and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Oneida Financial Corp. stock certificates. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $8.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The shares will be based on a price of $8.00 per share because that is the price at which Oneida Financial-New will sell shares in its stock offering. The amount of common stock Oneida Financial-New will issue at $8.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of Oneida Financial-New, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of February 19, 2010, this market value was $57.1 million. Based on Office of Thrift Supervision regulations, the market value forms the midpoint of a range with a minimum of $48.5 million and a maximum of $65.6 million. Based on this valuation and the valuation range, the number of shares of common stock of Oneida Financial-New that existing public stockholders of Oneida Financial Corp. will receive in exchange for their shares of Oneida Financial Corp. common stock will range from 2,717,781 to 3,676,998, with a midpoint of 3,197,390 (a value of $21.7 million to $29.4 million, with a midpoint of $25.6 million, at $8.00 per share). If market conditions so warrant, the appraised value can be increased to $75.5 million, the adjusted maximum of the appraisal, and the number of shares issued in the exchange for existing shares of Oneida Financial Corp. can be increased to 4,228,548 (a value of $33.8 million, at $8.00 per share). The number of shares received by the existing public stockholders of Oneida Financial Corp. is intended to maintain their existing 44.8% ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The independent appraisal is based in part on Oneida Financial Corp.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Oneida Financial Corp.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF ONEIDA FINANCIAL CORP. COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of Oneida Financial Corp. common stock. Instead, the purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of Oneida Financial Corp. Therefore, changes in the price of Oneida Financial Corp. common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	WHY DOESN’T ONEIDA FINANCIAL CORP. WAIT TO CONDUCT THE CONVERSION AND OFFERING UNTIL THE STOCK MARKET IMPROVES SO THAT CURRENT STOCKHOLDERS CAN RECEIVE A HIGHER EXCHANGE RATIO?

3

A.	The board of directors believes that the stock holding company form of organization and the capital raised in the conversion offer important advantages and that it is in the best interest of our stockholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change, when regulations governing conversion to stock form will change, or how they may change, or how changes in market conditions might affect stock prices for financial institutions. The board of directors concluded that it would be better to complete the conversion and offering now, under existing Office of Thrift Supervision conversion regulations and under a valuation that offers a fair exchange ratio to existing stockholders and an attractive price to new investors, rather than wait an indefinite amount of time for potentially better market conditions.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders and the communities we serve. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

4

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at 1-800-___, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed weekends and bank holidays.

Eligible depositors of Oneida Savings Bank have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for Oneida Financial-New common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the New York counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego; second to cover orders of Oneida Financial Corp. stockholders as of [record date]; and thereafter to cover orders of the general public.

Stockholders of Oneida Financial Corp. are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Oneida Financial Corp. common stock, may not exceed 5% of the total shares of common stock of Oneida Financial-New to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) by the Stock Information Center no later than 2:00 p.m., Eastern Time on ___, 2010.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT ONEIDA SAVINGS BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors will no longer have voting rights in the mutual holding company as to matters currently requiring such vote, which will cease to exist, after the conversion and offering. Only stockholders of Oneida Financial-New will have voting rights after the conversion and offering.
OTHER QUESTIONS?
For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, at 1-888-                    , Monday through Friday from ___a.m. to ___p.m., Eastern Time. Questions about the stock offering may be directed to our Stock Information Center at 1-800-                    , Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed weekends and bank holidays.

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SUMMARY
          This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of Incorporation and Bylaws of Oneida Financial-New” and the consolidated financial statements and the notes to the consolidated financial statements.
The Special Meeting
          Date, Time and Place. Oneida Financial Corp. will hold its special meeting of stockholders at                     , on [meeting date], at __ __.m., Eastern Time.
          The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion and reorganization, as amended, whereby: (a) Oneida Financial, MHC and Oneida Financial Corp., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Oneida Financial Corp., a Maryland corporation (“Oneida Financial-New”), will become the new stock holding company of Oneida Savings Bank; (c) the outstanding shares of Oneida Financial Corp., other than those held by Oneida Financial, MHC, will be converted into shares of common stock of Oneida Financial-New; and (d) Oneida Financial-New will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated community offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion; and

3.	The following informational proposals:
3a.	Approval of a provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote to approve certain amendments to Oneida Financial-New’s articles of incorporation;

3b.	Approval of a provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Oneida Financial-New’s bylaws;

3c.	Approval of a provision in Oneida Financial-New’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Oneida Financial-New’s outstanding voting stock; and
4.	Such other business that may properly come before the meeting.
          The provisions of Oneida Financial-New’s articles of incorporation which are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of

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directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Oneida Financial-New’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Oneida Financial-New, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Vote Required for Approval of Proposals by the Stockholders of Oneida Financial Corp.
          Proposal 1: Approval of the Plan of Conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Oneida Financial Corp. stockholders, including shares held by Oneida Financial, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Oneida Financial Corp. stockholders other than Oneida Financial, MHC.
          Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Oneida Financial Corp. stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
          Informational Proposals 3a through 3c. The provisions of Oneida Financial-New’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Oneida Financial Corp. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Oneida Financial-New’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Oneida Financial-New, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
          Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Oneida Financial Corp. At this time, we know of no other matters that may be presented at the special meeting.
          Proposal 1 must also be approved by the depositors of Oneida Savings Bank at a special meeting of depositors called for that purpose. Depositors will receive separate informational materials for Oneida Financial, MHC regarding the conversion.

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Revocability of Proxies
          You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Oneida Financial Corp. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
Vote by Oneida Financial, MHC
          Management anticipates that Oneida Financial, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Oneida Financial, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.
          As of [record date] the directors and executive officers of Oneida Financial Corp. beneficially owned ___shares, or approximately ___% of the outstanding shares of Oneida Financial Corp. common stock, and Oneida Financial, MHC owned 4,309,750 shares, or approximately 55.2% of the outstanding shares of Oneida Financial Corp. common stock.
          Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.
The Companies
[Same as the offering prospectus]
Plan of Conversion and Reorganization
          The Boards of Directors of Oneida Financial Corp., Oneida Financial, MHC, Oneida Savings Bank and Oneida Financial-New have adopted a plan of conversion pursuant to which Oneida Savings Bank will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Oneida Financial Corp. will receive shares in Oneida Financial-New in exchange for their shares of Oneida Financial Corp. common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by Oneida Financial-New of shares of its common stock to eligible depositors of Oneida Savings Bank and to the public, including Oneida Financial Corp. stockholders, in a subscription offering and, if necessary, in a community offering and/or syndicated community offering. Following the conversion and offering, Oneida Financial, MHC and Oneida Financial Corp. will no longer exist, and Oneida Financial-New will be the parent company of Oneida Savings Bank.
          The conversion and offering cannot be completed unless the stockholders of Oneida Financial Corp. approve the plan of conversion. Oneida Financial Corp.’s stockholders will vote on the plan of conversion at Oneida Financial Corp.’s special meeting. This document is the proxy statement used by Oneida Financial Corp.’s board of directors to solicit proxies for the special meeting. It is also the prospectus of Oneida Financial-New regarding the shares of Oneida Financial-New common stock to be issued to Oneida Financial Corp.’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by Oneida Financial-New of its shares of common stock in the

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subscription offering and any community offering or syndicated community offering , which will be made pursuant to a separate prospectus.
Our Current Organizational Structure
          [Same as the offering prospectus]
Our Organizational Structure Following the Conversion
          [Same as the offering prospectus]
Reasons for the Conversion
          [Same as the offering prospectus]
Conditions to Completion of the Conversion
          The Office of Thrift Supervision has conditionally approved the plan of conversion. However, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.
          We cannot complete the conversion unless:
•	The plan of conversion is approved by at least a majority of votes eligible to be cast by depositors of Oneida Savings Bank as of ___, 2010;

•	The plan of conversion is approved by a vote of at least two-thirds of the outstanding shares of common stock of Oneida Financial Corp. as of [record date], including shares held by Oneida Financial, MHC. (Because Oneida Financial, MHC owns 55.2% of the outstanding shares of Oneida Financial Corp. common stock, we expect that Oneida Financial, MHC, together with our directors, executive officers and employees, will control the outcome of this vote);

•	The plan of conversion is approved by a vote of at least a majority of the outstanding shares of common stock of Oneida Financial Corp. as of [record date], excluding those shares held by Oneida Financial, MHC;

•	We sell at least the minimum number of shares of common stock offered; and

•	We receive the final approval of the Office of Thrift Supervision to complete the conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.
          Oneida Financial, MHC intends to vote its ownership interest in favor of the plan of conversion. At [record date], Oneida Financial, MHC owned 55.2% of the outstanding shares of common stock of Oneida Financial Corp. The directors and executive officers of Oneida Financial Corp. and their affiliates owned 758,674 shares of Oneida Financial Corp., or 9.71% of the outstanding shares of common stock and 21.68% of the outstanding shares of common stock, excluding shares owned by Oneida Financial,

9

MHC, as of [record date]. They have indicated their intention to vote those shares in favor of the plan of conversion.
The Exchange of Existing Shares of Oneida Financial Corp. Common Stock
          Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Oneida Financial Corp. common stock will, at the completion of the conversion, be automatically converted into the right to receive a number of shares of Oneida Financial-New common stock. The number of shares of common stock will be determined pursuant to the exchange ratio that ensures that the public stockholders will own the same percentage of common stock in Oneida Financial-New after the conversion as they held in Oneida Financial Corp. immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of our currently outstanding Oneida Financial Corp. common stock. The exchange ratio is based on the percentage of Oneida Financial Corp. common stock held by the public, the independent valuation of Oneida Financial-New prepared by RP Financial, LC. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.7766 exchange shares for each publicly held share of Oneida Financial Corp. at the minimum of the offering range to 1.2083 exchange shares for each publicly held share of Oneida Financial Corp. at the adjusted maximum of the offering range.
          If you are a stockholder of Oneida Financial Corp., at the conclusion of the conversion, your shares will be exchanged for shares of Oneida Financial-New. The number of shares you receive will be based on the number of shares of common stock you own and the final exchange ratio determined as of the conclusion of the conversion.
          The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering and the shares of common stock issued and outstanding on the date of this proxy statement/prospectus. The table also shows how many whole shares of Oneida Financial-New a hypothetical owner of Oneida Financial Corp. common stock would receive in the exchange for 100 shares of Oneida Financial Corp. common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

							Equivalent	Equivalent
			Shares of Oneida		Total Shares of		Value of	Pro Forma
			Financial-New to be		Common Stock		Shares	Book	Shares to be
	Shares to be Sold in This		Issued for Shares of		to be Issued in		Based Upon	Value Per	Received for
	Offering		Oneida Financial Corp.		Conversion and	Exchange	Offering	Exchanged	100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares
Minimum	3,346,875	55.19%	2,717,781	44.81%	6,064,656	0.7766	$6.21	$10.12	77
Midpoint	3,937,500	55.19	3,197,390	44.81	7,134,890	0.9136	7.31	10.65	91
Maximum	4,528,125	55.19	3,676,998	44.81	8,205,123	1.0507	8.40	11.19	105
15% above Maximum	5,207,344	55.19	4,228,548	44.81	9,435,892	1.2083	9.67	11.81	120

(1)	Represents the value of shares of Oneida Financial-New common stock to be received in the conversion by a holder of one share of Oneida Financial Corp., pursuant to the exchange ratio, based upon the $8.00 per share offering price.

(2)	Represents the pro forma book value per share at the minimum, midpoint, maximum and maximum as adjusted of the valuation range multiplied by the respective exchange ratios.

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          All currently outstanding options to purchase shares of Oneida Financial Corp. common stock will expire on April 25, 2010, prior to the consummation of the conversion, unless previously exercised. At December 31, 2009, there were 122,175 outstanding options to purchase shares of Oneida Financial Corp. common stock, all of which have vested. If any such options are exercised prior to their expiration on April 25, 2010, they will be funded with newly issued shares rather than through open market purchases.
The Exchange of Existing Stockholders’ Stock Certificates
          The conversion of existing outstanding shares of Oneida Financial Corp. common stock into the right to receive shares of Oneida Financial-New common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Oneida Financial Corp. who holds stock certificates. The transmittal forms will contain instructions on how to exchange stock certificates of Oneida Financial Corp. common stock for stock certificates of Oneida Financial-New common stock. We expect that stock certificates evidencing shares of Oneida Financial-New common stock will be distributed within five business days after we receive properly executed transmittal forms, Oneida Financial Corp. stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.
          No fractional shares of Oneida Financial-New common stock will be issued to any public stockholder of Oneida Financial Corp. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Oneida Financial Corp. stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares.
          You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of Oneida Financial-New common stock and will not be paid dividends on the shares of Oneida Financial-New common stock until existing certificates representing shares of Oneida Financial Corp. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Oneida Financial Corp. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Oneida Financial-New common stock into which those shares have been converted by virtue of the conversion.
          If a certificate for Oneida Financial Corp. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.
          All shares of Oneida Financial-New common stock that we issue in exchange for existing shares of Oneida Financial Corp. common stock will be considered to have been issued in full satisfaction of all

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rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.
How We Determined the Offering Range, the Exchange Ratio and the $8.00 Per Share Stock Price
          [Same as the offering prospectus]
How We Intend to Use the Proceeds From the Offering
          [Same as the offering prospectus]
Our Dividend Policy
          [Same as the offering prospectus]
Purchases and Ownership by Officers and Directors
          We expect our directors and executive officers, together with their associates, to subscribe for 163,875 shares (or approximately $1.3 million) of common stock in the offering, representing ___% of shares to be sold at the midpoint of the offering range. The purchase price paid by them will be the same $8.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to own 857,000 shares of common stock, or 12.01% of our total outstanding shares of common stock at the midpoint of the offering range, which includes shares they currently own that will be exchanged for new shares of Oneida Financial-New.
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion
          [Same as the offering prospectus]
Market for Common Stock
          [Same as the offering prospectus]
Tax Consequences
          As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Oneida Financial, MHC, Oneida Financial Corp., Oneida Savings Bank, Oneida Financial-New, persons eligible to subscribe in the subscription offering, or existing stockholders of Oneida Financial Corp. Existing stockholders of Oneida Financial Corp. who receive cash in lieu of fractional share interests in shares of Oneida Financial-New will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
Changes in Stockholders’ Rights for Existing Stockholders of Oneida Financial Corp.
          As a result of the conversion, existing stockholders of Oneida Financial Corp. will become stockholders of Oneida Financial-New. Some rights of stockholders of Oneida Financial-New will be reduced compared to the rights stockholders currently have in Oneida Financial Corp. The reduction in

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stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Oneida Financial-New are not mandated by Maryland law but have been chosen by management as being in the best interests of Oneida Financial-New and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of Oneida Financial-New include the following: (i) approval by at least 80% of outstanding shares required to amend certain provisions of the articles of incorporation; (ii) a limitation on the right to vote shares beneficially owned in excess of 10% of outstanding shares; (iii) approval by at least 80% of outstanding shares required to approve stockholder-proposed amendments to the bylaws; (iv) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (v) a majority of stockholders required to call special meetings of stockholders. See “Comparison of Stockholders’ Rights For Existing Stockholders of Oneida Financial Corp.” for a discussion of these differences.
Dissenters’ Rights
          Stockholders of Oneida Financial Corp. do not have dissenters’ rights in connection with the conversion and offering.
Important Risks in Owning Oneida Financial-New’s Common Stock
          Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page 15 of this proxy statement/prospectus.

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RISK FACTORS
          You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of Oneida Financial-New common stock.
Risks Related to Our Business
          [Same as the offering prospectus]
Risks Related to the Offering and the Exchange
The market value of Oneida Financial-New common stock received in the share exchange may be less than the market value of Oneida Financial Corp. common stock exchanged.
          The number of shares of Oneida Financial-New common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Oneida Financial Corp. common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of Oneida Financial-New common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Oneida Financial Corp. common stock will own the same percentage of Oneida Financial-New common stock after the conversion and offering as they owned of Oneida Financial Corp. common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The exchange ratio will not depend on the market price of Oneida Financial Corp. common stock.
          The exchange ratio ranges from 0.7766 shares at the minimum to 1.0507 shares at the maximum (or 1.2083 at the adjusted maximum) of the offering range of Oneida Financial-New common stock per share of Oneida Financial Corp. common stock. Shares of Oneida Financial-New common stock issued in the share exchange will have an initial value of $8.00 per share. Depending on the exchange ratio and the market value of Oneida Financial Corp. common stock at the time of the exchange, the initial market value of the Oneida Financial-New common stock that you receive in the share exchange could be less than the market value of the Oneida Financial Corp. common stock that you currently own. Based on the most recent closing price of Oneida Financial Corp. common stock prior to the date of this proxy statement/prospectus, which was $___, unless at least ___shares of Oneida Financial-New common stock are sold in the offering (which is between the ___and the ___ of the offering range), the initial value of the Oneida Financial-New common stock you receive in the share exchange would be less than the market value of the Oneida Financial Corp. common stock you currently own.
          [Remaining risks are the same as the offering prospectus]

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INFORMATION ABOUT THE SPECIAL MEETING
General
          This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Oneida Financial Corp. of proxies to be voted at the special meeting of stockholders to be held at ___, on [meeting date], at __ __.m., Eastern Time, and any adjournment or postponement thereof.
          The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Oneida Financial, MHC (referred to herein as the “plan of conversion”).
          In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal. Stockholders also will vote on informational proposals with respect to the articles of incorporation and bylaws of Oneida Financial-New.
          Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Oneida Financial, MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Oneida Savings Bank.
Who Can Vote at the Meeting
          You are entitled to vote your Oneida Financial Corp. common stock if our records show that you held your shares as of the close of business on [record date]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.
          As of the close of business on [record date], there were                     shares of Oneida Financial Corp. common stock outstanding. Each share of common stock has one vote.
Attending the Meeting
          If you are a stockholder as of the close of business on [record date], you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Oneida Financial Corp. common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Quorum; Vote Required
          The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a

15

particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
          Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Oneida Financial Corp. entitled to be cast at the special meeting, including shares held by Oneida Financial, MHC, and (ii) a majority of the outstanding shares of common stock of Oneida Financial Corp. entitled to be cast at the special meeting, other than shares held by Oneida Financial, MHC.
          Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Oneida Financial Corp. stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
          Informational Proposals 3a through 3c: Approval of certain provisions in Oneida Financial-New’s articles of incorporation. The provisions of Oneida Financial-New’s articles of incorporation which are summarized as informational proposals were approved as part of the process in which the board of directors of Oneida Financial Corp. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Oneida Financial-New’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Oneida Financial-New, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
          Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Oneida Financial Corp. At this time, we know of no other matters that may be presented at the special meeting.
Shares Held by Oneida Financial, MHC and Our Officers and Directors
          As of [record date], Oneida Financial, MHC beneficially owned 4,309,750 shares of Oneida Financial Corp. common stock. This equals approximately 55.2% of our outstanding shares. Oneida Financial, MHC intends to vote all of its shares in favor of Proposal 1—Approval of the plan of conversion, Proposal 2—Approval of the adjournment of the special meeting, and Informational Proposals 3a through 3c.
          As of [record date], our officers and directors beneficially owned ___shares of Oneida Financial Corp. common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals ___% of our outstanding shares and ___% of shares held by persons other than Oneida Financial, MHC.

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Voting by Proxy
          Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Oneida Financial Corp. common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Oneida Financial Corp. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, and “FOR” each of the Informational Proposals 3a through 3c.
          If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.
          If your Oneida Financial Corp. common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.
Revocability of Proxies
          You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Oneida Financial Corp. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
Solicitation of Proxies
          This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Oneida Financial Corp. will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, Laurel Hill Advisory Group, LLC, our proxy solicitor, directors, officers or employees of Oneida Financial Corp. and Oneida Savings Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. Oneida Financial has agreed to pay Laurel Hill Advisory Group, LLC, a fee of $5,000 for shareholder solicitation services and $1,500 for shareholder information agent services, plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.
          We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

17

Participants in the Employee Stock Ownership Plan
          If you participate in Oneida Savings Bank Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Oneida Financial Corp. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee is                     , 2010.
Participants in the 401(k) Plan
          If you hold shares of common stock through the Oneida Savings Bank 401(k) Savings Plan (“401(k) Plan”), you will receive a voting instruction form that reflects all shares that you may direct the trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to how to vote his or her interest in any shares of common stock held by the Oneida Financial Corp. Stock Fund. The trustee will vote all shares for which no directions are given, or for which instructions were not timely received, in the same proportion as the shares for which the trustee received voting instructions. The deadline for returning your voting instructions to the 401(k) Plan’s trustee is                     , 2010.
Recommendation of the Board of Directors
          The board of directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the plan of conversion, and promptly return it in the enclosed envelope. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.
          Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION
          The boards of directors of Oneida Financial Corp. and of Oneida Financial, MHC have approved the plan of conversion, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the members of Oneida Financial, MHC and the stockholders of Oneida Financial Corp. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.
General
          Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, Oneida Savings Bank is a wholly-owned subsidiary of Oneida Financial Corp. and Oneida Financial, MHC owns approximately 55.2% of Oneida Financial Corp.’s common stock. The remaining 44.8% of Oneida Financial Corp.’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Oneida Financial-New, will become the holding company of Oneida Savings Bank. Each share of Oneida Financial Corp. common stock owned by the public will be exchanged for between 0.7766 shares at the minimum and 1.0507 shares at the maximum of the offering range (or 1.2083 at the adjusted maximum of the offering range) of Oneida Financial-New common stock, so that Oneida Financial Corp.’s existing public stockholders will own the same percentage of Oneida Financial-New common stock as they owned of Oneida Financial Corp.’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The actual number of shares that you will receive will depend on the percentage of Oneida Financial Corp. common stock held by the public at the completion of the conversion, the final independent appraisal of Oneida Financial-New and the number of shares of Oneida Financial-New common stock sold in the offering described in the following paragraph. It will not depend on the market price of Oneida Financial Corp. common stock.
          Concurrently with the exchange offer, we are offering up to 5,207,344 shares of common stock of Oneida Financial-New, representing the 55.2% ownership interest of Oneida Financial, MHC in Oneida Financial Corp., for sale to eligible depositors and to the public at a price of $8.00 per share. After the conversion and offering are completed, Oneida Savings Bank will be a wholly-owned subsidiary of Oneida Financial-New, and 100% of the common stock of Oneida Financial-New will be owned by public stockholders. As a result of the conversion and offering, Oneida Financial Corp. and Oneida Financial, MHC will cease to exist.
          Oneida Financial-New intends to contribute between $12.2 million and $16.8 million of net proceeds, or $19.4 million if the offering range is increased by 15%, to the Oneida Savings Bank and to retain between $11.1 million and $15.3 million of the net proceeds, or $17.7 million if the offering range is increased by 15%. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.
          The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:
(i)	First, to depositors with accounts at Oneida Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2008.

(ii)	Second, to our tax-qualified employee benefit plans (including Oneida Savings Bank’s employee stock ownership plan and 401(k) plan), which will receive, without payment

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therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 4% of the shares of common stock sold in the stock offering.

(iii)	Third, to depositors with accounts at Oneida Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2010.

(iv)	Fourth, to depositors of Oneida Savings Bank at the close of business on [member voting date].
          Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons (including trusts of natural persons) residing in the New York Counties of Chenango, Cortland, Herkimer, Lewis, Madison, Oneida, Onondaga, Oswego and Otsego, and then to Oneida Financial Corp.’s public stockholders as of [stockholder record date]. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.
          The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.” The syndicated community offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Office of Thrift Supervision. Alternatively, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. See “—Syndicated Community Offering.”
          We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of Oneida Financial-New. All shares of common stock to be sold in the offering will be sold at $8.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
          A copy of the plan of conversion is available for inspection at each branch office of Oneida Savings Bank and at the Northeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to Oneida Financial, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”
          The board of directors recommends that you vote “FOR” the Plan of Conversion of Oneida Financial, MHC.

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Reasons for the Conversion and Offering
          [Same as the offering prospectus]
PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING
          If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Oneida Financial Corp. at the time of the special meeting to be voted for an adjournment, if necessary, Oneida Financial Corp. has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Oneida Financial Corp. recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.
          The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.
PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE
ARTICLES OF INCORPORATION AND BYLAWS OF ONEIDA FINANCIAL CORP.
          By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Oneida Financial Corp. has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of Oneida Financial-New. Each of these informational proposals is discussed in more detail below.
          As a result of the conversion, the public stockholders of Oneida Financial Corp., whose rights are presently governed by the charter and bylaws of Oneida Financial Corp., will become stockholders of Oneida Financial-New, whose rights will be governed by the articles of incorporation and bylaws of Oneida Financial-New. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Oneida Financial Corp. and the articles of incorporation and bylaws of Oneida Financial-New. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.
          The provisions of Oneida Financial-New’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which the board of directors of Oneida Financial Corp. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Oneida Financial Corp.’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Oneida Financial-New’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Oneida Financial-New, if such attempts are not

21

approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
          Informational Proposal 3a. — Approval of a Provision in Oneida Financial-New’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of Oneida Financial-New. No amendment of the charter of Oneida Financial Corp. may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of Oneida Financial-New may generally be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote, Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability) and Article 12 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.
          These limitations on amendments to specified provisions of Oneida Financial-New’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, Oneida Financial, MHC, as a 55.2% stockholder, currently can effectively block any stockholder proposed change to the charter.
          The requirement of a super-majority stockholder vote to amend specified provisions of Oneida Financial-New’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Oneida Financial-New and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.
          The board of directors recommends that you vote “FOR” the approval of a provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote to approve certain amendments to Oneida Financial-New’s articles of incorporation.
          Informational Proposal 3b. — Approval of a Provision in Oneida Financial-New’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to Oneida Financial-New’s Bylaws. An amendment to Oneida Financial Corp.’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Office of Thrift Supervision. The articles of incorporation of Oneida Financial-New provide that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

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          The requirement of a super-majority stockholder vote to amend the bylaws of Oneida Financial-New is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, Oneida Financial, MHC, as a 55.2% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Oneida Financial Corp. and Oneida Financial-New may by a majority vote amend either company’s bylaws.
          This provision in Oneida Financial-New’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Oneida Financial-New and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.
          The board of directors recommends that you vote “FOR” the approval of the provision in Oneida Financial-New’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Oneida Financial-New’s bylaws.
          Informational Proposal 3c. — Approval of a Provision in Oneida Financial-New’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Oneida Financial-New’s Outstanding Voting Stock. The articles of incorporation of Oneida Financial-New provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Oneida Financial-New to be beneficially, owned by such person and his or her affiliates).
          The foregoing restriction does not apply to any employee benefit plans of Oneida Financial-New or any subsidiary or a trustee of a plan.
          The restated organization certificate of Oneida Savings Bank will provide that, for a period of five years from the effective date of the conversion, no person shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:
•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Oneida Financial Corp. or any subsidiary.
          The provision in Oneida Financial-New’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of Oneida Financial-New’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of Oneida Financial-New common stock and thereby gain sufficient voting control so as to cause Oneida Financial-New to effect a

23

transaction that may not be in the best interests of Oneida Financial-New and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in Oneida Financial-New, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of Oneida Financial-New believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in Oneida Financial-New’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.
          The board of directors recommends that you vote “FOR” the approval of a provision in Oneida Financial-New’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Oneida Financial-New’s outstanding voting stock.

24

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF
ONEIDA FINANCIAL CORP.
          [Same as the offering prospectus]
FORWARD-LOOKING STATEMENTS
          [Same as the offering prospectus]
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING
          [Same as the offering prospectus]
OUR DIVIDEND POLICY
          [Same as the offering prospectus]
MARKET FOR THE COMMON STOCK
          [Same as the offering prospectus]
HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
          [Same as the offering prospectus]
CAPITALIZATION
          [Same as the offering prospectus]
PRO FORMA DATA
          [Same as the offering prospectus]
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
          [Same as the offering prospectus]
BUSINESS OF ONEIDA FINANCIAL-NEW
          [Same as the offering prospectus]

25

BUSINESS OF ONEIDA FINANCIAL CORP. AND ONEIDA SAVINGS BANK
          [Same as the offering prospectus]
SUPERVISION AND REGULATION
          [Same as the offering prospectus]
TAXATION
          [Same as the offering prospectus]
MANAGEMENT
          [Same as the offering prospectus]
BENEFICIAL OWNERSHIP OF COMMON STOCK
          [Same as the offering prospectus]
SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
          [Same as the offering prospectus]
COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF ONEIDA FINANCIAL CORP.
          [Same as the offering prospectus]
RESTRICTIONS ON ACQUISITION OF ONEIDA FINANCIAL-NEW
          [Same as the offering prospectus]
DESCRIPTION OF CAPITAL STOCK OF ONEIDA FINANCIAL-NEW FOLLOWING THE CONVERSION
          [Same as the offering prospectus]
TRANSFER AGENT
          The transfer agent and registrar for Oneida Financial-New’s common stock is Registrar and Transfer Company, Cranford, New York.

26

EXPERTS
          The consolidated financial statements of Oneida Financial Corp. as of December 31, 2009 and 2008, and for each of the years in the three year period ended December 31, 2009, appearing in this proxy statement/prospectus and elsewhere in the registration statement have been audited by Crowe Horwath LLP, independent registered public accountants, as stated in their reports with respect thereto, and are included herein in reliance given upon the authority of said firm as experts in accounting and auditing.
          RP Financial, LC. has consented to the publication herein of the summary of its report to Oneida Financial-New setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.
LEGAL AND TAX MATTERS
          Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Oneida Financial-New, Oneida Financial, MHC, Oneida Financial Corp. and Oneida Savings Bank, will issue to Oneida Financial-New its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Crowe Horwath LLP has provided an opinion to us regarding the New York income tax consequences of the conversion. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Kilpatrick Stockton LLP, Washington, D.C.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
          Oneida Financial-New has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Oneida Financial-New. The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.
          Oneida Financial, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This proxy statement/prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New York 07311. Our plan of conversion is available, upon request, at each of our banking offices.
          In connection with the offering, Oneida Financial-New will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Oneida Financial-New and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers

27

and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Oneida Financial-New has undertaken that it will not terminate such registration for a period of at least three years following the offering.
OTHER MATTERS
          As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
ONEIDA FINANCIAL CORP.
          [Same as the offering prospectus]
[Financial Statements that are the same as the offering prospectus to appear here]

28

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution

		Amount (1)
*	Registrant’s Legal Fees and Expenses	$550,000
*	Registrant’s Accounting Fees and Expenses	160,000
*	Conversion Agent and Data Processing Fees	25,000
*	Marketing Agent Fees (1)	1,511,600
*	Marketing Agent Expenses (Including Legal Fees and Expenses)	160,000
*	Appraisal Fees and Expenses	70,000
*	Printing, Postage, Mailing and EDGAR Fees	220,000
*	Filing Fees (OTS, Nasdaq, FINRA and SEC)	33,000
*	Transfer Fees and Expenses	12,500
*	Business Plan Fees and Expenses	45,000
*	Other	105,000

*	Total	$2,892,100

*	Estimated

(1)	Oneida Financial Corp. has retained Stifel, Nicolaus & Company, Incorporated to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the adjusted maximum of the offering range assuming 40% of the shares are sold in the subscription and community offering and 60% of the shares are sold in the syndicated community offering.
Item 14. Indemnification of Directors and Officers
          Articles 10 and 11 of the Articles of Incorporation of Oneida Financial Corp. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:
     ARTICLE 10. Indemnification, etc. of Directors and Officers.
     A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.
     C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.
     D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.
     E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law.
     Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.
     ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.
Item 15. Recent Sales of Unregistered Securities
     Not Applicable.

Item 16. Exhibits and Financial Statement Schedules:
     The exhibits and financial statement schedules filed as part of this registration statement are as follows:
     (a) List of Exhibits
1.1	Engagement Letter between Oneida Financial Corp., Oneida Financial, MHC and Stifel, Nicolaus & Company, Incorporated*

1.2	Form of Agency Agreement between Oneida Financial Corp., a Federal corporation, Oneida Financial, MHC, Oneida Savings Bank, Oneida Financial Corp., a Maryland corporation, and Stifel, Nicolaus & Company, Incorporated*

2	Plan of Conversion and Reorganization, as amended

3.1	Form of Articles of Incorporation of Oneida Financial Corp., as amended

3.2	Bylaws of Oneida Financial Corp.*

4	Form of Common Stock Certificate of Oneida Financial Corp.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

10.1	Employment Agreement by and among Oneida Financial Corp., Oneida Savings Bank and Michael R. Kallet(1)

10.2	Employment Agreement by and among Oneida Financial Corp., Oneida Savings Bank and Eric E. Stickels(2)

10.3	Employment Agreement by and among Oneida Financial Corp., Oneida Savings Bank and Thomas H. Dixon(3)

10.4	Employment Agreement between Bailey & Haskell Associates, Inc. and John E. Haskell*

10.5	Amendment to Employment Agreement between Bailey & Haskell Associates, Inc. and John E. Haskell*

10.6	Employment Agreement between Benefit Consulting Group, Inc. and John F. Catanzarita*

10.7	Oneida Financial Corp. Performance Based Compensation Plan*

10.8	Oneida Financial Corp. 2006 Recognition and Retention Plan(4)

10.9	Oneida Financial Corp. 2000 Stock Option Plan(5)

10.10	Amendment to the Oneida Financial Corp. 2000 Stock Option(6)

10.11	Oneida Financial Corp. 2000 Recognition and Retention Plan(7)

10.12	Oneida Savings Bank Employee Stock Ownership Plan

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

23.2	Consent of Crowe Horwath LLP

23.3	Consent of RP Financial, LC.*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Oneida Savings Bank and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.**

99.4	Marketing Materials

99.5	Stock Order and Certification Form

99.6	Business Plan Agreement with FinPro, Inc.*

99.7	Engagement Letter between Oneida Financial Corp., Oneida Financial, MHC, Oneida Savings Bank and Stifel, Nicolaus & Company, Incorporated regarding records processing services*

99.8	Letter of RP Financial, LC. with respect to Liquidation Account*

*	Previously filed.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(1)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on June 10, 2009.

(2)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on June 10, 2009.

(3)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on June 10, 2009.

(4)	Incorporated by reference to Appendix A of the Proxy Statement filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 30, 2006.

(5)	Incorporated by reference to Appendix A of the Proxy Statement filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 23, 2000.

(6)	Incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 31, 2006.

(7)	Incorporated by reference to Appendix B of the Proxy Statement filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 23, 2000.
     (b) Financial Statement Schedules
     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (8) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oneida, State of New York on April 28, 2010.

ONEIDA FINANCIAL CORP.
By:	/s/ Michael R. Kallet
Michael R. Kallet
President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY
     We, the undersigned directors and officers of Oneida Financial Corp. (the “Company”) hereby severally constitute and appoint Michael R. Kallet as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael R. Kallet may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Michael R. Kallet shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael R. Kallet Michael R. Kallet	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2010

/s/ Eric E. Stickels Eric E. Stickels	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 28, 2010

/s/ Patricia D. Caprio Patricia D. Caprio	Director	April 28, 2010

/s/ Edward J. Clarke Edward J. Clarke	Director	April 28, 2010

/s/ John E. Haskell John E. Haskell	Director	April 28, 2010

/s/ Rodney D. Kent Rodney D. Kent	Director	April 28, 2010

/s/ Richard B. Myers Richard B. Myers	Director	April 28, 2010

/s/ Nancy E. Ryan Nancy E. Ryan	Director	April 28, 2010

Signatures	Title	Date

/s/ Ralph L. Stevens, M.D. Ralph L. Stevens, M.D.	Director	April 28, 2010

/s/ Gerald N. Volk Gerald N. Volk	Director	April 28, 2010

/s/ Frank O. White, Jr. Frank O. White, Jr.	Director	April 28, 2010

/s/ John A. Wight, M.D. John A. Wight, M.D.	Director	April 28, 2010

As filed with the Securities and Exchange Commission on April 28, 2010
Registration No. 333-165458

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
PRE-EFFECTIVE AMENDMENT NO. 1
TO THE
REGISTRATION STATEMENT
ON
FORM S-1
Oneida Financial Corp.
Oneida, New York

EXHIBIT INDEX
1.1	Engagement Letter between Oneida Financial Corp., Oneida Financial, MHC and Stifel, Nicolaus & Company, Incorporated*

1.2	Form of Agency Agreement between Oneida Financial Corp., a Federal corporation, Oneida Financial, MHC, Oneida Savings Bank, Oneida Financial Corp., a Maryland corporation, and Stifel, Nicolaus & Company, Incorporated*

2	Plan of Conversion and Reorganization, as amended

3.1	Form of Articles of Incorporation of Oneida Financial Corp., as amended

3.2	Bylaws of Oneida Financial Corp.*

4	Form of Common Stock Certificate of Oneida Financial Corp.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

10.1	Employment Agreement by and among Oneida Financial Corp., Oneida Savings Bank and Michael R. Kallet(1)

10.2	Employment Agreement by and among Oneida Financial Corp., Oneida Savings Bank and Eric E. Stickels(2)

10.3	Employment Agreement by and among Oneida Financial Corp., Oneida Savings Bank and Thomas H. Dixon(3)

10.4	Employment Agreement between Bailey & Haskell Associates, Inc. and John E. Haskell*

10.5	Amendment to Employment Agreement between Bailey & Haskell Associates, Inc. and John E. Haskell*

10.6	Employment Agreement between Benefit Consulting Group, Inc. and John F. Catanzarita*

10.7	Oneida Financial Corp. Performance Based Compensation Plan*

10.8	Oneida Financial Corp. 2006 Recognition and Retention Plan(4)

10.9	Oneida Financial Corp. 2000 Stock Option Plan(5)

10.10	Amendment to Oneida Financial Corp. 2000 Stock Option Plan(6)

10.11	Oneida Financial Corp. 2000 Recognition and Retention Plan(7)

10.12	Oneida Savings Bank Employee Stock Ownership Plan

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

23.2	Consent of Crowe Horwath LLP

23.3	Consent of RP Financial, LC.*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Oneida Savings Bank and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.**

99.4	Marketing Materials

99.5	Stock Order and Certification Form

99.6	Business Plan Agreement with FinPro, Inc.*

99.7	Engagement Letter between Oneida Financial Corp., Oneida Financial, MHC, Oneida Savings Bank and Stifel, Nicolaus & Company, Incorporated regarding records processing services*

99.8	Letter of RP Financial, LC. with respect to Liquidation Account*

*	Previously filed.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(1)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on June 10, 2009.

(2)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on June 10, 2009.

(3)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on June 10, 2009.

(4)	Incorporated by reference to Appendix A of the Proxy Statement filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 30, 2006.

(5)	Incorporated by reference to Appendix A of the Proxy Statement filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 23, 2000.

(6)	Incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 31, 2006.

(7)	Incorporated by reference to Appendix B of the Proxy Statement filed by Oneida Financial Corp. (File No. 000-25101) with the Securities and Exchange Commission on March 23, 2000.